As filed with the Securities and Exchange Commission on August 4, 2000


                                                     Registration No. 333-30840
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                          --------------------------

                        PRE-EFFECTIVE AMENDEMENT NO. 2

                      TO FORM S-3 REGISTRATION STATEMENT

                       UNDER THE SECURITIES ACT OF 1933
                          --------------------------
                           USAA FEDERAL SAVINGS BANK

                  (Originator of the trusts described herein)
            (Exact Name of Registrant as specified in its charter)

                          --------------------------


           United States                             0749                        74-2291652
  (State or other jurisdiction           (Primary Standard Industrial       (I.R.S. Employer
 of incorporation or organization)        Classification Code Number)      Identification No.)

                          --------------------------

               10750 McDermott Freeway, San Antonio, Texas 78288
                                (210) 498-2265

  (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

                          --------------------------
                            Michael J. Broker, Esq.
                      Vice President and Banking Counsel
               10750 McDermott Freeway, San Antonio, Texas 78288
                                (210) 498-2265

 (Name, address, including zip code and telephone number, including area code, of agent for service)

                          --------------------------
                                  Copies to:

       Renwick D. Martin                                    Laura Palma
       Brown & Wood LLP                              Simpson Thacher & Bartlett
    One World Trade Center                              425 Lexington Avenue
   New York, New York 10048                            New York, New York 10017
        (212) 839-5319                                     (212) 455-2000
                          --------------------------

     Approximate date of commencement of proposed sale to public: As soon as practicable on or after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./ /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box./X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./ /

                        CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                                               Proposed
                                                                            Proposed           Maximum
                                                                             Maximum           Aggregate        Amount of
              Title of Each Class of                   Amount to be      Offering Price        Offering       Registration
            Securities to be Registered                 Registered         Per Unit(1)         Price(1)          Fee(2)
---------------------------------------------------- ------------------ ------------------ ----------------- ---------------

Asset Backed Notes and Certificates................   $2,000,000,000          100%          $2,000,000,000      $528,000
==================================================== ================== ================== ================= ===============
(1)  Estimated solely for purposes of calculating the Registration Fee.
(2)  $264 was previously paid.

                     ------------------------------------
         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                 Subject to completion, dated August 4, 2000.

         Prospectus Supplement to Prospectus Dated _____________, 200_

                             $-------------------
                         USAA Auto Owner Trust _______

                                  [USAA LOGO]


                           USAA Federal Savings Bank

                              Seller and Servicer

 Before you purchase any of these securities, be sure you read this prospectus supplement and the attached prospectus, especially the risk factors beginning on page S-12 of this prospectus supplement and on page __ of the prospectus.

A security is not a deposit and neither the securities nor the underlying motor vehicle loans are insured or guaranteed by the FDIC or any other governmental authority.

These securities are issued by the trust. The securities are not obligations of USAA Federal Savings Bank or any of its affiliates.

No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.


     The underwriters are offering the following securities by this prospectus supplement:

                                Class A-1    Class A-2   Class A-3     Class B
                                Notes        Notes       Notes     Certificates
Principal Amount................  $            $           $            $
Per Annum Interest Rate.........        %            %           %            %
Final Scheduled Payment Date....
Initial Public Offering Price(1). $     %      $     %     $     %      $     %
Underwriting Discount............ $     %      $     %     $     %      $     %
Proceeds to Seller(1)(2)......... $     %      $     %     $     %      $     %
                                ---------------


(1) The price of the securities will also include interest accrued on the securities, if any, from _________________.
(2) Before deducting expenses payable by the seller estimated to be $___________.


     The total initial public offering price is $____, the total underwriting discount is $____ and the total proceeds to seller is $________.


o The trust will pay interest and principal on the securities on the ___th day of each month. The first payment date will be ________________.
o The trust will pay principal sequentially to the earliest maturing class of securities then outstanding until paid in full.
o The certificates are subordinated to the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

                                [Underwriters]

           The date of this prospectus supplement is _____________.

                               TABLE OF CONTENTS


READING THESE DOCUMENTS...........................S-3


SUMMARY OF TERMS OF THE SECURITIES................S-4


RISK FACTORS.....................................S-10


THE TRUST........................................S-13

   Limited Purpose and Limited Assets............S-13
   Capitalization of the Trust...................S-14
   The Owner Trustee.............................S-14

THE RECEIVABLES POOL.............................S-14

   The Bank's Delinquency, Loan Loss
    and Recovery Information.....................S-18

HOW YOU CAN COMPUTE
 YOUR PORTION OF THE
 AMOUNT OUTSTANDING ON
 THE NOTES OR CERTIFICATES.......................S-19

   Notes.........................................S-20
   Certificates..................................S-20
   The Factors Described Above Will
    Decline as the Trust Makes Payments
    on the Securities............................S-20

MATURITY AND PREPAYMENT CONSIDERATIONS...........S-21

   Weighted Average Life of the Securities.......S-23

DESCRIPTION OF THE NOTES.........................S-27

   Payments of Interest..........................S-27
   Payments of Principal.........................S-28
   Optional Prepayment...........................S-28

DESCRIPTION OF THE CERTIFICATES..................S-28

   Distributions.................................S-29
   Subordination of Certificates.................S-29
   Optional Prepayment...........................S-30

APPLICATION OF AVAILABLE FUNDS...................S-30

   Sources of Funds of Distributions.............S-30
   Priority of Distributions.....................S-31

DESCRIPTION OF THE SALE AND SERVICING AGREEMENT..S-32

   Accounts......................................S-32
   Servicing Compensation and Expenses...........S-32
   Rights Upon Event of Servicing Termination....S-33
   Waiver of Past Events of Servicing TerminationS-33
   Deposits to the Collection Account............S-33
   Reserve Account...............................S-35

CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........S-36


CERTAIN STATE TAX CONSEQUENCES...................S-36


ERISA CONSIDERATIONS.............................S-36

   The Notes.....................................S-36
   The Certificates..............................S-37

UNDERWRITING.....................................S-38


LEGAL OPINIONS...................................S-40


GLOSSARY OF TERMS................................S-40


PAGE>


                            READING THESE DOCUMENTS

     We provide information on the securities in two documents that offer varying levels of detail:

     1. Prospectus - provides general information, some of which may not apply to the securities.

     2. Prospectus Supplement - provides a summary of the specific terms of the securities.

     We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S". If the terms of the offered securities described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.


     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page S-4 in this document and on page 4 in the prospectus to locate the referenced sections.

     The Glossary of Terms on page S-4 of this prospectus supplement and the Glossary of Terms on page __ in the prospectus list definitions of certain terms used in this prospectus supplement or the prospectus.


     You should rely only on information on the securities provided in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

     In this prospectus supplement, the terms "we," "us" and "our" refer to USAA Federal Savings Bank.

                      SUMMARY OF TERMS OF THE SECURITIES

     The following summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Issuer

     USAA Auto Owner Trust ____, a Delaware [common law] [statutory business] trust, will use the proceeds from the issuance and sale of the securities to purchase from the seller a pool of motor vehicle installment loans which constitute the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the securities. The trust will be solely liable for the payment of the securities.

Offered Securities

The following securities are being offered by this prospectus supplement:

         $____________ Class A-1 ____% Asset Backed Notes

         $____________ Class A-2 ____% Asset Backed Notes

         $____________ Class A-3 ____% Asset Backed Notes

         $____________ Class B ____% Asset Backed Certificates

Closing Date

The trust expects to issue the securities on __________________.

Seller and Servicer

USAA Federal Savings Bank.


Owner Trustee

------------------.

Indenture Trustee

------------------.

Payment Dates

On the ___th day of each month (or if the ___th day is not a Business Day, the next Business Day), the trust will pay interest and principal on the securities.

First Payment Date

The first payment date will be _________________.

Record Dates

On each payment date, the trust will pay interest and principal to the holders of the securities as of the related record date. The record dates for the securities will be the day immediately preceding the payment date. If definitive securities are issued for the securities, the record date will be the last day of the month immediately preceding the payment date.

Interest Rates

The trust will pay interest on each class of securities at the rates specified on the cover of this prospectus supplement.

Interest Accrual

Class A-1 Notes

"Actual/360", accrued from the prior payment (or the closing date, in the case of the first payment date) to and excluding the current payment date) .

Class A-2 Notes; Class A-3 Notes and Certificates

"30/360", accrued from the 15th day of the previous month (or the closing date, in the case of the first payment date) to and excluding the 15th day of the current month.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date will be the product of:

1.   the outstanding principal balance;

2.   the interest rate; and

3.   [(i) in the case of the Class A-1 Notes:

          the actual number of days in the accrual period divided by 360; and

     (ii) in the case of the other classes of notes and the certificates:

          30 (or in the case of the first payment date, _____) divided by 360.]

For a more detailed description of the payment of interest, refer to the sections of this prospectus supplement entitled "Description of the Notes -- Payments of Interest" and "Description of the Certificates -- Distributions."

Priority of Distributions

From collections on the receivables received during the prior calendar month and amounts withdrawn from the reserve account, the trust will pay the following amounts on each payment date in the following order of priority, after reimbursement of advances made in prior months by the servicer for interest payments due from obligors but not received:

     (1) Servicing Fee-- the servicing fee payable to the servicer;

     (2) Note Interest-- interest due on all the notes ratably to the holders of each class of notes;

     (3) Certificate Interest -- interest distributable to the holders of the certificates; however, if the notes have been accelerated because of a failure to pay an amount due on the notes or certain insolvency events in respect of the trust, this distribution will instead be made after the notes have been paid in full;

     (4) Regular Principal Payment-- An amount equal to the sum of

          o the principal collections on the receivables received during the prior calendar month and

          o the aggregate principal balance (net of liquidation proceeds applied to principal) of all receivables designated as "defaulted receivables" in that month,

     will be applied to pay principal on the securities in the following order of priority:

          (i) on the Class A-1 Notes until they are paid in full;

          (ii) on the Class A-2 Notes, until they are paid in full;

          (iii) on the Class A-3 Notes until they are paid in full; and

          (iv) on the certificates until they are paid in full;


          If payment of the notes is accelerated after an event of default due to breach of a material covenant or agreement by the issuer, all of the funds remaining after clause (3) will be paid as principal pro rata on all classes of the notes until they are paid in full and then will be distributed to the holders of the certificates. If payment of the notes is accelerated because of a failure to pay an amount due on the notes or certain insolvency events in respect of the trust, all of the funds remaining after clause (2) will be paid as principal pro rata on all classes of notes until they are paid in full and then will be distributed to the holders of the certificates, first to pay interest distributable to the holders of the certificates and, second to pay principal on the certificates until they are paid in full;


     (5) Final Scheduled Payment Date -- if the payment date is a final scheduled payment date for a class of securities, the amount, if any, necessary to pay that class in full after giving effect to the payment pursuant to clause (4) will be paid on that class;

     (6) Reserve Account Deposit-- to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account up to its required amount; and

     (7) any amounts remaining after the above distributions will be paid to the seller.

For a more detailed description of the priority of distributions and the allocation of funds on each payment date, you should refer to "Application of Available Funds" in this prospectus supplement.

Credit Enhancement

The credit enhancement for the securities will be as follows:

Subordination of Principal and Interest


Payments of interest on the certificates will be subordinated to payments of interest on the notes, and no payments of principal will be made on the certificates until the notes have been paid in full. If an event of default occurs because of a failure to pay an amount due on the notes or certain insolvency events in respect of the trust and the notes are accelerated, no payments will be made on the certificates until the notes are paid in full.


Reserve Account
---------------

On the closing date, the trust will deposit $______________ to the reserve account.

On each payment date, if collections on the receivables are insufficient to pay the first five items listed in "Priority of Distributions" above, the indenture trustee will withdraw funds from the reserve account to pay such amounts.

Generally, the balance required to be on deposit in the reserve account will be the lesser of (a) __% of the outstanding principal balance of the receivables and (b) __% of the principal balance of the receivables as of the Cut-off Date.

On each payment date, the trust will deposit into the reserve account, to the extent necessary to reinstate the required balance of the reserve account, any collections on the receivables remaining after the first five items listed in "Priority of Distributions" above are satisfied.

On each payment date, the trust will distribute funds on deposit in the reserve account in excess of the required balance to the seller.

For a more detailed description of the deposits to and withdrawals from the reserve account, you should refer to "Description of the Sale and Servicing Agreement -- Reserve Account" in this prospectus supplement.

Optional Prepayment

The servicer has the option to purchase the receivables on any payment date on which the aggregate principal balance of the receivables is ___% or less of the aggregate principal balance of the receivables at the time they were sold to the trust. The purchase price will equal the outstanding principal balance of the receivables plus interest accrued thereon at the weighted average interest rate borne by the securities. The trust will apply such payment to the payment of the securities in full.

It is expected that at the time this purchase option becomes available to the servicer only the Class A-3 Notes and the certificates will be outstanding.

Final Scheduled Payment Dates

The trust is required to pay the entire principal amount of each class of securities, to the extent not previously paid, on the respective final scheduled payment dates specified on the cover page of this prospectus supplement.

Property of the Trust

The property of the trust will include the following:

     o the receivables and the collections on the receivables on or after ________;

     o    security interests in the vehicles financed by the receivables;

     o    bank accounts; and

     o rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables.

Composition of the Receivables

     The  composition of the receivables as of ________________ is as follows:

     o    Aggregate Principal Balance.................... $

     o    Number of Receivables..........................

     o    Average Principal Balance...................... $
          (Range)........................................ $ to $

     o    Average Original
          Amount Financed................................ $
          (Range)........................................ $ to $

     o    Weighted Average
          Contract Rate.................................. %
          (Range)........................................ % to % o

          Weighted Average
          Original Term.................................. months
          (Range)........................................ months to
                                                          months

     o    Weighted Average
          Remaining Term................................. months
          (Range)........................................ month to
                                                          months

Servicer of the Receivables

The trust will pay the servicer a servicing fee on each payment date for the previous month equal to 1/12 of __% of the principal balance of the receivables at the beginning of the previous month. In addition to the servicing fee, the trust will also pay the servicer a supplemental servicing fee equal to any late fees and other administrative fees and expenses, if any, collected during each month and any reinvestment earnings on any payments received on the receivables and deposited into the collection account.

Ratings

It is a condition to the issuance of the securities that:

     o [the Class A-1 Notes be rated in the highest short-term rating category by at least two nationally recognized rating agencies;]

     o [the Class A-2 Notes and Class A-3 Notes] be rated in the [highest] long-term rating category by at least [two] nationally recognized rating agencies; and

     o the certificates be rated "____" or its equivalent by at least [two] nationally recognized rating agencies.

A rating is not a recommendation to purchase, hold or sell the offered notes and certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the securities address the likelihood of the payment of principal and interest on the securities according to their terms. A rating agency rating the securities may lower or withdraw its rating in the future, in its discretion, as to any class of the securities.

Minimum Denominations

Notes           $1,000 and integral multiples thereof

Certificates    $1,000 and integral multiples thereof

Registration, Clearance and Settlement

Notes           book-entry through DTC/Clearstream/ Euroclear

Certificates    book-entry through DTC

Tax Status

Opinions of Counsel
-------------------

Brown & Wood LLP will deliver its opinion that for federal income tax purposes:

     o    the notes will be characterized as debt; and

     o the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Investor Representations

Notes If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness for federal income tax purposes.

Certificates   If you purchase the certificates, you agree by your purchase that you will treat the trust as a partnership in which the certificateholders are partners for federal income tax purposes.

Tax-Related Investment Restrictions on Certificates

Certificates   The certificates may not be purchased by persons who are not
               U.S. Persons for federal income tax purposes.

If you are considering purchasing the certificates, you should refer to "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus and "Certain State Tax Consequences" in this prospectus supplement for more details.

ERISA CONSIDERATIONS

Notes The notes are generally eligible for purchase by employee benefit plans, subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and the prospectus.

Certificates   The certificates may not be acquired by an employee
               benefit plan or by an individual retirement account. However, an insurance company using its general account may acquire the certificates subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and in the prospectus.

Investor Information -- Mailing Address and Telephone Number

The mailing address of the principal executive offices of USAA Federal Savings Bank is 10750 McDermott Freeway, San Antonio, Texas 78288. Its telephone number is (210) 498-2265.

                                 RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase any of these securities.

Certificates are Subject to Greater
Credit Risk Because the Certificates
are Subordinate to the Notes

                                       The certificates bear greater credit
                                       risk than the notes because payments of
                                       interest and principal on the
                                       certificates are subordinated, to the
                                       extent described below, to payments of
                                       interest and principal on the notes.


                                       Interest payments on the certificates
                                       on each payment date will be
                                       subordinated to interest payments on
                                       the notes and, if the notes have been
                                       accelerated because of a failure to pay
                                       an amount due on the notes or certain
                                       events of insolvency in respect of the
                                       trust, to principal payments on the
                                       notes.


                                       Principal payments on the certificates
                                       will be fully subordinated to principal
                                       payments on the notes since no
                                       principal will be paid on the
                                       certificates until the notes have been
                                       paid in full.

Prepayments and Losses on Your
Securities May Result From an Event of
Default under the Indenture

                                       An event of default under the indenture
                                       may result in

                                       o  losses on your notes or certificates
                                          if the receivables are sold and the
                                          sale proceeds, together with any
                                          other assets of the trust, are
                                          insufficient to pay the amounts owed
                                          on the notes and the certificates;
                                          and

                                       o  your notes or certificates being
                                          repaid earlier than scheduled, which
                                          may require you to reinvest your
                                          principal at a lower rate of return.

                                       See "The Indenture" in the prospectus.

You May Suffer Losses Because You Have
Limited Control Over Actions of the
Trust and Conflicts Between the
Noteholders and the Certificateholders
May Occur

                                          Because the trust has pledged its
                                          property to the indenture trustee to
                                          secure payment on the notes, the
                                          indenture trustee may, and at the
                                          direction of the holders of the
                                          specified percentage of the notes
                                          will, take one or more of the other
                                          actions specified in the indenture
                                          relating to the property of the
                                          trust, including a sale of the
                                          receivables. Furthermore, the
                                          holders of a majority of the notes,
                                          or the indenture trustee acting on
                                          behalf of the holders of the notes,
                                          under certain circumstances, has the
                                          right to waive Events of Servicing
                                          Termination or to terminate the
                                          servicer as the servicer of the
                                          receivables without consideration of
                                          the effect such waiver or
                                          termination would have on the
                                          holders of the certificates. The
                                          holders of certificates will not
                                          have the ability to waive Events of
                                          Servicing Termination or to remove
                                          the servicer until the notes have
                                          been paid in full.

                                          See "Description of the Receivables
                                          Transfer and Servicing Agreements --
                                          Events of Servicing Termination", "
                                          -- Rights Upon Event of Servicing
                                          Termination" and "-- Waiver of Past
                                          Events of Servicing Termination" in
                                          the prospectus.

Geographic Concentration May Result in
More Risk to You
                                         The servicer's records indicate that
                                         the billing addresses of the obligors
                                         of the receivables as of ________,
                                         were in the following states:

                                                                  Percentage of
                                                                    Aggregate
                                                                    Principal
                                                                      Balance

                      [         ]..............................           %
                      [         ]..............................           %
                      [         ]..............................           %
                      [         ]..............................           %
                      No other state, by those billing
                      addresses, constituted more than 5%
                      of the balance of the receivables as
                      of _____________. Economic conditions
                      or other factors affecting these
                      states in particular could adversely
                      affect the delinquency, credit loss
                      or repossession experience of the
                      trust.

                                   THE TRUST

Limited Purpose and Limited Assets

USAA Auto Owner Trust _____-__ is a [common law] [statutory] business trust formed under the laws of the State of Delaware by a trust agreement dated as of __________ between USAA Federal Savings Bank (the "Bank") and __________, as the owner trustee. The trust will not engage in any activity other than:

     o acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

     o    issuing the securities;

     o    making payments on the securities; and

     o engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.


     The trust will be capitalized by the issuance of the notes and the certificates. The trust will issue the securities to the order of the seller in exchange for the seller's transfer of the receivables and an initial deposit of $_______ into the Reserve Account.


     The  trust property will also include:

     o all monies received on the receivables on or after ___________ (the "Cut-off Date");

     o    security interests in the financed vehicles;

     o the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

     o the seller's rights to certain documents and instruments relating to the receivables;

     o such amounts as from time to time may be held in the accounts maintained for the trust;

     o certain payments and proceeds with respect to the receivables held by the servicer;

     o certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables; and

     o    any proceeds of the above items.

     If the protection provided to the noteholders by the subordination of the certificates and to the noteholders and the certificateholders by the Reserve Account is insufficient, the trust will have to look solely to the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles which secure defaulted receivables. In that event, various factors, such as the trust not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the servicer's ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds which the trust can distribute to the noteholders and the certificateholders. See "Application of Available Funds-- Priority of Distributions" and "Description of the Sale and Servicing Agreement-- Reserve Account" in this prospectus supplement and "Some Important Legal Issues Relating to the Receivables" in the prospectus.

Capitalization of the Trust

     The following table illustrates the capitalization of the trust as of the closing date, as if the issuance and sale of the notes and the certificates had taken place on such date:

Class A-1 Notes.......................................................        $
Class A-2 Notes.......................................................
Class A-3 Notes.......................................................
Certificates..........................................................
Total.................................................................        $

The Owner Trustee

     ___________ will be the owner trustee under the trust agreement.
_______________is a ________________ and its principal offices are located at
_________________________________. The seller and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

                             THE RECEIVABLES POOL

     The trust will own a pool of receivables consisting of motor vehicle installment loans secured by security interests in the motor vehicles financed by those contracts. The pool will consist of the receivables which the seller sells to the trust on the closing date. The receivables will include payments on the receivables which are made on or after the Cut-off Date.

Criteria Applicable to Selection of Receivables.

     The receivables were selected from the seller's portfolio for inclusion in the pool by several criteria, some of which are set forth in the prospectus under "The Receivables Pools." These criteria include the requirement that each receivable:

o has a remaining maturity, as of the Cut-off Date, of at least ____ months and not more than ___ months;

o with respect to loans secured by new financed vehicles, had an original maturity of at least ____ months and not more than ____ months; with respect to loans secured by used financed vehicles, had an original maturity of at least _____ months and not more than ____ months;

o is a fully-amortizing, fixed rate simple interest loan which provides for level scheduled monthly payments (except for the last payment, which may be minimally different from the level payments) over its remaining term and has a simple interest contract rate (a "Contract Rate") that equals or exceeds ____% per annum, is not secured by any interest in real estate, and has not been identified on the computer files of the seller as relating to an obligor who had requested a reduction in the periodic finance charges, as of the Cut-off Date, by application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

o is secured by a financed vehicle that, as of the Cut-off Date, had not been repossessed without reinstatement;

o has not been identified on the computer files of the seller as relating to an obligor who was in bankruptcy proceedings as of the Cut-off Date;

o    has no payment more than ____ days past due as of the Cut-off Date; and

o has a remaining principal balance, as of the Cut-off Date, of at least $___________.

     The receivables were selected from the seller's portfolio of installment loans for new and used vehicles, in each case meeting the criteria described above and in the prospectus. No selection procedures believed by the seller to be adverse to the securityholders were utilized in selecting the receivables. No receivable has a scheduled maturity later than ____________________ .

     The composition of the receivables as of the Cut-off Date is as follows:

     o  Aggregate Principal
        Balance.............................................. $

     o  Number of
        Receivables..........................................

     o  Average Principal
        Balance.............................................. $
         (Range)............................................. $         to $

     o  Average Original
        Amount Financed...................................... $
         (Range)............................................. $         to $

     o  Weighted Average
        Contract Rate........................................      %
         (Range)............................................. % to       %

     o  Weighted Average
        Original Term........................................  months
         (Range).............................................  months to months

     o  Weighted Average
        Remaining Term.......................................  months
         (Range).............................................  months to months

     o  Percentage of Aggregate Principal
        Balance of Receivables for
        New/Used Vehicles.................................... % /  %

     The geographical distribution and distribution by Contract Rate of the receivables as of the Cut-off Date are set forth in the following tables.



     Geographic Distribution of the Receivables as of the Cut-off Date


                                                Percentage                                                          Percentage
                                                   of                                                                   of
                          Number                Aggregate                                                           Aggregate
                          of         Principal  Principal                               Number of   Principal       Principal
State (1)                 Receivable  Balance   Balance(2)          State(1)           Receivables   Balance        Balance (2)
Alabama.................                                        Montana...........
Alaska..................                                        Nebraska..........
Arizona.................                                        Nevada............
Arkansas................                                        New Hampshire.....
California..............                                        New Jersey........
Colorado................                                        New Mexico........
Connecticut.............                                        New York..........
Delaware................                                        North Carolina....
District of Columbia....                                        North Dakota......
Florida.................                                        Ohio..............
Georgia.................                                        Oklahoma..........
Hawaii..................                                        Oregon............
Idaho...................                                        Pennsylvania......
Illinois................                                        Rhode Island......
Indiana.................                                        South Carolina....
Iowa....................                                        South Dakota......
Kansas..................                                        Tennessee.........
Kentucky................                                        Texas.............
Louisiana...............                                        Utah..............
Maine...................                                        Vermont...........
Maryland................                                        Virginia..........
Massachusetts...........                                        Washington........
Michigan................                                        West Virginia.....
Minnesota...............                                        Wisconsin.........
Mississippi.............                                        Wyoming...........
Missouri................
--------------

(1) Based on the billing addresses of the obligors as of the Cut-off Date.
(2) May not add to 100% due to rounding.


    Distribution by Contract Rate of the Receivables as of the Cut-off Date

                                                                                                     Percentage of
                                                                                                       Aggregate
                                                         Number of                                     Principal
Contract Rate                                           Receivables         Principal Balance         Balance (1)

1.90 to 1.99%..................................
2.00 to 2.49...................................
2.50 to 2.99...................................
3.00 to 3.49...................................
3.50 to 3.99...................................
4.00 to 4.49...................................
4.50 to 4.99...................................
5.00 to 5.49...................................
5.50 to 5.99...................................
6.00 to 6.49...................................
6.50 to 6.99...................................
7.00 to 7.49...................................
7.50 to 7.99...................................
8.00 to 8.49...................................
8.50 to 8.99...................................
9.00 to 9.49...................................
9.50 to 9.99...................................
10.00 to 10.49.................................
10.50 to 10.99.................................
11.00 to 11.49.................................
11.50 to 11.99.................................
12.00 to 12.49.................................
12.50 to 12.99.................................
13.00 to 13.49.................................
13.50 to 13.99.................................
14.00 to 14.49.................................
14.50 to 14.99.................................
15.00 to 15.49.................................
15.50 to 15.99.................................
16.00 to 16.49.................................
16.50 to 16.99.................................
17.00 to 17.49.................................
17.50 to 17.99.................................
18.00 to 18.49.................................
18.50 to 18.99.................................
19.00 to 19.49.................................
19.50 to 19.99.................................
20.00..........................................
Totals.........................................
--------------

(1) May not add to 100.00% due to rounding.

The Bank's Delinquency, Loan Loss and Recovery Information


         The following tables set forth information with respect to the Bank's experience relating to delinquencies, loan losses and recoveries for each of the periods shown for the portfolio of motor vehicle loans originated and serviced by the Bank. The portfolio of motor vehicle loans originated and serviced by the Bank during the periods shown includes both fixed rate motor vehicle loans and variable rate motor vehicle loans. The Bank does not maintain separate records with respect to fixed rate motor vehicle loans and variable rate motor vehicle loans regarding delinquency, loan loss and recovery experience. The receivables include only fixed rate motor vehicle loans. The following tables also include information with respect to certain consumer loans which are not motor vehicle loans. These other consumer loans did not exceed 15% of outstandings as of each of the dates shown in the following tables. The Bank believes that the inclusion of variable rate motor vehicle loans and these consumer loans has an immaterial effect on the information set forth in the following tables with respect to the Bank's experience relating to delinquencies, loan losses and recoveries on its fixed rate motor vehicle loans.


     Delinquency Experience


                                          At March 31,
                          -----------------------------------------------
                          2000                    1999
                          --------------------    -----------------------
                          Dollars      Number     Dollars        Number
                          (in          of         (in            of
                          000s)        Loans      000s)          Loans
                          ----------   -------    ----------     --------

Outstandings              $3,803,288   293,369    $3,039,670     247,940

Delinquencies over
30 days(1)(2)             $14,967      1,519      $12,852        1,332

Delinquencies over
30 days (%)(3)            0.39%        0.52%      0.42%          0.54%




                                                                At December 31,
                   ---------------------------------------------------------------------------------------------------------------

                           1999                 1998                    1997                  1996                   1995

                   -------------------- ---------------------  ---------------------  --------------------   ---------------------

                    Dollars     Number    Dollars     Number    Dollars     Number     Dollars     Number     Dollars      Number
                   (in 000s)   of Loans  (in 000s)   of Loans  (in 000s)    of Loans  (in 000s)   of Loans   (in 000s)    of Loans

                   ----------  -------- ----------   --------  ----------   --------  ----------  --------   ---------   ---------
Outstandings...... $3,661,825  283,810  $2,802,144   234,281   $2,076,318   186,560   $1,687,922   159,812   $1,454,843   145,246

Delinquencies over
30 days(1)(2).....    $16,927    1,689     $12,297     1,366       $7,028       871       $8,634     1,082       $4,910       580

Delinquencies over
30 days (%)(3)....       0.46%    0.60%       0.44%     0.58%        0.34%     0.47%        0.51%     0.68%        0.34%     0.40%

(1)      Delinquencies include principal amounts only.
(2)      The period of delinquency is based on the number of days payments are contractually past due.
(3)      As a percent of outstandings.



                         Loan Loss Experience

                                                       Three Months
                                                     Ended March 31,
                                                   --------------------
                                                   2000            1999
                                                   ----            ----
                                                    (Dollars in 000s)

Number of Loans(1) ..........................      293,369         247,940
Period Ending Outstandings...................   $3,803,288      $3,039,670
Average Outstandings(2) .....................   $3,678,477      $2,883,185
Number of Gross Charge-Offs .................          386             324
Gross Charge-Offs(3).........................       $4,774          $3,604
Gross Charge-Offs as a % of Period End
Outstandings(4)..............................         0.50%           0.48%
Gross Charge-Offs as a % of Average
Outstandings(4)..............................         0.52%           0.51%
Recoveries(5)................................       $2,319          $1,490
Net Charge-Offs(6)...........................       $2,455          $2,113
Net Charge-Offs as a % of Period End
Outstandings(4)..............................         0.26%           0.28%
Net Charge-Offs as a % of Average
Outstandings(4)..............................         0.27%           0.30%



                                                                    Year Ended December 31,
                                                                    -----------------------
                                                   1999        1998         1997         1996          1995
                                                   ----        ----         ----         ----          ----
                                                                       (Dollars in 000s)

Number of Loans(1) ..........................    283,810     234,281       186,560      159,812       145,246
Period Ending Outstandings................... $3,661,825  $2,802,144    $2,076,318   $1,687,922    $1,454,843
Average Outstandings(2) ..................... $3,281,001  $2,375,294    $1,867,280   $1,527,686    $1,298,116
Number of Gross Charge-Offs .................      1,438         874           797          805           422
Gross Charge-Offs(3).........................    $16,066      $9,311        $6,157       $4,131        $2,244
Gross Charge-Offs as a % of Period End
Outstandings.................................       0.44%       0.33%         0.30%        0.24%         0.15%
Gross Charge-Offs as a % of Average
Outstandings.................................       0.49%       0.39%         0.33%        0.27%         0.17%

Recoveries(5)................................     $7,296      $4,856        $2,158       $1,068          $683
Net Charge-Offs(6)...........................     $8,770      $4,455        $3,999       $3,063        $1,560

Net Charge-Offs as a % of Period End
Outstandings.................................       0.24%       0.16%         0.19%        0.18%         0.11%
Net Charge-Offs as a % of Average
Outstandings.................................       0.27%       0.19%         0.21%        0.20%         0.12%
----------
(1)      Number of loans as of period end.
(2)      Averages were computed by taking an average of daily
         outstandings for the loans owned by the Bank combined with an average of month-end outstandings for the loans sold and serviced by the Bank for each period presented.
(3)      Prior to July 1997, the amount charged off is the remaining principal balance less proceeds from the sale of repossessed vehicles or, in the case of repossessed vehicles which have not yet been sold, the remaining principal balance less estimated proceeds from the sale of such repossessed vehicles. As of July 1997, amounts charged off represent the remaining principal balance.

(4) Percentages have been annualized for the three months ended March 31 and are not necessarily indicative of the experience for the entire year.
(5) Recoveries are not net of expenses and generally include amounts received with respect to loans previously charged off. Prior to July 1997, the proceeds realized in connection with the sale of the financed vehicles are not included in recoveries.
(6) Net charge-offs means gross charge-offs minus recoveries of loans previously charged off.



         The data presented in the foregoing tables are for illustrative purposes only. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. The mix of the credit quality of the obligors will vary from time to time and will affect losses and delinquencies. We cannot assure you that the delinquency and loan loss information of the Bank, or that of the trust with respect to its receivables, in the future will be similar to that set forth above.

                HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT
                   OUTSTANDING ON THE NOTES OR CERTIFICATES

         The servicer will provide to you in each report which it will deliver to you a factor which you can use to compute your portion of the principal amount outstanding on the notes or certificates.

Notes

         How the Servicer Computes the Factor For Your Class of Notes. The servicer will compute a separate factor for each class of notes. The factor for each class of notes will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to such class of notes indicating the remaining outstanding principal amount of such class of notes, as of the applicable payment date. The servicer will compute the factor after giving effect to payments to be made on such payment date, as a fraction of the initial outstanding principal amount of such class of notes.


         Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion of that class of notes is the product of:


o        the original denomination of your note; and

o the factor relating to your class of notes computed by the servicer in the manner described above.

Certificates

         How the Servicer Computes the Factor For The Certificates. The servicer will compute a separate factor for the certificates. The factor for the certificates will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to the certificates indicating the remaining certificate balance of the certificates, as of the applicable payment date. The factor will be calculated after giving effect to distributions to be made on such payment date, as a fraction of the initial certificate balance of the certificates.


         Your Portion of the Outstanding Amount of the Certificates. For each certificate you own, your portion of the certificates is the product of:


o        the original denomination of your certificate; and

o the factor relating to the certificates computed by the servicer in the manner described above.

The Factors Described Above Will Decline as the Trust Makes Payments on the Securities


         Each of the factors described above will initially be 1.0000000. They will then decline to reflect reductions, as applicable, in:


o        the outstanding principal amount of the applicable class of notes; or

o        the outstanding certificate balance of the certificates.

         These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer and liquidations of the receivables.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

         Information regarding certain maturity and prepayment considerations with respect to the securities is set forth under "Maturity and Prepayment Considerations" in the prospectus. In addition, no principal payments will be made:

o on the Class A-2 Notes until the Class A-1 Notes have been paid in full;

o on the Class A-3 Notes until the Class A-2 Notes have been paid in full; or

o        on the certificates until the Class A-3 Notes have been paid in full.

However, if the notes are accelerated after an Event of Default, principal payments will be applied pro rata all classes of the notes. See "Application of Available Funds" in this prospectus supplement.

         Since the rate of payment of principal of each class of notes and the certificates depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of notes and the final distribution in respect of the certificates could occur significantly earlier than the respective Final Scheduled Payment Dates.

         We Cannot Assure You That Your Securities Will Be Repaid on the related Final Scheduled Payment Date. It is expected that final payment of each class of notes and the final distribution in respect of the certificates will occur on or prior to the respective Final Scheduled Payment Dates. Failure to make final payment of any class of notes by the respective Final Scheduled Payment Dates would constitute an Event of Default under the indenture. See "The Indenture -- Rights upon Event of Default" in the prospectus. In addition, the remaining certificate balance of the certificates is required to be paid in full on or prior to its Final Scheduled Payment Date. However, we cannot assure you that sufficient funds will be available to pay each class of notes and the certificates in full on or prior to the respective Final Scheduled Payment Dates. If sufficient funds are not available, final payment of any class of notes and the final distribution in respect of the certificates could occur later than such dates.

         The Level of Prepayments of the Receivables and Required Purchases by the Seller and the Servicer are Unpredictable and May Affect Payments on the Securities. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the seller and/or the servicer may be obligated to purchase receivables from the trust. See "The Receivables Pool" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables more quickly than expected and thereby reduce the outstanding amounts of the securities and the anticipated aggregate interest payments on the securities. The noteholders and the certificateholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables as set forth in the priority of distributions in this prospectus supplement. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.


         Risks of slower or faster repayments. Noteholders and certificateholders should consider:


o in the case of notes or certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

o in the case of notes or certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

Weighted Average Life of the Securities

         The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the securities under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

         Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

         The rate of payment of principal of each class of notes and the certificates will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment of any class of notes and the final distribution in respect of the certificates could occur significantly earlier than the respective Final Scheduled Payment Dates. The noteholders and the certificateholders will exclusively bear any reinvestment risk associated with early payment of their notes and certificates.


         The table (the "ABS Table") captioned "Percent of Initial Note Principal Amount or Initial Certificate Balance at Various ABS Percentages" has been prepared on the basis of the characteristics of the receivables. The ABS Table assumes that :


o the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

o each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

o payments on the notes and the certificates are made on each payment date (and each payment date is assumed to be the fifteenth day of the applicable month);

o the balance in the Reserve Account on each payment date is equal to the Specified Reserve Balance; and

o        the servicer does not exercise its option to purchase the receivables.

         The ABS Table indicates the projected weighted average life of each class of notes and the certificates and sets forth the percent of the initial principal amount of each class of notes and the percent of the initial certificate balance of the certificates that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

         The ABS Table also assumes that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, contract rate of interest, original term to maturity and remaining term to maturity as of the cut-off date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cut-off date of _______________________.



                                                               Contract       Original Term
                                          Aggregate             Rate of        to Maturity        Remaining Term to
Pool                                  Principal Balance        Interest        (In Months)      Maturity (In Months)
------------------------------        -----------------        --------       --------------    --------------------

1.............................
2.............................
3.............................
4.............................
5.............................
6.............................
7.............................
8.............................
9.............................
10............................
11............................
12............................
13............................
14............................
15............................
16............................
17............................
18............................


         The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of notes and the certificates.


                        Percent of Initial Note Principal Amount at Various ABS Percentages


                          Class A-1 Notes                   Class A-2 Notes                  Class A-3 Notes
                    ---------------------------      ----------------------------      ---------------------------
Payment Date         %       %       %       %        %        %       %       %        %       %       %      %
---------------     ---     ---     ---     ---      ---      ---     ---     ---      ---     ---     ---    ---
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
 ...............
Weighted Average
Life(1)........
Weighted Average
Life to Call
(1)(2)
Optional Call
Date

----------
(1)  The weighted average life of a note is determined by (a)
     multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2) This calculation assumes the servicer purchases the receivables on the earliest payment date on which it is permitted to do so.


         The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.


                              Percent of Initial
                Certificate Balance at Various ABS Percentages

                                            Class B Certificates
                                      -----------------------------------
Payment Date                           %         %          %          %
----------------------------          ---       ---        ---        ---
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
 ............................
Weighted Average Life(1)....
Weighted Average Life to Call
(1)(2)
Optional Call Date

-----------------------------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each principal payment on a certificate by the number of years from the date of the issuance of the certificate to the related payment date, (b) adding the results and (c) dividing the sum by the related initial certificate balance of the certificate.
(2) This calculation assumes that the servicer purchases the receivables on the first payment date on which it is permitted to do so.


         The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                           DESCRIPTION OF THE NOTES

         The trust will issue the notes under an indenture to be dated as of _______________ between the trust and _____________, as indenture trustee. We will file a copy of the indenture in its execution form with the SEC after the trust issues the notes. We summarize below some of the most important terms of the notes. This summary is not a complete description of all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any trust and the related indenture set forth under the headings "Certain Information Regarding the Securities" and "The Indenture" in the prospectus. We refer you to those sections.

Payments of Interest

         Interest on the principal amounts of the notes will accrue at the respective per annum interest rates for the various classes of notes and will be payable to the noteholders on each payment date. The trust will make payments to the noteholders as of each Record Date.

         Calculation of interest. Interest will accrue and will be calculated on the various classes of notes as follows:

[o Actual/360. Interest on the Class A-1 Notes will accrue from and including the prior payment date (or the closing date, in the case of the first payment date) to but excluding the current payment date and be calculated on the basis of actual days elapsed and a 360-day year.]

o 30/360. Interest on the Class A-2 Notes and Class A-3 Notes will accrue from and including the th day of the previous month (or the closing date, in the case of the first payment date) to but excluding the th of the current month and be calculated on the basis of a 360-day year of twelve 30-day months.

o Unpaid Interest. Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

         Priority of Interest Payments. The trust will pay interest on the notes (without priority among the classes of notes) on each payment date with available funds in accordance with the priority set forth under "Application of Available Funds" in this prospectus supplement.

         The Trust Will Pay Interest Pro Rata to Noteholders if it Does Not Have Enough Funds Available to Pay All Interest Due on the Notes. The amount available for interest payments on the notes could be less than the amount of interest payable on the notes on any payment date. In that event, the holders of each class of notes will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the notes. Each such class' ratable share of the amount available to pay interest will be based on the amount of interest due on such class relative to the total amount of interest due to the noteholders.

Payments of Principal

         Priority and Amount of Principal Payments. The trust will generally make principal payments to the noteholders on each payment date in the amount and in the priority set forth under "Application of Available Funds" in this prospectus supplement.


         Event of Default. An Event of Default will occur under the indenture if the outstanding principal amount of any note has not been paid in full on its Final Scheduled Payment Date. The failure to pay principal of a note is not an Event of Default until its Final Scheduled Payment Date. Payments on the notes may be accelerated upon an Event of Default. Upon an acceleration of the notes, payments of principal will be made pro rata to the holders of each class of notes. Upon an acceleration of the notes because of a failure to make a payment due on the notes or certain insolvency events in respect of the trust, the priority in which the trust makes distributions to the noteholders and certificateholders will change such that interest payments on the certificates will not be made until the notes are paid in full.


         Notes Might Not Be Repaid on Their Final Scheduled Payment Dates. The principal balance of any class of notes to the extent not previously paid will be due on the Final Scheduled Payment Date relating to that class shown on the cover of this prospectus supplement. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier or later than the Final Scheduled Payment Date for that class of notes based on a variety of factors, including those described under "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

Optional Prepayment

         All outstanding notes will be prepaid in whole, but not in part, on any payment date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when aggregate principal balance of the receivables has declined to __% or less of the aggregate principal balance of the receivables as of the Cut-off Date, as described in the prospectus under "Description of the Receivables Transfer and Servicing Agreements -- Termination." Upon such purchase by the servicer, you will receive:

        o the unpaid principal amount of your notes plus accrued and unpaid interest on your notes; plus

        o interest on any past due interest at the rate of interest on your notes (to the extent lawful).

                        DESCRIPTION OF THE CERTIFICATES

         The trust will issue the certificates under the trust agreement. We will file a copy of the trust agreement with the SEC after the trust issues the certificates. We summarize below some of the most important terms of the certificates. This summary is not a complete description of all the provisions of the trust agreement and the certificates. The following summary is a supplement to the description of the general terms and provisions of the certificates of any given trust and the related trust agreement provided under the headings "Certain Information Regarding the Securities" and "Description of the Receivables Transfer and Servicing Agreements" in the prospectus. We refer you to those sections.

Distributions

         Interest. On each payment date, commencing _____________ , the certificateholders will be entitled to receive the amount of interest that accrues on the certificate balance at the applicable rate of interest set forth on the cover page of this prospectus supplement.


         Interest will accrue:


         o in the case of the first payment date, from and including the closing date to but excluding the ____th day of the following calendar month; or

         o otherwise, from and including the ____ th day of the calendar month preceding the payment date to but excluding the ____ th day of the calendar month of that payment date.

         Interest is Calculated 30/360. Interest on the certificates will be calculated on the basis of a 360-day year of twelve 30-day months.

         Unpaid Interest Accrues. Interest distributions due for any payment date but not distributed on such payment date will be due on the next payment date increased by an amount equal to interest on such amount at the rate of interest on the certificates (to the extent lawful).


         Distributions on Certificates. The trust will make distributions on the certificates in the amounts and in the priority set forth under "Application of Available Funds" in this prospectus supplement. Certificateholders will not receive any distributions of principal until the notes are paid in full. Following the acceleration of the notes because of a failure to make a payment due on the notes or certain insolvency events in respect of the trust, the noteholders will be entitled to be paid interest and all principal in full before any distributions may be made on the certificates.


         The outstanding certificate balance of the certificates will be payable in full on the Final Scheduled Payment Date for the certificates. The actual date on which the trust pays the certificate balance of the certificates may be earlier or later than that Final Scheduled Payment Date, based on a variety of factors, including those described under "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

Subordination of Certificates


         The rights of the certificateholders to receive distributions of interest are subordinated to the rights of noteholders to receive payments of interest and, if the notes have been accelerated because of failure to make a payment due on the notes or certain insolvency events in respect of the trust, principal. In addition, the certificateholders will have no right to receive distributions of principal until the aggregate principal amount of all the notes has been paid in full. This subordination is effected by the priority of distributions set forth under "Application of Available Funds" in this prospectus supplement.


Optional Prepayment

         If the servicer exercises its option to purchase the receivables when the aggregate principal balance of the receivables declines to __% or less of the aggregate principal balance of the receivables as of the Cut-off Date, you will receive an amount in respect of your certificates equal to the sum of:

         o the outstanding certificate balance of your certificates together with accrued and unpaid interest at the rate of interest for the certificates; and

         o interest on any past due interest at the rate of interest for the certificates, to the extent lawful.

         That distribution will cause the early retirement of your certificates. See "Description of the Receivables Transfer and Servicing Agreements -- Termination" in the prospectus.

                        APPLICATION OF AVAILABLE FUNDS

Sources of Funds for Distributions

         The funds available to the trust to make payments on the securities on each payment date will come from the following sources:

         o collections received on the receivables during the prior calendar month,

         o net recoveries received during the prior calendar month on receivables that were charged off as losses in prior months,

         o   the aggregate amount of Advances remitted by the servicer,

         o proceeds of repurchases of receivables by the seller or purchases of receivables by the servicer because of certain breaches of representations or covenants, and

         o funds, if any, withdrawn from the Reserve Account for that payment date.

         The precise calculation of the funds available to make payments on the securities is in the definition of Available Funds in the section "Glossary of Terms". We refer you to that definition. Among other things, Available Funds are calculated net of (i) reimbursements of outstanding Advances to the servicer and (ii) payments to the servicer of various fees, if any, paid by the obligors that constitute the Supplemental Servicing Fee. See "Description of the Receivables Transfer and Servicing Agreements -- Advances" and " -- Servicing Compensation and Expenses" in the prospectus.

Priority of Distributions

         On each payment date the trust will apply the Available Funds for that payment date in the following amounts and order of priority:

         (1) Servicing Fee-- the Servicing Fee payable to the servicer;

         (2) Note Interest-- interest due on all the notes ratably to the holders of each class of notes;

         (3) Certificate Interest -- interest distributable to the holders of the certificates; however, if an Event of Default due to a failure to make a payment due on the notes or certain insolvency events in respect of the trust has occurred and the notes have been accelerated, interest will not be distributed to the holders of the certificates until the notes are paid in full;

         (4) Principal Payment -- An amount equal to the sum of (i) the principal collections on the receivables received during the prior calendar month and (ii) the aggregate principal balance (net of liquidation proceeds received during that month applied to principal) of all receivables designated as "defaulted receivables" in that month will be applied to pay principal on the securities in the following order of priority:

             (i) the Class A-1 Notes until they are paid in full; and

             (ii) the Class A-2 Notes until they are paid in full;

             (iii) the Class A-3 Notes until they are paid in full; and

             (iv) the certificates until they are paid in full;


             however, (a) if the notes are accelerated after an Event of Default due to a breach of a material covenant or agreement by the issuer, the Available Funds remaining after clause (3) will be applied to pay principal pro rata on all classes of the notes until they are paid in full and then to distribute interest and principal on the certificates until they are paid in full and (b) if the notes are accelerated after an Event of Default due to a failure to make a payment due on the notes or certain insolvency events in respect of the trust, the Available Funds remaining after clause (2) will be applied to pay principal pro rata on all classes of notes until they are paid in full and then to distribute interest and principal on the certificates until they are paid in full;


         (5) Final Scheduled Payment Date -- if the payment date is a Final Scheduled Payment Date for a class of securities, the amount, if any, necessary to pay that class in full after giving effect to the payment pursuant to clause (4) will be paid on that class;

         (6) Reserve Account Deposit -- to the Reserve Account, the amount, if any, necessary to reinstate the balance of the Reserve Account up to the Specified Reserve Balance;


         (7) Indenture Trustee Fees and Expenses-- to pay any unpaid fees and expenses of the indenture trustee; and


         (8) any amounts remaining after the above distributions shall be paid to the seller.

If the Available Funds are insufficient to make the payments in clauses (1) through (5), funds, if any, on deposit in the Reserve Account will be applied to cover those shortfalls. See "Description of the Sale and Servicing Agreement -- Deposits to the Collection Account".

         A receivable will be designated as a "defaulted receivable" when the servicer determines that it is unlikely to be paid in full or when at least 5% of a scheduled payment is 120 or more days delinquent.

                            DESCRIPTION OF THE SALE
                            AND SERVICING AGREEMENT

         We have summarized below some of the important terms of the sale and servicing agreement. We will file a copy of the sale and servicing agreement with the SEC after we issue the securities. This summary is not a complete description of all of the provisions of the sale and servicing agreement. You can find more information about the transfer of the receivables from the seller to the trust on the closing date in the prospectus under "Description of the Receivables Transfer and Servicing Agreements".

Accounts


         In addition to the Collection Account, the servicer will cause to be established:

         o one or more distribution accounts for the benefit of the noteholders;

         o one or more distribution accounts for the benefit of the certificateholders; and

         o the Reserve Account in the name of the indenture trustee on behalf of the noteholders and the certificateholders.

Any of the distribution accounts may be a subaccount of the Collection
Account.


Servicing Compensation and Expenses

         The servicer is entitled to receive the Servicing Fee on each payment date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior payment dates, will be payable on each payment date. The Servicing Fee will be paid only to the extent of the funds deposited in the Collection Account with respect to the Collection Period preceding such payment date, plus funds, if any, deposited into the Collection Account from the Reserve Account. The servicer also is entitled to receive the Supplemental Servicing Fee. See "Description of the Receivables Transfer and Servicing Agreements -- Servicing Compensation and Expenses" in the prospectus.

Rights Upon Event of Servicing Termination

         If an Event of Servicing Termination occurs, the indenture trustee or holders of not less than a majority of the principal amount of the notes (or, if no notes are outstanding, a majority of the certificate balance of the certificates) may remove the servicer without the consent of any of the other securityholders.

Waiver of Past Events of Servicing Termination

         If an Event of Servicing Termination occurs, holders of not less than a majority of the principal amount of the notes (or, if no notes are outstanding, a majority of the certificate balance of the certificates), subject to the exceptions provided in the sale and servicing agreement, may waive any Event of Servicing Termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other securityholders. The certificateholders will not have the right to determine whether any Event of Servicing Termination should be waived until the notes have been paid in full.

Deposits to the Collection Account

         The servicer will establish the Collection Account as described under "Description of the Receivables Transfer and Servicing Agreements" in the prospectus. In general, the servicer will be permitted to retain collections on the receivables until the Business Day preceding any payment date. However, the servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after receipt to the Collection Account (1) if there is an Event of Servicing Termination, (2) if the Bank is no longer the servicer or (3) if one of the other conditions set forth in the sale and servicing agreement is not met.

         On or before the payment date, the servicer will cause all collections on receivables, Advances by the servicer and other amounts constituting Available Funds to be deposited into the Collection Account. See "Description of Receivables Transfer and Servicing Agreements -- Collections" and "-- Advances" in the prospectus.

         On or before each payment date, the servicer will notify the indenture trustee to withdraw the following amounts from the Reserve Account and deposit them into the Collection Account. In each case, the amount will be withdrawn only to the extent of funds in the Reserve Account after giving effect to all prior withdrawals. The amounts to be withdrawn from the Reserve Account are:

         o the amount, if any, by which (a) the Total Required Payment exceeds (b) the Available Funds for that payment date; and

         o   the Reserve Account Excess Amount.


         The "Total Required Payment" on any payment date, will be the sum of:


         (1) the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

         (2) all interest payable on the notes, including any accrued interest and interest on accrued interest;

         (3) all interest distributable on the certificates, including any accrued interest and interest on accrued interest;

         (4) the sum of (i) all principal collected on the receivables during the related Collection Period and (ii) the aggregate principal balance (net of liquidation proceeds received during that Collection Period applied to principal) of all receivables that were designated as defaulted receivables during that Collection Period; and

         (5) if the payment date is a Final Scheduled Payment Date for a class of securities, the amount, if any, required to reduce the principal balance of that class of securities to zero after giving effect to the amount in clause (4) under "Priority of Distributions" in this prospectus supplement.

However, following the acceleration of the notes after the occurrence of an Event of Default due to a failure to pay an amount due on the notes or certain insolvency events in respect of the trust, the Total Required Payment will equal the sum of:

         o the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;


         o all interest payable on the notes, including any accrued interest thereon;


         o the amount necessary to reduce the outstanding principal amount of all the notes to zero;


         o all interest payable on the certificates, including any accrued interest thereon; and

         o the amount necessary to reduce the outstanding principal amount of the certificates to zero.


Consequently, if the notes are accelerated for any of those reasons, certificateholders will not receive any distributions until the notes are paid in full. Also, funds on deposit in the Reserve Account will be applied solely toward payment of the notes until the notes are paid in full.


         The "Reserve Account Excess Amount", with respect to any payment date, will be the amount equal to the excess, if any, of:


         o the amount of cash or other immediately available funds in the Reserve Account on that payment date, prior to giving effect to any withdrawals from the Reserve Account relating to that payment date, over

         o   the Specified Reserve Balance with respect to that payment date.

         The "Specified Reserve Balance" will be the lesser of (a) __% of the outstanding principal balance of the receivables and (b) __% of the principal balance of the receivables as of the Cut-off Date.

         Servicer Will Provide Information to Indenture Trustee. On the Business Day prior to each payment date, the servicer will provide the indenture trustee with the information required pursuant to the sale and servicing agreement with respect to the Collection Period preceding such payment date, including:

         o   the aggregate amount of collections on the receivables;

         o the aggregate amount of receivables designated as defaulted receivables;

         o   the aggregate Advances to be made by the servicer; and

         o the aggregate Purchase Amount of receivables to be repurchased by the seller or to be purchased by the servicer.

Reserve Account

         The servicer will establish the Reserve Account. It will be held in the name of the indenture trustee for the benefit of the noteholders and certificateholders. To the extent that amounts on deposit in the Reserve Account are depleted, the noteholders and the certificateholders will have no recourse to the assets of the seller or servicer as a source of payment to the securities.

         Deposits to the Reserve Account. The Reserve Account will be funded by a deposit by the trust on the closing date in the amount of $
_________________________ . The amount on deposit in the Reserve Account may increase from time to time up to the Specified Reserve Balance by deposits of funds withdrawn from the Collection Account after payment of the Total Required Payment.

         Withdrawals From the Reserve Account. The amount on deposit in the Reserve Account may be deposited into the Collection Account to the extent described under " -- Deposits to the Collection Account" above.

         Investment. Amounts on deposit in the Reserve Account will be invested by the indenture trustee at the direction of the seller in Permitted Investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the Reserve Account. Permitted Investments are generally limited to obligations or securities that mature on or before the next payment date. However, to the extent each Rating Agency rating the notes or the certificates confirms that such actions will not adversely affect its ratings of the securities, funds in the Reserve Account may be invested in obligations that will not mature prior to the next payment date and will not be sold to meet any shortfalls.

         Funds in the Reserve Account Will be Limited. Amounts on deposit in the Reserve Account from time to time are available to--

         o enhance the likelihood that you will receive the amounts due on your notes or certificates; and

         o decrease the likelihood that you will experience losses on your notes or certificates.

         However, the amounts on deposit in the Reserve Account are limited to the Specified Reserve Balance. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in funds on deposit in the Collection Account exceeds the amount available to be withdrawn from the Reserve Account, a shortfall in the amounts distributed to the noteholders and certificateholders could result. Depletion of the Reserve Account ultimately could result in losses on your notes or certificates.

         After the payment in full, or the provision for such payment of all accrued and unpaid interest on the notes and certificates and the outstanding principal amount of the notes and the certificate balance of the certificates, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the seller.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Brown & Wood LLP, counsel for the Bank and Federal Tax Counsel for the trust, for federal income tax purposes, the notes will be characterized as debt, and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. See "Certain Federal Income Tax Consequences" in the prospectus.

                        CERTAIN STATE TAX CONSEQUENCES

         The tax discussion in the prospectus does not address the tax treatment of the trust, the notes, the certificates, noteholders or certificateholders under any state tax laws. You are urged to consult with your own tax advisors regarding the state tax treatment of the trust as well as any state tax consequences to you, particularly in the case of financial institutions, of purchasing, holding and disposing of your notes or certificates.

                             ERISA CONSIDERATIONS

The Notes


         The notes may, in general, be purchased by or on behalf of Benefit Plan Investors. Although we cannot assure you in this regard, the notes should be treated as "debt" and not as "equity interests" for purposes of the Plan Assets Regulation because the notes:


         o are expected to be treated as indebtedness under local law and will, in the opinion of Federal Tax Counsel for the trust, be treated as debt, rather than equity, for federal income tax purposes (see "Certain Federal Income Tax Consequences" in the prospectus); and

         o   should not be deemed to have any "substantial equity features."

         See "ERISA Considerations" in the prospectus.

         However, the acquisition and holding of notes of any class by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Code if the trust, the owner trustee, the indenture trustee, any certificateholder or any of their respective affiliates, is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Code, respectively) with respect to such Benefit Plan Investor. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Benefit Plan Investor depending on the type and circumstances of the Benefit Plan Investor fiduciary making the decision to acquire a note. For additional information regarding treatment of the notes under ERISA, see "ERISA Considerations" in the prospectus.

The Certificates


         The certificates are not Senior Certificates. Benefit Plan Investors may not acquire the certificates. An insurance company using the assets of its general account may purchase certificates on the condition that:


         o such insurance company is able to represent that, as of the date it acquires an interest in a certificate, less than 25% of the assets of such general account constitute "plan assets" for purposes of Title I of ERISA and Section 4975 of the Code; and

         o such insurance company agrees that if at any time during any calendar quarter while it is holding an interest in the certificates, 25% or more of the assets of such general account constitute "plan assets" for purposes of Title I of ERISA and
             Section 4975 of the Code, and, at that time, if no exemption or exception applies to the continued holding of the certificates under ERISA, by the end of the next quarter such insurance company will dispose of all certificates then held in its general account by the end of the next quarter.

         In addition, investors other than Benefit Plan Investors should be aware that a prohibited transaction under ERISA and the Code could be deemed to occur if any holder of the certificates or any of its affiliates is or becomes a party in interest or a disqualified person with respect to any Benefit Plan Investor that acquires and holds the notes without such Benefit Plan Investor being covered by one or more exemptions from the prohibited transaction rules.


         Each purchaser of the certificates will be deemed to represent and certify that it either :


         o is not a Benefit Plan Investor and is not acquiring its certificates on behalf of any such Benefit Plan Investor; or

         o is an insurance company using the assets of its general account under the limitations described above.

         For additional information regarding treatment of the certificates under ERISA, we refer you to "ERISA Considerations" in the prospectus.

                                 UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial principal amount of Class A-1 Notes, Class A-2 Notes and Class A-3 Notes set forth opposite its name below:

                                                            Principal
                                                            Amount of        Principal Amount of  Principal Amount of
                                                            Class A-1             Class A-2            Class A-3
Note Underwriters                                             Notes                 Notes                Notes

 ..................................................
 ..................................................
 ..................................................
 ..................................................
     Total........................................


         The seller has been advised by the underwriters of the notes that they propose initially to offer the notes to the public at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the public offering prices may change.

         Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial certificate balance of the certificates set forth below opposite its name.

                                                                 Certificate
                                                                 Balance of
Certificate Underwriters                                        Certificates
-----------------------------                                   -------------

Total........................

         The seller has been advised by the underwriters of the certificates that they propose initially to offer the certificates to the public at the price set forth on the cover page of this prospectus supplement. After the initial public offering of the certificates, the public offering price may change.

         The underwriting discounts and commissions, the selling concessions that the underwriters of the notes and the certificates may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of notes or as a percentage of the certificate balance of the certificates and as an aggregate dollar amount, shall be as follows:

                                        Underwriting       Net Proceeds        Selling
                                        Discount and          to the         Concessions        Reallowance
                                         Commissions         Seller(1)      not to exceed      not to exceed
                                        ------------       ------------     -------------      -------------

Class A-1 Notes.................
Class A-2 Notes.................
Class A-3 Notes.................
Certificates....................
    Total for the
      notes and certificates....
--------------

(1) Plus accrued interest, if any, from ______________ and before deducting other expenses estimated at $_________________________.

         Until the distribution of the notes and the certificates is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes and the certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes and the certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes and the certificates.

         If the underwriters create a short position in the notes or the certificates in connection with this offering (i.e., they sell more notes or certificates than are set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing notes or certificates, as the case may be, in the open market.

         The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase notes or certificates in the open market to reduce the underwriters' short position or to stabilize the price of such notes or certificates, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those notes or certificates, as the case may be, as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

         Neither the seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes or the certificates. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The notes and the certificates are new issues of securities and there currently is no secondary market for the notes or the certificates. The underwriters for the notes and the certificates expect to make a market in such securities but will not be obligated to do so. We cannot assure you that a secondary market for the notes or the certificates will develop. If a secondary market for the notes or the certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes or certificates.

         The indenture trustee may, from time to time, invest the funds in the Collection Account and the Reserve Account in investments acquired from or issued by the underwriters.

         In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the seller and its affiliates.

         The seller has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

         The closings of the sale of each class of the notes and the certificates are conditioned on the closing of the sale of each other class of notes and those certificates.

         Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, the seller or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

                                LEGAL OPINIONS

         Certain legal matters and federal income tax matters relating to the notes and the certificates will be passed upon for the seller and the servicer by Brown & Wood LLP. Certain legal matters relating to the certificates will be passed upon for the seller and servicer by Richards Layton & Finger. Certain legal matters relating to the notes and the certificates will be passed upon for the underwriters by Simpson Thacher & Bartlett.

                               GLOSSARY OF TERMS

         Additional defined terms used in this prospectus supplement are defined under "Glossary of Terms" in the prospectus.

         "ABS" means the Absolute Prepayment Model which we use to measure prepayments on receivables and we describe under "The Receivables
Pool--Weighted Average Life of the Securities".

         "ABS Table" means the table captioned "Percent of Initial Note Principal Amount or Initial Certificate Balance at Various ABS Percentages" beginning on page S-__ of this prospectus supplement.

          "Available Collections" for a payment date will be the sum of the following amounts with respect to the Collection Period preceding that payment date (subject to the exclusions set forth below such amounts):

         o   all payments collected on the receivables;

         o all liquidation proceeds in respect of receivables which were designated as defaulted receivables in prior Collection Periods;

         o all Advances made by the servicer of interest due on the receivables;

         o the Purchase Amount of each receivable that was repurchased by the seller or purchased by the servicer under an obligation which arose during the related Collection Period; and

         o partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the obligor's periodic payment to an amount below the scheduled payment as of the Cut-off Date.

         Available Collections on any payment date will exclude the following:

         o amounts received on any receivable to the extent that the servicer has previously made an unreimbursed Advance with respect to such receivable and the amount received exceeds the accrued and unpaid interest on such receivable;

         o amounts received on any of the receivables to the extent that the servicer has previously made an unreimbursed Advance on a receivable which is not recoverable from collections on the particular receivable;

         o all payments and proceeds (including liquidation proceeds) of any receivables the Purchase Amount of which has been included in the Available Funds in a prior Collection Period;

         o liquidation proceeds with respect to accrued and unpaid interest on any receivable but only to the extent of any unreimbursed Advances on that receivable; and

         o   amounts constituting the Supplemental Servicing Fee.

         "Available Funds" for a payment date shall be the sum of the Available Collections and the Reserve Account Excess Amount.

         "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York or the State of Texas are authorized by law, regulation or executive order to be closed.

         "certificate balance" means, with respect to the certificates, initially, $ ________________ and, thereafter, means the initial certificate balance of the certificates, reduced by all amounts allocable to principal previously distributed to the certificateholders.

         "Clearstream" means Clearstream, Luxembourg, a professional depository under the laws of Luxembourg.

         "closing date" means                     .

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Account" means an account established pursuant to the sale and servicing agreement, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables and other amounts.

         "Collection Period" means, with respect to the first payment date, the calendar month ending on , and with respect to each subsequent payment date, the calendar month preceding the calendar month in which such payment date occurs.

         "Contract Rate" means the per annum interest borne by a receivable.

         "Cut-off Date" means the date as of which the seller will transfer the receivables to the trust, which is .

         "defaulted receivable" means a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 5% of a scheduled payment is 120 or more days delinquent as of the end of a calendar month.

         "DTC" means The Depository Trust Company and any successor depository selected by the trustee.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Euroclear" means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

         "Federal Tax Counsel" means Brown & Wood LLP.

         "Final Scheduled Payment Date" for each class of notes and certificates means the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

         "indenture trustee" means _________________, a ________________, as indenture trustee under the indenture.

         "liquidation proceeds" means with respect to any receivable (a) insurance proceeds received by the servicer and (b) the monies collected by the servicer from whatever source, including but not limited to proceeds of a financed vehicle sold after repossession, on a defaulted receivable net of any payments required by law to be remitted to the obligor.

         "owner trustee" means _________________, a Delaware _________________, as owner trustee under the trust agreement under which the trust is formed.

         "payment date" means the date on which the trust will pay interest and principal on the notes and certificates, which will be the _________________ day of each month or, if any such day is not a Business Day, on the next Business Day, commencing ________________________ .

         "Record Date" with respect to any payment date means the day immediately preceding the payment date or, if the securities are issued as Definitive Securities, the last day of the preceding month.

         "Reserve Account" means the account which the servicer will establish pursuant to the sale and servicing agreement in the name of the indenture trustee into which the trust will deposit the Reserve Initial Deposit and into which the indenture trustee will make the other deposits and withdrawals specified in this prospectus supplement.

         "Reserve Account Excess Amount", with respect to any payment date, means the amount equal to the excess, if any, of --

         o the amount of cash or other immediately available funds in the Reserve Account on that payment date, prior to giving effect to any withdrawals from the Reserve Account relating to that payment date, over

         o   the Specified Reserve Balance with respect to that payment date.

         "Reserve Initial Deposit" means the $_________ initially deposited into the Reserve Account.

         "SEC" means the Securities and Exchange Commission.

         "Servicing Fee" means a fee payable to the servicer on each payment date for servicing the receivables which is equal to the product of 1/12 of ___% and the aggregate principal balance of the receivables as of the first day of the related Collection Period.

         "Specified Reserve Balance" means the lesser of (a) ___% of the outstanding principal balance of the receivables and (b) ___% of the principal balance of the receivables as of the Cut-off Date.

         "Supplemental Servicing Fee" means, for each Collection Period, the amount of any late fees and other administrative fees and expenses collected during that Collection Period, plus any interest earned during the Collection Period on amounts on deposit in the Collection Account during the Collection Period. The servicer does not currently collect such fees and expenses from obligors, but may do so in the future.

         "Total Required Payment", with respect to any payment date, means the sum of:

         (1) the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;


         (2) all interest payable on the notes, including any accrued interest and, to the extent lawful, interest on accrued interest;

         (3) all interest distributable on the certificates, including any accrued interest and, to the extent lawful, interest on accrued interest;


         (4) the sum of (i) all principal collected on the receivables during the related Collection Period and (ii) the aggregate principal balance (net of liquidation proceeds received during that Collection Period applied to principal) of all receivables that were designated as defaulted receivables during that Collection Period; and

         (5) if that payment date is a Final Scheduled Payment Date for a class of securities, the amount, if any, required to reduce the principal balance of that class of securities to zero after giving effect to the amount in clause (4).

However, following the acceleration of the notes after the occurrence of an Event of Default due to a failure to pay an amount due on the notes or certain insolvency events in respect of the trust, the Total Required Payment will equal the sum of:

         o the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

         o all interest payable on the notes, including any accrued interest thereon;

         o the amount necessary to reduce the outstanding principal amount of the notes to zero;


         o all interest payable on the certificates, including any accrued interest thereon; and

         o the amount necessary to reduce the outstanding principal amount of the certificates to zero.

Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting, in effect, to buy these securities in any state where the offer or sale is not permitted.



                 Subject to completion, dated August 4, 2000.


Prospectus Supplement to Prospectus Dated _____________, 200_

                              $__________________
                       USAA Auto Grantor Trust _______

                                 [USAA LOGO]

                          USAA Federal Savings Bank

                             Seller and Servicer


Before you purchase any of these certificates, be sure you read this prospectus supplement and the attached prospectus, especially the risk factors beginning on page S-__ of this prospectus supplement and on page __ of the prospectus.

A security is not a deposit and neither the certificates nor the underlying motor vehicle loans are insured or guaranteed by the FDIC or any other governmental authority.

These certificates are issued by the trust. The certificates are not obligations of USAA Federal Savings Bank or any of its affiliates.

No one may use this prospectus supplement to offer and sell these certificates unless it is accompanied by the prospectus.



The underwriters are offering the following certificates by this prospectus supplement:

                                              Class A           Class B
                                           Certificates       Certificates

Certificate Balance....................  $                  $
Per Annum Interest Rate................                 %                  %
Final Scheduled Payment Date...........
Initial Public Offering Price(1).......  $              %   $              %
Underwriting Discount..................  $              %   $              %
Proceeds to Seller(1)(2)...............  $              %   $              %
---------------

(1) The price of the certificates will include interest accrued on the certificates, if any, from _________________.
(2) Before deducting expenses payable by the seller estimated to be $___________.




The total initial public offering price is $_______, the total underwriting discount is $____________ and the total proceeds to seller is $___________.


o The trust will distribute interest and principal on the certificates on the ___th day of each month. The first payment date will be
     ________________.

o    The Class B Certificates are subordinated to the Class A Certificates.

Neither the certificates and Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

                                [Underwriters]

           The date of this prospectus supplement is _____________.



                               TABLE OF CONTENTS

READING THESE DOCUMENTS...................................................S-3

SUMMARY OF TERMS OF THE CERTIFICATES......................................S-4

RISK FACTORS..............................................................S-9

THE TRUST................................................................S-10

THE RECEIVABLES POOL.....................................................S-10

   Criteria Applicable to Selection of Receivables.......................S-10
   The Bank's Delinquency, Loan Loss and Recovery Information............S-15

HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT OUTSTANDING ON THE
CERTIFICATES.............................................................S-16

   The Factors Described Above Will Decline as the Trust
   Makes Payments on the Certificates....................................S-17

MATURITY AND PREPAYMENT CONSIDERATIONS...................................S-17

   Weighted Average Life of the Certificates.............................S-18

DESCRIPTION OF THE CERTIFICATES..........................................S-22

   General...............................................................S-22
   Distributions on Certificates.........................................S-22
   Statements to Certificateholders......................................S-25
   Subordination of Class B Certificates.................................S-25
   Optional Redemption...................................................S-25
   Accounts..............................................................S-26
   Servicing Compensation and Expenses...................................S-26
   Rights Upon Event of Servicing Termination............................S-26
   Waiver of Past Events of Servicing Termination........................S-26
   Reserve Account.......................................................S-26

CERTAIN FEDERAL INCOME TAX CONSEQUENCES..................................S-27

CERTAIN STATE TAX CONSEQUENCES...........................................S-28

ERISA CONSIDERATIONS.....................................................S-28

   Class A Certificates..................................................S-28
   Class B Certificates..................................................S-28

UNDERWRITING.............................................................S-29

LEGAL OPINIONS...........................................................S-31

GLOSSARY OF TERMS........................................................S-31




                            READING THESE DOCUMENTS

         We provide information on the certificates in two documents that offer varying levels of detail:

          1. Prospectus - provides general information, some of which may not apply to the certificates.

          2. Prospectus Supplement - provides a summary of the specific terms of the certificates.

      We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S". If the terms of the offered certificates described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

      We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page S-3 in this document and on page 4 in the prospectus to locate the referenced sections.

      The Glossary of Terms on page S-__ of this prospectus supplement and the Glossary of Terms on page __ in the prospectus list definitions of certain terms used in this prospectus supplement or the prospectus.

      You should rely only on information on the certificates provided in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

      In this prospectus supplement, the terms "we," "us" and "our" refer to USAA Federal Savings Bank.



                     SUMMARY OF TERMS OF THE CERTIFICATES

         The following summary is a short description of the main terms of the offering of the certificates. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the certificates, you will need to read both this prospectus supplement and the attached prospectus in their entirety.


Issuer

USAA Auto Grantor Trust ____ will acquire, in exchange for the issuance of its certificates, a pool of motor vehicle installment loans, which constitute the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the certificates. The trust will be solely liable for the payment of the certificates.

Offered Certificates

The following certificates are being offered by this prospectus supplement:

          o    $____________ Class A ____% Asset Backed Certificates

          o    $____________ Class B ____% Asset Backed Certificates

Closing Date

The trust expects to issue the certificates on __________________.

Seller and Servicer

USAA Federal Savings Bank.

Trustee

------------------.

Payment Dates

On the ___th day of each month (or if the ___th day is not a business day, the next business day), the trust will distribute interest and principal on the certificates.

First Payment Date

The first payment date will be _________________.

Record Dates

On each payment date, the trust will distribute interest and principal to the holders of the certificates as of the related record date. The record date for the certificates will be the day immediately preceding the payment date. If definitive certificates are issued for the certificates, the record date will be the last day of the month immediately preceding the payment date.

Interest Rates

The trust will distribute interest on each class of certificates at the per annum rates specified on the cover of this prospectus supplement.

Interest Accrual

"30/360", accrued from the __th day of the previous month (or the closing date cin the case of the first payment date) to the __th day of the current month.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on a class of certificates on each payment date will be the product of:

1.   the outstanding certificate balance of that class;

2.   the interest rate for that class; and

3.   30 (or in the case of the first payment date, _____) divided by 360.

For a more detailed description of the payment of interest, refer to the sections of this prospectus supplement entitled "Description of the Certificates -- Distributions."

Priority of Distributions

From collections on the receivables received during the prior calendar month and amounts withdrawn from the reserve account, the trust will distribute the following amounts on each payment date in the following order of priority, after reimbursement of advances made in prior months by the servicer for interest payments due from obligors but not received:

          (1)  Servicing Fee-- the servicing fee payable to the servicer;

          (2) Class A Certificate Interest-- accrued and unpaid interest on the Class A Certificates distributable to the holders of those certificates;

          (3) Class B Certificate Interest-- accrued and unpaid interest on the Class B Certificates distributable to the holders of those certificates;

          (4) Class A Principal - principal in the amount described in this prospectus supplement to the Class A Certificateholders;

          (5) Class B Principal - principal in the amount described in this prospectus supplement to the Class B Certificateholders;

          (6) any remaining amount will be deposited in the reserve account until the amount on deposit in the reserve account equals the required amount; and

          (7)  any remaining amount will be distributed to the seller.

For a more detailed description of the funds available to the trust to make distributions, the priority of distributions and the allocation of funds on each payment date, you should refer to "Description of the Certificates" in this prospectus supplement.

Credit Enhancement
------------------

The credit enhancement for the certificates will be as follows:

Subordination of Principal and Interest
---------------------------------------

Payments of interest on the Class B Certificates will be subordinated to payments of interest on the Class A Certificates. Payments of principal on the Class B Certificates will be subordinated to payments of interest and principal on the Class A Certificates.

Reserve Account
---------------

On the closing date, the seller will deposit $______________ to the reserve account for the trust.

On each payment date, if collections on the receivables are insufficient to distribute the first five items listed in "Priority of Distributions" above, the trustee will withdraw funds from the reserve account, to the extent available, to distribute such amounts in full.

The balance required to be on deposit in the reserve account will be the lesser of (a) _______ % of the outstanding principal balance of the receivables and (b) __% of the principal balance of the receivables as of
---------.

On each payment date, the trust will distribute funds on deposit in the reserve account in excess of the required balance to the seller.

For a more detailed description of the deposits to and withdrawals from the reserve account, you should refer to "Description of the Certificates -- Reserve Account" in this prospectus supplement.

Optional Prepayment

The servicer has the option to purchase the receivables on any payment date on which the aggregate principal balance of the receivables is __% or less of the aggregate principal balance of the receivables as of _________. The purchase price will equal the outstanding principal balance of the receivables plus accrued and unpaid interest thereon at the weighted average interest rate for the certificates. The trust will apply such payment to the payment of the certificates in full.

Final Scheduled Payment Dates

The trust is required to distribute the entire principal amount of each class of certificates, to the extent not previously paid, on the respective Final Scheduled Payment Dates specified on the cover page of this prospectus supplement.

Property of the Trust

The property of the trust will include the following:

     o ________ the receivables and the collections on the receivables on or after ___________;
     o    security interests in the vehicles financed by the receivables;
     o    bank accounts (other than the reserve account); and
     o rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables.

Composition of the Receivables

The composition of the receivables as of ________________ is as follows:

o  Aggregate Principal
   Balance....................    $
o  Number of
   Receivables................
o  Average Principal
   Balance....................    $
       (Range)................    $   to $
o  Average Original
   Amount Financed............    $
       (Range)................    $   to $
o  Weighted Average
   Contract Interest
   Rate.......................        %
       (Range)................        % to
                                      %
o  Weighted Average
   Original Term..............       months
       (Range)................       months to
                                     months

o  Weighted Average
   Remaining Term.............       Months
       (Range)................       month to
                                     months

Servicer of the Receivables

The trust will pay the servicer a servicing fee on each payment date equal to 1/12 of ___% of the principal balance of the receivables at the beginning of the previous month. In addition to the servicing fee, the trust will also pay the servicer a supplemental servicing fee equal to any late fees and other administrative fees and expenses collected during each month and any reinvestment earnings on any payments received on the receivables and deposited into the collection account.

Ratings

It is a condition to the issuance of the certificates that:

     o the Class A Certificates be rated in the [highest] long-term rating category by at least two nationally recognized rating agencies; and

     o ________ [the Class B Certificates] be rated "____" or its equivalent by at least [two] nationally recognized rating agencies.

A rating is not a recommendation to purchase, hold or sell the certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the certificates address the likelihood of the payment of principal and interest on the certificates according to their terms. A rating agency rating the certificates may lower or withdraw its rating in the future, in its discretion, as to any class of the certificates.

Minimum Denominations

$1,000 and integral multiples thereof

Registration, Clearance and Settlement

Book-entry through DTC/Clearstream/
Euroclear

Tax Status

Opinions of Counsel
-------------------

Brown & Wood LLP will deliver its opinion that for federal income tax purposes the trust will be characterized as a grantor trust and not as an association (or a publicly traded partnership) taxable as a corporation.

ERISA CONSIDERATIONS

Class A
Certificates          The Class A Certificates are generally eligible for
                      purchase by employee benefit plans, subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and the prospectus.

Class B
Certificates          The Class B Certificates may not be acquired by an
                      employee benefit plan or by an individual retirement account. However, an insurance company using its general account may acquire the Class B Certificates subject to the considerations discussed under "ERISA
                      Considerations" in this prospectus supplement and in the prospectus.

Investor Information -- Mailing Address and Telephone Number

The mailing address of the principal executive offices of USAA Federal Savings Bank is 10750 McDermott Freeway, San Antonio, Texas 78288. Its telephone number is (210) 498-2265.



                                 RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase any of these certificates.

Class B Certificates are
Subject to Greater Credit
Risk Because the Class B
Certificates are Subordinate
to the Class A Certificates      The Class B Certificates bear greater credit
                                 risk than the Class A Certificates because payments of interest and principal on the Class B Certificates are subordinated to payments of interest and principal on the Class A Certificates.

Geographic Concentration
May Result in More Risk
to You The servicer's records indicate that the billing addresses of the obligors of the receivables as of ____________ were in the following states:

                                                                    Percentage
                                                                        of
                                                                     Aggregate
                                                                     Principal
                                                                       Balance
                                                                    ----------

                                [           ].................              %
                                [           ].................              %
                                [           ].................              %
                                [           ].................              %

                                No other state, by those billing addresses, constituted more than 5% of the balance of the receivables as of _____________. Economic conditions or other factors affecting these states in particular could adversely affect the delinquency, credit loss or repossession experience of the trust.


                                  THE TRUST

         The seller will establish the USAA Auto Grantor Trust _____ by assigning the receivables to the trust in exchange for the % Automobile Loan Pass-Through Certificates, Class A (the "Class A Certificates") and the % Automobile Loan Pass-Through Certificates, Class B (the "Class B Certificates"). Each certificate will represent a fractional undivided interest in the trust. The trust property will include a pool of [fixed rate simple interest] motor vehicle installment loans for the purchase of new and used automobiles and light-duty trucks. The trust property will also include:

     o all monies received on the receivables on or after _____ (the "Cut-off Date");

     o    security interests in the financed vehicles;

     o ________ the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

     o the seller's rights to certain documents and instruments relating to the receivables;

     o such amounts as from time to time may be held in the accounts maintained for the trust;

     o certain payments and proceeds with respect to the receivables held by the servicer;

     o certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables; and

     o    any proceeds of the above items.

         The trust will be formed for this transaction pursuant to the pooling and servicing agreement and prior to formation will have had no assets or obligations. After formation, the trust will not engage in any activity other than acquiring and holding the receivables, issuing the certificates, distributing payments thereon and as otherwise described herein and as provided in the pooling and servicing agreement. The trust will not acquire any contracts or assets other than the trust property described above.

                             THE RECEIVABLES POOL

         The trust will own a pool of receivables consisting of motor vehicle installment loans secured by security interests in the motor vehicles financed by those contracts. The pool will consist of the receivables which the seller transfers to the trust on the closing date. The receivables will include payments on the receivables which are made on or after the Cut-off Date.

Criteria Applicable to Selection of Receivables.

         The receivables were selected from the seller's portfolio for inclusion in the pool by several criteria, some of which are set forth in the prospectus under "The Receivables Pools." These criteria include the requirement that each receivable:

     o has a remaining maturity, as of the Cut-off Date, of at least ____ months and not more than ___ months;

     o with respect to loans secured by new financed vehicles, had an original maturity of at least ____ months and not more than ____ months; with respect to loans secured by used financed vehicles, had an original maturity of at least _____ months and not more than ____ months;

     o is a fully-amortizing, fixed rate simple interest loan which provides for level scheduled monthly payments (except for the last payment, which may be minimally different from the level payments) over its remaining term and has a [simple interest] contract rate (a "Contract Rate") that equals or exceeds ____% per annum, is not secured by any interest in real estate, and has not been identified on the computer files of the seller as relating to an obligor who had requested a reduction in the periodic finance charges, as of the Cut-off Date, by application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

     o is secured by a financed vehicle that, as of the Cut-off Date, had not been repossessed without reinstatement;

     o has not been identified on the computer files of the seller as relating to an obligor who was in bankruptcy proceedings as of the Cut-off Date;

     o    has no payment more than ____ days past due as of the Cut-off Date;
          and

     o has a remaining principal balance, as of the Cut-off Date, of at least $___________.

         No selection procedures believed by the seller to be adverse to the certificateholders were utilized in selecting the receivables. No receivable has a scheduled maturity later than ____________________ .

         The composition of the receivables as of the Cut-off Date is as follows:

               o  Aggregate Principal
                  Balance....................    $
               o  Number of
                  Receivables................
               o  Average Principal
                  Balance....................    $
                      (Range)................    $      to $
               o  Average Original
                  Amount Financed............    $
                      (Range)................    $      to $
               o  Weighted Average Contract
                  Rates......................        %
                      (Range)................        % to
                                                     %
               o  Weighted Average
                  Original Term..............       months
                      (Range)................       months to
                                                    months

               o  Weighted Average
                  Remaining Term.............       Months
                      (Range)................       month to
                                                    months

         The geographical distribution and distribution by Contract Rate of the receivables pool as of the Cut-off Date are set forth in the following tables.

      Geographic Distribution of the Receivables as of the Cut-off Date

                                                 Percentage of                                                       Percentage of
                                                   Aggregate                                                           Aggregate
                      Number of     Principal      Principal                              Number of     Principal      Principal
State (1)            Receivables     Balance       Balance (2)       State (1)           Receivables     Balance       Balance (2)
------------------   -----------    ---------    -------------       -----------------   -----------    ---------    -------------
Alabama...........                                                   Montana..........
Alaska............                                                   Nebraska.........
Arizona...........                                                   Nevada...........
Arkansas..........                                                   New Hampshire....
California........                                                   New Jersey.......
Colorado..........                                                   New Mexico.......
Connecticut.......                                                   New York.........
Delaware..........                                                   North Carolina...
District of
Columbia..........                                                   North Dakota.....
Florida...........                                                   Ohio.............
Georgia...........                                                   Oklahoma.........
Hawaii............                                                   Oregon...........
Idaho.............                                                   Pennsylvania.....
Illinois..........                                                   Rhode Island.....
Indiana...........                                                   South Carolina...
Iowa..............                                                   South Dakota.....
Kansas............                                                   Tennessee........
Kentucky..........                                                   Texas............
Louisiana.........                                                   Utah.............
Maine.............                                                   Vermont..........
Maryland..........                                                   Virginia.........
Massachusetts.....                                                   Washington.......
Michigan..........                                                   West Virginia....
Minnesota.........                                                   Wisconsin........
Mississippi.......                                                   Wyoming..........
Missouri..........

--------------
(1) Based on the billing addresses of the obligors as of the Cut-off Date.
(2) May not add to 100% due to rounding.



               Distribution by Contract Rate of the Receivables
                            as of the Cut-off Date


                                                                                                     Percentage of
                                                                                                       Aggregate
                                                         Number of                                     Principal
Contract Rate                                           Receivables         Principal Balance         Balance (1)
-----------------------------------------------       ---------------     ---------------------    -----------------

1.90 to 1.99%..................................
2.00 to 2.49...................................
2.50 to 2.99...................................
3.00 to 3.49...................................
3.50 to 3.99...................................
4.00 to 4.49...................................
4.50 to 4.99...................................
5.00 to 5.49...................................
5.50 to 5.99...................................
6.00 to 6.49...................................
6.50 to 6.99...................................
7.00 to 7.49...................................
7.50 to 7.99...................................
8.00 to 8.49...................................
8.50 to 8.99...................................
9.00 to 9.49...................................
9.50 to 9.99...................................
10.00 to 10.49.................................
10.50 to 10.99.................................
11.00 to 11.49.................................
11.50 to 11.99.................................
12.00 to 12.49.................................
12.50 to 12.99.................................
13.00 to 13.49.................................
13.50 to 13.99.................................
14.00 to 14.49.................................
14.50 to 14.99.................................
15.00 to 15.49.................................
15.50 to 15.99.................................
16.00 to 16.49.................................
16.50 to 16.99.................................
17.00 to 17.49.................................
17.50 to 17.99.................................
18.00 to 18.49.................................
18.50 to 18.99.................................
19.00 to 19.49.................................
19.50 to 19.99.................................
20.00..........................................
Totals.........................................

--------------
(1) May not add to 100.00% due to rounding.



The Bank's Delinquency, Loan Loss and Recovery Information

         The following tables set forth information with respect to the Bank's experience relating to delinquencies, loan losses and recoveries for each of the periods shown for the portfolio of motor vehicle loans originated and serviced by the Bank. The portfolio of motor vehicle loans originated and serviced by the Bank during the periods shown includes both fixed rate motor vehicle loans and variable rate motor vehicle loans. The Bank does not maintain separate records with respect to fixed rate motor vehicle loans and variable rate motor vehicle loans regarding delinquency, loan loss and recovery experience. The receivables include only fixed rate motor vehicle loans. The following tables also include information with respect to certain consumer loans which are not motor vehicle loans. These other consumer loans did not exceed 15% of outstandings as of any of the dates shown in the following tables. The Bank believes that the inclusion of variable rate motor vehicle loans and the consumer loans has an immaterial effect on the information set forth in the following tables with respect to the Bank's experience relating to delinquencies, loan losses and recoveries on its fixed rate motor vehicle loans.


                            Delinquency Experience

                                 At March 31,
                     ---------------------------------------
                            2000              1999
                     ------------------  -------------------
                      Dollars   Number   Dollars    Number
                     (in 000s)  of Loans (in 000s)  of Loans
                     ---------  -------- ---------  --------
Outstandings......   $3,803,288 293,369  $3,039,670  247,940
Delinquencies over
30 days(1)(2).....      $14,967   1,519     $12,852    1,332
Delinquencies over
30 days (%)(3)....        0.39%   0.52%       0.42%    0.54%


                                                            At December 31,
                 ----------------------------------------------------------------------------------------------------------
                        1999                 1998                 1997                  1996                   1995
                 -------------------  -------------------  -------------------  --------------------   --------------------
                 Dollars    Number    Dollars    Number    Dollars    Number    Dollars     Number     Dollars     Number
                 (in 000s)  of Loans  (in 000s)  of Loans  (in 000s)  of Loans  (in 000s)   of Loans   (in 000s)   of Loans
                 ---------  --------  ---------  --------  ---------  --------  ---------   --------   ---------   --------
Outstandings.... $3,661,825  283,810  $2,802,144  234,281  $2,076,318  186,560  $1,687,922  159,812    $1,454,843  145,246
Delinquencies
over
30 days(1)(2)...    $16,927    1,689     $12,297    1,366      $7,028      871      $8,634    1,082        $4,910      580
Delinquencies
over
30 days (%)(3)..      0.46%    0.60%       0.44%    0.58%       0.34%    0.47%       0.51%    0.68%         0.34%    0.40%

----------
(1)  Delinquencies include principal amounts only.
(2) The period of delinquency is based on the number of days payments are contractually past due.
(3)  As a percent of outstandings.



                             Loan Loss Experience



                                              Three Months Ended March 31,
                                             ------------------------------
                                                   2000           1999
                                                   ----           ----
                                                      (Dollars in 000s)
Number of Loans(1)                               293,369          247,940
Period Ending Outstandings                    $3,803,288       $3,039,670
Average Outstandings(2)                       $3,678,477       $2,883,185
Number of Gross Charge-Offs                          386              324
Gross Charge-Offs(3)                              $4,774           $3,604
Gross Charge-Offs as a % of Period End               0.50%           0.48%
Outstandings(4)

Gross Charge-Offs as a % of Average                  0.52%           0.51%
Outstandings(4)
Recoveries(5)                                     $2,319           $1,490
Net Charge-Offs(6)                                $2,455           $2,113
Net Charge-Offs as a % of Period End                0.26%            0.28%
Outstandings(4).
Net Charge-Offs as a % of Average                   0.27%            0.30%
Outstandings(4)



                                                                       Year Ended December 31,
                                                 ----------------------------------------------------------------
                                                     1999          1998         1997          1996         1995
                                                     ----          ----         ----          ----         ----
                                                                           (Dollars 000s)
Number of Loans(1) ...........................      283,810       234,281      186,560       159,812      145,246
Period Ending Outstandings....................   $3,661,825    $2,802,144   $2,076,318    $1,687,922   $1,454,843
Average Outstandings(2) ......................   $3,281,001    $2,375,294   $1,867,280    $1,527,686   $1,298,116
Number of Gross Charge-Offs ..................        1,438           874          797           805          422
Gross Charge-Offs(3)..........................      $16,066        $9,311       $6,157        $4,131       $2,244
Gross Charge-Offs as a % of Period End                 0.44%         0.33%        0.30%         0.24%        0.15%
Outstandings..................................
Gross Charge-Offs as a % of Average                    0.49%         0.39%        0.33%         0.27%        0.17%
Outstandings..................................
Recoveries(5).................................       $7,296        $4,856       $2,158        $1,068         $683
Net Charge-Offs(6)............................       $8,770        $4,455       $3,999        $3,063       $1,560
Net Charge-Offs as a % of Period End                   0.24%         0.16%        0.19%         0.18%        0.11%
Outstandings..................................
Net Charge-Offs as a % of Average                      0.27%         0.19%        0.21%         0.20%        0.12%
Outstandings..................................

----------
(1)   Number of loans as of period end.
(2) Averages were computed by taking an average of daily outstandings for the loans owned by the Bank combined with an average of month-end outstandings for the loans sold and still serviced by the Bank for each period presented.
(3) Prior to July 1997, the amount charged off is the remaining principal balance less proceeds from the sale of repossessed vehicles or, in the case of repossessed vehicles which have not yet been sold, the remaining principal balance less estimated proceeds from the sale of such repossessed vehicles. As of July 1997, amounts charged off represent the remaining principal balance.

(4) Percentages have been annualized for the three months ended March 31 and are not necessarily indicative of the experience for the entire year.
(5) Recoveries are not net of expenses and generally include amounts received with respect to loans previously charged off. Prior to July 1997, the proceeds realized in connection with the sale of the financed vehicles are not included in recoveries.
(6) Net charge-offs means gross charge-offs minus recoveries of loans previously charged off.


         The data presented in the foregoing tables are for illustrative purposes only. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. The mix of the credit quality of the obligations will vary from time to time and will affect losses and delinquencies. We cannot assure you that the delinquency and loan loss experience of the trust with respect to its receivables will be similar to that set forth above.


                HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT
                       OUTSTANDING ON THE CERTIFICATES

         The servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the certificate balance outstanding on your class of certificates.

         How the Servicer Computes the Factor for Your Class of Certificates. The servicer will compute a separate factor for each class of certificates. The factor for a class of certificates will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to that class of certificates indicating the remaining certificate balance of that class of certificates, as of the applicable payment date. The factor will be calculated after giving effect to distributions to be made on such payment date, as a fraction (expressed as a decimal) of the initial certificate balance of that class of certificates.

         Your Portion of the Outstanding Certificate Balance of Your Certificates. For each certificate you own, your portion of your class certificates is the product of--

     o    the original denomination of your certificate; and

     o the factor relating to your class certificates computed by the servicer in the manner described above.

The Factors Described Above Will Decline as the Trust Makes Payments on the Certificates

         The factor for each class of certificates above will initially be
1.0000000. They will then decline to reflect reductions, as applicable, in the outstanding certificate balance of the applicable class of certificates. These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer and liquidations of the receivables.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

         Information regarding certain maturity and prepayment considerations with respect to the certificates is set forth under "Maturity and Prepayment Considerations" in the prospectus. In addition, on each payment date, no principal payments will be made on the Class B Certificates until the amount of interest and principal due on the Class A Certificates has been paid.

         Since the rate of payment of principal of each class of certificates depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of either class of certificates could occur significantly earlier than the Final Scheduled Payment Date.

         We Cannot Assure You That Your Certificates Will Be Repaid on the Final Scheduled Payment Date. We expect that final payment of each class of certificates will occur on or prior to the Final Scheduled Payment Date. However, we cannot assure you that sufficient funds will be available to pay each class of certificates in full on or prior to the Final Scheduled Payment Date. If sufficient funds are not available, the final distribution in respect of each class of certificates could occur later than such date.

         The Level of Prepayments of the Receivables and Required Purchases by the Seller and the Servicer are Unpredictable and May Affect Payments on the Certificates. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the seller and/or the servicer may be obligated to purchase receivables from the trust. See "The Receivables Pool" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables and thus the outstanding certificate balances of the certificates more quickly than expected and thereby reduce anticipated aggregate interest payments on the certificates. The certificateholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

         Risks of slower or faster repayments. You should consider--

          o ________ in the case of certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

          o ________ in the case of certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

Weighted Average Life of the Certificates

         The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

         Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

         The rate of payment of principal of each class of certificates will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment on the certificates could occur significantly earlier than the Final Scheduled Payment Date. The certificateholders will exclusively bear any reinvestment risk associated with early payment of their certificates.

         The table (the "ABS Table") captioned "Percent of Initial Certificate Balance" at Various ABS Percentages" has been prepared on the basis of the characteristics of the receivables. The ABS Table assumes that --

          o the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

          o each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

          o payments on the certificates are made on each payment date (and each payment date is assumed to be the ____day of the applicable month);

          o the balance in the Reserve Account on each payment date is equal to the Specified Reserve Account Balance; and

          o the servicer does not exercise its option to purchase the receivables.

         The ABS Table indicates the projected weighted average life of each class of certificates and sets forth the percent of the initial certificate balance of each class of certificates that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

         The ABS Table also assumes that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, contract rate of interest, original term to maturity and remaining term to maturity as of the Cut-off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cut-off date of ----------------.


                                                               Contract       Original Term
                                          Aggregate             Rate of        to Maturity        Remaining Term to
Pool                                  Principal Balance        Interest        (In Months)      Maturity (In Months)
------------------------------     ----------------------  ---------------  -----------------  ----------------------
1.............................
2.............................
3.............................
4.............................
5.............................
6.............................
7.............................
8.............................
9.............................
10............................
11............................
12............................
13............................
14............................
15............................
16............................
17............................
18............................


         The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of certificates.


      Percent of Initial Certificate Balance at Various ABS Percentages


                                            Class A Certificates and
                                              Class B Certificates
                                         -----------------------------
              Payment Date                 %       %       %        %
              ------------------------   -----   -----   -----   -----
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              ........................
              Weight Average Life (1)
              Weight Average Life
                 to Optional
                 Repurchase (1)(2)

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each principal payment on a certificate by the number of years from the date of the issuance of the certificate to the related payment date, (b) adding the results and (c) dividing the sum by the related initial certificate balance of the certificate.
(2) This calculation assumes the servicer purchases the receivables on the first payment date on which it is permitted to do so.

         The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                        DESCRIPTION OF THE CERTIFICATES

         We have filed a form of the pooling and servicing agreement as an exhibit to the registration statement of which the prospectus is a part. A copy of the pooling and servicing agreement will be filed with the SEC after the trust issues the certificates. We summarize below some of the most important terms of the certificates. This summary is not a complete description of all the provisions of the pooling and servicing agreement and the certificates. The following summary is a supplement to the description of the general terms and provisions of the certificates of any series and the related pooling and servicing agreement provided under the headings "Certain Information Regarding the Securities" and "Description of the Receivables Transfer and Servicing Agreements" in the prospectus. We refer you to those sections.

General

         The certificates will be Book-Entry Securities. Definitive Certificates for the certificates will be issued only in the limited circumstances specified under "Certain Information Regarding the Securities--Definitive Securities" in the prospectus. Distributions on the certificates on a payment date will be made to persons who were the holders of record on the Record Date. You may purchase certificates in denominations of $1,000 and integral multiples thereof.

Distributions on Certificates

         Deposits to Collection Account. The servicer will establish the Collection Account as described under "Description of the Receivables Transfer and Servicing Agreements--Accounts" in the prospectus. In general, the servicer will be permitted to retain collections on the receivables until the Business Day preceding any payment date. However, the servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after receipt to the Collection Account (1) if there is an Event of Servicing Termination, (2) if the Bank is no longer the servicer or (3) if one of the other conditions set forth in the pooling and servicing agreement is not met.

         On or before the __th day of each month or, if such __th day is not a Business Day, the preceding Business Day, the servicer will inform the trustee of the following amounts with respect to the preceding Collection Period:

          (1) the amount of aggregate collections on the receivables, including all liquidation proceeds and recoveries;

          (2) the aggregate amount of Advances to be remitted by the servicer;

          (3) the aggregate Purchase Amount for the receivables to be repurchased by the seller or purchased by the servicer;

          (4)  the aggregate amount to be withdrawn from the Reserve Account;

          (5) the aggregate amount to be distributed as principal and interest on the certificates; and

          (6)  the Servicing Fee.

         On or before the Business Day preceding each payment date:

          (a) the servicer will cause all collections on the receivables, liquidation proceeds and recoveries to be deposited into the Collection Account and will deposit into the Collection Account all Purchase Amounts for the receivables to be purchased by the servicer on that date;

          (b) the seller will deposit into the Collection Account all Purchase Amounts of receivables to be repurchased by the seller on that date; and

          (c) the servicer will deposit all Advances for the payment date into the Collection Account.

         On each payment date the servicer will allocate collections and Advances for the preceding calendar month (the "Collection Period") to Available Interest and Available Principal. The amounts represented by those terms are more precisely described in the section "Glossary of Terms" in this prospectus supplement. In general, Available Interest for a Collection Period includes interest collections on the receivables (including the interest portion of Purchased Amounts and liquidation proceeds on receivables designated as defaulted receivables in that Collection Period) and recoveries on receivables that were designated as defaulted receivables prior to that Collection Period, minus reimbursements to the servicer of its outstanding Advances. Available Principal for a Collection Period includes principal collections on the receivables (including the principal portion of Purchased Amounts and liquidation proceeds on receivables designated as defaulted receivables in that Collection Period). A receivable will be designated as a "defaulted receivable" when the servicer determines that it is unlikely to be paid in full or when at least 5% of a scheduled payment is 120 or more days delinquent at the end of a Collection Period.

         The servicer will be entitled to receive reimbursements of its outstanding Advances as described under the section entitled "Description of the Receivables Transfer and Servicing Agreements--Advances" in the prospectus. We refer you to that section.

         Distributions. On each payment date the trustee will make the following deposits and distributions, to the extent of Available Interest and any available funds in the Reserve Account (net of investment earnings) remaining after such reimbursements (and, to the extent indicated in clause
(2) below, the Class B Percentage of Available Principal), in the following order of priority:

         (1) to the servicer, first from Available Interest and then, if necessary, from any such funds in the Reserve Account, any unpaid Servicing Fee for the related Collection Period and all unpaid Servicing Fees from prior Collection Periods;

         (2) to the distribution account for the Class A Certificateholders, first from Available Interest, then, if necessary, from any such funds in the Reserve Account, and finally, if necessary, from the Class B Percentage of Available Principal, interest distributable on the Class A Certificates for such payment date; and

         (3)      to the distribution account for the Class B
                  Certificateholders, first from Available Interest and then, if necessary, from any such funds in the Reserve Account, the interest distributable on the Class B Certificates for such payment date.

         The interest distributable on a class of certificates on a payment date will accrue on its certificate balance at the applicable per annum rate set forth on the cover of this prospectus supplement from and including the prior payment date (or the closing date in the case of the first payment date) to but excluding the current payment date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

         On each payment date, the trustee will make the following deposits and distributions, to the extent of the portion of Available Principal, Available Interest and any such funds in the Reserve Account (to be applied in that order of priority) remaining after the application of clauses (1), (2) and (3) above, in the following order of priority:

          (4) to the distribution account for the Class A Certificateholders, the Class A Principal Distribution for such payment date;

          (5) to the distribution account for the Class B Certificateholders, the Class B Principal Distribution for such payment date;

          (6) to the Reserve Account, any amounts remaining, until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance; and

          (7)  to the seller, any amounts remaining.

         On each payment date, the trustee will distribute (i) to the Class A Certificateholders, all amounts on deposit in the distribution account for the Class A Certificateholders and (ii) to the Class B Certificateholders, all amounts on deposit in the distribution account for the Class B
Certificateholders.

         The Class A Principal Distribution for a payment date will equal the sum of (i) the Class A Percentage of the Available Principal plus the Class A Percentage of Realized Losses, (ii) the Class A Percentage of the Available Principal for any prior payment date and the Class A Percentage of Realized Losses for any prior payment date, in each case only to the extent, if any, that they have not already been distributed to the Class A Certificateholders and (iii) if that payment date is the Final Scheduled Payment Date, the additional amount, if any, needed to reduce the certificate balance of the Class A Certificates to zero.

         The Class B Principal Distribution for a payment date will equal the sum of (i) the Class B Percentage of the Available Principal plus the Class B Percentage of Realized Losses, (ii) the Class B Percentage of the Available Principal for any prior payment date and the Class B Percentage of Realized Losses for any prior payment date, in each case only to the extent, if any, that they have not already been distributed to the Class B Certificateholders and (iii) if that payment date is the Final Scheduled Payment Date, the additional amount, if any, needed to reduce the certificate balance of the Class B Certificates to zero.

         The Class B Percentage is ___% and the Class A Percentage is _____%.

         Realized Losses for any Collection Period will be the excess of the aggregate principal balance of those receivables that were designated as defaulted receivables during that Collection Period over liquidation proceeds received with respect to such receivables during such Collection Period and allocable to principal.

Statements to Certificateholders

         On each payment date, the trustee will include with each distribution to each certificateholder a statement setting forth the applicable information under the heading "Certain Information Regarding the Securities--Reports to Securityholders" in the prospectus.

         The statements for each Collection Period will be delivered to DTC for further distribution to beneficial owners of the certificates in accordance with DTC procedures. Copies of such statements may be obtained by beneficial owners of certificates by a request in writing addressed to the trustee at its corporate trust office at _____________.

Subordination of Class B Certificates

         The rights of the Class B Certificateholders to receive distributions of interest are subordinated to the rights of Class A Certificateholders to receive payments of interest and principal. In addition, on each payment date the Class B Certificateholders will not receive a distribution of principal until the Class A Certificateholders have received their distribution of principal. This subordination is effected by the allocation of funds set forth under "--Distributions on Certificates" above.

Optional Redemption

         If the servicer exercises its option to purchase the receivables when the aggregate principal balance of the receivables declines to 10% or less of the aggregate principal balance of the receivables as of the Cut-off Date, you will receive an amount in respect of your certificates equal to the sum of:

          o the outstanding certificate balance of your certificates together with accrued and unpaid interest at the rate of interest for your certificates; and

          o interest on any past due interest at the rate of interest for your certificates, to the extent lawful.

         See "Description of the Receivables Transfer and Servicing Agreements -- Termination" in the prospectus.

Accounts

         In addition to the Collection Account,

          o the trustee will establish a distribution account for the benefit of the Class A Certificateholders;

          o the trustee will establish a distribution account for the benefit of the Class B Certificateholders; and

          o ________ the seller will establish and will maintain the Reserve Account at an Eligible Institution in the name of _______________ (the "Collateral Agent") on behalf of the certificateholders.

         The Reserve Account and the funds in the Reserve Account will not be property of the trust, but will be pledged to the Collateral Agent for the benefit of certificateholders.

Servicing Compensation and Expenses

         On each payment date the servicer is entitled to receive the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior payment dates. The Servicing Fee will be paid only to the extent of Available Interest for such payment date, plus funds, if any, deposited into the Collection Account from the Reserve Account. The servicer also is entitled to receive the Supplemental Servicing Fee. See "Description of the Receivables Transfer and Servicing Agreements -- Servicing Compensation and Expenses" in the prospectus.

Rights Upon Event of Servicing Termination


         If an Event of Servicing Termination occurs, the trustee or holders of certificates evidencing not less than a majority of the certificate balance may remove the servicer without the consent of any of the other certificateholders.


Waiver of Past Events of Servicing Termination

         If an Event of Servicing Termination occurs, holders of certificates evidencing at least a majority of the aggregate principal balance of the receivables, subject to the exceptions provided in the pooling and servicing agreement, may waive any Event of Servicing Termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other certificateholders.

Reserve Account

         Deposits to the Reserve Account. The Reserve Account will be funded by a deposit by the seller on the closing date in the amount of $___________. The amount on deposit in the Reserve Account may increase from time to time up to the Specified Reserve Account Balance by deposits of funds withdrawn from the Collection Account to the extent available as described under "--Distribution on the Certificates -- Distributions" above. The "Specified Reserve Account Balance" will equal the lesser of (a) ____% of the outstanding principal balance of the receivables and (b) ____% of the principal balance of the receivables as of the Cut-off Date.

         Withdrawals From the Reserve Account. On each payment date, the amount available in the Reserve Account will equal the lesser of (a) the amount on deposit in the Reserve Account and (b) the Specified Reserve Account Balance. The funds on deposit in the Reserve Account may be deposited into the Collection Account to the extent described under "-- Distributions on the Certificates -- Distributions" above. Funds on deposit in the Reserve Account in excess of the Specified Reserve Account Balance will be paid to the seller.

         Investment. Amounts on deposit in the Reserve Account will be invested by the Collateral Agent at the direction of the seller in Permitted Investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the Reserve Account. Permitted Investments are generally limited to obligations or securities that mature on or before the next payment date. However, to the extent each Rating Agency rating the certificates confirms that such actions will not adversely affect its ratings of the certificates, funds in the Reserve Account may be invested in obligations that will not mature prior to the next payment date and will not be sold to meet any shortfalls.

         Funds in the Reserve Account Will be Limited. Amounts on deposit in the Reserve Account from time to time are available to--

          o enhance the likelihood that you will receive the amounts due on your certificates; and

          o decrease the likelihood that you will experience losses on your certificates.

         However, the amounts on deposit in the Reserve Account are limited to the Specified Reserve Account Balance. If the amount required to cover shortfalls in funds on deposit in the Collection Account exceeds the amount available to be withdrawn from the Reserve Account, a shortfall in the amounts distributed to the certificateholders could result. Depletion of the Reserve Account ultimately could result in losses on your certificates.

         After the payment in full, or the provision for such payment of all accrued and unpaid interest on the certificates and the outstanding certificate balance of the certificates, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the seller.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Brown & Wood LLP, counsel for the Bank and Federal Tax Counsel for the trust, for federal income tax purposes, the trust will be a grantor trust and will not be treated as an association (or a publicly traded partnership) taxable as a corporation. See "Certain Federal Income Tax Consequences -- Trusts Treated as Grantor Trusts" in the prospectus.

                        CERTAIN STATE TAX CONSEQUENCES

         The tax discussion in the prospectus does not address the tax treatment of the trust, the certificates or the certificateholders under any state tax laws. You are urged to consult with your own tax advisors regarding the state tax treatment of the trust as well as any state tax consequences to you, particularly in the case of financial institutions, of purchasing, holding and disposing of your certificates.

                             ERISA CONSIDERATIONS

         For a general discussion of ERISA considerations in respect of the certificates, we refer you to the section entitled "ERISA Considerations" in the prospectus.

Class A Certificates

         The U.S. Department of Labor has granted an individual administrative exemption to [name of lead underwriter] (Prohibited Transaction Exemption ____, as amended, Exemption Application No. ________, 55 Fed. Reg. ___ (1990)) (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to motor vehicle installment loans such as the receivables owned by the trust. A "Plan" is an employee benefit or other plan or arrangement (such as an individual retirement plan or Keogh plan) that is subject to ERISA, Section 4975 of the Code or a Similar Law.

         For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations -- Senior Certificates Issued by Trusts" in the prospectus.

         Before purchasing a Class A Certificate, a fiduciary of a Plan must satisfy itself that (i) the Class A Certificates are "certificates" for purposes of the Exemption and (ii) the general and specific conditions and requirements in the Exemption would be met in the case of the Class A Certificates.

         Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code and the applicability of the Exemption, and the potential consequences in their specific circumstances, before making an investment in any of the certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Class B Certificates

         Because the characteristics of the Class B Certificates will not meet the requirements of the Exemption and may not meet any other exemption issued under ERISA, a Plan may be engaging in a prohibited transaction or may incur excise taxes or civil penalties if it purchases and holds Class B Certificates. Consequently, transfers of the Class B Certificates will not be registered by the trustee unless the trustee receives a deemed representation from the transferee of the Class B Certificate that:

          o the transferee is not a Plan or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer; or

          o if the purchaser is an insurance company, the purchaser is an insurance company which is purchasing the certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60")) and that the purchase and holding of the certificates are covered under Sections I and III of PTE 95-60.

         This representation will be deemed to have been made to the trustee by the transferee's acceptance of a Class B Certificate. If the representation is not true, the attempted transfer or acquisition shall be void ab initio.

                                 UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial certificate balances of Class A Certificates and Class B Certificates set forth opposite its name below:

                                           Certificate           Certificate
                                            Balance of            Balance of
                                             Class A               Class B
Underwriters                               Certificates          Certificates
-----------------------------------   ---------------------  ------------------
 ...................................
 ...................................
 ...................................
 ...................................
     Total.........................

         The seller has been advised by the underwriters that they propose to offer the certificates to the public initially at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Class A Certificates and Class B Certificates, the public offering prices may change.

         The underwriting discounts and commissions, the selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the certificate balance of each class of certificates and as an aggregate dollar amount, shall be as follows:

                                         Underwriting                               Selling
                                         Discount and        Net Proceeds         Concessions         Reallowance
                                         Commissions         to Seller(1)        not to exceed       not to exceed
                                   ---------------------   ----------------   ------------------  ------------------
Class A Certificates............
Class B Certificates............
    Total.......................

--------------
(1) Plus interest accrued on the certificates, if any, from ________ and before deducting other expenses estimated at $___________.

         Until the distribution of the certificates is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the certificates.

         If the underwriters create a short position in the certificates in connection with this offering (i.e., they sell more certificates than are set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing certificates, as the case may be, in the open market.

         The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase certificates in the open market to reduce the underwriters' short position or to stabilize the price of such certificates, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those certificates, as the case may be, as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

         Neither the seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the certificates. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The certificates are new issues of securities and there currently is no secondary market for the certificates. The underwriters for the certificates expect to make a market in such securities but will not be obligated to do so. We cannot assure you that a secondary market for the Class A Certificates or the Class B Certificates will develop. If a secondary market for the Class A Certificates or the Class B Certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your certificates.

         The trustee and the Collateral Agent may, from time to time, invest the funds in the Collection Account and the Reserve Account, as applicable, in investments acquired from or issued by the underwriters.

         In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the seller and its affiliates.

         The seller has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

         The closing of the sale of each class of the certificates is conditioned on the closing of the sale of the other class of certificates.

         Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, the seller or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

                                LEGAL OPINIONS

         Certain legal matters and federal income tax matters relating to the certificates will be passed upon for the seller and the servicer by Brown & Wood LLP. Certain legal matters relating to the certificates will be passed upon for the underwriters by Simpson Thacher & Bartlett.

                               GLOSSARY OF TERMS

         Additional defined terms used in this prospectus supplement are defined under "Glossary of Terms" in the prospectus.

         "ABS" means the Absolute Prepayment Model which we use to measure prepayments on receivables and we describe under "The Receivables
Pool--Weighted Average Life of the Certificates".

         "ABS Table" means the table captioned "Percent of Initial Certificate Balance at Various ABS Percentages" beginning on page S-__ of this prospectus supplement.

         "Available Interest" means, with respect to any payment date, the excess of (a) the sum of:

          o    Interest Collections for such payment date; and

          o    all Advances made by the servicer for such payment date,

over (b) the amount of Outstanding Advances to be reimbursed on or with respect to such payment date.

         "Available Principal" means, with respect to any payment date, the sum of the following amounts with respect to the preceding Collection Period:

          o that portion of all collections on the receivables allocable to principal in accordance with the terms of the receivables and the servicer's customary servicing procedures;

          o to the extent attributable to principal, the Purchase Amount received with respect to each receivable repurchased by the seller or purchased by the servicer under an obligation which arose during that Collection Period; and

          o all liquidation proceeds, to the extent allocable to principal, received during such Collection Period.

Available Principal on any payment date will exclude all payments and proceeds of any receivables the Purchase Amount of which has been distributed on a prior payment date.

         "Book-Entry Securities" means securities that are held in the U.S. through DTC and in Europe through Clearstream or Euroclear.

         "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York or the State of Texas are authorized by law, regulation or executive order to be closed.

         "certificates" means, collectively, the Class A Certificates and the Class B Certificates.

         "certificate balance" means, with respect to a class of certificates, the original certificate balance for that class as reduced by all prior distributions of principal to the holders of record of that class of certificates. The original certificate balance of each class of certificates is set forth on the cover of this prospectus supplement.

         "Class A Certificateholders" means the holders of record of Class A Certificates.

         "Class A Certificates" means the __% Automobile Loan Pass-Through Certificates, Class A.

         "Class A Percentage" means _____%.

         "Class A Principal Distribution" means, with respect to any payment date, the sum of (i) the Class A Percentage of the Available Principal plus the Class A Percentage of Realized Losses, (ii) the Class A Percentage of the Available Principal for any prior payment date and the Class A Percentage of Realized Losses for any prior payment date, in each case only to the extent, if any, that they have not already been distributed to the Class A Certificateholders and (iii) if that payment date is the Final Scheduled Payment Date, the additional amount, if any, needed to reduce the certificate balance of the Class A Certificates to zero.

         "Class B Certificateholders" means the holders of record of Class B Certificates.

         "Class B Certificates" means the __% Automobile Loan Pass-Through Certificates, Class B.

         "Class B Percentage" means _____%.

         "Class B Principal Distribution" means, with respect to any payment date, the sum of (i) the Class B Percentage of the Available Principal plus the Class B Percentage of Realized Losses, (ii) the Class B Percentage of the Available Principal for any prior payment date and the Class B Percentage of Realized Losses for any prior payment date, in each case only to the extent, if any, that they have not already been distributed to the Class B Certificateholders and (iii) if that payment date is the Final Scheduled Payment Date, the additional amount, if any, needed to reduce the certificate balance of the Class B Certificates to zero.

         "Clearstream" means Clearstream Bank, societe anonyme, a professional depository under the laws of Luxembourg.

         "closing date" means ___________________.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral Agent" means _______________________________________ and its successors and assigns as the collateral agent to which the funds and investments in the Reserve Account have been pledged for the benefit of the certificateholders.

         "Collection Account" means an account established pursuant to the pooling and servicing agreement, held in the name of the trustee, into which the servicer is required to deposit collections on the receivables and other amounts.

         "Collection Period" means, with respect to a payment date, the calendar month preceding that payment date, or in the case of the initial payment date, the period from the Cut-off Date to .

         "Contract Rate" means the per annum interest rate borne by a receivable.

         "Cut-off Date" means the date as of which the seller will transfer the receivables to the trust, which is ___________________.

         "defaulted receivable" means a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 5% of a scheduled payment is 120 or more days delinquent as of the end of a calendar month.

         "Definitive Certificates" means with respect to any class of certificates, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

         "DTC" means The Depository Trust Company and any successor depository selected by the trustee.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Euroclear" means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

         "Federal Tax Counsel" means Brown & Wood LLP.

         "Final Scheduled Payment Date" means ________________________________.

         "Interest Collections" means, with respect to any payment date, the sum of the following amounts with respect to the preceding Collection Period:

          (1) that portion of all collections on the receivables allocable to interest in accordance with the terms of the receivables and the servicer's customary servicing procedures;

          (2) all liquidation proceeds, to the extent allocable to interest, received during such Collection Period;

          (3)  all recoveries received during such Collection Period; and

          (4) ______ to the extent attributable to interest, the Purchase Amount with respect to each receivable repurchased by the seller or purchased by the servicer under an obligation which arose during such Collection Period.

Interest Collections for any payment date shall exclude all payments and proceeds of any receivables the Purchase Amount of which has been distributed on a prior payment date.

         "liquidation proceeds" means with respect to any receivable (a) insurance proceeds received by the servicer and (b) the monies collected by the servicer from whatever source, including but not limited to proceeds of a financed vehicle sold after repossession, on a defaulted receivable net of any payments required by law to be remitted to the obligor.

         "payment date" means the date on which the trust will distribute interest and principal on the certificates, which will be the _________________ day of each month or, if any such day is not a Business Day, on the next Business Day, commencing ________________________ .

         "Plan" means an employee benefit or other plan or arrangement (such as an individual plan or Keogh plan) that is subject to ERISA, Section 4975 of the Code or a Similar Law.

         "Realized Losses" means, for any Collection Period, the excess of the aggregate principal balance of those receivables that were designated as defaulted receivables during that Collection Period over liquidation proceeds received with respect to those receivables during that Collection Period, to the extent allocable to principal.

         "Record Date" with respect to any payment date means the day immediately preceding the payment date or, if the certificates are issued as Definitive Certificates, the last day of the preceding month.

         "recoveries" means, with respect to any Collection Period after a Collection Period in which a receivable becomes a defaulted receivable, all monies received by the servicer with respect to such defaulted receivable during that Collection Period, net of any fees, costs and expenses incurred by and reimbursed to the servicer in connection with the collection of such defaulted receivable and any payments required by law to be remitted to the obligor.

         "Reserve Account" means the account which the seller will establish in the name of the Collateral Agent into which the seller will deposit the Reserve Initial Deposit. The trustee will make the other deposits into and withdrawals from the Reserve Account as specified in this prospectus supplement.

         "Reserve Initial Deposit" means the $______________ initially deposited into the Reserve Account.

         "SEC" means the Securities and Exchange Commission.

         "Servicing Fee" means a fee payable to the servicer on each payment date for servicing the receivables which is equal to the product of 1/12 of __% and the aggregate principal balance of the receivables as of the first day of the related Collection Period.

         "Specified Reserve Account Balance" means the lesser of--

          o    __% of the outstanding principal balance of the receivables;
               and

          o __% of the principal balance of the receivables as of the Cut-off Date.

         "Supplemental Servicing Fee" means, for each Collection Period, the amount of any late fees and other administrative fees and expenses collected during that Collection Period, plus any interest earned during the Collection Period on amounts on deposit in the Collection Account during the Collection Period. The servicer does not currently collect such fees and expenses but may do so in the future.

Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


     Before you purchase any of these securities, be sure to read the risk factors beginning on page of this prospectus and the risk factors set forth in the related prospectus supplement.

     A security is not a deposit and neither the securities nor the underlying motor vehicle installment loans are insured or guaranteed by the FDIC or any other governmental authority.

     The notes and the certificates will represent obligations of or interests in the trust only and will not represent obligations of or interests in USAA Federal Savings Bank or any of its affiliates.


                 Subject to completion, dated August 4, 2000


                                    (LOGO)

                               USAA Auto Trusts

                              Asset Backed Notes

                           Asset Backed Certificates

                           USAA Federal Savings Bank

                              Seller and Servicer

Each trust -

o will issue asset-backed notes and/or certificates in one or more classes, rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization;

o    will own --

     ____ a portfolio of motor vehicle installment loans;

     ____ collections on those loans;

     ____ security interests in the vehicles financed by those loans; and

     ____ funds in the accounts of the trust; and

o    may have the benefit of some form of credit or payment enhancement.

The main sources of funds for making payments on a trust's securities will be collections on its motor vehicle installment loans and any enhancement that the trust may have.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any related prospectus supplement. Any representation to the contrary is a criminal offense.

                             --------------------



                The date of this prospectus is August 4, 2000


                               TABLE OF CONTENTS

READING THIS PROSPECTUS AND THE ACCOMPANYING
PROSPECTUS SUPPLEMENT...............................3
WHERE YOU CAN FIND ADDITIONAL INFORMATION...........3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....4
    Copies of the Documents.........................4
SUMMARY.............................................5
RISK FACTORS........................................9
THE TRUSTS.........................................17
    The Receivables................................17
    The Trustee....................................18
USAA FEDERAL SAVINGS BANK..........................18
THE BANK'S PORTFOLIO OF MOTOR VEHICLE LOANS........19
THE RECEIVABLES POOLS..............................23
    We Will Provide More Specific Information
    About the Receivables in the Prospectus
    Supplement.....................................24
MATURITY AND PREPAYMENT CONSIDERATIONS.............25
USE OF PROCEEDS....................................26
PRINCIPAL DOCUMENTS................................26
PAYMENTS ON THE SECURITIES.........................28
CERTAIN INFORMATION REGARDING THE SECURITIES.......28
    Fixed Rate Securities..........................29
    Floating Rate Securities.......................29
    Book-Entry Registration........................29
    Definitive Securities..........................35
    Reports to Securityholders.....................36
THE INDENTURE......................................38
    The Indenture Trustee..........................44
DESCRIPTION OF THE RECEIVABLES TRANSFER AND
    SERVICING AGREEMENTS...........................45
    Sale and Assignment of Receivables.............45
    Accounts.......................................47
    Servicing Procedures...........................48
    Collections....................................48
    Advances.......................................49
    Servicing Compensation and Expenses............49
    Distributions..................................50
    Credit and Payment Enhancement.................50
    Net Deposits...................................51
    Statements to Trustees and Trusts..............52
    Evidence as to Compliance......................52
    Certain Matters Regarding the Servicer.........52
    Events of Servicing Termination................53
    Rights Upon Event of Servicing Termination.....54
    Waiver of Past Events of Servicing Termination.54
    Amendment......................................55
    Payment of Notes...............................55
    Termination....................................55
    List of Certificateholders.....................56
    Administration Agreement.......................56
    Duties of Trustee..............................57
    The Trustee....................................57
SOME IMPORTANT LEGAL ISSUES
RELATING TO THE RECEIVABLES........................58
    Security Interest in the Receivables...........58
    Security Interests in the Financed Vehicles....58
    Enforcement of Security Interests in Financed
    Vehicles.......................................60
    Other Matters..................................60
CERTAIN FEDERAL INCOME TAX CONSEQUENCES............61
    TRUSTS FOR WHICH A PARTNERSHIP
    ELECTION IS MADE...............................61
    Tax Characterization of the Trust as a
    Partnership....................................61
    Tax Consequences to Holders of the Notes.......62
    Tax Consequences to Holders of the
    Certificates...................................64
    TRUSTS IN WHICH ALL CERTIFICATES
    ARE RETAINED BY THE SELLER OR AN
    AFFILIATE OF THE SELLER........................69
    Tax Characterization of the Trust..............69
    TRUSTS TREATED AS GRANTOR TRUSTS...............70
    Tax Characterization of the Trust as a Grantor
    Trust..........................................70
    FASIT PROVISIONS...............................76
CERTAIN STATE TAX CONSEQUENCES.....................80
ERISA CONSIDERATIONS...............................80
    Senior Certificates Issued by Trusts...........82
    Special Considerations Applicable to Insurance
    Company General Accounts.......................86
PLAN OF DISTRIBUTION...............................86
LEGAL OPINIONS.....................................87
GLOSSARY OF TERMS FOR THE PROSPECTUS...............87

                 READING THIS PROSPECTUS AND THE ACCOMPANYING
                             PROSPECTUS SUPPLEMENT

     We provide information on your securities in two separate documents that offer varying levels of detail:

     o this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

     o the accompanying prospectus supplement will provide a summary of the specific terms of your securities.

     If the terms of the securities described in this prospectus vary with the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

     You will find a glossary of defined terms used in this prospectus on page
--.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.


     In this prospectus, the terms "we," "us" and "our" refer to USAA Federal Savings Bank.


                   WHERE YOU CAN FIND ADDITIONAL INFORMATION


     USAA Federal Savings Bank, as the originator of each trust, has filed a registration statement with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended. This prospectus is part of the registration statement but the registration statement includes additional information.


     You may inspect and copy the registration statement at:

     o the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 1-800-732-0330),

     o the SEC's regional office at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661, and

     o the SEC's regional office at Seven World Trade Center, New York, New York 10048.

Also, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly or special SEC reports and proxy materials filed by or on behalf of a trust until we terminate our offering of the securities by that trust.


Copies of the Documents

     You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

     o   you received this prospectus and


     o you request such copies from USAA Federal Savings Bank, 10750 McDermott Freeway, San Antonio, Texas 78288 (Telephone: 210-498-2265).


This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to above.

                                    SUMMARY

     The following summary is a short description of the main structural features that a trust's securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of a trust's securities, you will need to read both this prospectus and the related prospectus supplement, in their entirety.

The Trusts

A separate trust will be formed to issue each series of securities. Each trust will be created by an agreement between the seller and the trustee.

The Seller and the Servicer

USAA Federal Savings Bank.

Trustee

The prospectus supplement will name the trustee for the trust.

Indenture Trustee

If a trust issues notes, the prospectus supplement will name the indenture trustee.

Securities

A trust's securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the prospectus supplement:

     o    its principal amount;

     o    its interest rate, which may be fixed or variable or a combination;

     o the timing, amount and priority or subordination of payments of principal and interest;

     o    the method for calculating the amount of principal payments;

     o    its final payment date;

     o    whether and when it may be redeemed prior to its final payment date;
          and

     o how losses on the receivables are allocated among the classes of securities.

Some classes of securities may be entitled to:

     o principal payments with disproportionate, nominal or no interest payments or

     o interest payments with disproportionate, nominal or no principal payments.

The prospectus supplement will identify any class of securities that is not being offered to the public.

Optional Prepayment

Generally, the servicer will have the option to purchase the receivables of each trust on any payment date when the aggregate principal balance of the receivables sold to the trust has declined to 10% (or such other percentage specified in the prospectus supplement) or less of the initial principal balance. Upon such a purchase, the securities of that trust will be prepaid in full.

The Receivables and Other Trust Property

The receivables of each trust will consist of a pool of motor vehicle installment loans made by the seller and secured by new and used automobiles and light-duty trucks and other property, including:

     o the rights to receive payments made on the receivables after the cut-off date specified in the related prospectus supplement;

     o    security interests in the vehicles financed by the receivables; and

     o    any proceeds from claims on various related insurance policies.

You will find a description of the characteristics of the trust's receivables in the prospectus supplement.


For a more detailed description of the receivables, including the criteria they must meet in order to be included in a trust, and the other property supporting the securities, see "The Receivables Pools" in this prospectus.


Other Property of the Trust

In addition to the receivables, each trust will own amounts on deposit in various trust accounts, which may include:

     o    an account into which collections are deposited;

     o    an account to fund post-closing purchases of additional receivables;
          or

     o    a reserve account or other account relating to credit enhancement.

Purchase of Receivables After the Closing Date

If a trust has not purchased all of its receivables at the time you purchase your securities, it will purchase the remainder of its receivables from the seller over a period specified in the prospectus supplement.

Credit or Payment Enhancement

The prospectus supplement will specify the credit or payment enhancement, if any, for each trust. Credit or payment enhancement may consist of one or more of the following:

     o   subordination of one or more classes of securities;

     o   a reserve account;

     o overcollateralization (i.e., the amount by which the principal amount of the receivables exceeds the principal amount of all of the trust's securities);

     o excess interest collections (i.e., the excess of anticipated interest collections on the receivables over servicing fees, interest on the trust's securities and any amounts required to be deposited in a reserve account, if any);

     o   letter of credit or other credit facility;

     o   surety bond;

     o   liquidity arrangements;

     o swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

     o   repurchase or put obligations;

     o   yield supplement accounts or agreements;

     o   guaranteed investment contracts;

     o   guaranteed rate agreements; or

     o other agreements with respect to third party payments or other support.

Limitations or exclusions from coverage could apply to any form of credit or payment enhancement. The prospectus supplement will describe the credit or payment enhancement and related limitations and exclusions applicable for securities issued by a trust. Enhancements cannot guarantee that losses will not be incurred on the securities.

Reserve Account

If there is a reserve account, the seller will initially deposit in it cash or securities having a value equal to the amount specified in the prospectus supplement.

Amounts on deposit in a reserve account will be available to cover shortfalls in the payments on the securities as described in the prospectus supplement. The prospectus supplement may also specify (1) a minimum balance to be maintained in the reserve account and what funds are available for deposit to reinstate that balance, and (2) when and to whom any amount will be distributed if the balance exceeds this minimum amount.


For more information about credit enhancement, see "Description of the Receivables Transfer and Servicing Agreements -- Credit and Payment Enhancement" in this prospectus.


Transfer and Servicing of the Receivables

The seller will transfer receivables to a trust under an agreement. The servicer will agree with the trust to be responsible for servicing, managing, maintaining custody of and making collections on the receivables.


For more information about the sale and servicing of the receivables, see "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in this prospectus.


Servicing Fees

Each trust will pay the servicer a servicing fee based on the outstanding balance of the receivables. The amount of the servicing fee will be specified in the prospectus supplement. The servicer will also be entitled to retain as supplemental servicing compensation certain fees and charges paid by obligors and net investment income from reinvestment of collections on the receivables.

Servicer Advances of Certain Late Interest Payments

When interest collections received on the receivables are less than the scheduled interest collections in a collection period, the servicer will advance to the trust that portion of the shortfalls that the servicer, in its sole discretion, expects to be paid in the future by the related obligors.

The servicer will be entitled to reimbursement from other collections of the trust for these advances that are not repaid out of collections of the related late payments.

Repurchase May Be Required For Modified Receivables

In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to repurchase the receivable.


For a discussion of the servicer's repurchase obligations, see "Description of the Receivables Transfer and Servicing Agreements -- Servicing Procedures" in this prospectus.


Repurchase May Be Required For Breaches of Representation or Warranty

The seller will make representations and warranties relating to the receivables when it sells them to the trust.

The seller will be required to repurchase a receivable from the trust if (1) one of the seller's representations or warranties is breached with respect to that receivable and (2) the receivable is materially and adversely affected by the breach.


For a discussion of the representations and warranties given by the seller and its related repurchase obligations, see "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in this prospectus.


Tax Status

If the trust issues notes and the trust does not elect to be characterized as a Financial Asset Securitization Investment Trust, federal tax counsel to the trust will deliver an opinion when the notes are issued that for federal income tax purposes:

     o the notes will be characterized as debt unless otherwise stated in the prospectus supplement and

     o the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

If the trust is a grantor trust or elects to be treated as a Financial Asset Securitization Investment Trust, you will find a discussion of the federal income tax characterization of its certificates and the trust in this prospectus and the prospectus supplement.


See "Certain Federal Income Tax Consequences" and "Certain State Tax Consequences" in this prospectus for additional information concerning the application of federal and state tax laws to the securities.


ERISA Considerations


If you are an employee benefit plan, you should review the matters discussed under "ERISA Considerations" in this prospectus before investing in the securities.


Form, Denomination and Record Date


Generally, you may purchase securities only in book-entry form and will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the prospectus supplement. The record date for a payment date will be the business day immediately preceding the payment date or, if definitive securities are issued, the last day of the preceding calendar month.

                                 RISK FACTORS


     You should consider the following risk factors in deciding whether to purchase any of the securities.

Interests of other persons in the receivables could reduce the funds available to make payments on your securities

                                   Financing statements under the Uniform
                                   Commercial Code will be filed reflecting the sale of the receivables by us to the trust. Our accounting records and computer systems will also be marked to reflect a sale of the receivables to the trust. However, because the servicer will maintain possession of the receivables and not segregate or mark the receivables as belonging to the trust, another person could acquire an interest in a receivable that is superior to the trust's interest by obtaining physical possession of the loan document representing that receivable without knowledge of the assignment of the receivable to the trust. If another person acquires an interest in a receivable that is superior to the trust's interest in the receivable, some or all of the collections on that receivable may not be available to make payment on the securities.

                                   If another person acquires a security or other interest in a financed vehicle that is superior to the trust's security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on the securities.

                                   The trust's security interest in the
                                   financed vehicles could be impaired for one or more of the following reasons:

                                   o    we might fail to perfect our security
                                        interest in a financed vehicle;

                                   o    another person may acquire an interest
                                        in a financed vehicle that is superior
                                        to the trust's security interest
                                        through fraud, forgery, negligence or
                                        error because the servicer will not
                                        amend the certificate of title or
                                        ownership to identify the trust as
                                        the new secured party;

                                   o    the trust may not have a security
                                        interest in the financed vehicles in
                                        certain states because the
                                        certificates of title to the financed
                                        vehicles will not be amended to
                                        reflect assignment of a security
                                        interest therein to the trust;

                                   o    holders of some types of liens,
                                        such as tax liens or mechanics liens,
                                        may have priority over the trust's
                                        security interest; and

                                   o    the trust may lose its security
                                        interest in vehicles confiscated by
                                        the government.

                                   Neither the seller nor the servicer will be required to repurchase a receivable if the security interest in a related vehicle or the receivable becomes impaired after the receivable is sold to the trust.

Consumer protection laws
may cause a trust to experience
losses on its receivables
                                   Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on retail installment loans. Some of these laws make an assignee of the loan (such as a trust) liable to the obligor for any violation by the lender. Any liabilities of the trust under these laws could reduce the funds that the trust would otherwise have to make payments on your securities.

Only the assets of the trust
are available to pay your
securities

                                   Neither the seller nor any of its
                                   affiliates is obligated to make any
                                   payments relating to (1) the securities of a trust or (2) the receivables owned by a trust. Therefore, you must rely solely on the assets of the trust for repayment of your securities. If these assets are insufficient, you may suffer losses on your securities.

                                   The assets of a trust will consist solely of its receivables and, to the extent specified in the prospectus supplement, various deposit accounts and any credit or payment enhancement.

                                   Amounts on deposit in any reserve account will be limited and subject to depletion. The amount required to be on deposit in any reserve account will be limited. If the amounts in the reserve account are depleted as amounts are paid out to cover shortfalls in distributions of principal and interest on your securities, the trust will depend solely on collections on the receivables and any other credit or payment enhancement to make payments on your securities. In addition, the minimum required balance in a reserve account may decrease as the outstanding balance of the receivables decreases.

                                   You may suffer losses upon a liquidation of the receivables if the proceeds of the liquidation are less than the amounts due on the outstanding securities. Under certain circumstances described herein, the receivables of a trust may be sold after the occurrence of an event of default. The related securityholders will suffer losses if the trust sells the receivables for less than the total amount due on its securities. We cannot assure you that sufficient funds would be available to repay those securityholders in full.

Delays in collecting payments
could occur if USAA Federal
Savings Bank ceases to be the
servicer

                                   If we were to cease acting as servicer, the processing of payments on the receivables and information relating to collections could be delayed, which could delay payments to securityholders. We can be removed as servicer if we default on our servicing obligations as described in this prospectus. See "Description of the Receivables Transfer and Servicing Agreements -- Events of Servicing Termination." We may resign as servicer under certain circumstances described in this Prospectus. See "Description of the Receivables Transfer and Servicing Agreements -- Certain Matters Regarding the Servicer."


The insolvency of the seller
may delay payments on your
securities or cause you to incur
a loss
                                   The seller intends that each transfer of receivables by it to a trust under a sale and servicing agreement or a pooling and servicing agreement constitutes a sale. In the event that the seller were to become insolvent, the Federal Deposit Insurance Act("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), sets forth certain powers that the Federal Deposit Insurance Corporation may exercise if it were appointed receiver of the seller. To the extent that the seller has granted a security interest in the receivables to a trust and that security interest was validly perfected before the seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the seller or its creditors, that security interest would not be subject to avoidance by the Federal Deposit Insurance Corporation as receiver of the seller. Positions taken by the staff of the Federal Deposit Insurance Corporation prior to the passage of FIRREA do not suggest that the Federal Deposit Insurance Corporation, if appointed receiver of the seller, would interfere with the timely transfer to the trust of payments collected on the related receivables If, however, the Federal Deposit Insurance Corporation were to assert a contrary position, or were to require the trustee or the indenture trustee to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the seller as provided under the FDIA, delays in payments on the related securities and possible reductions in the amount of those payments could occur.


                                   Recently, the FDIC adopted a proposed rule, "Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation". If the proposed rule were effective and the seller's transfer of receivables to a trust were to satisfy the requirements of the proposed rule, then the Federal Deposit Insurance Corporation, as conservator or receiver of the seller, would not seek to treat the receivables and collections as the seller's property or property of the conservatorship or receivership of the seller rather than the trust's property. If the proposed rule becomes effective, we will indicate in the prospectus supplement whether the seller will rely on the rule. We cannot predict whether the proposed rule will become effective and we cannot assure you that a transfer of receivables by the seller to a trust will comply with the rule.


Subordination may cause some
classes of securities to bear
additional credit risk
                                   The rights of the holders of any class of securities to receive payments of interest and principal may be subordinated to one or more other classes of securities.

                                   Holders of subordinated classes of
                                   securities will bear more credit risk than more senior classes. Subordination may take the following forms:

                                   o    interest payments on any date on which
                                        interest is due may first be allocated
                                        to the more senior classes;

                                   o    principal payments on the
                                        subordinated classes might not begin
                                        until principal of the more senior
                                        classes is repaid in full;

                                   o    principal payments on the more
                                        senior classes may be made on a
                                        payment date before interest payments
                                        on the subordinated classes are made;

                                   o    subordinated classes bear the
                                        risk of losses on the receivables and
                                        the resulting cash shortfalls before
                                        the more senior classes do; and

                                   o    if the trustee sells the
                                        receivables after an event of default,
                                        the net proceeds of that sale may be
                                        allocated first to pay principal and
                                        interest on the more senior classes.

                                   The timing and priority of payment,
                                   seniority, allocations of losses and method of determining payments on the respective classes of securities of any trust will be described in the prospectus supplement.

Prepayments on the
receivables may
adversely affect
the average life of
and rate of return on
your securities
                                   Faster than expected prepayments on the
                                   receivables will cause the trust to make payments on its securities earlier than expected. You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your securities. We cannot predict the effect of prepayments on the average life of your securities.

                                   All the receivables by their terms may be prepaid at any time. Prepayments include:

                                   o    prepayments in whole or in part by the
                                        obligor;

                                   o    liquidations due to default;

                                   o    partial payments with proceeds from
                                        physical damage, credit life and
                                        disability insurance policies;

                                   o    required purchases of receivables by
                                        the servicer or repurchases of
                                        receivables by the seller for
                                        specified breaches of their
                                        representations or covenants; and

                                   o    an optional repurchase of a
                                        trust's receivables by the servicer
                                        when their aggregate principal balance
                                        is 10% (or such other percentage
                                        specified in the prospectus
                                        supplement) or less of the initial
                                        aggregate principal balance.

                                   A variety of economic, social and other
                                   factors will influence the rate of optional prepayments on the receivables and defaults.

                                   The final payment of each class of
                                   securities is expected to occur prior to its final scheduled payment date because of the prepayment and purchase considerations set forth above. If sufficient funds are not available to pay any class of notes in full on its final payment date, an event of default will occur and final payment of such class of notes will occur later than such date.


                                   For more information regarding the timing of repayments of the securities, see "Maturity and Prepayment Considerations" in the prospectus supplement and in this prospectus.


You may suffer losses on
your securities because the
servicer will hold collections
and commingle them with its
own funds
                                   The servicer will generally be permitted to hold with its own funds (1) collections it receives from obligors on the receivables and (2) the purchase price of receivables required to be repurchased from the trust until the day prior to the next date on which distributions are made on the securities. During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable for any reason to pay these amounts to the trust on the payment date, you might incur a loss on your securities.


                                   For more information about the servicer's obligations regarding payments on the receivables, see "Description of the Receivables Transfer and Servicing Agreements -- Collections" in this prospectus.


The senior class of securities
controls removal of the
servicer upon a default on its
servicing obligations
                                   Generally, the holders of a majority of a trust's senior class of securities (or the applicable trustee acting on their behalf) can remove the servicer if the servicer --

                                   o    does not deliver to the applicable
                                        trustee the available funds for
                                        application to a required payment
                                        after a grace period after notice or
                                        discovery;

                                   o    defaults on a servicing obligation
                                        which materially and adversely affects
                                        the trust after a grace period after
                                        notice; or

                                   o    becomes the subject of certain
                                        insolvency proceedings.


                                   Those holders may also waive a default by the servicer. The holders of any subordinate class of securities do not have any rights to participate in such determinations for so long as any of the more senior classes are outstanding, and the subordinate classes of securities may be adversely affected by determinations made by the more senior classes. See "Description of the Receivables Transfer and Servicing Agreements -- Events of Servicing Termination."


You may not be able to resell
your securities
                                   There may be no secondary market for the securities. Underwriters may participate in making a secondary market in the securities, but are under no obligation to do so. We cannot assure you that a secondary market will develop. If a secondary market does develop, we cannot assure you that it will continue or that you will be able to resell your securities.

Geographic concentration of a
a trust's auto loans may adversely
affect your securities
                                   Adverse economic conditions or other
                                   factors particularly affecting any state or region where there is a high concentration of a trust's auto loans could adversely affect the securities of that trust. We are unable to forecast, with respect to any state or region, whether any such conditions may occur, or to what extent such conditions may affect auto loans or the repayment of your securities. The location of a trust's auto loans by state, based upon borrowers' addresses at the time the auto loans were made, will be set out in the prospectus supplement.

Ratings of the securities          At the initial issuance of the securities
                                   of a trust, at least one nationally
                                   recognized statistical rating organization will rate the offered securities in one of the four highest rating categories. A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor. The ratings of the securities address the likelihood of the payment of principal and interest on the securities according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating if, in its judgment, circumstances in the future so warrant. A reduction or withdrawal of a security's rating will adversely affect its market value.

If book-entry registration is
used, you will be able to
exercise your rights as a
securityholder only through
the clearing agency and your
ability to transfer your
securities may be limited

                                   The securities will be delivered to you in book-entry form through the facilities of The Depository Trust Company ("DTC") or Clearstream (formerly Cedelbank) or Euroclear. Consequently, your securities will not be registered in your name and you will not be recognized as a securityholder by the trustee or any applicable indenture trustee. You will only be able to exercise the rights of a securityholder indirectly through DTC and its participating organizations. Specifically, you may be limited in your ability to resell the securities to a person or entity that does not participate in the DTC system or Clearstream or Euroclear. Physical certificates will only be issued in the limited circumstances described in the prospectus. See "Certain Information Regarding the Securities -- Definitive Securities" in this prospectus.

Potential delays in payments on
your securities due to potential
computer program problems
because of the year 2000 issue     The year 2000 issue results from the custom
                                   of writing computer programs using two
                                   digits to define a year. Computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Thus far, the servicer has not encountered any material year 2000 problems arising from its own operations or from those of its suppliers, customers or agents. We cannot assure you that such problems will not arise in the future.


                                   In the event that the servicer, or any of its suppliers, customers or agents encounter substantial problems because of the year 2000 issue, the servicer's performance of its obligations under the agreements to which it is a party could be adversely affected. This could result in delays in processing payments on the auto loans and could cause a delay in payments to you.

                                  THE TRUSTS

     The seller will establish a separate trust as either a Delaware business trust or a common law trust to issue each series of notes and/or certificates. Each trust will be established for the transactions described in this prospectus and in the related prospectus supplement. If a trust is a grantor trust for federal income tax purposes, the prospectus supplement will so state.

The Receivables

     Certain information concerning the seller's experience with respect to its portfolio of Motor Vehicle Loans (including previously sold Motor Vehicle Loans which the seller continues to service) will be set forth in each prospectus supplement. We cannot assure you that the delinquency, repossession and net loss experience on any pool of receivables owned by a trust will be comparable to that information.


     On the closing date for a trust, the seller will sell and transfer receivables to the trust in an amount specified in the related prospectus supplement. Generally, the trust will have the right to receive all payments on those receivables that are received on or after the date (a "cut-off date") specified in the prospectus supplement. To the extent provided in the prospectus supplement, the seller will convey additional receivables ("Subsequent Receivables") to the trust as frequently as daily during the period (the "Funding Period") specified in the prospectus supplement. A trust will purchase any Subsequent Receivables with amounts deposited in a pre-funding account on the closing date. Up to 50% of the net proceeds from the sale of the securities issued by a trust may be deposited into a pre-funding account for the purchase of Subsequent Receivables. Any Subsequent Receivables will also be assets of the trust.


     The property of each trust will also include:

     o    security interests in the financed vehicles;

     o the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

     o the seller's rights to certain documents and instruments relating to the receivables;

     o such amounts as from time to time may be held in one or more accounts maintained for the trust;

     o any credit or payment enhancement specified in the prospectus supplement;

     o certain payments and proceeds with respect to the receivables held by the servicer;

     o certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables; and

     o    any and all proceeds of the above items.

     If the trust issues notes, the trust's rights and benefits with respect to the property of the trust will be assigned to the indenture trustee for the benefit of the noteholders.

                                  The Trustee

     The trustee for each trust will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the securities is limited solely to the express obligations of the trustee set forth in the trust agreement or the pooling and servicing agreement. The trustee may resign at any time, in which event the administrator, in the case of a trust agreement, or the servicer, in case of a pooling and servicing agreement, will be obligated to appoint a successor trustee. The administrator or the servicer may also remove the trustee if:

     o the trustee ceases to be eligible to continue as trustee under the trust agreement or the pooling and servicing agreement, as applicable, or

     o    the trustee becomes insolvent.

     In either of these circumstances, the administrator or servicer must appoint a successor trustee. If the trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

     You will find the addresses of the principal offices of the trust and the trustee in the prospectus supplement.

                           USAA FEDERAL SAVINGS BANK

     USAA Federal Savings Bank (the "Bank") is a federally chartered savings association and a member of the Federal Home Loan Bank System. The Bank is subject to the primary supervision of the Office of Thrift Supervision, and its deposits are insured by the Federal Deposit Insurance Corporation. The Bank is an indirect wholly-owned subsidiary of the United Services Automobile Association ("USAA") and is engaged in providing consumer banking products and services primarily to the USAA membership, concentrating its efforts in marketing consumer loan products as well as deposit products. As of December 31, 1999, its total assets and total common and preferred stockholders' equity were $8.9 billion and $806 million, respectively.


     The Bank's executive offices are located at 10750 McDermott Freeway, San Antonio, Texas 78288 and its telephone number is (210) 498-2265.

     USAA is a reciprocal interinsurance exchange formed in 1922. As of December 31, 1999, USAA and its various property and casualty insurance subsidiaries had approximately 3.6 million members.

     USAA and its various property and casualty insurance subsidiaries provide personal line insurance, which includes automobile, homeowners, and renters insurance, to their policyholders. In addition, through its various wholly-owned subsidiaries and affiliates, USAA offers personal financial service products, including life insurance, mutual funds, banking services and financial planning services. USAA is the seventh largest private passenger automobile and the sixth largest homeowners insurer in the United States, based on 1999 direct written premiums. USAA markets its products and services principally through a direct mail and telecommunication program. USAA's insurance financial strength has been rated "Aaa" and "AAA" by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, respectively. USAA is headquartered in San Antonio, Texas and employs approximately 23,000 people.


                  THE BANK'S PORTFOLIO OF MOTOR VEHICLE LOANS


Origination of Motor Vehicle Loans


     The Bank directly originates motor vehicle installment loans secured by new and used automobiles and light-duty trucks (the "Motor Vehicle Loans"). Applications for Motor Vehicle Loans are made by individuals to the Bank's office in San Antonio, Texas and are reviewed by the Bank in accordance with the Bank's underwriting procedures. Applications are generally accepted by telephone but may also be accepted in person or by mail. The Bank's primary source of applicants is the membership and associate membership of USAA, which consist of officers and former officers of the U.S. military, their dependents and former dependents and, more recently, enlisted personnel in the U.S. military.


     The Bank services all of its Motor Vehicle Loans. The servicing functions performed by the Bank include customer service, document file keeping, computerized account record keeping, vehicle title processing and collections. The Bank may change its servicing and origination policies and practices over time in accordance with the Bank's business judgment.

Underwriting of Motor Vehicle Loans

     The Bank makes credit decisions with respect to Motor Vehicle Loans in two alternative ways: on a pre-approved basis or on a judgmental basis, which, since September 1992, has included a credit scoring process.

     Pre-Approval Process. The Bank has a program of pre-approving potential customers for Motor Vehicle Loans. The Bank obtains names of potential customers from its existing Motor Vehicle Loan database, credit card database, database of requests for automobile pricing lists, and various other sources.

     All potential pre-approved customer names are screened against the database maintained by the Bank's parent company USAA. USAA's database must show that the potential customer:

     o    is an active USAA insurance policyholder or is eligible to be one;
          and

     o is not identified in USAA's database as a customer who should not receive advertising from USAA or its subsidiary companies.

     The Bank then screens those potential customer names against its database of credit card accounts, although an existing credit card account is not a prerequisite for pre-approval. If the potential customer has a credit card account, the Bank's credit card database must show that the account:

     o    is current and has been active more than twelve months;

     o has not been more than 30 days delinquent on more than two occasions in the most recent 12 month period;

     o has had no record of bankruptcy, closed account or collection problems; and

     o    has no lost or stolen account or fraudulent activity record.

     A potential customer who is pre-approved using the credit card account screening process is offered a Motor Vehicle Loan in an amount determined by the credit limit amount of the individual's credit card accounts with the Bank and the individual's credit score. The Bank offers those pre-approved potential customers Motor Vehicle Loans in amounts of $15,000 to $30,000.

     A potential customer without a credit card account with the Bank is eligible for a pre-approved Motor Vehicle Loan in an amount of $15,000 to $30,000 if the individual has no record of bankruptcy or collection problems on any Bank loan products and has an existing Motor Vehicle Loan with the Bank that:

     o    has not been more than 30 days delinquent;

     o has a term greater than one year and has been outstanding for more than one year; and

     o    had an original principal balance in excess of $ 7,500.

     The Bank notifies potential customers that they have been pre-approved for a Motor Vehicle Loan by direct mail under certain circumstances and, if a pre-approved individual calls the Bank to inquire about a Motor Vehicle Loan, by telephone. A potential customer who has been pre-approved need only identify the make, model, year and price of the financed vehicle and, because of the information known by the Bank through USAA's database and the Bank's credit card database, is not required to provide additional credit related information.

     Judgmental Process. If an applicant is not pre-approved for a Motor Vehicle Loan as described above, the Bank requires the applicant to complete an application, generally over the telephone, which sets forth the applicant's income, liabilities, credit and employment history, and other personal information as well as a description of the financed vehicle which is intended to secure a Motor Vehicle Loan. The Bank reviews each application for completeness and for compliance with the Bank's guidelines and applicable consumer regulations.

     The Bank evaluates each applicant using uniform underwriting standards developed by the Bank. These underwriting standards are intended to assess the applicant's ability to repay such Motor Vehicle Loan and the adequacy of the financed vehicle as collateral, based upon a review of the information contained in the applicant's loan application and the credit bureau reports referred to below.


     Automated Review. The Bank first performs the evaluation on an automated basis. If the automated review of the application shows that the applicant meets certain criteria in the Bank's underwriting guidelines described below at specified levels and has at least a specified credit score in the Bank's credit scoring process referred to below, then the application is approved. If the application is not approved in the automated review and has not been submitted by a pre-approved customer, a credit analyst performs a judgmental review using the same criteria and standards.


     Credit Criteria. Among the criteria considered in evaluating each application are:

     o stability of the applicant with specific regard to the applicant's occupation and length of employment;

     o the applicant's payment history based on information known directly by the Bank or as provided by various credit reporting agencies with respect to present and past debt;

     o    a debt service to gross monthly income ratio test; and

     o a loan to value ratio test taking into account the age, type and market value of the financed vehicle.

     The Bank's general policy has been not to allow an applicant's debt service to gross monthly income ratio to exceed 55%.

     The Bank uses an empirically based credit scoring process that uses credit scores provided by credit bureaus to objectively assess an applicant's creditworthiness. This credit scoring process was created using historical information from the database of Motor Vehicle Loans owned or serviced by the Bank. Through credit scoring, the Bank evaluates credit profiles to quantify credit risk. The credit scoring process entails the use of statistics to correlate common characteristics with credit risk. The Bank's credit scoring process is periodically reviewed and, if necessary, updated to reflect current statistical data. The Bank's credit scoring process is intended to provide a basis for lending decisions, not to supersede the judgment of the credit analyst.

     The Bank has approved applications that do not meet its standard credit guidelines, both before and after implementation of the credit scoring process. Generally, those approvals require concurrent approval of a second, designated senior credit analyst or credit manager of the Bank. Applications that do not comply with all the Bank's guidelines must have compensating factors which indicate a strong capacity to repay the loan. In such cases, the reason for approving the Motor Vehicle Loan is often because the applicant has made a down payment and the amount financed is lower than the maximum permitted by the Bank's guidelines.

     Amount Advanced. The amount advanced by the Bank under any Motor Vehicle Loan, including Motor Vehicle Loans offered pursuant to the pre-approved program, generally has not exceeded the lesser of the purchase price and:

     o for a new financed vehicle, the manufacturer's suggested retail price plus taxes and title and license fees on the financed vehicle or


     o for a used financed vehicle the "retail" value stated in the most recently published National Auto Research Black Book used vehicle guide, adjusted for high or low mileage and before credit for any optional equipment, plus taxes and title and license fees.


     However, the maximum amount advanced for Motor Vehicle Loans is often less than such amounts depending on a number of factors, including the length of the Motor Vehicle Loan term and the model and year of the financed vehicle. These adjustments are made to assure that the financed vehicle constitutes adequate collateral to secure the Motor Vehicle Loan. In addition, whether a financed vehicle is new or used, the Bank will also finance service warranties under a Motor Vehicle Loan.

     Periodically, the Bank makes a detailed analysis of its portfolio to evaluate the effectiveness of the Bank's credit guidelines and scoring process. If external economic factors, credit delinquencies or credit losses change, the Bank adjusts its credit guidelines to maintain the asset quality deemed acceptable by the Bank's management. The Bank reviews, on an annual basis, the quality of its Motor Vehicle Loans by conducting internal audits of certain randomly selected Motor Vehicle Loans to ensure compliance with established policies and procedures.

Insurance


     Each Motor Vehicle Loan requires the obligor to obtain comprehensive and collision insurance with respect to the financed vehicle. After the funding of the Motor Vehicle Loan, the Bank does not monitor the obligor's compliance with such requirement. Most obligors obtain the required comprehensive and collision insurance from USAA or an affiliate thereof.

     If an obligor fails to maintain the required insurance, the Bank may, but is not obligated to, purchase limited comprehensive and collision insurance to protect the interests of the Bank and those of the obligor and charge the obligor for the cost of such insurance (the "Force Placed Insurance"). The Bank currently does not obtain Force Placed Insurance if an obligor fails to maintain the required insurance.


Collection Procedures

     The Bank performs collection activities with respect to delinquent Motor Vehicle Loans including the prompt investigation and evaluation of the causes of any delinquency. An obligor is considered delinquent when he or she makes any payment that is less than 95% of a scheduled monthly payment.

     The Bank maintains an on-line collection system for use in collection efforts. The collection system provides relevant obligor information (for example, current addresses, phone numbers and loan information) and records of all contact of the Bank with obligors. The system also records an obligor's promise to pay, affords supervisors the ability to review collection personnel activity and modify priorities with respect to obligor contacts and provides reports concerning Motor Vehicle Loan delinquencies. Under the Bank's current practices, contact by mail is initiated with an obligor whose Motor Vehicle Loan has become ten days delinquent. An additional mail contact is initiated with an obligor when his or her Motor Vehicle Loan has become 20 days delinquent. In the event that such contacts fail to result in a payment sufficient to bring scheduled payments current under the Motor Vehicle Loan, telephone contact with the obligor is attempted on or about the 22nd day of delinquency. Generally, after a Motor Vehicle Loan continues to be delinquent for 35 days, the Bank sends a demand letter. After 50 days of delinquency, the Bank accelerates the Motor Vehicle Loan. Repossession procedures generally will be initiated after a Motor Vehicle Loan continues to be delinquent for 60 to 90 days, depending on factors such as payments made and credit score. However, if a Motor Vehicle Loan is deemed uncollectible, if the financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession, or if the obligor voluntarily surrenders the financed vehicle, a repossession may occur without regard to the length or existence of payment delinquency. Repossessions are conducted by third parties engaged in the business of repossessing vehicles for secured parties. After repossession, the obligor generally has an additional 15 days to redeem the financed vehicle before the financed vehicle is resold.

     Losses may occur in connection with delinquent Motor Vehicle Loans and can arise in several ways, including inability to locate the financed vehicle or the obligor, or because of a discharge of the obligor in a bankruptcy proceeding. The current policy of the Bank is to recognize losses when it determines that the Motor Vehicle Loan is uncollectible, or during the month the Motor Vehicle Loan becomes 120 days delinquent, whichever occurs first.

     Upon repossession and sale of the financed vehicle, the Bank pursues any deficiency remaining to the extent deemed practical by the Bank and to the extent permitted by law. The loss recognition and collection policies and practices of the Bank may change over time in accordance with the Bank's business judgment.

     The Bank offers certain obligors credit-related extensions. Generally, these extensions are offered only when:

     o the Bank believes that the obligor's financial difficulty has been resolved or will no longer impair the obligor's ability to make future payments;

     o the extension will result in the obligor's payments being brought current;

     o the total number of credit-related extensions granted on the Motor Vehicle Loan will not exceed two and the total credit-related extensions granted on the Motor Vehicle Loan will not exceed four months in the aggregate; and

     o there have been no credit-related extensions granted on the Motor Vehicle loan in the immediately preceding twelve months.


     Any deviation from this policy requires the concurrence of the Bank's collection manager and a representative of the Bank's senior officers credit committee. See "Description of the Receivables Transfer and Servicing Agreements--Servicing Procedures" for certain additional conditions on credit-related extensions which must be satisfied with respect to receivables owned by a trust.


                             THE RECEIVABLES POOLS


     Criteria for Selecting the Receivables. The receivables, including Subsequent Receivables, to be held by each trust will be selected from the Bank's portfolio of Motor Vehicle Loans on the basis of several criteria, including that each receivable:


     o    is secured by a new or used automobile or light-duty truck;

     o    was originated in the U.S.;

     o    has a fixed or variable interest rate;

     o provides for level monthly payments that fully amortize the amount financed over its original term to maturity or provides for a different type of amortization described in the prospectus supplement; and

     o satisfies the other criteria, if any, set forth in the prospectus supplement.

     The Bank will select the receivables from the Motor Vehicle Loans in its portfolio that satisfy the above criteria. No selection procedures which the Bank believes to be adverse to the securityholders of the trust will be used in selecting the receivable for the trust.

     Simple Interest Receivables. The receivables may provide for the application of payments on the simple interest method. If an obligor on a simple interest receivable pays a fixed monthly installment before its scheduled due date --

     o the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

     o the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

     Conversely, if an obligor pays a fixed monthly installment after its scheduled due date --

     o the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

     o the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

     In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a simple interest receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

     Receivables Other Than Simple Interest Receivables. If the receivables are not simple interest receivables, the prospectus supplement will describe the method of applying payments on the receivables.

     We Will Provide More Specific Information About the Receivables in the Prospectus Supplement

     We will provide information about the receivables to be held by each trust in the related prospectus supplement, including, to the extent appropriate:

     o the portion of the receivables secured by new vehicles and by used vehicles;

     o    the aggregate principal balance of all of the receivables;

     o the average principal balance of the receivables and the range of principal balances;

     o    the number of receivables;

     o the average original amount financed and the range of original amounts financed;

     o the weighted average contract rate of interest and the range of such rates;

     o    the weighted average original term and the range of original terms;

     o    the weighted average remaining term and the range of remaining terms;

     o    the scheduled weighted average life; and

     o the distribution by contract rate of interest and by the states of origination.

                    MATURITY AND PREPAYMENT CONSIDERATIONS


     The weighted average life of the securities of any trust will generally be influenced by the rate at which the principal balances of its receivables are paid, which payment may be in the form of scheduled amortization or prepayments. "Prepayments" for these purposes includes the following circumstances:


     o Prepayments by obligors, who may repay at any time without penalty.

     o The seller may be required to repurchase a receivable from the trust if certain breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach.

     o The servicer may be obligated to purchase a receivable from the trust if certain breaches of covenants occur or if the servicer extends or modifies the terms of a receivable beyond the Collection Period preceding the final payment date for the securities specified in the prospectus supplement.

     o Partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums.

     o    Liquidations of the receivables due to default.

     o Partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

     In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the securities of a trust on each payment date since that amount will depend, in part, on the amount of principal collected on the trust's receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

     The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle without the seller's consent. These factors may also include unemployment, servicing decisions, seasoning of loans, destruction of vehicles by accident, sales of vehicles and market interest rates. A predominant factor affecting the prepayment of a large group of loans is the difference between the interest rates on the loans and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the loans, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.

                                USE OF PROCEEDS

     The net proceeds from the sale of the securities of a trust will be applied by the trust or the seller, as indicated in the prospectus supplement

     o    if by the trust, to the purchase of the receivables from the seller;

     o if the trust has a pre-funding account, to make the deposit into that account;

     o if the trust has a yield supplement account, to make the deposit into that account;

     o if the trust has a reserve account, to make the initial deposit into that account; and

     o    for any other purposes specified in the prospectus supplement.

     The seller will add the funds received by it to its general funds. The trust may also issue certain classes of securities to the seller in partial payment for the receivables.

                              PRINCIPAL DOCUMENTS

     In general, the operations of a trust will be governed by the following documents:

If the trust issues notes:


              Document                                    Parties                                  Primary Purposes
-------------------------------------        -------------------------------------        -------------------------------------
Trust Agreement                              Trustee and Bank, as depositor               o        Creates the trust

                                                                                          o        Provides for issuance
                                                                                                   of certificates and payments
                                                                                                   to certificateholders

                                                                                          o        Establishes rights and
                                                                                                   duties of trustee

                                                                                          o        Establishes rights of
                                                                                                   certificateholders

Indenture                                    Trust, as issuer of the notes,               o        Provides for issuance
                                             and indenture trustee                                 of the notes, the terms of
                                                                                                   the notes and payments to
                                                                                                   noteholders

                                                                                          o        Establishes rights and
                                                                                                   duties of indenture trustee

                                                                                          o        Establishes rights of
                                                                                                   noteholders

Sale and Servicing Agreement                 Bank, as seller and servicer, and            o        Effects sale of
                                             a trust as purchaser                                  receivables to the trust

                                                                                          o        Contains
                                                                                                   representations and
                                                                                                   warranties of seller
                                                                                                   concerning the receivables

                                                                                          o        Contains servicing
                                                                                                   obligations of servicer

                                                                                          o        Provides for
                                                                                                   compensation to servicer

                                                                                          o        Directs how cash flow
                                                                                                   will be applied to expenses
                                                                                                   of the trust and payments on
                                                                                                   its securities

     If the trust is a grantor trust (as specified in the prospectus supplement):


              Document                                    Parties                                  Primary Purposes
-------------------------------------        -------------------------------------        -------------------------------------
Pooling and Servicing Agreement              Trustee and Bank, as seller and
                                             servicer                                     o        Creates the trust
                                                                                          o        Effects sale of
                                                                                                   receivables to the trust

                                                                                          o        Contains
                                                                                                   representations and
                                                                                                   warranties of seller
                                                                                                   concerning the receivables

                                                                                          o        Contains servicing
                                                                                                   obligations of servicer

                                                                                          o        Provides for
                                                                                                   compensation to servicer

                                                                                          o        Provides for issuance
                                                                                                   of certificates and payments
                                                                                                   to certificateholders

                                                                                          o        Directs how cash flow
                                                                                                   will be applied to expenses
                                                                                                   of the trust and payments to
                                                                                                   certificateholders

                                                                                          o        Establishes rights and
                                                                                                   duties of trustee

                                                                                          o        Establishes rights of
                                                                                                   certificateholders


     Various provisions of these documents are described throughout this prospectus and in the related prospectus supplement. The prospectus supplement for a series will describe any material provisions of these documents as used in that series that differ in a material way from the provisions described in this prospectus.

     A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

                          PAYMENTS ON THE SECURITIES

     The prospectus supplement will describe

          o the timing, amount and priority of payments of principal and interest on each class of the securities,

          o their interest rates or the formula for determining their interest rates,

          o    the method of determining the amount of their principal payments,

          o the priority of the application of the trust's available funds to its expenses and payments on its securities, and

          o the allocation of losses on the receivables among the classes of securities.

     The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to

          o principal payments with disproportionate, nominal or no interest payments or

          o interest payments with disproportionate, nominal or no principal payments or

          o residual cash flow remaining after all other classes have been paid.

Interest rates may be fixed or floating. If a class of securities is redeemable, the prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the securities issued by a trust may be greater than, equal to or less than the aggregate initial principal amount of the receivables held by that trust.

     Payments of principal and interest on any class of securities will be made on a pro rata basis among all the security holders of such class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates.

                 CERTAIN INFORMATION REGARDING THE SECURITIES

     Each class of securities entitled to receive interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described below and in the related prospectus supplement.

Fixed Rate Securities

     Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Floating Rate Securities


     Each class of floating rate securities will bear interest for each applicable interest accrual period described in the prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any or
(ii) as otherwise specified in the related prospectus supplement. Interest on each class of floating rate securities will be computed on the day count basis specified in the related prospectus supplement.


     The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal funds rates, U.S. government treasury securities rates, negotiable certificates of deposit rates or another rate set forth in the related prospectus supplement.

     A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

          o a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period. In addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law; and

          o a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

     Each trust issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The prospectus supplement will identify the calculation agent, if any, for each such class of floating rate securities, which may be either the trustee or indenture trustee with respect to such trust. All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

Book-Entry Registration

     The Trusts May Use Book-Entry Registration Instead of Issuing Definitive Securities. Except for the securities, if any, of a trust retained by the seller or its affiliates, each class of securities offered through this prospectus and the related prospectus supplement may initially be represented by one or more certificates registered in the name of DTC's nominee, except as set forth below. The securities will be available for purchase in the denominations specified in the related prospectus supplement and may be available for purchase in book-entry form only. Accordingly, such nominee is expected to be the holder of record of any class of securities issued in book-entry form. If a class of securities is issued in book-entry form, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, you, as an owner of securities will not be entitled to receive a physical certificate representing your interest in the securities of such class.

     If a class of securities is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of such class of securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders of such class of certificates refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of such class of certificates, for distribution to certificateholders of such class of certificates in accordance with DTC's procedures with respect thereto.

     Any securities of a given trust owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the applicable indenture, trust agreement or pooling and servicing agreement, except that, unless the seller and its affiliates own the entire class, such securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or other action under those documents.

     The prospectus supplement will specify whether the holders of the notes or certificates of the trust may hold their respective securities as Book-Entry Securities.

     You may hold your securities through DTC in the U.S., Clearstream or the Euroclear System in Europe or in any manner described in the related prospectus supplement. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.


     Investors electing to hold their global securities through DTC will follow the settlement practices that apply to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.


     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

     Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities of any trust held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

     o borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.


     The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct and indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward such payments to its participants which thereafter will forward them to indirect participants or securityholders. To the extent the related prospectus supplement provides that Book-Entry Securities will be issued, the only "noteholder" or "certificateholder," as applicable, will be DTC's nominee. Securityholders will not be recognized by the indenture trustee or the trustee as "noteholders" or "certificateholders" and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.


     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal and interest on the securities. Participants and indirect participants with which securityholders have accounts with respect to their respective securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such securities, may be limited due to the lack of a physical certificate for such securities.

     DTC will advise the related administrator or servicer of each trust that it will take any action permitted to be taken by a securityholder under the related indenture, trust agreement or pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC such securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of participants whose holdings include such undivided interests.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


     The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Clearstream Banking, societe anonyme ("Clearstream"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in Clearstream) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG.

     Following the merger, the Board of Directors of CI renamed the companies in the group "Clearstream". With effect from January 14, 2000, New CI has been renamed "Clearstream International, societd anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme".

     On January 17, 2000 DBC was renamed "Clearstream Banking AG". Consequently, there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG".


     Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any trust securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

     The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Definitive Securities

     With respect to any class of notes and any class of certificates issued in book-entry form, such notes or certificates will be issued as Definitive Notes and Definitive Certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if (1) the administrator of the trust or trustee of the trust determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities and the administrator or the seller, as the case may be, is unable to locate a qualified successor and so notifies the indenture trustee or the trustee in writing, (2) the administrator or the seller, as the case may be, at its option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an Event of Default under the indenture or an Event of Servicing Termination with respect to such securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of such class advise the indenture trustee or the trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such notes or certificates is no longer in the best interest of the holders of such securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the trustee will be required to notify all applicable securityholders of a given class through participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the indenture trustee or the trustee will reissue such securities as Definitive Securities to such securityholders.


     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the indenture trustee or the trustee in accordance with the procedures set forth in the related indenture or the related trust agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the record date specified for such securities in the related prospectus supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the indenture trustee or trustee or, if the securityholder satisfies certain requirements in the related indenture or the related trust agreement, by wire transfer. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.


     Definitive Securities will be transferable and exchangeable at the offices of the indenture trustee or the trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

     On or prior to each payment date, the administrator or the servicer will prepare and provide to the related indenture trustee and/or trustee a statement to be delivered to the securityholders on such payment date. With respect to securities of each trust, each such statement to be delivered to securityholders will include (to the extent applicable to those securityholders) the following information (and any other information so specified in the prospectus supplement) with respect to such payment date or the period since the previous payment date, as applicable:

     (1) the amount of the distribution allocable to principal of each class of such securities;

     (2) the amount of the distribution allocable to interest on or with respect to each class of securities;

     (3) the amount of the distribution allocable to draws from any reserve account or payments in respect of any other credit or payment enhancement arrangement;

     (4) the aggregate principal balance of the receivables as of the close of business on the last day of the preceding Collection Period;

     (5)      any overcollateralization amount or credit enhancement amount;

     (6) the aggregate outstanding principal amount for each class of such securities, each after giving effect to all payments reported under clause (1) above on such date;

     (7) the amount of the servicing fee paid to the servicer and the amount of any unpaid servicing fee with respect to the related Collection Period or Collection Periods, as the case may be;

     (8) the amount of the aggregate amount of losses realized on the receivables during that Collection Period calculated as described in the related prospectus supplement;

     (9) previously due and unpaid interest payments (plus interest accrued on such unpaid interest), if any, on each class of securities, and the change in such amounts from the preceding statement;

     (10) previously due and unpaid principal payments (plus interest accrued on such unpaid principal), if any, on each class of securities, and the change in such amounts from the preceding statement;

     (11) the aggregate amount to be paid in respect of receivables, if any, repurchased in such Collection Period;

     (12) the balance of any reserve account, if any, on such date, after giving effect to changes therein on such date;

     (13) the amount of Advances to be remitted by the servicer on such date;

     (14) for each such date during any Funding Period, the amount remaining in the pre-funding account;

     (15) for the first such date that is on or immediately following the end of any Funding Period, the amount remaining in the pre- funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of such trust; and

     (16) the amount of any cumulative shortfall between payments due in respect of any credit or payment enhancement arrangement and payments received in respect of such credit or payment enhancement arrangement, and the change in any such shortfall from the preceding statement.

     Each amount set forth under clauses (1), (2), (7), (9) and (10) with respect to the notes or the certificates of any trust will be expressed as a dollar amount per $1,000 of the initial principal amount of such securities.


     Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each trust, the indenture trustee or the trustee will mail to each person who at any time during such calendar year has been a securityholder with respect to the trust and received any payment thereon a statement containing certain information for the purposes of such securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."


                                 THE INDENTURE


     One or more classes of notes of a trust will be issued under the terms of an indenture between the trust and the indenture trustee specified in the prospectus supplement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the notes of each trust that issues notes; the attached prospectus supplement will give you additional information specific to the notes which you are purchasing This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

     Events of Default. With respect to the notes issued by a trust, "Events of Default" under the related indenture will consist of:


     o a default for five days (or such longer period specified in the prospectus supplement) or more in the payment of any interest on any notes;

     o a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

     o a default in the observance or performance of any covenant or agreement of the trust made in the related indenture other than those dealt with specifically elsewhere as an Event of Default which default materially and adversely affects the noteholders and which default continues for a period of 60 days after notice thereof is given to the trust by the applicable indenture trustee or to the trust and such indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust or its property as specified in the indenture; or

     o such other events, if any, set forth in the related prospectus supplement.


     The "Controlling Class" of notes of a trust will be its Class A Notes as long as they are outstanding. When they have been paid in full, the next most senior class of the trust's notes, if any, will become the Controlling Class so long as they are outstanding, and so on.


     The amount of principal due and payable to holders of a class of notes under the related indenture until its final scheduled payment date generally will be limited to amounts available to pay principal thereon. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default under the indenture until the final scheduled payment date for such class of notes.

     Rights upon Event of Default. If an Event of Default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or holders of a majority in principal amount of the Controlling Class may declare the principal of such notes to be immediately due and payable. Such declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class then outstanding if both of the following occur:

     o the issuer has paid or deposited with the indenture trustee enough money to pay:

          -- all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred; and

          -- all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

     o all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

     If an Event of Default has occurred with respect to the notes issued by any trust, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the related receivables. Upon the occurrence of an Event of Default resulting in acceleration of the notes, the indenture trustee may sell the related receivables if:

          o the holders of 100% of the notes issued by such trust consent to such sale (excluding notes held by the seller, the servicer or their affiliates),

          o the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the notes of such trust at the date of such sale, or

          o there has been an Event of Default arising from the failure to pay principal or interest and the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes of such trust as such payments would have become due if such obligations had notbeen declared due and payable, and such indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Controlling Class of such trust.


Any money received in realizing on trust property will first be applied to pay any due and unpaid fees and expenses of the indenture trustee.


     In addition, if the Event of Default relates to a default by a trust in observing or performing any covenant or agreement (other than an Event of Default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture), the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes and certificates issued by that trust consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes and certificates of that trust. The indenture trustee may also elect to have the trust maintain possession of the receivables and apply collections as received without obtaining the consent of securityholders.

     Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an Event of Default under the indenture occurs and is continuing with respect to notes of the trust, such indenture trustee will be under no obligation to exercise any of the rights or powers under such indenture at the request or direction of any of the holders of such notes, if such indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority in principal amount of the Controlling Class of a given trust will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of a majority in principal amount of the Controlling Class may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related trust.

     No holder of a note of any trust will have the right to institute any proceeding with respect to the related indenture, unless --

          o such holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

          o the holders of not less than 25% in principal amount of the Controlling Class of such trust have made written request to such indenture trustee to institute such proceeding in its own name as indenture trustee;

          o such holder or holders have offered such indenture trustee reasonable indemnity;

          o such indenture trustee has for 60 days after such notice, request and offer of indemnity failed to institute such proceeding; and

          o no direction inconsistent with such written request has been given to such indenture trustee during such 60-day period by the holders of a majority in principal amount of the Controlling Class.

     Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any trust, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the applicable indenture.

     Each trust will be subject to covenants under the indenture. Each trust will be subject to the covenants discussed below, as provided in the related indenture.

                 o Restrictions on merger and consolidation. The related trust may not consolidate with or merge into any other entity, unless:

                -- the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

                -- such entity expressly assumes the trust's obligation to make due and punctual payments upon the notes of the related trust and the performance or observance of every agreement and covenant of the trust under the indenture,

                -- no event that is (or with notice or lapse of time or both would become) an Event of Default under the indenture shall have occurred and be continuing immediately after such merger or consolidation,

                -- the trust has been advised that the rating of the notes and the certificates of such trust then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation,


                -- the trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal income tax consequence to the trust or to any related noteholder or certificateholder,


                -- any action as is necessary to maintain the lien and security interest created by the related indenture shall have been taken, and

                -- the trust has received an opinion of counsel and officer's certificate each stating that such consolidation or merger satisfies all requirements under the related indenture.

                 o Other negative covenants. Each trust will not, among other things--

                -- except as expressly permitted by the applicable Basic Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

                -- claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related trust (other than amounts withheld under the tax code or applicable state law) or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the trust or its property,

                --  dissolve or liquidate in whole or in part,

                -- permit the lien of the related indenture to be subordinated or otherwise impaired,

                -- permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under such indenture except as may be expressly permitted thereby, or

                -- permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics' or certain other liens and except as may be created by the terms of the related indenture.


     No trust may engage in any activity other than as specified under the section of the related prospectus supplement titled "The Trust." No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates and as a result of any Advances made to it by the servicer or otherwise in accordance with the related sale and servicing agreement or other documents relating to the trust.


     List of Noteholders. With respect to the notes of any trust, three or more holders of the notes of any trust or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of the Controlling Class may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. Such indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the trust.

     Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

     Indenture Trustee's Annual Report. The indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of all such notes.


     Modification of Indenture. Any trust, together with the related indenture trustee, may, without the consent of the noteholders of the trust, execute a supplemental indenture for any of the following purposes:

          o to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to convey to the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject to the lien of the indenture additional property;

          o to evidence the succession, in compliance with the applicable provisions of the indenture, of another person to the trust, and the assumption by any such successor of the covenants of the trust in the indenture and in the notes;

          o to add to the convenants of the trust, for the benefit of the noteholders, or to surrender any right or power in the indenture conferred upon the trust;

          o to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

          o to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or under any supplemental indenture which shall not be inconsistent with the provisions of the indenture; provided that such action shall not materially adversely affect the interests of the noteholders;

          o to evidence and provide for the acceptance of the appointment under the indenture by a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts under the indenture by more than one trustee; or

          o to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act or under any similar federal statute enacted after the date of the indenture and to add to the indenture such other provisions as may be required by the Trust Indenture Act.


     The trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related trust, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of such noteholders (except with respect to the matters listed in the next paragraph which require the approval of the noteholders) provided that:

          o such action will not, as evidenced by an opinion of counsel, materially adversely affect the interest of any noteholder;

          o such action will not, as confirmed by the Rating Agencies rating the notes of the related trust, cause the then current rating assigned to any class of such notes to be withdrawn or reduced; and

          o    an opinion of counsel as to certain tax matters is delivered.

     Without the consent of the holder of each such outstanding note affected thereby (in addition to the satisfaction of each of the conditions set forth in the preceding paragraph), however, no supplemental indenture will:

          o change the due date of any installment of principal of or interest on any such note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, change the application of the proceeds of a sale of the trust property to payment of principal and interest on the notes or change any place of payment where, or the coin or currency in which, any such note or any interest thereon is payable;

          o impair the right to institute suit for the enforcement of certain provisions of the related indenture regarding payment;

          o reduce the percentage of the aggregate amount of the Controlling Class or of the notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or of certain defaults or events of default thereunder and their consequences as provided for in such indenture;

          o modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on such notes, the seller or an affiliate of any of them;

          o reduce the percentage of the aggregate outstanding amount of the Controlling Class, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables after an Event of Default if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes and certificates of such trust;

          o decrease the percentage of the aggregate principal amount of the Controlling Class or of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of such trust necessary to amend such indenture or any of the other Basic Documents;

          o affect the calculation of the amount of interest or principal payable on any note on any payment date (including the calculation of any of the individual components of such calculation);

          o affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the related indenture, or

          o permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for such notes or, except as otherwise permitted or contemplated in such indenture, terminate the lien of such indenture on any such collateral or deprive the holder of any such note of the security afforded by the lien of such indenture.

The Indenture Trustee

     The indenture trustee of notes for each trust will be specified in the related prospectus supplement. The indenture trustee for any trust may resign at any time, in which event the administrator of the trust, on behalf of the trust, will be obligated to appoint a successor trustee. The administrator of a trust, on behalf of the trust, will be obligated to remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the administrator of the trust will be obligated to appoint a successor trustee for the notes of the applicable trust. In addition, a majority of the Controlling Class may remove the indenture trustee without cause and may appoint a successor indenture trustee. If a trust issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more of the classes of notes. In any such case, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the trust does not become effective until acceptance of the appointment by the successor trustee for such trust.

                    DESCRIPTION OF THE RECEIVABLES TRANSFER
                           AND SERVICING AGREEMENTS

     The following summary describes certain terms of the documents pursuant to which the seller sells receivables to a trust and the servicer services the receivables on behalf of the trust. In the case of a trust that is not a grantor trust, that document is the sale and servicing agreement. For a grantor trust, it is the pooling and servicing agreement. This section also describes certain provisions of the trust agreement for a trust that is not a grantor trust. Forms of those documents have been filed as exhibits to the Registration Statement of which this prospectus forms a part. This summary describes the material provisions common to the securities of each trust; the attached prospectus supplement will give you additional information specific to the securities which you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

                      Sale and Assignment of Receivables

     Sale and Assignment by the Seller. When the trust issues securities, the seller will sell and assign to the trust under a sale and servicing agreement or a pooling and servicing agreement, without recourse, the seller's entire interest in the Receivables, including its security interests in the related financed vehicles. Each such receivable will be identified in a schedule to the related sale and servicing agreement or a pooling and servicing agreement. The trustee of the trust will not independently verify the existence and eligibility of any receivables. The trustee of the trust will, concurrently with such sale and assignment, execute and deliver the related notes and/or certificates.

     Sale and Assignment of Subsequent Receivables. The related prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the seller to the applicable trust from time to time during any Funding Period on each Subsequent Transfer Date.

     Representations and Warranties. In each sale and servicing agreement or pooling and servicing agreement, the seller will represent and warrant to the applicable trust, among other things, that at the date of issuance of the related notes and/or certificates or at the applicable Subsequent Transfer Date --

          o each receivable (a) has been originated for the retail financing of a financed vehicle by an obligor located in one of the states of the United States or the District of Columbia and (b) contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

          o each receivable and the sale of the related financed vehicle complies in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, and any consumer credit, equal opportunity and disclosure laws applicable to such receivable and sale;

          o each receivable constitutes the legal, valid, and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights;

          o immediately prior to the sale and assignment thereof to the trust, each receivable was secured by a validly perfected first priority security interest in the financed vehicle in favor of the seller as secured party or all necessary action with respect to such receivable has been taken to perfect a first priority security interest in the related financed vehicle in favor of the seller as secured party, which security interest is assignable and has been so assigned by the seller to the trust;

          o as of the cut-off date, there are no rights of rescission, setoff, counterclaim, or defense, and the seller has no knowledge of the same being asserted or threatened, with respect to any receivable;

          o as of the cut-off date, the seller had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a financed vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the receivable;

          o except for payment defaults continuing for a period of not more than 30 days (or such other number of days specified in the prospectus supplement) as of the cut-off date, the seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any receivable exists; the seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable exists, and the seller has not waived any of the foregoing;

          o each receivable requires that the obligor thereunder obtain comprehensive and collision insurance covering the financed vehicle; and

          o each receivable satisfies the criteria for the selection of receivables for the trust described in the prospectus supplement.


     Seller must repurchase the receivables relating to a breach of representation or warranty. As of the last day of the first or second Collection Period following the discovery by or notice to the seller of a breach of any representation or warranty of the seller which materially and adversely affects the interests of the related trust in any receivable, the seller, unless the breach has been cured, will repurchase such receivable from the trust. The repurchase price will equal the "Purchase Amount", which is the unpaid principal balance of that receivable plus accrued interest thereon to the date of purchase at the weighted average interest rate borne by the trust's securities. The purchase obligation will constitute the sole remedy available to the certificateholders or the trustee and any noteholders or indenture trustee in respect of the related trust for any such uncured breach.

     Servicing of the receivables. Under each sale and servicing agreement or pooling and servicing agreement, the servicer will service and administer the receivables held by each trust and, as custodian on behalf of the trust, will maintain possession of the installment loan agreements and any other documents relating to such receivables. To assure uniform quality in servicing the receivables, as well as to facilitate servicing and save administrative costs, the installment loan agreements and other documents relating thereto will not be physically segregated from other similar documents that are in the servicer's possession or otherwise stamped or marked to reflect the transfer to the trust. The obligors under the receivables will not be notified of the transfer. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by the seller to the trust will be filed, and the servicer's accounting records and computer systems will be marked to reflect such sale and assignment. Because those receivables will remain in the servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession of such receivables without knowledge of the assignment, the trust's interest in the receivables could be defeated. See "Some Important Legal Issues Relating to the Receivables -- Security Interests in Vehicles."


Accounts


     For each trust, the servicer will establish and maintain one or more collection accounts in the name of the indenture trustee on behalf of the related securityholders or, if the trust does not issue notes, in the name of the trustee for the related certificateholders. The servicer will deposit all collections on the receivables into the collection account. If the trust issues notes, the servicer or the indenture trustee may establish and maintain a distribution account (which may be a subaccount of the collection account), in the name of the indenture trustee on behalf of such noteholders, into which amounts released from the collection account and any other accounts of the trust for payment to such noteholders will be deposited and from which distributions of interest and/or principal to such noteholders will be made. The servicer or the trustee may establish and maintain one or more certificate distribution accounts, in the name of the trustee on behalf of the certificateholders, into which amounts released from the collection account and any other accounts of the trust for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.


     Any other accounts to be established with respect to securities of the trust, including any pre-funding account, yield supplement account or reserve account, will be described in the related prospectus supplement.

     For any securities of the trust, funds in the trust accounts will be invested as provided in the related sale and servicing agreement or pooling and servicing agreement in Permitted Investments. Permitted Investments satisfy criteria established by the Rating Agencies and are generally limited to obligations or securities that mature on or before the date of the next payment date. However, to the extent permitted by the Rating Agencies, funds in any reserve account may be invested in securities that will not mature prior to the date of the next distribution on the notes or certificates and which will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of such trust. Net investment earnings on funds deposited in the trust accounts shall be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

     The trust accounts will be maintained as Eligible Deposit Accounts, which are accounts at a depository institution satisfying certain requirements of the Rating Agencies.

Servicing Procedures

     The Bank will act as servicer and make reasonable efforts to collect all payments due with respect to the receivables held by each trust and will use the same collection procedures that it follows with respect to Motor Vehicle Loans that it services for itself, in a manner consistent with the related sale and servicing agreement or pooling and servicing agreement.

     Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. Some of such arrangements may require the servicer to purchase the receivable while others may result in the servicer making Advances with respect to the receivable. The servicer may be obligated to purchase a receivable if, among other things, it extends the date for final payment by the obligor of such receivable beyond the last day of the Collection Period during which the latest maturing receivable matures, as set forth in the related prospectus supplement, or changes the contract rate of interest or the total amount or number of scheduled payments of such receivable. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

Collections


     With respect to securities of each trust, so long as the Bank is the servicer and provided that (1) there exists no Event of Servicing Termination and (2) each other condition to making monthly deposits as may be required by the related sale and servicing agreement or pooling and servicing agreement is satisfied, the servicer may retain all payments on the related receivables received from obligors and all proceeds of the related receivables collected during a Collection Period until the business day preceding the applicable payment date or the payment date itself. However, if such conditions are not met, the servicer will be required to deposit such amounts into the related collection account not later than the second business day after receipt. The servicer or the seller, as the case may be, will remit the aggregate Purchase Amount of any receivables to be purchased from the trust to its collection account on or prior to the business day preceding the applicable payment date. Pending deposit into the collection account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections of the related receivables and payment of the aggregate Purchase Amount with respect to receivables purchased by the servicer.

     Collections on a receivable made during a Collection Period shall be applied first to any outstanding Advances made by the servicer with respect to such receivable (to the extent described below under "--Advances"), second, to the payment of accrued and unpaid interest, third, to the payment of principal and, fourth, to the payment of any late fees or certain other fees or charges.


Advances


     The servicer will make a payment with respect to each receivable (other than a receivable designated as a defaulted receivable) equal to the excess, if any, of (a) the product of the principal balance of such receivable as of the first day of the related Collection Period and one-twelfth of its contract rate of interest, over (b) the interest actually received by the servicer with respect to such receivable from the obligor or from the payment of the Purchase Amount during or with respect to such Collection Period (any such payment, an "Advance") unless the servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such receivable or from funds on deposit in the reserve account, if any. In the event that the servicer does not make an Advance, any payment deficiency on the securities resulting therefrom will be funded by the application of available amounts, if any, in the reserve account or any other available credit enhancement.

     To the extent that the amount set forth in clause (b) above with respect to a receivable is greater than the amount set forth in clause (a) above with respect thereto, such amount shall be paid to the servicer on the related payment date to reimburse the servicer for previous unreimbursed Advances (the "Outstanding Advances") with respect to such receivable. Any such reimbursement will be from past due interest paid by the obligor under such receivable. Also, the servicer will reimburse itself for an Outstanding Advance for a receivable out of any funds of the trust when the receivable is designated a defaulted receivable.

     The servicer will deposit all Advances into the collection account on the business day immediately preceding the related payment date.


Servicing Compensation and Expenses

     The servicer will be entitled to receive a servicing fee for each Collection Period equal to a per annum percentage (specified in the prospectus supplement) of the aggregate principal balance of the receivables as of the first day of such Collection Period. The servicer also will be entitled to receive as a supplemental servicing fee for each Collection Period any late fees and other administrative fees and expenses collected during such Collection Period. The servicer does not currently charge such fees and expenses, but may do so in the future. If specified in the related prospectus supplement, the supplemental servicing fee will include net investment earnings on funds deposited in the trust accounts and other accounts with respect to the trust. The servicer will be paid the servicing fee and the supplemental servicing fee for each Collection Period on the applicable payment date.

     The servicing fee and the supplemental servicing fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for the trust, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections and repossessions, and policing the collateral. The fees will also compensate the servicer for administering the particular receivables pool, including making advances, accounting for collections, furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions, and generating federal income tax information for the trust. The fees, if any, also will reimburse the servicer for certain taxes, the fees of the related trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable receivables. The amount of the servicing fee was determined in light of the foregoing duties of the servicer as well as with a view toward providing the servicer with a reasonable profit. The servicing fee, together with additional compensation consisting of investment earnings described above, is comparable to fees that would be paid to parties unaffiliated with the Bank.

Distributions

     With respect to securities of each trust, beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such securities entitled thereto will be made by the applicable trustee or indenture trustee to the noteholders and the certificateholders of such trust. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders of such trust will be set forth in the related prospectus supplement.

     Allocation of Collections on Receivables. On the business day before each payment date, the servicer shall determine the amount in the collection account available to make payments or distributions to securityholders on the related payment date and will direct the indenture trustee, if any, and/or the trustee to make the distributions as described in the related prospectus supplement.

Credit and Payment Enhancement


     Any form of credit enhancement may be limited and may only apply to certain classes of securities. The presence of a reserve account and other forms of credit or payment enhancement for the benefit of any class or securities of the trust is intended to (1) enhance the likelihood of receipt by the securityholders of such class of the full amount of principal and interest due thereon and (2) decrease the likelihood that such securityholders will experience losses. The various types of credit or payment enhancement that a trust may have are listed under "Summary--Credit or Payment Enhancement." The credit or payment enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.


     Seller may replace credit or payment enhancement with rating confirmation. If so provided in the related prospectus supplement, the seller may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, provided the Rating Agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of any class of securities of the related trust.

     Reserve Account. If so provided in the related prospectus supplement, the reserve account will be funded by an initial deposit by the trust or the seller on the closing date in the amount set forth in the related prospectus supplement and, if the related trust has a Funding Period, will also be funded by the trust on each Subsequent Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in a reserve account will be increased on each payment date thereafter up to the specified reserve balance by the deposit therein of the amount of collections on the related receivables available therefor or as described in the prospectus supplement. The related prospectus supplement will describe the circumstances and manner under which distributions may be made out of a reserve account.

     Seller may assign rights in reserve account subject to conditions. The seller may at any time, without consent of the securityholders of a trust, sell, transfer, convey or assign in any manner its rights to and interests in distributions from a reserve account of that trust provided that --

          o the Rating Agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of any class of securities issued by that trust;

          o the seller provides to the applicable trustee and any indenture trustee an opinion of counsel from independent counsel that such action will not cause the trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes; and

          o such transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions previously taken by the seller.

Net Deposits


     As an administrative convenience and for so long as certain conditions are satisfied (see "Collections" above), the servicer will be permitted to make the deposit of collections, aggregate Advances and payments of Purchase Amounts for any trust for or with respect to the related Collection Period, net of distributions to the servicer as reimbursement of Advances or payment of fees to the servicer with respect to such Collection Period. The servicer, however, will account to the trustee, any indenture trustee, the noteholders, if any, and the certificateholders with respect to each trust as if all deposits, distributions, and transfers were made individually.


Statements to Trustees and Trusts


     Prior to each payment date with respect to securities of each trust, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period the report that is required to be provided to securityholders of such trust described under "Certain Information Regarding the Securities -- Reports to Securityholders."


Evidence as to Compliance

     Each sale and servicing agreement and pooling and servicing agreement will provide that a firm of independent certified public accountants will furnish to the related trust and indenture trustee or trustee, as applicable, annually a statement as to compliance by the servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable closing date) with certain standards relating to the servicing of the applicable receivables.

     Each sale and servicing agreement and pooling and servicing agreement will also provide for delivery to the related trust and indenture trustee or trustee, as applicable, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under that agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Copies of such statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

Certain Matters Regarding the Servicer


     Each sale and servicing agreement and pooling and servicing agreement will provide that the Bank may not resign from its obligations and duties as servicer thereunder, except upon a determination that the Bank's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the Bank's servicing obligations and duties under such sale and servicing agreement or pooling and servicing agreement. The servicer will also have the right to delegate any of its duties under those agreements to a third party without the consent of any securityholder or the confirmation of any rating. Notwithstanding any such delegation, the servicer will remain responsible and liable for its duties under those agreements as if it had made no delegations.

     Each sale and servicing agreement and pooling and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under such sale and servicing agreement or pooling and servicing agreement or for errors in judgment; except that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder, except that employees of the servicer or its affiliates will be protected against liability that would otherwise be imposed by reason of negligence. Such agreement will further provide that the servicer, and its directors, officers, employees and agents are entitled to indemnification by the trust for, and will be held harmless against, any loss, liability or expense incurred in connection with any legal action relating to the servicer's performance of its duties under such agreement other than any loss, liability or expense incurred by reason of the servicer's willful misfeasance, bad faith, or negligence in the performance of duties or by reason of the servicer's reckless disregard of obligations and duties thereunder. However, such indemnification will be paid on a payment date only after all payments required to be made to securityholders and the servicer have been made and all amounts required to be deposited in enhancement accounts have been deposited. In addition, each sale and servicing agreement and pooling and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under such sale and servicing agreement or pooling and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement or pooling and servicing agreement, the rights and duties of the parties thereto, and the interests of the related securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust, and the servicer will be entitled to be reimbursed therefor.

     Under the circumstances specified in each sale and servicing agreement and pooling and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, any entity 50% or more of the equity of which is owned, directly or indirectly, by USAA, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under such sale and servicing agreement or pooling and servicing agreement.


Events of Servicing Termination


     "Events of Servicing Termination" under each sale and servicing agreement or pooling and servicing agreement will consist of:


          o any failure by the servicer (or, so long as the seller is the servicer, the seller) to deliver to the trustee or indenture trustee for distribution to the securityholders of the related trust or for deposit in any of the trust accounts or the certificate distribution account any required payment, which failure continues unremedied for five business days after written notice from the trustee or indenture trustee is received by the servicer or the seller, as the case may be, or after discovery by an officer of the servicer or the seller, as the case may be;

          o any failure by the servicer (or, so long as the seller is the servicer, the seller) duly to observe or perform in any material respect any other covenant or agreement in such sale and servicing agreement or pooling and servicing agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related trust and which continues unremedied for 90 days after the giving of written notice of such failure (A) to the servicer or the seller, as the case may be, by the trustee or the indenture trustee or (B) to the servicer, the seller and the trustee or the indenture trustee by holders of notes or certificates of such trust, as applicable, of not less than 25% in principal amount of the Controlling Class (or, if the trust has issued notes and its notes are no longer outstanding, 25% by aggregate certificate balance of the certificates);

          o the occurrence of certain insolvency events specified in the sale and servicing agreement or pooling and servicing agreement with respect to the servicer; and

          o such other events, if any, set forth in the related prospectus supplement.

Rights Upon Event of Servicing Termination

     As long as an Event of Servicing Termination under a sale and servicing agreement or pooling and servicing agreement remains unremedied, the related indenture trustee or holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement (and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the certificate balance) may terminate all the rights and obligations of the servicer under such sale and servicing agreement or pooling and servicing agreement, whereupon such indenture trustee or trustee or a successor servicer appointed by such indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the servicer under such sale and servicing agreement or pooling and servicing agreement and will be entitled to similar compensation arrangements.

     If, however, a receiver, bankruptcy trustee or similar official has been appointed for the servicer, and no Event of Servicing Termination other than such appointment has occurred, such receiver, bankruptcy trustee or official may have the power to prevent such indenture trustee, such noteholders, the trustee or such certificateholders from effecting a transfer of servicing. In the event that such indenture trustee or trustee of the trust is legally unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. Such indenture trustee or trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under such sale and servicing agreement or pooling and servicing agreement.

Waiver of Past Events of Servicing Termination

     The holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement (and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the certificate balance) may, on behalf of all such securityholders, waive any Event of Servicing Termination under the related sale and servicing agreement or pooling and servicing agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the trust accounts in accordance with such sale and servicing agreement or pooling and servicing agreement.

Amendment


     The parties to each of the Receivables Transfer and Servicing Agreements may amend any of such agreements, without the consent of the related securityholders, to add any provisions to or change or eliminate any of the provisions of such Receivables Transfer and Servicing Agreements or modify the rights of such securityholders; provided that such action will not materially and adversely affect the interest of any such securityholder as evidenced by either (i) an opinion of counsel or an officer's certificate to that effect and (ii) notification by each Rating Agency then rating any of the related securities that the rating then assigned to the securities will not be reduced or withdrawn by such Rating Agency. The Receivables Transfer and Servicing Agreements may also be amended by the seller, the servicer, the related trustee and any related indenture trustee with the consent of the holders of any notes of such trust evidencing not less than a majority in principal amount of the notes, and the holders of the certificates of such trust evidencing not less than a majority of the certificate balance of the certificates then outstanding, to add any provisions to or change or eliminate any of the provisions of such Receivables Transfer and Servicing Agreements or modify the rights of the securityholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such securityholders or change any interest rate on the securities or the amount required to be on deposit in the reserve account, if any, or (2) reduce the percentage of the notes or certificates of such trust the holders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates of such trust.


Payment of Notes

     The indenture trustee will agree in the related indenture that, upon the payment in full of all outstanding notes of a given trust and the satisfaction and discharge of the related indenture, to continue to carry out its obligations under the sale and servicing agreement as agent for the trustee of the trust.

Termination

     With respect to each trust, the obligations of the servicer, the seller, the related trustee and the related indenture trustee under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any such remaining receivables and (2) the payment to noteholders and certificateholders of the related trust of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements.

     In order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase from each trust as of the end of any applicable Collection Period, if the aggregate principal balance of the receivables held by the trust is 10% (or such other percentage specified in the prospectus supplement) or less of the aggregate principal balance of the receivables as of the cut-off date, all remaining related receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period, after giving effect to the receipt of any monies collected on the receivable.

     If and to the extent provided in the related prospectus supplement with respect to the trust, the applicable trustee will, within ten days following a payment date as of which the aggregate principal balance of the receivables is equal to or less than the percentage of the initial aggregate principal balance of the receivables as of the cut-off date specified in the related prospectus supplement, solicit bids for the purchase of the receivables remaining in the trust in the manner and subject to the terms and conditions set forth in such prospectus supplement. If the applicable trustee receives satisfactory bids as described in such prospectus supplement, then the receivables remaining in the trust will be sold to the highest bidder.

     As more fully described in the related prospectus supplement, any outstanding notes of the related trust will be paid in full concurrently with either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable trust agreement will effect early retirement of the certificates of such trust.

List of Certificateholders

     With respect to the certificates of any trust, three or more holders of the certificates of such trust or one or more holders of such certificates evidencing not less than 25% of the certificate balance of such certificates may, by written request to the related trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or pooling and servicing agreement or under such certificates.

Administration Agreement

     The Bank will be the administrator of each trust that is not a grantor trust and will agree, to the extent provided in an administration agreement, to provide the notices and certain reports and to perform other administrative obligations of the trust and the trustee required by the related indenture. The administrator will be entitled to a periodic administration fee which will be paid by the seller as compensation for the performance of the administrator's obligations under the applicable administration agreement and as reimbursement for its expenses related thereto.


     The administrator may resign its duties under the administration agreement upon at least 60 days' prior written notice. The trust may remove the administrator without cause upon at least 60 days' prior written notice. The trust may also remove the administrator upon (i) its default in any material respect in its duties under the administration agreement that remains uncured for ten days (or such longer period acceptable to the trust) or (ii) certain insolvency events in respect of the administrator. No such resignation or removal will be effective until a successor has agreed to be the administrator and the applicable rating agencies have confirmed the ratings of the securities of that trust.


Duties of Trustee

     The trustee will not make any representations as to the validity or sufficiency of any agreements, the securities (other than its execution and authentication of the securities), or the receivables or any related documents, and will not be accountable for the use or application by the seller or the servicer of any funds paid to the seller or the servicer in respect of the securities or the receivables, or any monies prior to the time such monies are deposited into any account in its name. The trustee will not independently verify any receivables. The trustee will be required to perform only those duties specifically required of it under the trust agreement or the pooling and servicing agreement. Generally, those duties will be limited to the receipt of the various certificates, reports, or other instruments required to be furnished to the trustee under the applicable agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the agreement.

     The trustee will not be under any obligation to exercise any of the rights or powers vested in it by the trust agreement or the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order, or direction of any of the certificateholders, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses, and liabilities which the trustee may incur. No certificateholder will have any right under the trust agreement or the pooling and servicing agreement to institute any proceeding with respect to that agreement, unless such holder previously has given to the trustee written notice of default and unless, with respect to a class of certificates, the holders of certificates evidencing not less than a majority of the certificate balance of that class of certificates have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 30 days has neglected or refused to institute any such proceedings.

The Trustee

     The trustee will be named in the prospectus supplement. The trustee may resign at any time by giving written notice to the seller or the servicer, in which event the trustee, in the case of a pooling and servicing agreement, or the seller or the administrator, in the case of a trust agreement, will be obligated to appoint a successor trustee. The trustee will be obligated to resign if the trustee ceases to be eligible to continue as such under the trust agreement or the pooling and servicing agreement, becomes legally unable to act, or becomes insolvent. In such circumstances, the trustee, in the case of a pooling and servicing agreement, or the seller or the administrator, in the case of a trust agreement, will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


     The trust agreement or the pooling and servicing agreement will provide that the servicer will pay the trustee's fees. That agreement will further provide that the trustee will be entitled to indemnification by the servicer for, and will be held harmless against, any loss, liability, or expense incurred by the trustee not resulting from the trustee's own willful misfeasance, bad faith, or negligence (other than by reason of a breach of any of its representations or warranties set forth in the agreement). If the servicer fails to indemnify the trustee, the trustee will be entitled to be indemnified by the trust. Any such indemnification will be paid on a payment date only after all amounts required to be paid to the securityholders have been paid and certain other distributions have been made and, with respect to a successor servicer, if any, after the servicing fee has been paid.


     The seller, the servicer and their respective affiliates may have normal banking relationships with the trustee and its affiliates.

            SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES

Security Interest in the Receivables


     The receivables are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the States of Texas and New York. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. In order to protect a trust's ownership interest in its receivables, the seller will file UCC-1 financing statements with the appropriate governmental authorities in the State of Texas to give notice of the trust's ownership of its receivables and their proceeds. Under the sale and servicing agreement or the pooling and servicing agreement, the seller will be obligated to maintain the perfection of the trust's ownership interest in the receivables. However, a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest in the chattel paper which is perfected by filing UCC-1 financing statements, and not by possession by the original secured party, if such purchaser acts in good faith without knowledge that the specific chattel paper is subject to a security interest. Any such purchaser would not be deemed to have such knowledge by virtue of the UCC filings and would not learn of the sale of the receivables from a review of the documents evidencing the receivables since they would not be marked to show such sale, although the seller's master computer records will indicate such sale.


Security Interests in the Financed Vehicles

     The receivables consist of motor vehicle installment loans made pursuant to contracts with obligors for the purchase of automobiles and light-duty trucks and also constitute personal property security agreements that include grants of security interests in the financed vehicles under the UCC in the applicable jurisdiction. Perfection of security interests in the financed vehicles generally is governed by the motor vehicle registration laws of the state in which the financed vehicle is located. In all states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title or actual possession by the secured party of such certificate of title, depending upon applicable state law. The practice of the seller is to effect such notation or to obtain possession of the certificate of title, as appropriate under the laws of the state in which a vehicle securing a motor vehicle installment loan originated by the seller is registered. The receivables prohibit the sale or transfer of the financed vehicle without the seller's consent.


     The seller will assign its security interest in the individual financed vehicles to the trust purchasing the related receivables. However, because of the administrative burden and expense and since the seller remains as servicer of the receivables, neither the seller nor any other person will amend the certificates of title to identify the trust as the new secured party and, accordingly, the seller will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the seller's rights as the secured party as against creditors of the obligor. In some states, in the absence of such endorsement and delivery, neither the indenture trustee, the trust nor the trustee may have a perfected security interest in the financed vehicle. In such event or in the event that the seller did not have a perfected first priority security interest in the financed vehicle, the only recourse of the trust vis-a-vis third parties would be against an obligor on an unsecured basis or, if the seller did not have a perfected security interest, against the seller pursuant to the seller's repurchase obligation. See"Description of Transfer and Servicing Agreements--Sale and Assignment of Receivables." If there are any financed vehicles as to which the seller has failed to perfect the security interest assigned to the trust, (a) that security interest would be subordinate to, among others, holders of perfected security interests and (b) subsequent purchasers of such financed vehicles would take possession free and clear of that security interest.


     Except as described above, in the absence of fraud or forgery by a vehicle owner or administrative error by state recording officials, the notation of the lien of the seller on the certificate of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in the financed vehicle. There also exists a risk in not identifying the trust as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trust could be released.


     If the owner of a financed vehicle moves to a state other than the state in which such financed vehicle initially is registered, under the laws of most states the perfected security interest in the financed vehicle would continue for four months after such relocation and thereafter until the owner re-registers the financed vehicle in such state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, the seller must surrender possession if it holds the certificate of title to such financed vehicle or, in the case of financed vehicles originally registered in a state which provides for notation of lien but not possession of the certificate of title by the holder of the security interest in the related motor vehicle, the seller would receive notice of surrender if the security interest in the financed vehicle is noted on the certificate of title. Accordingly, the seller would have the opportunity to re-perfect its security interest in the financed vehicle in the state of relocation. In states which do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle installment loans, the seller takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the seller must surrender possession of the certificate of title or will receive notice as a result of its lien note thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the sale and servicing agreement or the pooling and servicing agreement, the servicer will be obligated to take such steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the financed vehicles.


     Under the laws of many states, certain possessory liens for repairs performed on a motor vehicle and storage, as well as certain rights arising from the use of a motor vehicle in connection with illegal activities, may take priority even over a perfected security interest. Certain federal tax liens may have priority over the lien of a secured party. The seller will represent in the sale and servicing agreement or the pooling and servicing agreement that as of the cut-off date it has no knowledge of any such liens with respect to any financed vehicle. However, such liens could arise at any time during the term of a receivable. No notice will be given to the indenture trustee or the trustee if such a lien arises.

Enforcement of Security Interests in Financed Vehicles


     The servicer on behalf of each trust may take action to enforce its security interest by repossession and resale of the financed vehicles securing the trust's receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. In the event of such repossession and resale of a financed vehicle, the trust would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the defaulting obligor.


     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments. Moreover, a defaulting obligor may not have sufficient assets to make the pursuit of a deficiency judgment worthwhile.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, and general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Other Matters

     Numerous federal and state consumer protection laws may impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth-in-Lending Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Magnuson-Moss Warranty Act, and the Federal Trade Commission Act.

     The sale and servicing agreement or the pooling and servicing agreement will set forth criteria that must be satisfied by each receivable, and such criteria will provide, among other things, that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against a trust for violation of any law and such claim materially and adversely affects the trust's interest in a receivable, such violation would result in the failure to satisfy a criterion in the sale and servicing agreement or the pooling and servicing agreement and would create an obligation of the seller to repurchase the receivable unless such failed criterion is cured.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the"Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of special federal tax counsel to each trust specified in the related prospectus supplement ("Federal Tax Counsel"), regarding certain federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the notes, certificates and related terms, parties and documents applicable to such trust.


     The federal income tax consequences to certificateholders will vary depending on whether (i) an election is made to treat the trust as a partnership under the Code, (ii) all the certificates are retained by the seller or an affiliate thereof, or (iii) whether the trust will be treated as a grantor trust. The prospectus supplement for each series of certificates will specify whether a partnership election will be made or the trust will be treated as a grantor trust.

TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

Tax Characterization of the Trust as a Partnership

     Federal Tax Counsel will deliver its opinion that a trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the trust that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.


     OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, that the notes are not indexed securities or strip notes, and that principal and interest is payable on the notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to a series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.


     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.


     A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.


     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID (including de minimis OID) and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller's holding period is more than one year and will be short-term capital gain if the seller's holding period is one year or less. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning the U.S. federal tax consequences of the sale, exchange or other disposition of a note.


     Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-U.S. person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the trust or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and (ii) provides the indenture trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8 BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 BEN or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to withholding tax at a rate of 30 percent, unless the foreign person provides a properly executed (1) IRS Form W-8 BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (2) IRS Form W-8 ECI (or successor form) stating that interest paid is not subject to withholding tax because it is effectively connected with the foreign person's conduct of a trade or business in the United States. If the interest is effectively connected income, the foreign person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest at graduated rates.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a "tax home" within the United States.


     Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.


     New Withholding Regulations. Recently, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to withholding, backup withholding and information reporting rules. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.


Tax Consequences to Holders of the Certificates

     Treatment of the Trust as a Partnership. The seller and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders (including the seller in its capacity as recipient of distributions from the reserve account), and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the seller and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the seller or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, that principal and interest are distributed on the certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of

         (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the applicable pass through rate for such month and interest on amounts previously due on the certificates but not yet distributed;

         (ii) any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

        (iii) prepayment premium payable to the certificateholders for such month; and

         (iv) any other amounts of income payable to the certificateholders for such month.


Such allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust. See "--Allocations Between Transferors and Transferees" below.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.


     An individual taxpayer's share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust.

     The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the receivables were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

     If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.


     Section 708 Termination. Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a termination occurs, the trust will be considered to have contributed the assets of the trust (the "old partnership") to a new partnership in exchange for interests in the partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.


     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the certificateholders. The Bank will be authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (or loss), the purchasing certificateholder will have a higher (or lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for the certificates.

     Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

     The seller will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the United States for such purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on IRS Form W-8 BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.


     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8 BEN (or substantially identical form) in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


     New Withholding Regulations. Recently, the Treasury Department issued the New Regulations which attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TRUSTS IN WHICH ALL CERTIFICATES ARE RETAINED BY
THE SELLER OR AN AFFILIATE OF THE SELLER

Tax Characterization of the Trust

     Federal Tax Counsel will deliver its opinion that a trust which issues one or more classes of notes to investors and all the certificates of which are retained by seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the trust will constitute a mere security arrangement for the issuance of debt by the single certificateholder.


     Treatment of the Notes as Indebtedness. The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the trust that the notes will be classified as debt for federal income tax purposes. Assuming such characterization of the notes is correct, the federal income tax consequences to noteholders described above under the heading "TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE -- Tax Consequences to Holders of the Notes" would apply to the noteholders.

     If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, such class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and more likely in the view of Federal Tax Counsel, the trust would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain holders of such notes. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described above under "TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE -- Tax Consequences to Holders of the Certificates" would apply to the holders of such notes.


TRUSTS TREATED AS GRANTOR TRUSTS

Tax Characterization of the Trust as a Grantor Trust


     If a partnership election is not made, Federal Tax Counsel will deliver its opinion that the trust will not be classified as an association taxable as a corporation and that such trust will be classified as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code. In this case, owners of certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the trust's assets as described below. The certificates issued by a trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates."


     Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.


     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the receivables in the trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that such amounts are reasonable compensation for services rendered to the trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other
Section 212 expenses exceed two percent of its adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the "stripped bond" rules of the Code discussed below.

     Stripped Bonds. If the servicing fees on the receivables are deemed to exceed reasonable servicing compensation, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under recently issued Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount." The original issue discount on a Grantor Trust Certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Certificate. The stated redemption price of a Grantor Trust Certificate will be the sum of all payments to be made on such certificate other than "qualified stated interest", if any. Based on the preamble to the Section 1286 Treasury Regulations, Federal Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the trustee's tax information reporting. Notice will be given in the applicable prospectus supplement when it is determined that Grantor Trust Certificates will be issued with greater than de minimis OID.

     Original Issue Discount on Stripped Bonds. If the stripped bonds have more than a de minimis amount of OID, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those receivables treated as stripped bonds (the "Stripped Bonds"). Generally, a Grantor Trust Certificateholder that acquires an interest in a stripped bond issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such stripped bond for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a stripped bond generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the stripped bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final payment date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the stripped bonds and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the stripped bond at the beginning of such accrual period. No representation is made that the stripped bonds will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a stripped bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the stripped bonds.


     With respect to the stripped bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the stripped bonds. Subsequent purchasers that purchase stripped bonds at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.


     Market Discount if Stripped Bond Rules Do Not Apply. A Grantor Trust Certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.


     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each receivable based on each receivable's relative fair market value, so that such holder's undivided interest in each receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.


     On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. It is recommended that prospective purchasers of the certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "-- Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than twelve months).

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c) (1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.


     Non-U.S. Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to receivables of where the obligor is not a natural person in order to qualify for the exemption from withholding.


     As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.


     Information Reporting and Backup Withholding. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     New Withholding Regulations. Recently, the Treasury Department issued the New Regulations which attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT PROVISIONS


     The Small Business and Job Protection Act of 1996 added sections 860H through 860L to the Code (the "FASIT provisions"), which provide for a new type of entity for United States federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Federal Tax Counsel will deliver its opinion that a trust for which a FASIT election is made will be treated as a FASIT for federal income tax purposes assuming compliance with the terms of the trust agreement (including the making of a timely FASIT election) and related documents. The FASIT provisions of the Code became effective on September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations on FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of the trust or the holders of FASIT regular interests (such holders, "FASIT Regular Noteholders"). Moreover, the qualification as a FASIT of any trust for which a FASIT election is made (a "FASIT Trust") depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the continuing qualification as a FASIT of any FASIT Trust for which a FASIT election is made at any particular time after the issuance of securities by the FASIT Trust. In general, the FASIT legislation will enable a trust to be treated as a pass through entity not subject to United States federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for United States federal income tax purposes. While the FASIT provisions of the Code permit the addition of assets to a FASIT Trust during the life of the FASIT Trust, no assets other than Subsequent Receivables will be added to the trust after the initial issuance of the trust's securities and such Subsequent Receivables will be added only during the Funding Period, if any. A receivable may be removed from the trust solely for a breach of a representation or warranty relating to such receivable as set forth in the related sale and servicing agreement.

     Qualification as a FASIT. A trust will qualify under the Code as a FASIT in which FASIT Regular Notes will constitute the "regular interests" and the certificate issued by the trust (the "FASIT Ownership Security") will constitute the "ownership interest", respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the noteholders' interests in the FASIT are met on a continuing basis, and (iii) the trust is not a regulated investment company as defined in section 851(a) of the Code.

     Asset Composition. In order for the trust to be eligible for FASIT status, substantially all of the assets of the trust must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a Real Estate Mortgage Investment Conduit as defined in section 860D of the Code ("REMIC") (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate),
(iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.


     Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C Corporation.

     A FASIT interest generally qualifies as a FASIT regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount.


     If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if an interest in a FASIT fails to meet the requirement of clause
(vi), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Note that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Note and that have the same features as High-Yield Interests.

     Anti-Abuse Rule. Under proposed Treasury regulations, the Commissioner of Internal Revenue (the "Commissioner") may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

     Consequences of the Failure of the Issuer to Qualify as a FASIT. If a FASIT Trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the proposed Treasury regulations provide that its FASIT status would be lost for that year and the Issuer will be unable to elect FASIT status in future years without the approval of the Commissioner. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principles. The holder of the FASIT Ownership Security is treated as exchanging the New Arrangement's assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT Ownership Security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each regular interest outstanding immediately before the cessation of FASIT status over its fair market value. If the holder of the FASIT Ownership Security has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holders of regular interests are treated as exchanging their regular interest for interest in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs from the regular interest either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the regular interest increased by any gain recognized on the exchange.

     Tax Treatment of FASIT Regular Notes. Payments received by Holders of FASIT Regular Notes generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Holders of FASIT Regular Notes must report income from such Notes under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Notes issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Note generally will be treated as ordinary income to the Holder and a principal payment on such Note will be treated as a return of capital to the extent that the Holder's basis is allocable to that payment. FASIT Regular Notes issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such securities in the same manner described for notes. See "Certain Federal Income Tax Consequences--Trusts for which a Partnership Election is Made--Tax Consequences to Holders of the Notes," above.

     Under proposed Treasury regulations, if a non-U.S. person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax such as a partnership or a trust) a FASIT Regular Note and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. FASIT Regular Note holder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. person or the United States branch of a non-U.S. person and the non-U.S. regular interest holder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

     If a FASIT Regular Note is sold or exchanged, the holder thereof generally will recognize gain or loss upon the sale in the manner described above for notes. See "Certain Federal Income Tax Consequences--Trusts for which a Partnership Election is Made--Tax Consequences to Holders of the Notes--Sale or Other Disposition." In addition, if a FASIT Regular Note becomes wholly or partially worthless as a result of default and delinquencies of the underlying assets, the holder of such note should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income).

     Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Security will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Security is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Notes issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Certain Federal Income Tax Consequences--FASIT Provisions--Interests in a FASIT."


     Losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.


     The Holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any offering for which a FASIT election is made generally will be structured to avoid application of the prohibited transaction tax.

     Backup Withholding, Reporting and Tax Administration. Holders of FASIT Notes and Ownership Securities will be subject to backup withholding to the same extent holders of notes would be subject. See "Certain Federal Income Tax Consequences--Trusts for which a Partnership Election is Made--Foreign Holders" and "--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Notes and Ownership Securities generally will be treated in the same manner as holders of notes.


                        CERTAIN STATE TAX CONSEQUENCES

     The activities of servicing and collecting the receivables will be undertaken by the servicer. Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of notes and certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes and certificates.

                                     * * *

     The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder's or certificateholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                             ERISA CONSIDERATIONS


     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh Plans) that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified person" under the Code with respect to the plan. Certain governmental plans, although not subject to ERISA or the Code, are subject to federal, state or local laws ("Similar Law") that impose similar requirements (such plans subject to ERISA, Section 4975, or Similar Law referred to herein as "Plans"). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for such persons.


     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities -- for example:


     o Prohibited Transaction Class Exemption ("PTE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";


     o PTE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

     o PTE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

     o PTE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or


     o PTE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager."


There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of a Trust if, as described below, the assets of the trust were considered to include Plan assets.

     ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed below. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.


     Pursuant to Department of Labor Regulation Section 2510.3-101 (the "Plan Assets Regulation"), in general when a Plan acquires an equity interest in an entity such as the trust and such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by "benefit plan investors" is not "significant." In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The treatment in this context of notes and certificates of a trust will be discussed in the related prospectus supplement. However, it is anticipated that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if certificates are acquired by Plans. In such event, the fiduciary and prohibited transaction restrictions of ERISA and section 4975 of the Code would apply to transactions involving the assets of the trust.

     As a result, except in the case of unsubordinated certificates with respect to which the Exemption is available (as described below), certificates generally shall not be transferred to a Plan or a person using Plan assets to acquire the certificates. Each transferee of certificates to which the Exemption is not applicable will be deemed to represent that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed "plan assets" for purposes of ERISA.


     Unless otherwise specified in the related prospectus supplement, the notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. However, the notes may not be purchased with the assets of a Plan if the seller, an underwriter, the indenture trustee, the trustee or any of their affiliates

     o has investment or administrative discretion with respect to that Plan assets;

     o has authority or responsibility to give, or regularly gives, investment advice with respect to that Plan assets for a fee and pursuant to an agreement or understanding that such advice

          -- will serve as a primary basis for investment decisions with respect to that Plan assets and

          --   will be based on the particular investment needs for that Plan;
               or

     o        is an employer maintaining or contributing to that Plan.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, any such governmental or church plan which is qualified under section 401 (a) of the Code and exempt from taxation under Section 501 (a) of the Code is subject to the prohibited transaction rules in Section 503 of the Code.

     A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Senior Certificates Issued by Trusts


     Unless otherwise specified in the related prospectus supplement, the following discussion applies only to nonsubordinated certificates (referred to herein as "Senior Certificates") issued by a Trust.

     The U.S. Department of Labor (the "DOL") has granted to the lead underwriter named in the prospectus supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment loans such as the receivables. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.


     Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

     (1) The acquisition of the Senior Certificates by a Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) The rights and interests evidenced by the Senior Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

     (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch IBCA, Inc.;

     (4) The trustee is not an affiliate of any other member of the Restricted Group (as defined below);

     (5) The sum of all payments made to the underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the trust represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the servicer's services under the applicable agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and


     (6) The Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501 (a) (1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Pre-Funding Period"), instead of requiring that all such Obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

     (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five percent (25%).

     (2) All Obligations transferred after the closing date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by a rating agency.


     (3) The transfer of such Additional Obligations to the trust during the Pre-Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

     (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the closing date.

     (5) In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the trust:

          (i) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

          (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the closing date.

     (6) The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

     (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

     (8)  The related prospectus or prospectus supplement must describe:

          (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

          (ii)     the duration of the Pre-Funding Period;

          (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the trust; and

          (iv) that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal.

     (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

     The Exemption would also provide relief from certain self-dealing/conflict of interest or prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust when the fiduciary (or its affiliate) is an obligor on receivables held in the trust only if, among other requirements,

         (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below),

         (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust,

         (iii) the Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and


         (iv)       immediately after the acquisition, no more than twenty-five
                    (25) percent of the assets of any Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the seller, any underwriter, the trustee, the servicer, any obligor with respect to receivables included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties (the "Restricted Group").


     Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of the Exemption (as amended) and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Special Considerations Applicable to Insurance Company General Accounts


     The Small Business Job Protection Act of 1996 added new Section 401 (c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the tax code. Under Section 401 (c), the Department of Labor is required to issue general account regulations with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The general account regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the tax code. Section 401 (c) also provides that, except in the case of avoidance of the general account regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the general account regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the tax code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401 (c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on such purchase.

     As of the date hereof, the DOL has issued proposed regulations under
Section 401 (c). It should be noted that if the general account regulations are adopted substantially in the form in which proposed, the general account regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The general account regulations should not, however, adversely affect the applicability of PTCE 95-60.


                                 PLAN OF DISTRIBUTION

     The seller will agree to sell, or cause the related trust to sell, to the underwriters named in the related prospectus supplement the notes and/or certificates of the trust specified in an underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each class of notes and/or certificates of the related trust set forth in the related prospectus supplement and the underwriting agreement.

     Each prospectus supplement will either --

               o set forth the price at which each class of notes and/or certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such notes and/or certificates; or

               o specify that the related notes and/or certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

     After the initial public offering of any such notes and/or certificates, such public offering prices and such concessions may be changed.

     The seller will indemnify the underwriters of securities against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each trust may, from time to time, invest the funds in its trust accounts in investments acquired from such underwriters or from the seller.

     Under each underwriting agreement with respect to a given trust, the closing of the sale of any class of securities subject to such underwriting agreement will be conditioned on the closing of the sale of all other such classes of securities of that trust (some of which may not be registered or may not be publicly offered).

     The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                                LEGAL OPINIONS

     Certain legal matters relating to the securities of any trust will be passed upon for the trust, the seller and the servicer by Brown & Wood, llp, New York, New York. Certain other legal matters will be passed upon for the seller by Michael J. Broker, Esq., Vice-President and Banking Counsel for the Bank.

                          GLOSSARY OF TERMS FOR THE PROSPECTUS

     Set forth below is a list of the defined terms used in this prospectus, which are also used in the prospectus supplement.


     "Additional Obligations" means, with respect to the Exemption, all Obligations transferred to a trust after its closing date.

     "Advances" means, with respect to a delinquent receivable and a payment date, the excess of (a) the product of the principal balance of that receivable as of the first day of the related Collection Period and one-twelfth of its contract rate of interest, over (b) the interest actually received by the servicer with respect to that receivable from the obligor or from the payment of the Purchase Amount during or with respect to such Collection Period.

     "administrator" means the Bank, in its capacity as administrator of the trust under an administration agreement.

     "Amortizable Bond Premium Regulations" means the final regulations issued on December 30, 1997 by the IRS dealing with amortizable bond premium.

     "Bank" means USAA Federal Savings Bank and its successors.

     "Benefit Plan Investor" means any:

               o "employee benefit plans" (as defined in Section 3(3) of ERISA, including without limitation governmental plans, foreign pension plans and church plans;

               o "plans" described in Section 4975(e) (1) of the Code, including individual retirement accounts and Keogh plans; or


               o entities whose underlying assets include plan assets by reason of a plan's investment in such entity, including without limitation, as applicable, an insurance company general account.


     "Book-Entry Securities" means the notes and certificates that are held in the U.S. through DTC and in Europe through Clearstream or Euroclear.

     "certificate balance" means with respect to each class of certificates and as the context so requires, (i) with respect to all certificates of such class, an amount equal to, initially, the initial certificate balance of such class of certificates and, thereafter, an amount equal to the initial certificate balance of such class of certificates, reduced by all amounts distributed to certificateholders of such class of certificates and allocable to principal or (ii) with respect to any certificate of such class, an amount equal to, initially, the initial denomination of such certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such certificate and allocable to principal.

     "Clearstream" means Clearstream Banking, societe anonyme, a professional depository under the laws of Luxembourg.

     "closing date" means that date specified as such in the prospectus supplement on which the trust issues its securities.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collection Period" means with respect to securities of each trust, the period specified in the related prospectus supplement with respect to calculating payments and proceeds of the related receivables.

     "Controlling Class" means, with respect to any trust, the Class A Notes described in the prospectus supplement as long as any Class A Notes are outstanding, and thereafter, in order of seniority, each other class of notes, if any, described in the prospectus supplement as long as they are outstanding.

     "cut-off date" means the date specified as such in the applicable prospectus supplement.

     "daily portion" is computed as specified under "Certain Federal Income Tax Consequences--Trusts Treated as a Grantor Trust--Stripped Bonds and Stripped Coupons--Original Issue Discount."


     "defaulted receivable" means a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 5% of a scheduled payment is 120 or more days delinquent as of the end of a calendar month.


     "Definitive Certificates" means with respect to any class of certificates issued in book-entry form, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

     "Definitive Notes" means with respect to any class of notes issued in book-entry form, such notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

     "Definitive Securities" means collectively, the Definitive Notes and the Definitive Certificates.

     "DOL" means the United States Department of Labor.

     "DTC" means The Depository Trust Company and any successor depository selected by the trust.

     "Eligible Corporation" means, with respect to FASITs, a domestic C corporation that is fully subject to corporate income tax.

     "Eligible Deposit Account" means either--


               o a segregated account with an Eligible Institution; or

               o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.


     "Eligible Institution" means--


               o the corporate trust department of the indenture trustee or the related trustee, as applicable; or

               o a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or
          (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.


     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Euroclear" means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

     "Events of Default" under the related indenture will consist of the events specified under "Description of the Notes -- The Indenture" in this prospectus.

     "Events of Servicing Termination" under each sale and servicing agreement or pooling and servicing agreement will consist of the events specified under "Description of the Transfer and Servicing Agreements -- Events of Servicing Termination" in this prospectus.

     "Exemption" means the exemption granted to the lead underwriter named in the prospectus supplement by the DOL and described under "ERISA
Considerations'"

     "FASIT" means a financial asset securitization investment trust.

     "FASIT provisions" means sections 860H through 860L of the Code.

     "FASIT Qualification Test" is the requirement for FASIT status eligibility that substantially all of the assets of the trust must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter.

     "FASIT Regular Noteholders" means holders of FASIT regular interests.

     "Federal Tax Counsel" means the special federal tax counsel to each trust specified in the related prospectus supplement.

     "Foreign Person" means a nonresident alien, foreign corporation or other non-U.S. person.

     "Funding Period" the period specified in the related prospectus supplement during which the seller will sell any Subsequent Receivables to the trust, which period may be as frequently as daily.

     "Grantor Trust Certificateholders" means owners of certificates issued by a trust that is treated as a grantor trust.

     "Grantor Trust Certificates" means certificates issued by a trust that is treated as a grantor trust.

     "indenture" means the indenture by and between the Trust, as issuer of the notes, and the indenture trustee, identified in the prospectus supplement.

     "IO" means interest-only.

     "IRS" means the Internal Revenue Service.

     "Motor Vehicle Loans" means motor vehicle installment loans secured by new and used automobiles and light-duty trucks.

     "New Regulations" means the regulations recently issued by the Treasury Department which make certain modifications to withholding, backup withholding and information reporting rules.

     "Obligations" means, with respect to the Exemption, mortgage loans or other secured receivables.

     "OID" means original issue discount.

     "OID regulations" means those Treasury regulations relating to OID.

     "payment date" means the date specified in each related prospectus supplement for the payment of principal of and interest on the securities.

     "Permitted Investments" means:


               o direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies;

               o demand deposits, time deposits, certificates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency rating the notes or certificates;

               o commercial paper having, at the time of such investment, a rating in the highest rating category from the applicable Rating Agency rating the notes or certificates;

               o investments in money market funds having the highest rating from the applicable Rating Agency rating the notes or certificates;

               o repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from the applicable Rating Agency rating the notes or certificates; and

               o any other investment acceptable to the applicable Rating Agencies.

Permitted Investments are generally limited to obligations or securities which mature on or before the next payment date.


     "Plan Assets Regulation" means a regulation, 29 C.F.R. Section 2510.3-101, issued by the DOL.

     "pooling and servicing agreement" means the pooling and servicing agreement between the trustee and the Bank, as seller and servicer, and the trustee identified in the prospectus supplement.

     "Pre-Funding Limit" means, with respect to the Exemption, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered.

     "Pre-Funding Period" means, with respect to the Exemption, a 90-day or three-month period following the closing date during which, subject to certain conditions, Additional Obligations may be transferred to the trust.

     "PTCE" means a Prohibited Transaction Class Exemption under ERISA.

     "Purchase Amount" means a price at which the seller or the servicer must purchase a receivable from a trust, equal to the unpaid principal balance of the receivable plus accrued and unpaid interest thereon to the date of purchase at the weighted average interest rate borne by the trust's securities.

     "Rating Agency" means a nationally recognized rating agency providing, at the request of the seller, a rating on the securities issued by the applicable trust.

     "Receivables Transfer and Servicing Agreements" means, collectively, (i) each sale and servicing agreement under which the trust will purchase receivables from the seller and the servicer will agree to service such receivables, each trust agreement under which the trust will be created and certificates will be issued and each administration agreement under which the Bank will undertake certain administrative duties or, (ii) in the case of a trust that is a grantor trust, the pooling and servicing agreement.

     "Record Date" means the business day immediately preceding the payment date or, if definitive securities are issued, the last day of the preceding calendar month.

     "REMIC" means a Real Estate Mortgage Investment Conduit as defined in section 860D of the Code.

     "Restricted Group" means, with respect to the Exemption, Plans sponsored by the seller, any underwriter, the trustee, the servicer, any obligor with respect to receivables included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties.

     "sale and servicing agreement" means the sale and servicing agreement by and between the Bank, as seller and servicer, and the trust, as purchaser, identified in the related prospectus supplement.

     "SEC" means the Securities and Exchange Commission.

     "Section 1286 Treasury Regulations" means recently issued Treasury regulations under which, if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code), such stripped bond will be considered to have been issued with OID.

     "seller" means the Bank as seller of receivables to a trust.

     "Senior Certificates" means the nonsubordinated certificates issued by a trust.

     "servicer" means the Bank acting in its capacity as servicer of the receivables under the applicable sale and servicing agreement or pooling and servicing agreement.

     "Similar Law" means federal, state or local laws that impose requirements similar to ERISA or the Code.

     "Short-Term Note" means a note that has a fixed maturity date of not more than one year from the issue date of such note.

     "Subsequent Receivables" means additional receivables sold by the seller to the applicable trust during a Funding Period after the closing date.

     "Subsequent Transfer Date" means each date specified as a transfer date in the related prospectus supplement on which Subsequent Receivables will be sold by the seller to the applicable trust.

     "tax code" means the Internal Revenue Code of 1986, as amended.

     "trustee" means the trustee of the trust identified in the related prospectus supplement.

     "trust agreement" means the trust agreement by and between the trustee and the Bank, as depositor, identified in the related prospectus supplement.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof, an estate or trust, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     "USAA" means United Services Automobile Association.




                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution*

     Expenses in connection with the offering of the securities being registered herein are estimated as follows:


              Registration Fee .......................$528,000
              Legal Fees and Expenses ................$325,000
              Accounting Fees and Expenses ...........$110,000
              Blue Sky Fees and Expenses .............$ 20,000
              Rating Agency Fees .....................$950,000
              Trustee's Fees and Expenses ............$ 50,000
              Printing ...............................$125,000
              Miscellaneous ..........................$ 12,000
                                                    __________
                   Total............................$2,120,000


___________________


     All amounts except for the SEC Registration Fee are estimates of expenses in connection with the issuance and distribution of three Series of Securities in an aggregate principal amount assumed for these purposes to equal to $2,000,000,000.


Item 15.  Indemnification of Directors and Officers


     Reference is made to each of following documents filed as an exhibit to this Registration Statement which document is incorporated herein by reference:

     Article VI of the By-Laws of USAA Federal Savings Bank (Exhibit 3.2 hereto).

     Reference is also made to 12 C.F.R. ss.545.121.

     For the undertaking with respect to indemnification, see Item 17 herein.

Item 16.  Exhibits and Financial Statement Schedules


          (a)

              Exhibits                           Description
              --------                           ----------

              1.1      Form of Underwriting Agreement (Owner Trust)

              1.2      Form of Underwriting Agreement (Grantor Trust)

              3.1 Charter of the Registrant -- filed as Exhibit 3.1 to Registration Statement No. 333-37471 and incorporated herein by reference.
              3.2 By-Laws of the Registrant -- filed as Exhibit 3.2 to Registration Statement No. 333-37471 and incorporated herein by reference.
              4.1 Form of Pooling and Servicing Agreement between the Registrant and the Trustee (including forms of certificates).
              4.2 Form of Indenture between the trust and the indenture trustee (including forms of notes).
              4.3 Form of Trust Agreement between the Trustee and the Registrant (including form of certificates).

              4.4      Form of Certificate of Trust (included in Exhibit 4.3).

              5.1      Opinion of Brown & Wood LLP with respect to legality.
              5.2 Opinion of Richards, Layton & Finger with respect to legality.
              8.1 Opinion of Brown & Wood LLP with respect to federal income tax matters.
              23.1 Consent of Brown & Wood LLP (included as part of Exhibits 5.1 and 8.1).
              23.2 Consent of Richards, Layton & Finger (included as part of Exhibit 5.2).
              24.1     Power of Attorney.*

              25. Form of Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase Manhattan Bank.

              99.1 Form of Sale and Servicing Agreement between the Registrant and the trust.
              99.2 Form of Administration Agreement among the trust, the Administrator and the Indenture Trustee.


*Previously filed.


     (b) Financial Statements:

               Not applicable.


Item 17.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein , and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will by governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission.

                                     SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on the 3rd day of August, 2000.


                                    USAA FEDERAL SAVINGS BANK

                                    By /s/  Mark H. Wright
                                       --------------------------------
                                       Mark H. Wright
                                       President and Chief Executive Officer
                                       (Principal Executive Officer)


                                    By /s/  Rosemary M. Elizalde
                                       --------------------------------
                                       Rosemary M. Elizalde
                                       Vice President
                                       Senior Financial Officer
                                       (Principal Financial Officer and
                                       Principal Accounting Officer)



     Pursuant to the requirements of the Securities Act of 1933, this Pre-effective Amendment No. 2 to the Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                  Capacity                   Date



/s/  Robert G. Davis*             Chairman                   August 3, 2000
------------------------
Robert G. Davis

/s/  Arthur R. Emerson*           Director                   August 3, 2000
------------------------
Arthur R. Emerson


------------------------          Director
Carlos R. Montemayor

/s/  James E. Olson*              Director                   August 3, 2000
------------------------
James E. Olson

/s/  Jane B. Phipps*              Director                   August 3, 2000
------------------------
Jane B. Phipps

------------------------          Director
David M. Robinson

/s/  Mark H. Wright               Director                   August 3, 2000
-----------------------
Mark H. Wright

*By:  /s/  Mark H. Wright

      -------------------
       Mark H. Wright
       Attorney-in-Fact
       August 3, 2000

                                                                   Exhibit 1.1



                         USAA AUTO OWNER TRUST ____-__

                              Asset Backed Notes

                           Asset Backed Certificates

                           USAA FEDERAL SAVINGS BANK

                             (SELLER AND SERVICER)

                            UNDERWRITING AGREEMENT

                                                               _________, ____

[Name of Representative],
as Representative of the
Several Underwriters named
on Schedule I hereto
______________
______________

Dear Sirs:

     USAA Federal Savings Bank, a federally chartered savings association (the "Bank"), proposes to form an owner trust, USAA Auto Owner Trust ____-__ (the "Issuer"), pursuant to a Trust Agreement (the "Trust Agreement") to be dated as of _________, ___ between the Bank and ___________, as owner trustee (the "Owner Trustee"), which will issue (i) $_____________ principal amount of its Class A-1 ___% Asset Backed Notes (the "Class A-1 Notes"), (ii) $______________ principal amount of its Class A-2 ___% Asset Backed Notes (the "Class A-2 Notes"), (iii) $____________ principal amount of its Class A-3 ___% Asset Backed Notes (the "Class A-3 Notes", and together with the Class A-1 Notes and the Class A-2 Notes, the "Notes") pursuant to an indenture to be dated as of _______, ___ (the "Indenture"), between the Issuer and _________, as indenture trustee (the "Indenture Trustee"); and (v) $___________ principal amount of its Class B ___% Asset Backed Certificates, representing fractional undivided interests in the Issuer (the "Certificates"; and together with the Notes, the "Securities"). The assets of the Issuer will include, among other things, a pool of motor vehicle installment loans made by the Bank and secured by new and used cars and light duty trucks (the "Receivables"), certain monies due or received thereunder on or after _________, ___ (the "Cutoff Date"), security interests in the vehicles financed thereby, certain accounts, and the proceeds thereof, and the proceeds from claims on certain insurance policies. The Receivables will be transferred to the Issuer by the Bank, as seller (in such capacity, the "Seller"), in exchange for the Securities, pursuant to a Sale and Servicing Agreement (the "Sale and Servicing Agreement") to be dated as of _________, ___, among the Bank, as Seller and as servicer (in such capacity, the "Servicer"), the Indenture Trustee and the Issuer. The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Sale and Servicing Agreement.

     This is to confirm the agreement concerning the purchase of the Securities from the Bank by the several Underwriters named in Schedule I hereto (the "Underwriters").

     1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE BANK. The Bank represents and warrants to and agrees with the several Underwriters that:

          (a) A registration statement on Form S-3 (No. 333-30840) has been filed by the Bank with the Securities and Exchange Commission (the "Commission") and has become effective under the Securities Act of 1933, as amended (the "Securities Act"). Such registration statement may have been amended or supplemented from time to time prior to the date hereof. Any such amendment or supplement was filed with the Commission in accordance with the Securities Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations") and any such amendment has become effective under the Securities Act. The Bank proposes to file with the Commission pursuant to Rule 424(b) of the Rules and Regulations a prospectus supplement (the "Prospectus Supplement") to the prospectus dated ___________, ___, relating to the Securities and the method of distribution thereof. Copies of such registration statement, any amendment or supplement thereto, such prospectus and the Prospectus Supplement have been delivered to you. Such registration statement, including exhibits thereto and such prospectus, as amended or supplemented to the date hereof, and as further supplemented by the Prospectus Supplement, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively. The conditions to the use of a registration statement on Form S-3 under the Securities Act have been satisfied.

          (b) The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and did not include any untrue statement of a material fact and, in the case of the Registration Statement and any post-effective amendment thereto, did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, did not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; on the Closing Date (as hereinafter defined), the Registration Statement and the Prospectus, as amended or supplemented as of the Closing Date, will comply in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act and the rules and regulations of the Commission thereunder and neither the Prospectus nor any amendment or supplement thereto will include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty in the preceding sentence does not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the Trust Indenture Act or (ii) that information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriters' Information (as defined herein). The Indenture has been qualified under the Trust Indenture Act.

          (c) The Bank has been duly organized and is validly existing as a federally chartered savings association and is a member of the Federal Home Loan Bank System. The Bank is in good standing with the Office of Thrift Supervision and has the power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as such properties are presently owned, leased and operated and as such business is presently conducted, and had at all relevant times, and now has, the power, authority and legal right to own and sell the Receivables.

          (d) The representations and warranties of the Bank in Section 5.1 of the Sale and Servicing Agreement will be true and correct as of the Closing Date.

          (e) The representations and warranties of the Servicer in Section
     6.1 of the Sale and Servicing Agreement will be true and correct as of the Closing Date.

          (f) The Bank has the power and authority to execute and deliver this Agreement and to carry out the terms of this Agreement and the execution, delivery and performance by the Bank of this Agreement has been duly authorized by the Bank.

          (g) This Agreement has been duly executed and delivered by the Bank.

          (h) When authenticated by the Owner Trustee in accordance with the Trust Agreement and delivered and paid for pursuant to this Agreement, the Certificates will be duly issued and entitled to the benefits and security afforded by the Trust Agreement and the Sale and Servicing Agreement.

          (i) When authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Notes will be duly issued and constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general or the rights of creditors of federal savings associations and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (j) The execution, delivery and performance of this Agreement and the consummation by the Bank of the transactions contemplated hereby shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the charter or by-laws of the Bank, or any indenture, agreement or other instrument to which the Bank is a party or by which the Bank is bound, or violate any law or any order, rule or regulation applicable to the Bank of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Bank or any of its properties; and, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters, no permit, consent, approval of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

          (k) There are no proceedings or investigations pending or, to the knowledge of the Bank, threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Bank or its properties (i) asserting the invalidity of this Agreement or any of the Securities, (ii) seeking to prevent the issuance of any of the Securities or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, if determined adversely to the Bank, is reasonably likely to materially and adversely affect the performance by the Bank of its obligations under, or the validity or enforceability of, the Securities or this Agreement, or (iv) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Securities.

          (l) The Bank (i) is not in violation of its charter or by-laws, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, agreement, mortgage, deed of trust or other instrument to which the Bank is a party or by which the Bank is bound or to which any of the Bank's property or assets is subject or (iii) is not in violation in any respect of any law, order, rule or regulation applicable to the Bank or any of the Bank's property of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its property, except, in the case of clauses (ii) and (iii), for any defaults or violations that would not, individually or in the aggregate, have a material adverse effect on (A) the performance by the Bank of its obligations under, or the validity or enforceability of, the Securities, the Basic Documents or this Agreement or (B) the condition (financial or otherwise), results of operations, business or prospects of the Bank.

          (m) Neither the Issuer nor the Bank is an "investment company" or under the "control" of an "investment company" within the meaning thereof as defined in the Investment Company Act of 1940, as amended.

          (n) None of the Bank or anyone acting on its behalf has taken any action that would require qualification of the Trust Agreement under the Trust Indenture Act.

     2. PURCHASE BY THE UNDERWRITERS. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Bank agrees to cause to be issued by the Issuer and the Bank agrees to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Bank, the respective principal amount of Securities set forth opposite the name of such Underwriter in Schedule 1 hereto at a purchase price equal to (i) with respect to the Class A-1 Notes, ____% of the principal amount thereof, (ii) with respect to the Class A-2 Notes, ____% of the principal amount thereof, (iii) with respect to the Class A-3 Notes, _____ % of the principal amount thereof and (iv) with respect to the Certificates, _____% of the principal amount thereof.

     The Bank shall not be obligated to deliver any of the Securities except upon payment in full for all the Securities to be purchased as provided herein.

     3. DELIVERY OF AND PAYMENT FOR THE SECURITIES. Delivery of and payment for the Securities shall be made at the office of __________, or at such other place as shall be agreed upon by [Name of Representative], as representative of the Underwriters (the "Representative") and the Bank, at 9:00 A.M., ______ time, on ________, ___, or at such other date or time, not later than five full business days thereafter, as shall be agreed upon by the Representative and the Bank (such date and time being referred to herein as the "Closing Date"). On the Closing Date, the Bank shall deliver or cause to be delivered to the Representative for the account of each Underwriter the Securities against payment to or upon the order of the Bank of the purchase price in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, each class of the Securities shall be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interest of the beneficial owners of the Securities will be represented by book-entries on the records of DTC and participating members thereof. Definitive certificates representing the Securities will be available only under limited circumstances.

     4. FURTHER AGREEMENTS OF THE BANK. The Bank agrees with each of the several Underwriters:

          (a) To file the Prospectus Supplement with the Commission pursuant to and in accordance with Rule 424(b) of the Rules and Regulations within the time period prescribed by such rule and provide evidence satisfactory to the Representative of such timely filing.

          (b) During any period in which a prospectus relating to the Securities is required to be delivered under the Securities Act: to advise the Representative promptly of any proposal to amend the Registration Statement or amend or supplement the Prospectus and not to effect any such amendment or supplementation without the consent of the Representative; to advise the Representative promptly of (i) the effectiveness of any post-effective amendment to the Registration Statement, (ii) any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) the issuance by the Commission of any order preventing or suspending the use of any prospectus relating to the Securities or the initiation or threatening of any proceedings for that purpose and (v) the receipt by the Bank of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its reasonable best efforts to prevent the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification and, if any such stop order or order of suspension is issued, to obtain the lifting thereof at the earliest possible time.

          (c) If, during any period in which a prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when such Prospectus is delivered to a purchaser, not misleading, or if for any other reason it shall be necessary at such time to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative immediately thereof, and to promptly prepare and file with the Commission, subject to paragraph (b) of this Section 4, an amendment or a supplement to the Prospectus such that the statements in the Prospectus, as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading, or such that the Prospectus will comply with the Securities Act.

          (d) To furnish promptly to each of the Representative and counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith; and during the period described in paragraph (c) of this Section 4, to deliver promptly without charge to the Representative such number of the following documents as the Representative may from time to time reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and each of the Basic Documents) and (ii) any preliminary prospectus supplement, the Prospectus and any amendment or supplement thereto.

          (e) During any period in which a prospectus relating to the Securities is required to be delivered under the Securities Act, to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Bank or the Representative, be required by the Securities Act or requested by the Commission.

          (f) For so long as any of the Securities are outstanding or until such time as the Underwriters shall cease to maintain a secondary market in the Securities, to furnish to the Underwriters (i) copies of all materials furnished by the Issuer to the holders of the Securities and all reports and financial statements furnished by the Issuer to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder and (ii) from time to time, such other information concerning the Bank filed with any government or regulatory authority or national securities exchange which is otherwise publicly available as the Representative may reasonably request and such other information concerning the Issuer as the Representative may reasonably request.

          (g) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Bank shall not be required to qualify to do business or to file a general consent to service of process in any jurisdiction.

          (h) During the period from the date of the Prospectus to and including the business day after the Closing Date, to not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities collateralized by, or evidencing an ownership interest in, a pool of installment loans for new and used cars and light duty trucks without the prior written consent of the Representative.

          (i) For a period from the date of this Agreement until the retirement of the Securities, to deliver to you the annual statement of compliance and the annual independent certified public accountants' report furnished to the Owner Trustee and the Indenture Trustee, pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Owner Trustee and the Indenture Trustee, respectively.

          (j) To the extent, if any, that the ratings provided with respect to the Securities by _________ ("____") and _________ ("____") are
     conditional upon the furnishing of documents or the taking of any other actions by the Bank, to furnish such documents and take any such other actions.

     5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Bank contained herein, to the accuracy of the statements of the Bank made in any certificates pursuant to the provisions hereof, to the performance by the Bank of its obligations hereunder, and to each of the following additional terms and conditions:

          (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Representative; and the Bank shall have filed the Prospectus Supplement with the Commission pursuant to Rule 424(b) of the Rules and Regulations within the time period prescribed by such rule.

          (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, each of the Basic Documents, the Registration Statement and the Prospectus, and all other legal matters relating to such agreements and the transactions contemplated hereby and thereby shall be satisfactory in all material respects to counsel for the Underwriters, and the Bank shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (c) The Trust Agreement shall have been duly executed and delivered by the Bank and the Owner Trustee and the Certificates shall have been duly executed and delivered by the Owner Trustee on behalf of the Issuer and duly authenticated by the Owner Trustee.

          (d) The Sale and Servicing Agreement shall have been duly executed and delivered by the Servicer, the Seller, the Issuer and the Indenture Trustee.

          (e) The Indenture shall have been duly executed and delivered by the Issuer and the Indenture Trustee and the Notes shall have been duly executed and delivered by the Issuer and duly authenticated by the Indenture Trustee.

          (f) The Representative shall have received evidence satisfactory to it and its counsel that on or before the Closing Date, UCC-1 financing statements required to be filed on or prior to the Closing Date pursuant to the Basic Documents have been filed.

          (g) Michael J. Broker, ______ of the Bank, shall have furnished to the Representative his written opinion, addressed to the Underwriters and dated the Closing Date, regarding the due organization and power and authority of the Seller, the due authorization, execution and delivery by the Seller of the Basic Documents to which it is a party, no conflicts or violations of its charter or by-laws, contracts or law and other related matters, in form and substance reasonably satisfactory to the Representative and its counsel.

          (h) _____________, special Delaware counsel to the Issuer, shall have furnished to the Representative their written opinion, as counsel to the Issuer, addressed to the Underwriters and dated the Closing Date, regarding (i) the due organization of the Issuer, (ii) the enforceability of the Trust Agreement, (iii) other general Delaware law matters with respect to the Issuer, including, without limitation, the due authorization, execution and delivery of the Basic Documents by the Issuer and the due authorization and issuance of the Certificates, and
     (iv) the perfection and priority of the security interests created by the Indenture, in each case, in form and substance reasonably satisfactory to the Representative and its counsel.

          (i) Brown & Wood LLP shall have furnished to the Representative their written opinion, addressed to the Underwriters and dated the Closing Date, regarding (i) the enforceability of the Basic Documents (other than the Trust Agreement and the Note Depository Agreement), (ii) the validity of the security interests created thereby, (iii) the due issuance and enforceability of the Notes, (iv) the qualification of the Indenture under the Trust Indenture Act, (v) no violations of law, (vi) compliance with applicable federal securities laws, (vii) exemption of the Bank and the Issuer from registration as an investment company under the Investment Company Act of 1940, (viii) the conformity in all material respects of each of the Basic Documents to the description thereof contained in the Registration Statement and the Prospectus and (ix) negative assurances concerning the Prospectus, in each case in form and substance reasonably satisfactory to the Representative and its counsel.

          (j) _____________, special Texas counsel to the Bank, shall have furnished to the Representative their written opinion, addressed to the Underwriters and dated the Closing Date, regarding the perfection and priority of the security interests created by the Sale and Servicing Agreement.

          (k) Brown & Wood LLP shall have furnished to the Representative their written opinion, addressed to the Underwriters and dated the Closing Date, with respect to certain matters relating to the transfer of the Receivables to the Issuer, in form and substance reasonably satisfactory to the Representative and its counsel.

          (l) Brown & Wood LLP shall have furnished to the Representative their written opinion, addressed to the Underwriters and dated the Closing Date, to the effect that (i) the Issuer will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes, (ii) the Notes will be characterized as indebtedness for federal income tax purposes and (iii) the statements set forth in the Prospectus under the heading "Certain Federal Income Tax Consequences", to the extent that they are statements of law are true and correct in all material respects, in form and substance reasonably satisfactory to the Representative and its counsel.

          (m) The Representative shall have received from Simpson Thacher & Bartlett, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representative may require, and the Bank shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

          (n) ____________, counsel to the Owner Trustee, shall have furnished to the Representative their written opinion, as counsel to the Owner Trustee, addressed to the Underwriters and dated the Closing Date, regarding the due organization of the Owner Trustee, the due authorization, execution and delivery by the Owner Trustee of the Trust Agreement, no conflicts or violations of organizational documents, contracts or law and other related matters, in form and substance reasonably satisfactory to the Representative and its counsel.

          (o) ____________, counsel to the Indenture Trustee, shall have furnished to the Representative their written opinion, as counsel to the Indenture Trustee, addressed to the Underwriters and dated the Closing Date, regarding the due organization of the Indenture Trustee, the due authorization, execution and delivery by the Indenture Trustee of the Basic Documents to which it is a party, no conflicts or violations of organizational documents, contracts or law and other related matters, in form and substance reasonably satisfactory to the Representative and its counsel.

          (p) The Representative shall have received a letter dated the date hereof (the "Procedures Letter") from a firm of independent nationally recognized certified public accountants acceptable to the Representative verifying the accuracy of such financial and statistical data contained in the Prospectus as the Representative shall deem advisable. In addition, if any amendment or supplement to the Prospectus made after the date hereof contains financial or statistical data, the Representative shall have received a letter dated the Closing Date confirming the Procedures Letter and providing additional comfort on such new data.

          (q) Representative shall have received a certificate, dated the Closing Date, of any of the Chairman of the Board, the President, any Senior Vice President or the chief financial officer of the Bank stating that (A) the representations and warranties of the Bank contained in this Agreement and the Basic Documents to which it is a party are true and correct on and as of the Closing Date, (B) the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under such agreements at or prior to the Closing Date, (C) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of his or her knowledge, are contemplated by the Commission, and (D) since ______, ____, there has been no material adverse change in the financial position or results of operations of the Bank or the Issuer or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Bank or the Issuer except as set forth in or contemplated by the Registration Statement and the Prospectus.

          (r) The Representative shall have received a letter from ____ stating that the Notes have received a rating of "___" from _____ and a letter from ____ stating that the Notes have received a rating of "___" from _____.

          (s) The Representative shall have received a letter from ____ stating that the Certificates have received a rating of "___" from _____ and a letter from ____ stating that the Certificates have received a rating of "___" from ____.

          (t) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction or (ii) a general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or any other substantial national or international calamity or emergency as to make it, in the reasonable judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     6. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representative, in its absolute discretion, by notice given to and received by the Bank prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(t) shall have occurred or any of the conditions described in Section 5(q), 5(r) or 5(s) shall not be satisfied.

     7. DEFAULTING UNDERWRITERS.

          (a) If, any one or more of the Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder on the Closing Date, and such failure constitutes a default in the performance of its or their obligations under this Agreement, the Representative may make arrangements for the purchase of such Securities by other persons satisfactory to the Bank and the Representative, including any of the Underwriters, but if no such arrangements are made by the Closing Date, then each remaining non-defaulting Underwriter shall be severally obligated to purchase the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of Securities set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on the Closing Date if the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds one-eleventh of the aggregate principal amount of the Securities to be purchased on the Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase in total more than 110% of the principal amount of the Securities which it agreed to purchase on the Closing Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded and the remaining Underwriters or other underwriters satisfactory to the Representative and the Bank do not elect to purchase the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Bank, except that the Bank will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto who, pursuant to this
     Section 7, purchases Securities which a defaulting Underwriter agreed but failed to purchase.

          (b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If other underwriters are obligated or agree to purchase the Securities of a defaulting Underwriter, either the Representative or the Bank may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Bank or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Bank agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus that effects any such changes.

     8. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If (a) notice shall have been given pursuant to Section 6 terminating the obligations of the Underwriters hereunder, (b) the Bank shall fail to tender the Securities for delivery to the Underwriters for any reason permitted under this Agreement or (c) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement, the Bank shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Bank shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more Underwriters, the Bank shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

     9. INDEMNIFICATION.

          (a) The Bank shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
     Section 15 of the Securities Act (collectively referred to for the purposes of this Section 9 and Section 10 as the Underwriter) against any loss, claim, damage or liability, joint or several, to which that Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and shall reimburse each Underwriter for any legal or other expenses reasonably incurred by that Underwriter directly in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage or liability (or any action in respect thereof) as such expenses are incurred; provided, however, that the Bank shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or any action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from (i) any preliminary prospectus supplement, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriters' Information or (ii) any Statement of Eligibility and Qualification (Form T-1) filed with the Registration Statement; provided, further that such indemnity with respect to any preliminary prospectus supplement or any amendment or supplement thereto shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Securities a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such preliminary prospectus supplement was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Bank with Section 4(d).

          (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Bank, each of its directors, each officer of the Bank who signed the Registration Statement and each person, if any, who controls the Bank within the meaning of Section 15 of the Securities Act (collectively referred to solely for the purposes of this Section 9 and Section 10 as the "Bank"), against any loss, claim, damage or liability, joint or several, to which the Bank may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement, the Registration Statement or the Prospectus or in any amendment or supplement thereto or
     (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Bank by or on behalf of such Underwriter specifically for use therein, and shall reimburse the Bank for any legal or other expenses reasonably incurred by the Bank in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage or liability (or any action in respect thereof) as such expenses are incurred. The parties acknowledge and agree that the written information furnished to the Bank through the Representative by or on behalf of the Underwriters (the "Underwriters' Information") consists solely of the ________ paragraphs of text and the following table under the caption "Underwriting" in the Prospectus Supplement.

          (c) Promptly after receipt by an indemnified party under this
     Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent, but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceedings.

     The obligations of the Bank and the Underwriters in this Section 9 and in
Section 10 are in addition to any other liability which the Bank or the Underwriters, as the case may be, may otherwise have.

     10. CONTRIBUTION. If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless an indemnified party under
Section 9(a) or (b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability
(i) in such proportion as shall be appropriate to reflect the relative benefits received by the Bank on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Bank on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Bank bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

     The Bank and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability referred to above in this Section 10 shall be deemed to include, subject to the limitations on the fees and expenses of separate counsel set forth in Section 9, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim or any action in respect thereof. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to indemnify as provided in Section 9 and contribute as provided in this Section 10 are several in proportion to their respective underwriting obligations and not joint.

     11. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Bank and their respective successors and the controlling persons and officers and directors referred to in Sections 9 and 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     12. EXPENSES. The Bank agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any preliminary prospectus supplement, the Prospectus and any amendment or supplement to the Prospectus, including, without limitation, the Prospectus Supplement, all as provided in this Agreement; (d) the costs of printing, reproducing and distributing this Agreement and any other underwriting and selling group documents by mail, telex or other means of communications; (e) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel to the Underwriters); (f) any fees charged by _____ and _____ for rating the Securities; (g) all fees and expenses of the Owner Trustee and the Indenture Trustee and their respective counsel; and (h) all other costs and expenses incident to the performance of the obligations of the Bank under this Agreement; provided that, except as otherwise provided in this Section 12 and in Section 8, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

     13. SURVIVAL. The respective indemnities, rights of contribution, representations, warranties and agreements of the Bank and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any (i) termination or cancellation of this Agreement, (ii) any investigation made by or on behalf of any of them or any person controlling any of them or (iii) acceptance of and payment for the Securities.

     14. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission and confirmed to c/o the Representative at ___________________________________, Attention: ___________, with a copy to the Legal Department; and

          (b) if to the Bank, shall be delivered or sent by mail or facsimile transmission and confirmed to the address of the Bank set forth in the Registration Statement, Attention: General Counsel;

provided, however, that any notice to an Underwriter pursuant to Section 9(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Bank shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

     15. DEFINITIONS OF CERTAIN TERMS. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

     16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding of the agreement between the Bank and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

                                 Very truly yours,

                                 USAA FEDERAL SAVINGS BANK


                                 By________________________________
                                 Name:
                                 Title:



Accepted:

[Name of Representative]
For Itself and as Representative
of the Several Underwriters


By___________________________________
         Authorized Signatory

                                  SCHEDULE 1


                                                                                           Principal            Principal
                                           Principal Amount of    Principal Amount of      Amount of            Amount of
                                                Class A-1            Class A-2             Class A-3             Class B
              Underwriters                        Notes                Notes                 Notes            Certificates
              ------------                        -----                -----                 -----            ------------
[Name of Representative]                         $                     $                    $                  $
______________________


                                                                   Exhibit 1.2


                        USAA AUTO GRANTOR TRUST ____-__

                           Asset Backed Certificates

                           USAA FEDERAL SAVINGS BANK
                             (SELLER AND SERVICER)

                            UNDERWRITING AGREEMENT

                                                               ---------, ----

[Name of Representative],
as Representative of the
Several Underwriters named
on Schedule I hereto,
___________________________
___________________________

Dear Sirs:

     USAA Federal Savings Bank, a federally chartered savings association (the "Bank"), proposes to form a trust, USAA Auto Grantor Trust ____-__ (the "Issuer"), pursuant to a Pooling and Servicing Agreement (the "Pooling Agreement") to be dated as of _________, ___ between the Bank, as seller and servicer (in such capacities, the "Seller" and the "Servicer", respectively), and ___________, as trustee and collateral agent (the "Trustee"), which will issue (i) $_________ principal amount of its Class A ___% Asset Backed Certificates (the "Class A Certificates"), and (ii) $_________ principal amount of its Class B ___% Asset Backed Certificates (the "Class B Certificates", and together with the Class A Certificates, the "Certificates"). The assets of the Issuer will include, among other things, a pool of motor vehicle installment loans made by the Bank and secured by new and used cars and light duty trucks (the "Receivables"), certain monies due or received thereunder on or after _________, ___ (the "Cutoff Date"), security interests in the vehicles financed thereby, certain accounts, and the proceeds thereof, and the proceeds from claims on certain insurance policies. Pursuant to the Pooling Agreement, the Receivables will be transferred to the Issuer by the Seller in exchange for the Certificates. The Servicer will service the Receivables pursuant to the Pooling Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Pooling Agreement.

This is to confirm the agreement concerning the purchase of the Certificates from the Bank by the several Underwriters named in Schedule I hereto (the "Underwriters").

     1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE BANK. The Bank represents and warrants to and agrees with the several Underwriters that:

          (a) A registration statement on Form S-3 (No. 333-30840) has been filed by the Bank with the Securities and Exchange Commission (the "Commission") and has become effective under the Securities Act of 1933, as amended (the "Securities Act"). Such registration statement may have been amended or supplemented from time to time prior to the date hereof. Any such amendment or supplement was filed with the Commission in accordance with the Securities Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations") and any such amendment has become effective under the Securities Act. The Bank proposes to file with the Commission pursuant to Rule 424(b) of the Rules and Regulations a prospectus supplement (the "Prospectus Supplement") to the prospectus dated ___________, ___, relating to the Certificates and the method of distribution thereof. Copies of such registration statement, any amendment or supplement thereto, such prospectus and the Prospectus Supplement have been delivered to you. Such registration statement, including exhibits thereto and such prospectus, as amended or supplemented to the date hereof, and as further supplemented by the Prospectus Supplement, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively. The conditions to the use of a registration statement on Form S-3 under the Securities Act have been satisfied.

          (b) The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and did not include any untrue statement of a material fact and, in the case of the Registration Statement and any post-effective amendment thereto, did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, did not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; on the Closing Date (as hereinafter defined), the Registration Statement and the Prospectus, as amended or supplemented as of the Closing Date, will comply in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act and the rules and regulations of the Commission thereunder and neither the Prospectus nor any amendment or supplement thereto will include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty in the preceding sentence does not apply to that information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriters' Information (as defined herein).

          (c) The Bank has been duly organized and is validly existing as a federally chartered savings association and is a member of the Federal Home Loan Bank System. The Bank is in good standing with the Office of Thrift Supervision and has the power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as such properties are presently owned, leased and operated and as such business is presently conducted, and had at all relevant times, and now has, the power, authority and legal right to own and sell the Receivables.

          (d) The representations and warranties of the Seller in Section 10.1 of the Pooling Agreement will be true and correct as of the Closing Date.

          (e) The representations and warranties of the Servicer in Section
     11.1 of the Pooling Agreement will be true and correct as of the Closing Date.

          (f) The Bank has the power and authority to execute and deliver this Agreement and to carry out the terms of this Agreement and the execution, delivery and performance by the Bank of this Agreement has been duly authorized by the Bank.

          (g) This Agreement has been duly executed and delivered by the Bank.

          (h) When authenticated by the Trustee in accordance with the Pooling Agreement and delivered and paid for pursuant to this Agreement, the Certificates will be duly issued and entitled to the benefits and security afforded by the Pooling Agreement.

          (i) The execution, delivery and performance of this Agreement and the consummation by the Bank of the transactions contemplated hereby shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the charter or by-laws of the Bank, or any indenture, agreement or other instrument to which the Bank is a party or by which the Bank is bound, or violate any law or any order, rule or regulation applicable to the Bank of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Bank or any of its properties; and, except for the registration of the Certificates under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws in connection with the purchase and distribution of the Certificates by the Underwriters, no permit, consent, approval of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

          (j) There are no proceedings or investigations pending or, to the knowledge of the Bank, threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Bank or its properties (i) asserting the invalidity of this Agreement or any of the Certificates, (ii) seeking to prevent the issuance of any of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, if determined adversely to the Bank, is reasonably likely to materially and adversely affect the performance by the Bank of its obligations under this Agreement, the validity of the Certificates or the validity or enforceability of this Agreement, or (iv) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Certificates.

          (k) The Bank (i) is not in violation of its charter or by-laws, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, agreement, mortgage, deed of trust or other instrument to which the Bank is a party or by which the Bank is bound or to which any of the Bank's property or assets is subject or (iii) is not in violation in any respect of any law, order, rule or regulation applicable to the Bank or any of the Bank's property of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its property, except, in the case of clauses (ii) and (iii), for any defaults or violations that would not, individually or in the aggregate, have a material adverse effect on (A) the performance by the Bank of its obligations under, or the validity or enforceability of, the Certificates, the Basic Documents or this Agreement or (B) the condition (financial or otherwise), results of operations, business or prospects of the Bank.

          (l) Neither the Issuer nor the Bank is an "investment company" or under the "control" of an "investment company" within the meaning thereof as defined in the Investment Company Act of 1940, as amended.

          (m) None of the Bank or anyone acting on its behalf has taken any action that would require qualification of the Pooling Agreement under the Trust Indenture Act.

     2. PURCHASE BY THE UNDERWRITERS. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Bank agrees to cause to be issued by the Issuer and the Bank agrees to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Bank, the respective principal amount of Certificates set forth opposite the name of such Underwriter in Schedule 1 hereto at a purchase price equal to (i) with respect to the Class A Certificates, ____% of the principal amount thereof, and (ii) with respect to the Class B Certificates, ____% of the principal amount thereof.

     The Bank shall not be obligated to deliver any of the Certificates except upon payment in full for all the Certificates to be purchased as provided herein.

     3. DELIVERY OF AND PAYMENT FOR THE CERTIFICATES. Delivery of and payment for the Certificates shall be made at the office of __________, or at such other place as shall be agreed upon by [Name of Representative], as representative of the Underwriters (the "Representative") and the Bank, at 9:00 A.M., ______ time, on ________, ___, or at such other date or time, not later than five full business days thereafter, as shall be agreed upon by the Representative and the Bank (such date and time being referred to herein as the "Closing Date"). On the Closing Date, the Bank shall deliver or cause to be delivered to the Representative for the account of each Underwriter the Certificates against payment to or upon the order of the Bank of the purchase price in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, each class of the Certificates shall be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interest of the beneficial owners of the Certificates will be represented by book-entries on the records of DTC and participating members thereof. Definitive certificates representing the Certificates will be available only under limited circumstances set forth in the Pooling Agreement.

     4. FURTHER AGREEMENTS OF THE BANK. The Bank agrees with each of the several Underwriters:

          (a) To file the Prospectus Supplement with the Commission pursuant to and in accordance with Rule 424(b) of the Rules and Regulations within the time period prescribed by such rule and provide evidence satisfactory to the Representative of such timely filing.

          (b) During any period in which a prospectus relating to the Certificates is required to be delivered under the Securities Act: to advise the Representative promptly of any proposal to amend the Registration Statement or amend or supplement the Prospectus and not to effect any such amendment or supplementation without the consent of the Representative; to advise the Representative promptly of (i) the effectiveness of any post-effective amendment to the Registration Statement, (ii) any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) the issuance by the Commission of any order preventing or suspending the use of any prospectus relating to the Certificates or the initiation or threatening of any proceedings for that purpose and (v) the receipt by the Bank of any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its reasonable best efforts to prevent the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Certificates or suspending any such qualification and, if any such stop order or order of suspension is issued, to obtain the lifting thereof at the earliest possible time.

          (c) If, during any period in which a prospectus relating to the Certificates is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when such Prospectus is delivered to a purchaser, not misleading, or if for any other reason it shall be necessary at such time to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative immediately thereof, and to promptly prepare and file with the Commission, subject to paragraph (b) of this Section 4, an amendment or a supplement to the Prospectus such that the statements in the Prospectus, as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading, or such that the Prospectus will comply with the Securities Act.

          (d) To furnish promptly to each of the Representative and counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith; and during the period described in paragraph (c) of this Section 4, to deliver promptly without charge to the Representative such number of the following documents as the Representative may from time to time reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the Pooling Agreement) and (ii) any preliminary prospectus supplement, the Prospectus and any amendment or supplement thereto.

          (e) During any period in which a prospectus relating to the Certificates is required to be delivered under the Securities Act, to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Bank or the Representative, be required by the Securities Act or requested by the Commission.

          (f) For so long as any of the Certificates are outstanding or until such time as the Underwriters shall cease to maintain a secondary market in the Certificates, to furnish to the Underwriters (i) copies of all materials furnished by the Issuer to the holders of the Certificates and all reports and financial statements furnished by the Issuer to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder and (ii) from time to time, such other information concerning the Bank filed with any government or regulatory authority or national securities exchange which is otherwise publicly available as the Representative may reasonably request and such other information concerning the Issuer as the Representative may reasonably request.

          (g) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Certificates for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Certificates; provided that in connection therewith the Bank shall not be required to qualify to do business or to file a general consent to service of process in any jurisdiction.

          (h) During the period from the date of the Prospectus to and including the business day after the Closing Date, to not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities collateralized by, or evidencing an ownership interest in, a pool of retail installment loans for new and used cars and light duty trucks without the prior written consent of the Representative.

          (i) For a period from the date of this Agreement until the retirement of the Certificates, to deliver to you the annual statement of compliance and the annual independent certified public accountants' report furnished to the Trustee, pursuant to the Pooling Agreement, as soon as such statements and reports are furnished to the Trustee.

          (j) To the extent, if any, that the ratings provided with respect to the Certificates by _________ ("____") and _________ ("____") are
     conditional upon the furnishing of documents or the taking of any other actions by the Bank, to furnish such documents and take any such other actions.

     5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Bank contained herein, to the accuracy of the statements of the Bank made in any certificates pursuant to the provisions hereof, to the performance by the Bank of its obligations hereunder, and to each of the following additional terms and conditions:

          (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Representative; and the Bank shall have filed the Prospectus Supplement with the Commission pursuant to Rule 424(b) of the Rules and Regulations within the time period prescribed by such rule.

          (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Certificates, the Pooling Agreement, the Registration Statement and the Prospectus, and all other legal matters relating to such agreements and the transactions contemplated hereby and thereby shall be satisfactory in all material respects to counsel for the Underwriters, and the Bank shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (c) The Pooling Agreement shall have been duly executed and delivered by the Bank and the Trustee and the Certificates shall have been duly executed and delivered by the Trustee and duly authenticated by the Trustee.

          (d) The Representative shall have received evidence satisfactory to it and its counsel that on or before the Closing Date, UCC-1 financing statements required to be filed on or prior to the Closing Date pursuant to the Pooling Agreement have been filed.

          (e) Michael J. Broker, ______ of the Bank, shall have furnished to the Representative his written opinion, addressed to the Underwriters and dated the Closing Date, regarding the due organization and power and authority of the Bank, the due authorization, execution and delivery by the Bank of the Pooling Agreement, no conflicts or violations of its charter or by-laws, contracts or law and other related matters, in form and substance reasonably satisfactory to the Representative and its counsel.

          (f) Brown & Wood LLP shall have furnished to the Representative their written opinion, addressed to the Underwriters and dated the Closing Date, regarding (i) the enforceability of the Pooling Agreement,
     (ii) the validity of the security interests created thereby, (iii) the due authorization and issuance of the Certificates, (iv) no violations of law, (v) compliance with applicable federal securities laws, (vi) exemption of the Bank and the Issuer from registration as an investment company under the Investment Company Act of 1940, (vii) the conformity in all material respects of the Pooling Agreement to the description thereof contained in the Registration Statement and the Prospectus, (viii) negative assurances concerning the Prospectus and (ix) the lack of qualification of the Pooling Agreement under the Trust Indenture Act, in each case in form and substance reasonably satisfactory to the Representative and its counsel.

          (g) _____________, special Texas counsel to the Bank, shall have furnished to the Representative their written opinion, addressed to the Underwriters and dated the Closing Date, regarding the perfection and priority of the security interests created by the Pooling Agreement.

          (h) Brown & Wood LLP shall have furnished to the Representative their written opinion, addressed to the Underwriters and dated the Closing Date with respect to certain matters relating to the transfer of the Receivables by the Seller to the Issuer, in form and substance reasonably satisfactory to the Representative and its counsel.

          (i) Brown & Wood LLP shall have furnished to the Representative their written opinion, addressed to the Underwriters and dated the Closing Date, to the effect that (i) the Issuer will not be an association taxable as a corporation for federal income tax purposes and that the Issuer will be classified as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code, (ii) the holders of the Certificates will be treated as the owners of undivided interests in the interest and principal portions of the Issuer represented by the Certificates for federal income tax purposes and (iii) the statements set forth in the Prospectus under the heading "Certain Federal Income Tax Consequences", to the extent that they are statements of law are true and correct in all material respects, in form and substance reasonably satisfactory to the Representative and its counsel.

          (j) The Representative shall have received from Simpson Thacher & Bartlett, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representative may require, and the Bank shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

          (k) ____________, counsel to the Trustee, shall have furnished to the Representative their written opinion, as counsel to the Trustee, addressed to the Underwriters and dated the Closing Date, regarding the due organization of the Trustee, the due authorization, execution and delivery by the Trustee of the Pooling Agreement, no conflicts or violations of organizational documents, contracts or law and other related matters, in form and substance reasonably satisfactory to the Representative and its counsel.

          (l) The Representative shall have received a letter dated the date hereof (the "Procedures Letter") from a firm of independent nationally recognized certified public accountants acceptable to the Representative verifying the accuracy of such financial and statistical data contained in the Prospectus as the Representative shall deem advisable. In addition, if any amendment or supplement to the Prospectus made after the date hereof contains financial or statistical data, the Representative shall have received a letter dated the Closing Date confirming the Procedures Letter and providing additional comfort on such new data.

          (m) Representative shall have received a certificate, dated the Closing Date, of any of the Chairman of the Board, the President, any Senior Vice President or the chief financial officer of the Bank stating that (A) the representations and warranties of the Bank contained in this Agreement and the Pooling Agreement are true and correct on and as of the Closing Date, (B) the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the Pooling Agreement at or prior to the Closing Date, (C) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of his or her knowledge, are contemplated by the Commission, and
     (D) since ______, ____, there has been no material adverse change in the financial position or results of operations of the Bank or the Issuer or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Bank or the Issuer except as set forth in or contemplated by the Registration Statement and the Prospectus.

          (n) The Representative shall have received a letter from ____ stating that the Class A Certificates have received a rating of "___" from _____ and a letter from ____ stating that the Class A Certificates have received a rating of "___" from _____. ______ (o) The Representative shall have received a letter from ____ stating that the Class B Certificates have received a rating of "___" from _____ and a letter from ____ stating that the Class B Certificates have received a rating of "___" from _____.

          (o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction or (ii) a general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or any other substantial national or international calamity or emergency as to make it, in the reasonable judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or the delivery of the Certificates on the terms and in the manner contemplated in the Prospectus.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     6. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representative, in its absolute discretion, by notice given to and received by the Bank prior to delivery of and payment for the Certificates if, prior to that time, any of the events described in Section 5(p) shall have occurred or any of the conditions described in Section 5(m), 5(n) or 5(o) shall not be satisfied.

     7. DEFAULTING UNDERWRITERS.

        (a) If, any one or more of the Underwriters shall fail to purchase and pay for any of the Certificates agreed to be purchased by such Underwriter hereunder on the Closing Date, and such failure constitutes a default in the performance of its or their obligations under this Agreement, the Representative may make arrangements for the purchase of such Certificates by other persons satisfactory to the Bank and the Representative, including any of the Underwriters, but if no such arrangements are made by the Closing Date, then each remaining non-defaulting Underwriter shall be severally obligated to purchase the Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of Certificates set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the aggregate principal amount of Certificates set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Certificates on the Closing Date if the aggregate principal amount of Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds one-eleventh of the aggregate principal amount of the Certificates to be purchased on the Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase in total more than 110% of the principal amount of the Certificates which it agreed to purchase on the Closing Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded and the remaining Underwriters or other underwriters satisfactory to the Representative and the Bank do not elect to purchase the Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Bank, except that the Bank will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto who, pursuant to this
     Section 7, purchases Certificates which a defaulting Underwriter agreed but failed to purchase.

          (b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If other underwriters are obligated or agree to purchase the Certificates of a defaulting Underwriter, either the Representative or the Bank may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Bank or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Bank agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus that effects any such changes.

          8. REIMBURSEMENT OF UNDERWRITERS' EXPENSES.

          (a) If (a) notice shall have been given pursuant to Section 6 terminating the obligations of the Underwriters hereunder, (b) the Bank shall fail to tender the Certificates for delivery to the Underwriters for any reason permitted under this Agreement or (c) the Underwriters shall decline to purchase the Certificates for any reason permitted under this Agreement, the Bank shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Certificates, and upon demand the Bank shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more Underwriters, the Bank shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

          9. INDEMNIFICATION.

          (a) The Bank shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
     Section 15 of the Securities Act (collectively referred to for the purposes of this Section 9 and Section 10 as the Underwriter) against any loss, claim, damage or liability, joint or several, to which that Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and shall reimburse each Underwriter for any legal or other expenses reasonably incurred by that Underwriter directly in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage or liability (or any action in respect thereof) as such expenses are incurred; provided, however, that the Bank shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or any action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus supplement, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriters' Information; provided, further that such indemnity with respect to any preliminary prospectus supplement or any amendment or supplement thereto shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Certificates which are the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Certificates a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such preliminary prospectus supplement was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Bank with Section 4(d).

          (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Bank, each of its directors, each officer of the Bank who signed the Registration Statement and each person, if any, who controls the Bank within the meaning of Section 15 of the Securities Act (collectively referred to solely for the purposes of this Section 9 and Section 10 as the "Bank"), against any loss, claim, damage or liability, joint or several, to which the Bank may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement, the Registration Statement or the Prospectus or in any amendment or supplement thereto or
     (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Bank by or on behalf of such Underwriter specifically for use therein, and shall reimburse the Bank for any legal or other expenses reasonably incurred by the Bank in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage or liability (or any action in respect thereof) as such expenses are incurred. The parties acknowledge and agree that the written information furnished to the Bank through the Representative by or on behalf of the Underwriters (the "Underwriters' Information") consists solely of the ______ paragraphs of text and the following table under the caption "Underwriting" in the Prospectus Supplement.

          (c) Promptly after receipt by an indemnified party under this
     Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent, but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceedings.

     The obligations of the Bank and the Underwriters in this Section 9 and in Section 10 are in addition to any other liability which the Bank or the Underwriters, as the case may be, may otherwise have.

     10. CONTRIBUTION. If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless an indemnified party under
Section 9(a) or (b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability
(i) in such proportion as shall be appropriate to reflect the relative benefits received by the Bank on the one hand and the Underwriters on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Bank on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Certificates purchased under this Agreement (before deducting expenses) received by the Bank bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Certificates purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The Bank and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability referred to above in this Section 10 shall be deemed to include, subject to the limitations on the fees and expenses of separate counsel set forth in Section 9, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim or any action in respect thereof. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to indemnify as provided in Section 9 and contribute as provided in this Section 10 are several in proportion to their respective underwriting obligations and not joint.

     11. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Bank and their respective successors and the controlling persons and officers and directors referred to in Sections 9 and 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     12. EXPENSES. The Bank agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Certificates and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any preliminary prospectus supplement, the Prospectus and any amendment or supplement to the Prospectus, including, without limitation, the Prospectus Supplement, all as provided in this Agreement; (d) the costs of printing, reproducing and distributing this Agreement and any other underwriting and selling group documents by mail, telex or other means of communications; (e) the fees and expenses of qualifying the Certificates under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel to the Underwriters); (f) any fees charged by _____ and _____ for rating the Certificates; (g) all fees and expenses of the Trustee and its counsel; and (h) all other costs and expenses incident to the performance of the obligations of the Bank under this Agreement; provided that, except as otherwise provided in this Section 12 and in Section 8, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Certificates which they may sell and the expenses of advertising any offering of the Certificates made by the Underwriters.

     13. SURVIVAL. The respective indemnities, rights of contribution, representations, warranties and agreements of the Bank and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Certificates and shall remain in full force and effect, regardless of any (i) termination or cancellation of this Agreement, (ii) any investigation made by or on behalf of any of them or any person controlling any of them or (iii) acceptance of and payment for the Certificates.

     14. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission and confirmed to c/o the Representative at ,
     Attention: ___________, with a copy to the Legal Department;

          (b) if to the Bank, shall be delivered or sent by mail or facsimile transmission and confirmed to the address of the Bank set forth in the Registration Statement, Attention: General Counsel;

provided, however, that any notice to an Underwriter pursuant to Section 9(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Bank shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

     15. DEFINITIONS OF CERTAIN TERMS. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

     16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding of the agreement between the Bank and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

                                    Very truly yours,

                                    USAA FEDERAL SAVINGS BANK


                                    By _______________________________________
                                    Name:
                                    Title:

Accepted:

[Name of Representative],
for Itself and as Representative
of the Several Underwriters

By______________________________________
            Authorized Signatory

SCHEDULE 1

                                   Principal                Principal
                                   Amount of                Amount of
                                    Class A                  Class B
Underwriters                      Certificates             Certificates
------------------------------------------------------------------------------

[Name of Representative]   $                               $
----------------

                                                                   Exhibit 4.1





=============================================================================


                           USAA FEDERAL SAVINGS BANK

                              Seller and Servicer

                                      and

                             --------------------

                         Trustee and Collateral Agent

                      on behalf of the Certificateholders

                             --------------------

                        POOLING AND SERVICING AGREEMENT
                        Dated as of ________ __, ______


                                  $----------
                      USAA Auto Loan Grantor Trust ______

           _____% Automobile Loan Pass-Through Certificates, Class A
           _____% Automobile Loan Pass-Through Certificates, Class B

=============================================================================

                               Table of Contents

                                                                                                               Page

                                   Article I
                                  Definitions

         Section 1.1          Definitions.........................................................................1
         Section 1.2          Usage of Terms.....................................................................14
         Section 1.3          Simple Interest Method; Allocations................................................14
         Section 1.4          References.........................................................................14
         Section 1.5          Section References.................................................................14

                                  Article II

         Section 2.1          Creation of Trust..................................................................14

                                  Article III

         Section 3.1          Conveyance of Receivables..........................................................15

                                  Article IV

         Section 4.1          Acceptance by Trustee..............................................................15

                                   Article V

                                The Receivables

         Section 5.1          Representations   and   Warranties   of  Seller;   Conditions   Relating  to
                              Receivables........................................................................16
         Section 5.2          Repurchase Upon Breach or Failure of a Condition...................................19
         Section 5.3          Custody of Receivable Files........................................................19
         Section 5.4          Duties of Servicer as Custodian....................................................20
         Section 5.5          Instructions; Authority to Act.....................................................21
         Section 5.6          Custodian's Indemnification........................................................21
         Section 5.7          Effective Period and Termination...................................................21

                                  Article VI

                  Administration and Servicing of Receivables

         Section 6.1          Duties of Servicer.................................................................22
         Section 6.2          Collection of Receivable Payments..................................................22
         Section 6.3          Realization Upon Receivables.......................................................23
         Section 6.4          Maintenance of Security Interests in Financed Vehicles.............................23
         Section 6.5          Covenants of Servicer..............................................................24
         Section 6.6          Purchase of Receivables Upon Breach................................................24
         Section 6.7          Servicing Fee......................................................................25
         Section 6.8          Servicer's Certificate.............................................................25
         Section 6.9          Annual Statement as to Compliance..................................................25
         Section 6.10         Annual Audit Report................................................................26
         Section 6.11         Reports to Certificateholders and the Rating Agencies..............................26
         Section 6.12         Insurance..........................................................................27

                                  Article VII

                Distributions; Statements to Certificateholders

         Section 7.1          Accounts...........................................................................27
         Section 7.2          Collections........................................................................29
         Section 7.3          Advances...........................................................................29
         Section 7.4          Additional Deposits................................................................30
         Section 7.5          Distributions......................................................................30
         Section 7.6          Reserve Account....................................................................32
         Section 7.7          Net Deposits.......................................................................32
         Section 7.8          Statements to Certificateholders...................................................32

                                 Article VIII

                          [Yield Supplement Agreement

         Section 8.1          Yield Supplement Agreement.........................................................33
         Section 8.2          Yield Supplement Account...........................................................34

                                  Article IX

                               The Certificates

         Section 9.1          The Certificates...................................................................36
         Section 9.2          Execution, Authentication and Delivery of Certificates.............................36
         Section 9.3          Registration of Transfer and Exchange of Certificates..............................36
         Section 9.4          Mutilated, Destroyed, Lost, or Stolen Certificates.................................38
         Section 9.5          Persons Deemed Owners..............................................................38
         Section 9.6          Access to List of Certificateholders' Names and Addresses..........................38
         Section 9.7          Maintenance of Office or Agency....................................................39
         Section 9.8          Book-Entry Certificates............................................................39
         Section 9.9          Notices to Clearing Agency.........................................................40
         Section 9.10         Definitive Certificates............................................................40
         Section 9.11         Appointment of Paying Agent........................................................41
         Section 9.12         Authenticating Agent...............................................................41
         Section 9.13         Actions of Certificateholders......................................................43

                                   Article X

                                  The Seller

         Section 10.1         Representations of Seller..........................................................44
         Section 10.2         Liability of Seller; Indemnities...................................................45
         Section 10.3         Merger or Consolidation of Seller..................................................45
         Section 10.4         Limitation on Liability of Seller and Others.......................................45
         Section 10.5         Seller May Own Certificates........................................................46

                                  Article XI

                                 The Servicer

         Section 11.1         Representations of Servicer........................................................46
         Section 11.2         Liability of Servicer; Indemnities.................................................47
         Section 11.3         Merger or Consolidation of Servicer................................................48
         Section 11.4         Limitation on Liability of Servicer and Others.....................................48
         Section 11.5         Servicer Not To Resign.............................................................50
         Section 11.6         Delegation of Duties...............................................................50

                                  Article XII

                        Events of Servicing Termination

         Section 12.1         Events of Servicing Termination....................................................50
         Section 12.2         Trustee to Act; Appointment of Successor...........................................52
         Section 12.3         Notification to Certificateholders.................................................52
         Section 12.4         Waiver of Past Defaults............................................................52

                                 Article XIII

                                  The Trustee

         Section 13.1         No Power to Engage in Business or to Vary Investments..............................53
         Section 13.2         Duties of Trustee..................................................................53
         Section 13.3         Trustee's Assignment of Repurchased Receivables and Trustee's Certificate..........55
         Section 13.4         Certain Matters Affecting the Trustee..............................................55
         Section 13.5         Trustee Not Liable for Certificates or Receivables.................................57
         Section 13.6         Trustee May Own Certificates.......................................................58
         Section 13.7         Trustee's Fees and Expenses........................................................58
         Section 13.8         Indemnity..........................................................................59
         Section 13.9         Eligibility Requirements for Trustee...............................................59
         Section 13.10        Resignation or Removal of Trustee..................................................59
         Section 13.11        Successor Trustee..................................................................60
         Section 13.12        Merger or Consolidation of Trustee.................................................60
         Section 13.13        Appointment of Co-Trustee or Separate Trustee......................................61
         Section 13.14        Representations and Warranties of Trustee..........................................62
         Section 13.15        Tax Returns........................................................................63
         Section 13.16        Trustee May Enforce Claims Without Possession of Certificates......................63
         Section 13.17        Suits for Enforcement..............................................................63
         Section 13.18        Maintenance of Office or Agency....................................................63

                                  Article XIV

                                  Termination

         Section 14.1         Termination of the Trust...........................................................64
         Section 14.2         Optional Purchase of All Receivables...............................................65

                                  Article XV

                           Miscellaneous Provisions

         Section 15.1         Amendment..........................................................................65
         Section 15.2         Protection of Title to Trust.......................................................66
         Section 15.3         Limitation on Rights of Certificateholders.........................................68
         Section 15.4         Governing Law......................................................................69
         Section 15.5         Notices............................................................................69
         Section 15.6         Severability of Provisions.........................................................69
         Section 15.7         Assignment.........................................................................69
         Section 15.8         Certificates Nonassessable and Fully Paid..........................................70
         Section 15.9         Third-Party Beneficiaries..........................................................70


Schedule A:.......List of Receivables
Schedule B:.......Location of Receivables Files
Exhibit A:........Form of Class A Certificate
Exhibit B:........Form of Class B Certificate
Exhibit C-1:......Trustee's Certificate
Exhibit C-2:......Trustee's Certificate
Exhibit D:........Servicer's Report
Exhibit E:........Form of Certificateholder Report
Exhibit F:........Form of Yield Supplement Agreement

                                                                   Exhibit 4.1

         This Pooling and Servicing Agreement, dated as of _____ __, ______, is made with respect to the formation of the USAA Auto Loan Grantor Trust ______ (the "Trust"), between USAA Federal Savings Bank, a federally chartered savings association (the "Seller" and the "Servicer" in its respective capacities as such), and _________________, a banking corporation organized under the laws of the State of _____________, as trustee (the "Trustee") and as collateral agent with respect to the Reserve Account and the Yield Supplement Account (in such capacity, the "Collateral Agent").

         WITNESSETH THAT: In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                  Article I

                                  Definitions

         Section 1.1 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Account Property" means the Reserve Account, the Yield Supplement Account and all amounts, Financial Assets and other investments held from time to time in the Reserve Account and the Yield Supplement Account and all proceeds of the foregoing.

         "Advance" as of a Record Date means any payment made by the Servicer pursuant to Section 7.3.

         "Agent" means any of the Paying Agent, the Collateral Agent, the Authenticating Agent and the Transfer Agent.

         "Agreement" means this Pooling and Servicing Agreement and all amendments and supplements hereto.

         "Amount Financed" in respect of a Receivable means the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and related costs.

         "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of interest stated in the Receivable.

         "Authenticating Agent" shall have the meaning specified in Section
9.12.

         "Authorized Officer" means any officer in the Corporate Trust Department of the Trustee with direct responsibility for the administration of this Agreement.

         "Available Interest" means, with respect to any Payment Date, the excess of (a) the sum of (i) Interest Collections for such Payment Date, [(ii) the Yield Supplement Amount for such Payment Date] and (iii) all Advances made by the Servicer with respect to such Payment Date pursuant to Section 7.3(a), over (b) the amount of Outstanding Advances to be reimbursed on or with respect to such Payment Date pursuant to Section 7.3(a).

         "Available Principal" means, with respect to any Payment Date, the sum of the following amounts with respect to the preceding Collection Period:
(i) that portion of all Collections on the Receivables received during such Collection Period and allocable to principal in accordance with the terms of the Receivables and the Servicer's customary servicing procedures, (ii) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period and (iii) Liquidation Proceeds, to the extent allocable to principal, received during such Collection Period. Available Principal on any Payment Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Payment Date.

         "Available Reserve Amount" means, as of any Payment Date, the lesser of (i) the amount on deposit in the Reserve Account (exclusive of earnings and income from the investment of funds therein) as of such date and (ii) the Specified Reserve Account Balance as of such date.

         "Book-Entry Certificates" means beneficial interests in the Certificates described in Section 9.8, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in
Section 9.8.

         "Business Day" means a day, other than a Saturday or a Sunday, on which banking institutions or trust companies located in the State of New York and the State of Texas are open for the purpose of conducting a commercial banking business.

         "Certificate" means any Class A Certificate or Class B Certificate.

         "Certificateholder" or "Holder" means the Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, request, waiver or demand pursuant to this Agreement, the interest evidenced by any Certificate registered in the name of the Seller, the Servicer or any Person controlling, controlled by, or under common control with the Seller or the Servicer shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request or waiver shall have been obtained; provided, however, that in determining whether the Trustee shall be protected in relying upon any such consent, request, waiver or demand, only Certificates that an Authorized Officer of the Trustee knows to be so owned shall be so disregarded.

         "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a direct or indirect Clearing Agency Participant.

         "Certificate Register" means the register maintained pursuant to
Section 9.3.

         "Class A Certificate" means a certificate executed by the Trustee on behalf of the Trust and authenticated by the Trustee, substantially in the form of Exhibit A hereto.

         "Class A Certificateholder" or "Class A Holder" means the Person in whose name a Class A Certificate shall be registered in the Certificate Register, except that, solely for the purpose of giving any consent, request or waiver pursuant to this Agreement, the interest evidenced by any Class A Certificate registered in the name of the Seller, the Servicer or any Person actually known to an Authorized Officer of the Trustee to be an Affiliate of the Seller or the Servicer shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request or waiver shall have been obtained.

         "Class A Certificate Balance" means, at any time, the Original Class A Certificate Balance, as reduced by all principal amounts distributed to Class A Certificateholders prior to such time.

         "Class A Certificate Owner" means, with respect to a Book-Entry Certificate representing a beneficial interest in the Class A Certificates, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant in accordance with the rules, regulations and procedures of such Clearing Agency).

         "Class A Distribution Account" means the account established and maintained as such pursuant to Section 7.1.

         "Class A Interest Carryover Shortfall" means, (i) with respect to the initial Payment Date, zero and (ii) with respect to any other Payment Date, the excess of Class A Monthly Interest for the preceding Payment Date, and any outstanding Class A Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually deposited in the Class A Distribution Account on such preceding Payment Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class A Pass-Through Rate.

         "Class A Interest Distribution" means, with respect to any Payment Date, the sum of Class A Monthly Interest for such Payment Date and the Class A Interest Carryover Shortfall for such Payment Date.

         "Class A Monthly Interest" means, with respect to any Payment Date, one-twelfth (or in the case of the first Payment Date, ____) of the Class A Pass-Through Rate multiplied by the Class A Certificate Balance as of the preceding Payment Date (after giving effect to all payments of principal made on such Payment Date) or, in the case of the first Payment Date, as of the Closing Date.

         "Class A Monthly Principal" means, with respect to any Payment Date, the Class A Percentage of Available Principal for such Payment Date plus the Class A Percentage of Realized Losses with respect to the related Collection Period.

         "Class A Pass-Through Rate" means ____% per annum, calculated on the basis of a 360-day year comprised of twelve 30-day months.

         "Class A Percentage" means ____%.

         "Class A Pool Factor" means, with respect to any Payment Date, the Class A Certificate Balance as of such Payment Date (after giving effect to all payments of principal to be made on such Payment Date) divided by the Original Class A Certificate Balance, expressed as a seven-digit decimal.

         "Class A Principal Carryover Shortfall" means, (i) with respect to the initial Payment Date, zero and (ii) with respect to any other Payment Date, the excess of (x) Class A Monthly Principal for such Payment Date and
(y) any outstanding Class A Principal Carryover Shortfall from the preceding Payment Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on such Payment Date.

         "Class A Principal Distribution" means, (i) with respect to the initial Payment Date, the Class A Monthly Principal for such Payment Date and
(ii) with respect to any other Payment Date, the sum of Class A Monthly Principal for such Payment Date and the Class A Principal Carryover Shortfall as of the preceding Payment Date. In addition, on the Final Scheduled Payment Date, the Class A Principal Distribution shall include any additional amount required to reduce the outstanding principal balance of the Class A Certificates to zero.

         "Class B Certificate" means a certificate executed by the Trustee on behalf of the Trust and authenticated by the Trustee, substantially in the form of Exhibit B hereto.

         "Class B Certificateholder" or "Class B Holder" means the Person in whose name a Class B Certificate shall be registered in the Certificate Register, except that, solely for the purpose of giving any consent, request or waiver pursuant to this Agreement, the interest evidenced by any Class B Certificate registered in the name of the Seller, the Servicer or any Person actually known to an Authorized Officer of the Trustee to be an Affiliate of the Seller or the Servicer shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request or waiver shall have been obtained.

         "Class B Certificate Balance", at any time, equals the Original Class B Certificate Balance, as reduced by all principal amounts distributed to Class B Certificateholders prior to such time.

         "Class B Certificate Owner" means, with respect to a Book-Entry Certificate representing a beneficial interest in the Class B Certificates, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant in accordance with the rules, regulations and procedures of such Clearing Agency).

         "Class B Distribution Account" means the account established and maintained as such pursuant to Section 7.1.

         "Class B Interest Carryover Shortfall" means, (i) with respect to the initial Payment Date, zero and (ii) with respect to any other Payment Date, the excess of Class B Monthly Interest for the preceding Payment Date, and any outstanding Class B Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually deposited in the Class B Distribution Account on such preceding Payment Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class B Pass-Through Rate.

         "Class B Interest Distribution" means, with respect to any Payment Date, the sum of Class B Monthly Interest for such Payment Date and the Class B Interest Carryover Shortfall for such Payment Date.

         "Class B Monthly Interest" means, with respect to any Payment Date, one-twelfth (or in the case of the first Payment Date, ____) of the Class B Pass-Through Rate multiplied by the Class B Certificate Balance as of the preceding Payment Date (after giving effect to all payments of principal made on such Payment Date) or, in the case of the first Payment Date, as of the Closing Date.

         "Class B Monthly Principal" means, with respect to any Payment Date, the Class B Percentage of Available Principal for such Payment Date plus the Class B Percentage of Realized Losses with respect to the related Collection Period.

         "Class B Pass-Through Rate" means ___% per annum, calculated on the basis of a year of twelve 30-day months.

         "Class B Percentage" means ____%.

         "Class B Pool Factor" means, with respect to any Payment Date, the Class B Principal Balance as of such Payment Date (after giving effect to all payments of principal to be made on such Payment Date) divided by the Original Class B Certificate Balance, expressed as a seven-digit decimal.

         "Class B Principal Carryover Shortfall" means, (i) with respect to the initial Payment Date, zero and (ii) with respect to any other Payment Date, the excess of the sum of (x) Class B Monthly Principal for such Payment Date (y) and any outstanding Class B Principal Carryover Shortfall from the preceding Payment Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on such Payment Date.

         "Class B Principal Distribution" means, (i) with respect to the initial Payment Date, the Class B Monthly Principal for such Payment Date and
(ii) with respect to any other Payment Date, the sum of Class B Monthly Principal for such Payment Date and the Class B Principal Carryover Shortfall as of the preceding Payment Date. In addition, on the Final Scheduled Payment Date, the Class B Principal Distribution shall include any additional amount required to reduce the outstanding principal balance of the Class B Certificates to zero.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

         "Closing Date" means _______.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral Agent" means _________________, a ________________, in its capacity as collateral agent for the benefit of the Certificateholders with respect to the Reserve Account and the Yield Supplement Account.

         "Collection Account" means the account established and maintained pursuant to Section 7.1.

         "Collection Period" means, during the term of this Agreement, the calendar month preceding each Payment Date, or in the case of the initial Collection Period, the period from the Cut-off Date to __________. With respect to any Determination Date, Deposit Date or Payment Date, the "related Collection Period" shall mean the Collection Period preceding the month in which such Determination Date, Deposit Date or Payment Date occurs.

         "Collections" mean all collections on the Receivables.

         "Contract Rate" means, with respect to a Receivable, the rate per annum of interest charged to the Obligor on the outstanding Principal Balance of such Receivable in accordance with the terms thereof.

         "Corporate Trust Office" means the office of the Trustee at _______ or such office at some other address as the Trustee may designate from time to time by notice to the Certificateholders, the Seller, the Servicer, the Paying Agent, the Transfer Agent and Certificate Registrar.

         "Cut-off Date" means _______.

         "Cut-off Date Principal Balance" means, with respect to any Receivable, the initial Principal Balance of such Receivable minus the sum of the portion of all payments received under such Receivable from or on behalf of the related Obligor prior to the close of business by the Servicer on the day prior to the Cut-off Date and allocable to principal in accordance with the terms of the Receivable and the Servicer's customary servicing practices.

         "Defaulted Receivable" means a Receivable (other than a Repurchased Receivable) as to which either (i) more than 5% of a scheduled payment is 120 or more days delinquent as of the last day of the applicable Collection Period or (ii) the Servicer has determined based on its usual collection practices and procedures, during any Collection Period, that eventual payment in full of the Amount Financed is unlikely, whichever occurs first.

         "Definitive Certificates" shall have the meaning specified in Section 9.8.

         "Deposit Date" means the Business Day immediately preceding each Payment Date.

         "Depository Agreement" shall mean the agreement among the Seller, the Trustee and the initial Clearing Agency, substantially in the form attached hereto as Exhibit F.

         "Determination Date" means the __th calendar day of the month (or, if such 10th calendar day is not a Business Day, the Business Day preceding such __th calendar day) immediately succeeding the related Collection Period.

         "Entitlement Order" has the meaning specified in Section 8-102(a)(8) of the UCC.

         "Event of Servicing Termination" means an event specified in Section 12.1.

         "Excess Funds" shall have the meaning specified in Section 7.5(d).

         "Fannie Mae" means Fannie Mae or any successor thereto.

         "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

         "FHLMC" means the Federal Home Loan Mortgage Corporation or any successor thereto.

         "Final Scheduled Payment Date" means _______.

         "Financed Vehicle" with respect to a Receivable means the new or used automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under such Receivable.

         "Financial Asset" has the meaning specified in Section 8-102(a)(9) of the UCC.

         "Interest Collections" mean, with respect to any Payment Date, the sum of the following amounts for the preceding Collection Period: (i) that portion of the Collections on the Receivables received during such Collection Period that is allocable to interest in accordance with the terms of the Receivables and the Servicer's customary servicing procedures, (ii) Liquidation Proceeds, to the extent allocable to interest, received during such Collection Period, (iii) all Recoveries and (iv) to the extent attributable to interest, the Purchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period. "Interest Collections" for any Payment Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Payment Date.

         "Lien" means a security interest, lien, charge, pledge or encumbrance of any kind other than tax liens, mechanics' liens or any other liens that attach to a Receivable by operation of law.

         "Liquidation Proceeds" means (i) insurance proceeds received by the Servicer and (ii) the monies collected by the Servicer (from whatever source, including but not limited to proceeds of a Financed Vehicle which is sold after repossession) during a Collection Period on a Defaulted Receivable net of any payments required by law to be remitted to the Obligor.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

         "Obligor" on a Receivable means the purchaser or the co-purchasers of the Financed Vehicle purchased in part or in whole by the execution and delivery of such Receivable or any other Person who owes or may be liable for payments under such Receivable.

         "Officer's Certificate" means a certificate signed by the chairman of the board, the president, the treasurer, the controller, any executive or senior vice president or any vice president of the Seller or Servicer, as appropriate.

         "Opinion of Counsel" means a written opinion of counsel (who may be counsel to the Seller or the Servicer) acceptable in form and substance to the Trustee.

         "Optional Purchase Percentage" means _____________%.

         "Original Pool Balance" means $_____________.

         "Original Pool Balance" means the Pool Balance as of the Cut-off Date, as specified in this Agreement.

         "Outstanding Advances" means, as of any date, the aggregate of all Advances made by the Servicer with respect to prior Payment Dates which have not been reimbursed pursuant to Section 7.3.

         "Outstanding Receivable" means, as of the time of reference thereto, a Receivable that (i) has not been fully paid, (ii) has not become a Defaulted Receivable, and (iii) has not become a Repurchased Receivable.

         "Paying Agent" shall have the meaning specified in Section 9.11 and shall initially be _________________.

         "Payment Date" means, for each Collection Period, the __th day of the following month, or if the __th day is not a Business Day, the next following Business Day, commencing on _________, ___.

         "Permitted Investments" means, at any time, any one or more of the following obligations and securities:

              (i) obligations guaranteed as to timely payment of interest and principal of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

              (ii) general obligations of or obligations guaranteed as to the timely payment of interest and principal by any state of the United States of America or the District of Columbia then rated A-1+ or AAA by Standard & Poor's and P-1 or Aaa by Moody's or such lower ratings (as approved in writing by the Rating Agencies) as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies;

              (iii) commercial paper which is then rated P-1 by Moody's and A-1+ by Standard & Poor's , or such lower rating categories (as approved in writing by the Rating Agencies) as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies;

              (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company (including the Trustee acting in its commercial banking capacity) incorporated under the laws of the United States or of any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America and subject to supervision and examination by federal or state banking authorities, provided that the short term unsecured deposit obligations of such depository institution or trust company is then rated P-1 by Moody's and A-1+ by Standard & Poor's or such lower rating categories (as approved in writing by the Rating Agencies) as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies;

              (v) demand or time deposits of, or certificates of deposit issued by, any bank, trust company, savings bank or other savings institution provided that such deposits or certificates of deposit are fully insured by the FDIC;

              (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation (A) the short term unsecured debt or deposits of which are rated P-1 by Moody's and A-1+ by Standard & Poor's or the long-term unsecured debt of which are rated at least Aaa by Moody's and AAA by Standard & Poor's or (B) are otherwise approved in writing by the Rating Agencies as investments which will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies;

              (vii) repurchase obligations with respect to any security described in clauses (i), (ii) or (ix) herein or any other security issued or guaranteed by the FHLMC, Fannie Mae or any agency or instrumentality of the United States of America which is backed by the full faith and credit of the United States of America, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in (iv) above or a corporation (acting as principal) described in (vi) above.

              (viii) investments in money market funds, which funds (A) are not subject to any sales, load or other similar charge; (B) are rated at least AAAm or AAAm-G by Standard & Poor's and Aaa by Moody's and
         (C) are invested solely in obligations described in clauses (i) through (vii) above;

              (ix) interests in any open-end or closed-end management type investment company or investment trust (a) registered under the Investment Company Act of 1940, as from time to time amended, the portfolio of which is limited to obligations of the United States or obligations guaranteed by the United States and to agreements to repurchase such obligations, which agreements, with respect to principal and interest, are at least 100% collateralized by such obligations marked to market on a daily basis and pursuant to which the investment company or investment trust is required to take delivery of such obligations either directly or through an independent custodian designated in accordance with the Investment Company Act of 1940, as from time to time amended and (b) acceptable to the Rating Agencies (as approved in writing by the Rating Agencies) as collateral for securities having ratings equivalent to the ratings of the Certificates on the Closing Date; and

              (x) such other investments where either (A) the short-term unsecured debt or deposits of the obligor on such investments are rated A-1+ by Standard & Poor's and P-1 by Moody's or (B) such investments are acceptable to the Rating Agencies (as approved in writing by each of them) and will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Pool Balance" as of any date of determination means the aggregate Principal Balance of the Outstanding Receivables.

         "Pool Factor" as of the last day of any Collection Period means the Pool Balance divided by the Original Pool Balance, expressed as a seven-digit decimal.

         "Principal Balance" of a Receivable, as of any date of determination, means the Amount Financed minus that portion of all payments received on or prior to such date allocable to principal.

         "Purchase Amount" with respect to a Repurchased Receivable or any Receivable purchased by the Servicer pursuant to Section 14.2 means the sum, as of the last day of the preceding Collection Period on which such Receivable becomes such, of the Principal Balance thereof plus accrued interest thereon at the weighted average of the Class A Pass-Through Rate and the Class B Pass-Through Rate.

         "Purchased Receivable" means, on any date of determination, a Receivable as to which payment of the Purchase Amount has been made by the Seller or the Servicer pursuant to this Agreement.

         "Qualified Institution" means a depository institution organized under the laws of the United States of America or any one of the states thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or one of the States thereof and subject to supervision and examination by federal or state banking authorities which at all times has the Required Deposit Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

         "Qualified Trust Institution" means an institution organized under the laws of the United States of America or any one of the states thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or one of the States thereof and subject to supervision and examination by federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has not less than one billion dollars in assets under fiduciary management, (iii) has a minimum net worth of at least $50,000,000 and (iv) has a long term deposits rating of not less than "BBB-" and "Baa3" from Standard & Poor's and Moody's, respectively.

         "Rating Agencies" means Standard & Poor's and Moody's.

         "Rating Agency Condition" means, with respect to any action, written confirmation by each Rating Agency that such action will not result in a withdrawal or reduction of its rating of the Class A Certificates or the Class B Certificates.

         "Realized Losses" mean, for any Collection Period and for each Receivable that became a Defaulted Receivable during such Collection Period, the excess of (i) the aggregate Principal Balance of such Receivable over (ii) Liquidation Proceeds received with respect to such Receivable during such Collection Period, to the extent allocable to principal.

         "Receivable" means a motor vehicle installment loan contract and all proceeds thereof and payments thereunder [(other than interest accrued and unpaid as of the Cut-off Date)], which Receivable shall appear on Schedule A to this Agreement.

         "Receivable Files" means the documents specified in Section 5.3.

         "Receivables Pool" means the pool of Receivables included in the Trust.

         "Record Date" means, with respect to any Payment Date, the Business Day prior to such Payment Date unless Definitive Certificates are issued, in which case Record Date shall mean the last day of the immediately preceding calendar month.

         "Recoveries" means, with respect to any Defaulted Receivable and any Collection Period after the Collection Period in which such Receivable became a Defaulted Receivable, all monies received by the Servicer with respect to any Defaulted Receivable during such Collection Period net of the sum of (i) any fees, costs or expenses incurred by the Servicer in connection with the collection of such Defaulted Receivable and the disposition of the Financed Vehicle as permitted by Section 6.3 (to the extent not previously reimbursed) and (ii) any payments required by law to be remitted to the Obligor, but, in any event, not less than zero.

         "Repurchase Date" shall have the meaning set forth in Section 5.2.

         "Repurchased Receivable" means as of the last day of any Collection Period a Receivable repurchased as of such date by the Seller pursuant to
Section 5.2 or purchased as of such date by the Servicer pursuant to Section
6.6.

         "Reserve Account Initial Deposit" means $_____________.

         "Required Deposit Rating" means a short-term certificate of deposit rating from Moody's of P-1 and from Standard & Poor's of A-1+ [and a long-term unsecured debt rating of not less than] ["AA" by Standard & Poor's and "Aa2" by Moody's].

         "Reserve Account" shall mean the Reserve Account established and maintained as such pursuant to Section 7.6.

         "Reserve Account Securities Intermediary" shall have the meaning specified in Section 7.1(c).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Entitlement" has the meaning specified in Section 8-102(a)(17) of the UCC.

         "Seller" means USAA Federal Savings Bank in its capacity as the seller of the Receivables under this Agreement, and each successor to USAA Federal Savings Bank (in the same capacity) pursuant to Section 10.3.

         "Servicer" means USAA Federal Savings Bank in its capacity as the servicer of the Receivables under this Agreement, each successor to USAA Federal Savings Bank (in the same capacity) pursuant to Section 11.3, and each successor Servicer pursuant to Section 12.2.

         "Servicer's Certificate" means a certificate, substantially in the form of Exhibit D attached hereto, completed and executed by the Servicer by its chairman of the board, the president, treasurer, controller or any executive vice president, senior vice president or vice president pursuant to
Section 6.8.

         "Servicing Fee" means with respect to a Collection Period the fee payable to the Servicer for services rendered during the Collection Period ending on the last day of such Collection Period, determined pursuant to
Section 6.7.

         "Servicing Fee Rate" means ______% per annum.

         "Specified Reserve Account Balance" means, with respect to any Payment Date, the lesser of (i) _____% of the Pool Balance as of the last day of the preceding Collection Period and (ii) _____% of the Original Pool Balance. Notwithstanding the foregoing, the Specified Reserve Account Balance may be reduced to a lesser amount as determined by the Seller upon satisfaction of the Rating Agency Condition.

         "Specified Yield Supplement Balance" means with respect to any Payment Date, an amount equal to [at least the sum of all projected Yield Supplement Amounts for all future Payment Dates, assuming that future scheduled payments on the Receivables are made on their scheduled due dates; provided that if on any date the Servicer shall fail to pay the amount payable under the Yield Supplement Agreement in accordance with the terms thereof, then, in such event, the Specified Yield Supplement Balance shall not thereafter be reduced hereunder].

         "Standard & Poor's" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

         "Total Collections" means with respect to any Collection Period all amounts deposited in the Collection Account relating to such Collection Period pursuant to Sections 7.2, 7.3 and 7.4.

         "Transfer Agent and Certificate Registrar" shall have the meaning specified in Section 9.3 and shall initially be _________________.

         "Trust" means the trust created by this Agreement, the estate of which shall consist of the property transferred thereto pursuant to this Agreement; funds deposited in the Collection Account, the Class A Distribution Account and the Class B Distribution Account and such amounts as from time to time may be held therein (including the Account Property related thereto) and proceeds thereof; and the rights of the Trust to receive payments from the Reserve Account in accordance with this Agreement (but not the Reserve Account itself) [and certain rights under the Yield Supplement Agreement (but not the Yield Supplement Account itself)].

         "Trustee" means the Person executing this Agreement as Trustee, its successor in interest pursuant to Section 13.12, and any successor Trustee pursuant to Section 13.11.

         "Trustee's Certificate" means a certificate completed and executed by an Authorized Officer pursuant to Section 13.3 and substantially in the form attached hereto as Exhibit C-1 or C-2.

         "UCC" means the Uniform Commercial Code as in effect in the respective jurisdiction.

         ["Yield Supplement Account" means the account established, maintained and designated as the "Yield Supplement Account" pursuant to Section 8.2.

         "Yield Supplement Account Property" has the meaning specified in
Section 8.2(b).

         "Yield Supplemental Account Securities Intermediary" shall have the meaning specified in Section 8.2(c).

         "Yield Supplement Agreement" means the Yield Supplement Agreement dated as of the Closing Date between the Seller, the Servicer and Trustee, substantially in the form attached hereto as Exhibit F.

         "Yield Supplement Amount" shall have the meaning specified in Section 8.1.

         "Yield Supplement Initial Deposit" means cash or Permitted Investments having a value of at least $____.]

         Section 1.2 Usage of Terms. With respect to all terms in the Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein effected in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" and its variations means "including without limitation."

         Section 1.3 Simple Interest Method; Allocations. All allocations of payments to principal and interest and determinations of periodic charges and the like on the Receivables shall be based on a year with the actual number of days in such year and twelve months with the actual number of days in each such month. Each payment on a Receivable shall be applied first to the amount of interest accrued on such Receivable to the date of receipt, then to reduce the scheduled principal amount outstanding on the Receivable to the extent of the remaining scheduled payment and then to any outstanding fees under the terms of the Receivable. Amounts paid by the Seller or the Servicer in respect of Repurchased Receivables shall be allocated first to any interest accrued on the related Receivable and then to the Principal Balance of the related Receivable.

         Section 1.4 References. All references to the Record Date prior to the first Record Date in the life of the Trust shall be deemed to be references to the Cut-off Date. All references to "as of a Record Date" shall refer to the close of business on such Record Date. All references to the Pool Balance "as of the first day of a Collection Period" shall refer to the Pool Balance as of the last day of the preceding Collection Period.

         Section 1.5 Section References. All section references shall be to Sections in this Agreement unless otherwise specified.

                                  Article II

         Section 2.1 Creation of Trust. Upon the execution of this Agreement by the parties hereto, there is hereby created the USAA Auto Loan Grantor Trust ______.

                                 Article III

         Section 3.1 Conveyance of Receivables. In consideration of the Trustee's delivery to, or upon the order of, the Seller of authenticated Certificates, in authorized denominations, in an aggregate amount equal to the Original Pool Balance, the Seller does hereby sell, transfer, assign, and otherwise convey to the Trustee on behalf of the Trust, without recourse (subject to the Seller's obligations herein):

              (i) all right, title, and interest of the Seller in and to the Receivables listed in SCHEDULE A hereto, all proceeds thereof and all monies paid thereon on and after the Cut-off Date (including proceeds of the repurchase of Receivables by the Seller pursuant to Section
         5.2 or the purchase of Receivables by the Servicer pursuant to
         Section 6.6 or 14.2), together with the interest of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables;

              (ii) all right, title and interest of the Seller in any Liquidation Proceeds and in any proceeds of any extended warranties, comprehensive and collision, credit life, or credit disability policies relating to the Financed Vehicles or the Obligors; and

              (iii) all proceeds of the foregoing items in clauses (i) and
         (ii).

         In connection with such sale, the Seller agrees to record and file, at its own expense, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables for the sale of accounts and chattel paper meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables to the Trust.

         It is the intention of the Seller and the Trustee that the assignment and transfer herein contemplated constitute a sale of the Receivables, conveying good title thereto free and clear of any liens and encumbrances, from the Seller to the Trust and that the Receivables not be part of the Seller's estate in the event of an insolvency. In the event that such conveyance is deemed to be a pledge to secure a loan, the Seller hereby grants to the Trustee on behalf of the Trust for the benefit of the Certificateholders a first priority perfected security interest in all of the Seller's right, title and interest in the items of property listed in clauses
(i), (ii) and (iii) above to secure the loan deemed to be made in connection with such pledge and, in such event, this Agreement shall constitute a security agreement under applicable law.

                                  Article IV

         Section 4.1 Acceptance by Trustee. The Trustee does hereby accept all consideration conveyed by the Seller pursuant to Section 3.1 and declares that the Trustee shall hold such consideration upon the trusts herein set forth for the benefit of the Certificateholders, subject to the terms and provisions of this Agreement.

                                  Article V

                                The Receivables

         Section 5.1 Representations and Warranties of Seller; Conditions Relating to Receivables.

         (a) The Seller makes the following representations and warranties as to the Receivables on which the Trustee shall rely in accepting the Receivables in trust and authenticating the Certificates. Such representations and warranties shall speak as of the Cut-off Date unless otherwise specified, but shall survive the sale, transfer, and assignment of the Receivables to the Trustee.

              (i) Schedule of Receivables. The information set forth in Schedule A to this Agreement with respect to each Receivable is true and correct in all material respects, and no selection procedures adverse to the Certificateholders have been used in selecting the Receivables from all receivables owned by the Seller which meet the selection criteria specified herein and in this Agreement.

              (ii) No Sale or Transfer. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Trustee.

              (iii) Good Title. Immediately prior to the transfer and assignment of the Receivables to the Trustee herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens and rights of others; and, immediately upon the transfer thereof, the Trustee, for the benefit of the Certificateholders, has either (i) good and marketable title to each Receivable, free and clear of all Liens and rights of others, and the transfer has been perfected under applicable law or (ii) a first priority perfected security interest in each Receivable.

              (iv) Receivable Files. The Receivable Files shall be kept at one or more of the locations specified in Schedule B hereto.

         (b) Each Receivable satisfies the following conditions as of the Cut-off Date unless otherwise specified, but such conditions shall survive the sale, transfer and assignment of the Receivables to the Trustee.

              (i) Characteristics of Receivables. Each Receivable (a) has been originated for the retail financing of a Financed Vehicle by an Obligor located in one of the States of the United States or the District of Columbia; (b) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security; and (c) provides for fully amortizing level scheduled monthly payments (provided that the payment in the last month in the life of the Receivable may be different from the level scheduled payment) and for accrual of interest at a fixed rate according to the simple interest method.

              (ii) Compliance with Law. Each Receivable and each sale of the related Financed Vehicle complied at the time it was originated or made, and complies on and after the Cut-off Date, in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity, and disclosure laws applicable to such Receivable and sale.

              (iii) Binding Obligation. Each Receivable constitutes the legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights.

              (iv) No Government Obligor. No Receivable is due from the United States of America or any state or from any agency, department, instrumentality or political subdivision of the United States of America or any state or local municipality and no Receivable is due from a business except to the extent that such receivable has a personal guaranty.

              (v) Security Interest in Financed Vehicle. Immediately prior to the sale and assignment thereof to the Trust as herein contemplated, each Receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate action with respect to such Receivable had been taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Seller as secured party, which security interest is assignable and has been so assigned by the Seller to the Trust.

              (vi) Receivables in Force. No Receivable has been satisfied, subordinated, or rescinded, nor has any Financed Vehicle been released from the Lien granted by the related Receivable in whole or in part.

              (vii) No Waiver. No provision of a Receivable has been waived in such a manner that such Receivable fails either to meet all of the representations and warranties made by the Seller herein with respect thereto or to meet all of the conditions with respect thereto pursuant to this subsection 5.1(b).

              (viii) No Amendments. No Receivable has been amended except pursuant to either instruments included in the Receivable Files or instruments to be included in the Receivable Files pursuant to
         Section 6.2 and no such amendment has caused such Receivable either to fail to meet all of the representations and warranties made by the Seller herein with respect thereto or to fail to meet all of the conditions with respect thereto pursuant to this subsection 5.1(b).

              (ix) No Defenses. As of the Cut-off Date, there are no rights of rescission, setoff, counterclaim, or defense, and the Seller has no knowledge of the same being asserted or threatened, with respect to any Receivable.

              (x) No Liens. As of the Cut-off Date, the Seller has no knowledge of any Liens or claims that have been filed, including Liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be Liens prior to, or equal or coordinate with, the Lien granted by the Receivable.

              (xi) No Default. Except for payment defaults continuing for a period of not more than [30] days as of the Cut-off Date, the Seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any Receivable exists; the Seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable exists; and the Seller has not waived any of the foregoing.

              (xii) Insurance. Each Receivable requires that the Obligor thereunder obtain comprehensive and collision insurance covering the Financed Vehicle.

              (xiii) Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement or pursuant to transfers of the Certificates is unlawful, void or voidable.

              (xiv) All Filings Made. No filings (other than UCC filings which have been made) or other actions are necessary in any jurisdiction to give the Trustee a first perfected security interest in the Receivables.

              (xv) One Original. With respect to any Receivable for which an original executed copy exists, there is no more than one original executed copy of such Receivable which, immediately prior to the delivery thereof to the Servicer, as custodian for the Trustee, was in the possession of the Seller.

              (xvi) Security. Each Receivable is secured by a new or used automobile or light-duty truck.

              (xvii) Maturity of Receivables. Each Receivable has a remaining maturity, as of the Cut-off Date, of not less than 6 months nor greater than 72 months and (i) with respect to Receivables secured by new Financed Vehicles, an original maturity of at least [12] months and not more than [72] months and (ii) with respect to Receivables secured by used Financed Vehicles, an original maturity of at least ___ months and not more than ___ months.

              (xviii) Annual Percentage Rate. Each Receivable is a [fully-amortizing fixed rate simple interest contract that provides for level scheduled monthly payments (except for the last payment, which may be minimally different from the level payments) over its respective remaining term, and has an Annual Percentage Rate that equals or exceeds _____%, is not secured by any interest in real estate, and has not been identified on the computer files of the Seller as relating to Obligors who have requested a reduction in the periodic finance charges, as of the Cut-off Date, by application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended].

              (xix) No Repossessions. Each Receivable is secured by a Financed Vehicle that, as of the Cut-off Date, has not been repossessed without reinstatement of such Receivable.

              (xx) Obligor Not Subject to Bankruptcy Proceedings. Each Receivable has been entered into by an Obligor who has not been identified on the computer files of the Seller as being a debtor in any bankruptcy proceeding as of the Cut-off Date.

              (xxi) Remaining Principal Balance. Each Receivable had a remaining Principal Balance, as of the Cut-off Date, of at least $_____.

         Section 5.2 Repurchase Upon Breach or Failure of a Condition. The Seller, the Servicer, or the Trustee, as the case may be, shall inform the other parties promptly, in writing, upon the discovery by the Seller, the Servicer or an Authorized Officer of the Trustee of either any breach of the Seller's representations and warranties set forth in subsection 5.1(a) or the failure of any Receivable to satisfy any of the conditions set forth in subsection 5.1(b). Unless the breach or failed condition shall have been cured by the last day of the Collection Period following the Collection Period during which such discovery occurred (or, at the Seller's option, the last day of the Collection Period during which such discovery occurred) (such date, the "Repurchase Date"), the Seller shall repurchase any Receivable the Trust's interest in which was materially and adversely affected by the breach or failed condition, as determined by the Servicer and reported in an Officer's Certificate, as of the Repurchase Date. In consideration of the repurchase of a Receivable, the Seller shall remit the Purchase Amount of such Receivable as of the Repurchase Date (less any Liquidation Proceeds deposited, or to be deposited, by the Servicer in the Collection Account with respect to such Receivable pursuant to Section 6.3) in the manner specified in Section 7.4. The sole remedy of the Trust, the Trustee or the Certificateholders with respect either to a breach of the Seller's representations and warranties set forth in subsection 5.1(a) or to a failure of any of the conditions set forth in subsection 5.1(b) shall be to require the Seller to repurchase Receivables pursuant to this Section 5.2. The obligation of the Seller to repurchase under this Section 5.2 shall not be solely dependent upon the actual knowledge of the Seller of any breached representation or warranty. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section
5.2 or the eligibility of any Receivable for purposes of this Agreement.

         Section 5.3 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee, upon the execution and delivery of this Agreement, agrees to have the Servicer act as custodian of the following documents or instruments which are hereby constructively delivered to the Trustee with respect to each Receivable:

              (i) The original executed Receivable or, if no such original exists, a copy of the original executed Receivable;

              (ii) To the extent that a credit application with respect to an Obligor exists, the original executed copy of such credit application or, if no such original exists, a copy of such original executed copy, fully executed by the Obligor;

              (iii) The notice of recorded Lien or such documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, evidencing the first priority perfected security interest of the Seller in the Financed Vehicle; and

              (iv) Any and all other documents that the Seller or Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor (to the extent relating to a Receivable), or a Financed Vehicle.

         The Servicer hereby agrees to act as custodian of the Receivable Files, as agent for the Trustee, hereunder. The Servicer acknowledges that it holds the documents and instruments relating to the Receivables for the benefit of the Trustee and the Certificateholders. The Trustee shall have no responsibility to monitor the Servicer's performance as custodian and shall have no liability in connection with the Servicer's performance of such duties hereunder.

         Section 5.4 Duties of Servicer as Custodian.

         (a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files on behalf of the Trustee for the use and benefit of all present and future Certificateholders, and maintain such accurate and complete accounts, records, and computer systems pertaining to the Receivables as shall enable the Trustee to comply with its obligations pursuant to these Standard Terms and Conditions of Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files of comparable new or used automobile and light-duty truck receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the files of all receivables owned or serviced by the Servicer which shall include the Receivable Files held by it under this Agreement and the related accounts, records, and computer systems, in such a manner as shall enable the Trustee to identify all Receivable Files and such related accounts, records and computer systems and to verify, if the Trustee so elects, the accuracy of the Servicer's record-keeping. The Servicer shall promptly report to the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided, and promptly take appropriate action to remedy any such failure.

         (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B to this Agreement, or at such other office as shall be specified to the Trustee by 30 days' prior written notice. The Servicer shall make available to the Trustee or its duly authorized representatives, attorneys, or auditors the Receivable Files and the related accounts, records, and computer systems maintained by the Servicer at such times during normal operating hours as the Trustee shall reasonably instruct which does not unreasonably interfere with the Servicer's normal operations.

         (c) Release of Documents. Upon instruction from the Trustee, the Servicer, at its expense, shall release any document in the Receivable Files to the Trustee, the Trustee's agent, or the Trustee's designee, as the case may be, at such place or places as the Trustee may reasonably designate as soon as reasonably practicable to the extent it does not unreasonably interfere with the Servicer's normal operations. The Servicer shall not be responsible for any loss occasioned by the failure of the Trustee, its agent or its designee to return any document or any delay in doing so.

         Section 5.5 Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer. A certified copy of a by-law or of a resolution of the Board of Directors of the Trustee shall constitute conclusive evidence of the authority of any such Authorized Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Trustee.

         Section 5.6 Custodian's Indemnification. The Servicer, as custodian, shall indemnify the Trustee, its officers, directors, employees and agents for any and all liabilities, obligations, losses, damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred, or asserted against the Trustee, its officers, directors, employees or agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Receivable Files; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith, or negligence of the Trustee or any loss occasioned by the failure of the Trustee, its agent or designee to return any document to the Servicer or any delay in doing so.

         Section 5.7 Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cut-off Date and shall continue in full force and effect until terminated pursuant to this
Section 5.7 or until this Agreement shall be terminated. If the Servicer shall resign as Servicer under Section 11.5 or if all of the rights and obligations of the Servicer shall have been terminated under Section 12.1, the appointment of the Servicer as custodian may be terminated by the Trustee or by the Holders of Certificates evidencing not less than 25% of the Pool Balance, in the same manner as the Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 12.1. As soon as practicable after any termination of such appointment, the Servicer shall, at its expense, deliver the Receivable Files to the Trustee or the Trustee's agent at such place or places as the Trustee may reasonably designate. Notwithstanding the termination of the Servicer as custodian, the Trustee agrees that upon any such termination, the Trustee shall provide, or cause its agent to provide, access to the Receivable Files to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables hereunder.

                                  Article VI

                  Administration and Servicing of Receivables

         Section 6.1 Duties of Servicer. The Servicer shall manage, service, administer and make collections on the Receivables (other than Repurchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable new or used automobile and light-duty truck receivables that it services for itself. The Servicer's duties shall include collection and posting of all payments, responding to inquiries by Obligors or by federal, state, or local governmental authorities with respect to the Receivables, investigating delinquencies, reporting tax information to Obligors in accordance with its customary practices, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions, and, if it elects to do so, making Advances pursuant to Section 7.3. The Servicer shall follow its customary standards, policies, and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer shall be authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Trust, the Trustee, the Certificateholders, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, without recourse to the Trustee, with respect to the Receivables or with respect to the Financed Vehicles. If the Servicer shall commence a legal proceeding to enforce a Receivable or a Defaulted Receivable, the Trustee shall thereupon be deemed to have automatically assigned such Receivable and the related property conveyed to the Trust pursuant to Section 3.1 with respect to such Receivable to the Servicer, solely for the purpose of collection. The Trustee shall furnish the Servicer with such documents as have been prepared by the Servicer for execution by the Trustee and as are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         Section 6.2 Collection of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables and of this Agreement as and when the same shall become due, and shall follow such collection procedures as it follows with respect to comparable new or used automobile and light-duty truck receivables that it services for itself. The Servicer shall not change the amount of or reschedule the due date of any scheduled payment to a date more than 30 days from the original due date of such scheduled payment, change the annual percentage rate of, or extend any Receivable or change any material term of a Receivable, except as provided by the terms of the Receivable or of this Agreement or as required by law or court order, provided, however, that the Servicer may extend any Receivable that is in default or with respect to which default is reasonably foreseeable and that would be acceptable to the Servicer with respect to comparable new or used automobile and light-duty truck receivables that it services for itself, if (a) the amount on deposit in the Reserve Account is greater than zero at the time of the extension, (b) the total credit-related extensions granted on the Receivable will not exceed four months in the aggregate, (c) the total number of credit-related extensions granted on the Receivable will not exceed two, (d) the maturity of such Receivable would not be extended beyond the Collection Period immediately preceding the Final Payment Date and (e) the rescheduling or extension would not modify the terms of such Receivable in such a manner as to constitute a cancellation of such Receivable and the creation of a new receivable. If, as a result of inadvertently rescheduling or extending of payments, such rescheduling or extension breaches any of the terms of the proviso to the preceding sentence, then the Servicer shall be obligated to purchase such Receivable pursuant to Section 6.6. For the purpose of such purchases pursuant to Section 6.6, notice shall be deemed to have been received by the Servicer at such time as shall make purchase mandatory as of the last day of the Collection Period during which the discovery of such breach occurred.

         Section 6.3 Realization Upon Receivables. On behalf of the Trust, the Servicer shall use reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise take possession of the Financed Vehicle securing any Receivable which the Servicer shall have determined to be a Defaulted Receivable or otherwise (and shall specify any such Defaulted Receivable to the Trustee no later than the Determination Date following the Collection Period in which the Servicer shall have made such determination). The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of new or used automobile and light-duty truck receivables, which may include selling the Financed Vehicle at public or private sale. The Servicer shall be entitled to recover from proceeds all reasonable expenses incurred by it in the course of converting the Financed Vehicle into cash proceeds. The Liquidation Proceeds (net of such expenses) realized in connection with any such action with respect to a Receivable shall be deposited by the Servicer in the Collection Account in the manner specified in Section 7.2 and shall be applied to reduce (or to satisfy, as the case may be) the Purchase Amount of the Receivable, if such Receivable is to be repurchased by the Seller pursuant to Section 5.2, or is to be purchased by the Servicer pursuant to Section 6.6. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its sole discretion that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses.

         Section 6.4 Maintenance of Security Interests in Financed Vehicles. The Servicer, in accordance with its customary servicing procedures, shall take such steps as are necessary to maintain (i) perfection of the security interest created in any Financed Vehicle which secures a Receivable and (ii) perfection of the Trust's interest in the Receivables including, without limitation, the filing of financing statements and continuation statements. On behalf of the Trust, the Servicer hereby agrees to take such steps as are necessary to re-perfect such security interest in the event of the relocation of a Financed Vehicle or for any other reason, in either case, when the Servicer has knowledge of the need for such re-perfection. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to grant to the Trust a perfected security interest in the related Financed Vehicle, the Servicer hereby agrees that the Servicer's listing as the secured party on the certificate of title is deemed to be in its capacity as agent of the Trust and further agrees to hold such certificate of title as the Trustee's agent and custodian; provided that the Servicer shall not, nor shall the Trustee or Certificateholders have the right to require that the Servicer, make any such notation on the related Financed Vehicles' certificate of title or fulfill any such additional administrative requirement of the laws of the state in which a Financed Vehicle is located.

         Section 6.5 Covenants of Servicer. The Servicer hereby makes the following covenants on which the Trustee shall rely in accepting the Receivables in trust and authenticating the Certificates:

              (i) Security Interest to Remain in Force. The Financed Vehicle securing each Receivable shall not be released from the security interest granted by the Receivable in whole or in part except as contemplated herein;

              (ii) No Impairment. The Servicer shall not impair the rights of the Trust in the Receivables; and

              (iii) Extensions, Defaulted Receivables. The Servicer shall not increase the number of payments under a Receivable, nor increase the Amount Financed under a Receivable, nor extend or forgive payments on a Receivable, except as provided in Section 6.2. In the event that at the end of the scheduled term of any Receivable, the outstanding principal amount thereof is such that the final payment to be made by the related Obligor is larger than the regularly scheduled payment of principal and interest made by such Obligor, the Servicer may permit such Obligor to pay such remaining principal amount in more than one payment of principal and interest, provided that the last such payment shall be due on or prior to the Collection Period immediately preceding the Final Payment Date.

         Section 6.6 Purchase of Receivables Upon Breach. The Servicer or the Trustee, as the case may be, shall inform the other party promptly, in writing, upon the discovery by the Servicer or an Authorized Officer of the Trustee, as the case may be, of any breach by the Servicer of its covenants under Section 6.5. Except as otherwise specified in Section 6.2, unless the breach shall have been cured by the last day of the Collection Period following the Collection Period during which such breach was discovered (or, at the Servicer's election, the last day of the Collection Period during which such breach was discovered), the Servicer shall purchase any Receivable materially and adversely affected by such breach, as determined by the Servicer and reported in an Officer's Certificate as of such date. For this purpose, any breach of the covenant set forth in Section 6.5(iii) shall be deemed to materially and adversely affect the interest of the Trust in a Receivable. In consideration of the purchase of such Receivable, the Servicer shall remit the Purchase Amount (less any Liquidation Proceeds deposited, or to be deposited, by the Servicer in the Collection Account with respect to such Receivable pursuant to Section 6.3) in the manner specified in Section
7.4. The sole remedy of the Trust, the Trustee, or the Certificateholders against the Servicer with respect to a breach of its covenants in Section 6.5 shall be to require the Servicer to purchase Receivables pursuant to this
Section 6.6. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 6.6 or the eligibility of any Receivable for purposes of this Agreement.

         Section 6.7 Servicing Fee. The Servicing Fee for a Collection Period shall equal the product of one-twelfth of the Servicing Fee Rate and the Pool Balance as of the first day of such Collection Period. In addition, the Servicer shall be entitled to receive as additional servicing compensation investment earnings on amounts on deposit in the Collection Account or earned on collections pending deposit in the Collection Account[; provided, however, that, beginning with the Collection Period for which the Trustee is notified in writing that the Servicer has failed to deposit an Advance with respect to a Receivable other than because such Receivable has been designated a Defaulted Receivable and continuing until the Final Payment Date, such investment earnings shall not be paid to the Servicer, but shall be treated as Available Interest]. The Servicer shall be required to pay from its own account all expenses incurred by it in connection with its activities hereunder (including fees and disbursements of the Trustee, Trustee's counsel, the Paying Agent, the Transfer Agent and Certificate Registrar and independent accountants, taxes imposed on the Servicer, and expenses incurred in connection with distributions and reports to Certificateholders) except expenses in connection with realizing upon a Receivable under Section 6.3 which may be paid from Liquidation Proceeds from such Receivable.

         Section 6.8 Servicer's Certificate. On or before each Determination Date, the Servicer shall deliver to the Trustee, the Paying Agent, the Rating Agencies, a Servicer's Certificate substantially in the form of Exhibit D hereto, for the Collection Period preceding such Determination Date, containing all information necessary to make the distributions pursuant to
Section 7.5 and all information necessary for the Paying Agent to send statements to Certificateholders pursuant to Section 7.8. The Servicer shall deliver to the Rating Agencies any information, to the extent it is available to the Servicer, that the Rating Agencies reasonably request in order to monitor the Trust. The Servicer shall also specify each Receivable which the Seller or the Servicer is required to repurchase or purchase, as the case may be, as of the last day of the preceding Collection Period, each Receivable which the Servicer shall have determined to be a Defaulted Receivable during the preceding Collection Period, and each Receivable for which the Servicer has failed to deposit an Advance pursuant to Section 7.3 other than because such Receivable has been designated a Defaulted Receivable. Subsequent to the Closing Date, the form of Servicer's Certificate may be revised or modified to cure any ambiguities or inconsistencies with this Agreement; provided, however, that no material information shall be deleted from the form of Servicer's Certificate. In the event that the form of Servicer's Certificate is revised or modified in accordance with the preceding sentence, a form thereof, as so revised or modified, shall be provided to the Trustee and each Rating Agency.

         Section 6.9 Annual Statement as to Compliance. (a) The Servicer shall deliver to the Trustee and the Rating Agencies, and on or before March 31 of each year commencing March 31, _____, a certificate signed by the chairman of the board, president, the treasurer, the controller, any executive or senior vice president or any vice president of the Servicer, stating that (a) a review of the activities of the Servicer during the year ended the preceding December 31 (or shorter period in the case of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations in all material respects under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Servicer shall deliver to the Trustee and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, an Officer's Certificate specifying any event which with the giving of notice or lapse of time, or both, would become an Event of Servicing Termination under Section 12.1. The Seller shall deliver to the Trustee, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, an Officer's Certificate specifying any event which with the giving of notice or lapse of time, or both, would become an Event of Servicing Termination under Section 12.1.

         Section 6.10 Annual Audit Report. The Servicer shall cause a firm of independent public accountants (which may provide other services to the Servicer or the Seller) to prepare a report addressed to the Board of Directors of the Servicer, for the information and use of the Trustee, and the Rating Agencies on or before March 31 of each year, beginning March 31, _____, to the effect that such firm has examined the automobile and light-duty truck receivable servicing functions of the Servicer, including the Servicer's procedures and records relating to servicing of the Receivables under this Agreement and that, on the basis of such examination, such firm is of the opinion that such servicing has been conducted in compliance with this Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such firm's report. In addition, such report shall state that such firm has compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Servicer pursuant to Section 6.8 during the period covered by such report (which shall be the preceding calendar year) with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such firm is of the opinion that such amounts are in agreement, except for such exceptions as such firm believes to be immaterial and such other exceptions as shall be set forth in such statement. In addition, such report shall set forth the procedures performed in conjunction with the examination and shall contain an opinion of such firm as to the accuracy of the amounts set forth in the certificates delivered pursuant to
Section 6.8 in such period.

         The report of the independent certified public accountants shall also indicate that such accounting firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         Section 6.11 Reports to Certificateholders and the Rating Agencies.
(a) The Trustee shall provide to any Certificateholder who so requests in writing (addressed to the Corporate Trust Office) a copy of any Servicer's Certificate described in Section 6.8, the annual audit statement described in
Section 6.9, or the annual audit report described in Section 6.10. The Trustee may require the Certificateholder to pay a reasonable sum to cover the cost of the Trustee's complying with such request.

         (b) The Trustee shall forward to the Rating Agencies the statement to Certificateholders described in Section 7.8 and any other reports it may receive pursuant to this Agreement to (i) Standard & Poor's Ratings Group, Asset-Backed Surveillance Group, 55 Water Street, New York, New York 10004, and (ii) Moody's Investors Service, Inc., ABS Monitoring Dept., 99 Church Street, 4th Floor, New York, New York 10007.

         Section 6.12 Insurance. The Servicer, in accordance with its customary servicing procedures and underwriting standards, shall require that each Obligor shall have obtained and shall maintain comprehensive and collision insurance covering the Financed Vehicle as of the execution of the Receivable. The Servicer shall enforce its rights under the Receivables to require the Obligors to maintain comprehensive and collision insurance, in accordance with the Servicer's customary practices and procedures with respect to comparable new or used automobile and light-duty truck receivables that it services for itself or others.

                                 Article VII

                Distributions; Statements to Certificateholders

         Section 7.1 Accounts. (a) The Servicer shall establish the (i) Collection Account in the name of the Trustee for the benefit of the Certificateholders, (ii) the Class A Distribution Account in the name of the Trustee for the benefit of the Class A Certificateholders and (iii) the Class B Distribution Account in the name of the Trustee for the benefit of the Class B Certificateholders. Each such account shall be either:

         (x) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution; or

         (y) a separately identifiable deposit account established in the deposit taking department of a Qualified Institution, which may be the Seller so long as the Seller is a Qualified Institution.

         The Collection Account shall satisfy the requirements of clause (x) above. The Seller hereby grants to the Collateral Agent for the benefit of the Class A Certificateholders a security interest in the Class A Distribution Account, likewise, the Seller hereby grants to the Collateral Agent for the benefit of the Class B Certificateholders a security interest in the Class B Distribution Account. Should any depositary of the Collection Account, the Class A Distribution Account or the Class B Distribution Account cease to be, as applicable, a Qualified Institution or a Qualified Trust Institution, then the Servicer shall, with the Seller's assistance as necessary, cause such account to be moved, upon thirty (30) days notice to the Trustee, to a Qualified Institution or a Qualified Trust Institution, unless the Servicer provides the Trustee with a letter from the Rating Agencies to the effect that the current ratings assigned to the Certificates by the Rating Agencies will not be adversely affected by such depositary's ceasing to be a Qualified Institution or a Qualified Trust Institution, as the case may be.

         All amounts held in the Collection Account shall be invested by the bank or trust company then maintaining the account at the written direction of the Servicer in Permitted Investments that mature on a date not later than the Deposit Date next succeeding the date of investment; provided, that if the Collection Account is maintained with the Trustee, such Permitted Investments may mature on the Payment Date next succeeding the date of investment, if the Trustee is the obligor on such investments (including repurchase agreements on which the Trustee in its commercial capacity is liable as principal).

         (b) The Seller shall establish the Reserve Account in the name of the Collateral Agent for the benefit of the Certificateholders. Subject to Section 7.5(b), the Reserve Account shall be under the sole dominion and control of the Collateral Agent. The Reserve Account shall be a segregated identifiable trust account established in the trust department of a Qualified Trust Institution.

         Should any depositary of the Reserve Account cease to be a Qualified Trust Institution, then the Collateral Agent shall, upon thirty (30) days notice to the Trustee, with the Seller's assistance as necessary, cause such account to be moved to a Qualified Trust Institution, unless the Seller provides the Trustee and the Collateral Agent with a letter from the Rating Agencies to the effect that the current ratings assigned to the Certificates by the Rating Agencies will not be adversely affected by such depositary's ceasing to be a Qualified Trust Institution. The Reserve Account shall not be property of the Trust.

         Funds on deposit in the Reserve Account shall be invested by the Collateral Agent in Permitted Investments selected in writing by the Servicer; provided, however, it is understood and agreed that the Collateral Agent shall not be liable for any loss or charge arising from such investment in Permitted Investments. All such Permitted Investments shall be held by the Collateral Agent for the benefit of the Certificateholders in the manner specified in subsection (c) below; provided, however, that on each Payment Date all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be withdrawn from the Reserve Account at the written direction of the Servicer and paid to the Seller. Funds on deposit in the Reserve Account shall be invested in Permitted Investments that will mature so that all funds (including both principal and interest) will be available at the opening of business on the next following Deposit Date; provided, however, that subject to satisfaction of the Rating Agency Condition and notice thereof to the Trustee and the Collateral Agent, all or a portion of such funds on deposit in the Reserve Account may be invested in Permitted Investments that mature later than such next following Deposit Date.

         (c) Each Permitted Investment made with funds from the Reserve Account shall be delivered to the Collateral Agent by causing the financial institution then maintaining the Reserve Account (such institution being referred to as the "Reserve Account Securities Intermediary") to create a Security Entitlement in the Reserve Account in favor of the Trustee with respect to such Permitted Investment by indicating by book-entry that such Permitted Investment has been credited to the Reserve Account. The Servicer shall only invest in Permitted Investments which the Reserve Account Securities Intermediary agrees to credit to the Reserve Account.

         (d) The Servicer shall have the power, revocable by the Collateral Agent, to instruct the Collateral Agent to make withdrawals and payments from the Reserve Account for the purpose of permitting the Servicer to carry out its duties hereunder.

         (e) Each of the Seller and the Servicer agree to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the UCC or this Agreement) as may be determined to be necessary, in order to perfect the security interests created by this Section 7.1 and otherwise effectuate the purposes, terms and conditions of this Section 7.1.

         (f) Notwithstanding anything else contained herein, the Reserve Account shall only be established at Qualified Trust Institution which agrees that it will (i) comply with Entitlement Orders (i.e., orders directing the transfer or redemption of any financial assets credited to the Reserve Account) relating to the Reserve Account issued by the Collateral Agent without further consent by the Seller; (ii) credit all Permitted Investments to the Reserve Account; (iii) treat each item of property (including, without limitation, investment property, securities, instruments and cash) credited to the Reserve Account as a Financial Asset; (iv) not enter into any agreement with any other person relating to the Reserve Account pursuant to which agreement it has agreed to comply with Entitlement Orders made by such person;
(v) not accept for credit to the Reserve Account any Permitted Investment which is registered in the name of, or payable to the order of, or specially indorsed to, any person other than such Qualified Trust Institution unless it has been indorsed to such Qualified Trust Institution or is indorsed in blank and (vi) such Qualified Trust Institution has agreed that it will waive any right of set-off unrelated to its fees for such Account.

         Section 7.2 Collections. The Servicer shall remit daily within two Business Days of receipt to the Collection Account all payments by or on behalf of the Obligors on the Receivables and all Liquidation Proceeds (net of expenses), both as collected during the Collection Period. Notwithstanding the provisions of the first sentence of this Section 7.2, so long as the Servicer is USAA Federal Savings Bank, the Servicer shall be permitted to make deposits on a monthly instead of a daily basis if either (a) the Servicer obtains a short-term certificate of deposit rating of the Servicer from Standard & Poor's and Moody's of at least A-1+ and P-1, respectively, or (b) the Servicer provides the Trustee with (1) a letter from each Rating Agency to the effect that the current ratings assigned to the Certificates by the Rating Agency will not be adversely affected by the remittance of Collections on a monthly, rather than a daily, basis. Any such collections remitted to the Collection Account on a monthly basis shall be in immediately available funds and shall be remitted no later than 11:00 a.m., New York City time on or before the Deposit Date. For purposes of this Section 7.2 the phrase "payments made on behalf of the Obligors" shall mean payments made by Persons other than the Seller or the Servicer.

         Section 7.3 Advances.

         (a) As of each Deposit Date, the Servicer shall make a payment with respect to each Receivable (other than a Defaulted Receivable) equal to the excess, if any, of (x) the product of the Principal Balance of such Receivable as of the first day of the related Collection Period and one-twelfth of the Annual Percentage Rate of interest on such Receivable (calculated on the basis of a 360-day year of twelve 30-day months), over (y) the interest actually received by the Servicer with respect to such Receivable from the Obligor or from payment of the Purchase Amount during or with respect to such Collection Period. The Servicer shall deposit all such Advances into the Collection Account in immediately available funds no later than, 11:00 a.m. New York City time, on the Deposit Date. Notwithstanding the foregoing, the Servicer may elect not to make any Advance with respect to a Receivable to the extent that the Servicer, in its sole discretion, shall determine that such Advance is not recoverable from subsequent payments on such Receivable or from withdrawals from the Reserve Account. To the extent that the amount set forth in clause
(y) above with respect to a Receivable is greater than the amount set forth in clause (x) above with respect thereto, such excess amount shall be distributed to the Servicer pursuant to Section 7.5(b); [provided, however, that the Servicer shall not be entitled to reimbursement for an Advance resulting from a payment being made by or on behalf of the Obligor prior to the Due Date under the Receivable (a "Simple Interest Advance")]. In addition, in the event that a Receivable becomes a Defaulted Receivable, Outstanding Advances in respect of that Receivable shall be reimbursed to the extent of Interest Collections with respect to such Receivable and, if such amounts are insufficient, from amounts on deposit in the Reserve Account, and if such amounts are not sufficient, from amounts on deposit in the Collection Account. The Servicer shall not make any advance with respect to principal of Receivables.

         (b) The Servicer shall deposit in the Collection Account the aggregate Advances on the Receivables pursuant to Section 7.3(a). To the extent that the Servicer fails to make an Advance pursuant to Section 7.3(a) on the date required, the Servicer shall so notify the Trustee in writing specifying the amount of the Advance and the Receivable to which such Advance relates, and the Trustee shall withdraw such amount (or, if determinable, such portion of such amount as does not represent advances for delinquent interest) from the Reserve Account and deposit such amount in the Collection Account. [The Trustee shall deposit in the Collection Account the aggregate of any amounts received pursuant to the Yield Supplement Agreement on the date of receipt thereof.]

         Section 7.4 Additional Deposits. The Servicer, or the Seller, as the case may be, shall deposit into the Collection Account the aggregate Purchase Amount pursuant to Sections 5.2, 6.6 and 14.2, as applicable. All remittances shall be made to the Collection Account, in immediately available funds, no later than 11:00 a.m., on the Deposit Date.

         Section 7.5 Distributions.

         (a) On or before each Determination Date, the Servicer shall calculate all amounts to be deposited in the Class A Distribution Account and the Class B Distribution Account, which calculations shall be set forth in the Servicer's Certificate delivered to the Trustee on or before such Determination Date.

         (b) On each Payment Date, after making the reimbursements to the Servicer from amounts on deposit in the Collection Account of Outstanding Advances pursuant to Section 7.3, the Trustee shall withdraw from the Collection Account, the Available Interest and Available Principal for such Payment Date, withdraw from the Reserve Account such amounts as may be required to satisfy amounts requested by the Servicer for such Payment Date, make the following deposits and distributions, if necessary, based solely on the information contained in the Servicer's Certificate, to the extent of amounts available from the indicated sources, in the following priority:

              (i) to the Servicer, first from Available Interest, and then, if necessary, from the Available Reserve Amount, any unpaid Servicing Fee owing to such Servicer for the related Collection Period and all unpaid Servicing Fees from prior Collection Periods less any amounts owing to the Trustee pursuant to Section 13.7 hereof, which shall be paid to the Trustee;

              (ii) to the Class A Distribution Account, first from Available Interest, then, if necessary, from the Available Reserve Amount, and finally, if necessary, from the Class B Percentage of Available Principal, the Class A Interest Distribution for such Payment Date; and

              (iii) to the Class B Distribution Account, first from Available Interest, and then, if necessary, from the Available Reserve Amount, the Class B Interest Distribution for such Payment Date.

On each Payment Date, the Trustee shall make the following deposits and distributions (based on the information contained in the Servicer's Certificate), to the extent of the portion of Available Principal, Available Interest and the Available Reserve Amount (to be applied in that order of priority) remaining after the application of clauses (i), (ii) and (iii) above, in the following priority:

              (iv) to the Class A Distribution Account, the Class A Principal Distribution for such Payment Date;

              (v) to the Class B Distribution Account, the Class B Principal Distribution for such Payment Date;

              (vi) to the Collateral Agent for deposit in the Reserve Account, any amounts remaining, until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance; and

              (vii) to the Seller, any amount remaining less any accrued and unpaid Trustee fees and expenses which shall be paid to the Trustee;

         (c) On each Payment Date, all amounts on deposit in the Class A Distribution Account will be distributed pro rata to the Class A Certificateholders by the Trustee and all amounts on deposit in the Class B Distribution Account will be distributed pro rata to the Class B Certificateholders by the Trustee. Except as provided in Section 14.1, payments under this paragraph shall be made to the Certificateholders by check mailed by the Trustee to each Holder's respective address of record (or, in the case of Certificates registered in the name of a Clearing Agency, or its nominee, by wire transfer of immediately available funds). To the extent that the Trustee is required to wire funds to the Certificateholders from the Class A Distribution Account or the Class B Distribution Account, as applicable, it shall request the bank maintaining the Class A Distribution Account or the Class B Distribution Account, as applicable, to make a wire transfer of the amount to be distributed and to confirm such wire transfer.

         Section 7.6 Reserve Account. On the Closing Date, the Seller shall deposit the Reserve Account Initial Deposit into the Reserve Account. The Seller hereby grants to the Collateral Agent for the benefit of the Certificateholders a security interest in and to the Reserve Account, any and all Financial Assets or other property credited thereto from time to time, including Permitted Investments, and the related Security Entitlements to secure payment of the Certificates according to their terms. Amounts held from time to time in the Reserve Account will continue to be held by the Collateral Agent for the benefit of Class A Certificateholders and the Class B Certificateholders, but the Reserve Account shall not be an asset of the Trust. By acceptance of their Certificates or interest therein, Certificateholders and Certificate Owners shall be deemed to have appointed _________________, as Collateral Agent. _________________ hereby accepts such appointment as Collateral Agent. The Collateral Agent accepts such appointment and agrees to establish the Reserve Account at the Corporate Trust Office and to comply with Section 7.1(f).

         Section 7.7 Net Deposits. USAA Federal Savings Bank (in whatever capacity) may make the remittances pursuant to Section 7.2 and Section 7.4 above, net of amounts to be retained by it or distributed to it (also in whatever capacity) pursuant to Section 7.5, if (a) it shall be the Servicer and (b) it is entitled, pursuant to Section 7.2, to make deposits on a monthly basis, rather than a daily basis. The Servicer may remit amounts to the Collection Account net of investment earnings accrued on such amounts pending deposit into the Collection Account, whether or not the Servicer is then entitled to make deposits on a monthly basis. Nonetheless, the Servicer shall account for all of the above described amounts as if such amounts were deposited and distributed separately.

         Section 7.8 Statements to Certificateholders. On each Payment Date, the Servicer shall prepare and furnish to the Trustee and the Paying Agent, and the Paying Agent shall include with the distribution to each Certificateholder, a statement substantially in the form of Exhibit E, based on information in the certificate furnished pursuant to Section 6.8, setting forth for the related Collection Period the following information

              (i) the amount of the distribution allocable to principal on the Class A Certificates and the Class B Certificates;

              (ii) the amount of the distribution allocable to interest on the Class A Certificates and the Class B Certificates;

              (iii) the Yield Supplement Amount;

              (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

              (v) the Class A Certificate Balance, the Class A Pool Factor, the Class B Certificate Balance and the Class B Pool Factor as of such Payment Date, after giving effect to payments allocated to principal reported pursuant to clause (i) above;

              (vi) the Pool Balance as of the close of business of the Servicer on the last day of the preceding Collection Period;

              (vii) the amount of the aggregate Realized Losses, if any, for such Collection Period;

              (viii) the aggregate Purchase Amount of Receivables repurchased by the Seller or purchased by the Servicer;

              (ix) the balance of the Reserve Account on such Payment Date, after giving effect to changes therein on such Payment Date; and

              (x) the Specified Reserve Account Balance as of the close of business on such Payment Date.

Each amount set forth pursuant to clauses (i), (ii) and (v) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of a Certificate.

         Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Servicer shall prepare and furnish to the Trustee and the Paying Agent, and the Paying Agent shall furnish to each Person who at any time during such calendar year shall have been a Certificateholder, a statement containing the sum of the amounts determined in clauses (i) and (ii) for such calendar year, for the purposes of such Certificateholder's preparation of federal income tax returns.

                                 Article VIII

                          [Yield Supplement Agreement

         Section 8.1 Yield Supplement Agreement. Simultaneously with the execution of this Agreement, the Seller shall convey the Yield Supplement Agreement to the Trust as part of the Trust Property. The Yield Supplement Agreement, with respect to each Receivable (other than Repurchased Receivables and Defaulted Receivables), provides for the payment by the Seller, to the extent of the funds available in the Yield Supplement Account, on or prior to each Deposit Date of an amount (if positive) calculated by the Servicer equal to one-twelfth of the difference between (i) interest on such Receivable's Principal Balance as of the first day of the preceding Collection Period calculated at a rate equal to the sum of the weighted average of the Class A Pass-Through Rate and the Class B Pass-Through Rate and the Servicing Fee Rate over (ii) interest accrued on such Receivable's Principal Balance as of the first day of the preceding Collection Period at its Contract Rate (in the aggregate for all Receivables with respect to any Payment Date, the "Yield Supplement Amount").

         Section 8.2 Yield Supplement Account. (a) The Seller shall establish and maintain in the name of the Collateral Agent a segregated trust account to secure the Seller's obligations under the Yield Supplement Agreement (the "Yield Supplement Account"). The Yield Supplement Account and any amounts therein shall not be property of the Trust, but shall be pledged to the Collateral Agent for the benefit of Certificateholders.

         (b) In order to provide for the prompt payment by the Seller of the Yield Supplement Amount, to assure availability of the amounts maintained in the Yield Supplement Account and as security for the performance by the Seller of its obligations under the Yield Supplement Agreement, the Seller, on behalf of itself and its successors and assigns, hereby pledges to the Collateral Agent and its successors and assigns for the benefit of the Certificateholders, all of its right, title and interest in and to the Yield Supplement Account, and all proceeds of the foregoing, including all other amounts and investments held from time to time in the Yield Supplement Account including the Yield Supplement Initial Deposit, subject, however, to the limitations set forth below, and solely for the purpose of securing payment of the Yield Supplement Amount (all of the foregoing, subject to the limitations set forth in this Section, the "Yield Supplement Account Property"), to have and to hold all the aforesaid property, rights and privileges unto the Collateral Agent, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions set forth in this Section. The Collateral Agent hereby acknowledges such transfer and accepts the trust hereunder and shall hold and distribute the Yield Supplement Account Property in accordance with the terms and provisions of this Section.

         (c) Funds on deposit in the Yield Supplement Account shall be invested by the Collateral Agent in Permitted Investments selected by the Seller and designated in writing by the Seller to the Collateral Agent; provided, however, that the Collateral Agent shall not be liable for any loss arising from such investment in Permitted Investments. Funds on deposit in the Yield Supplement Account shall be invested in Permitted Investments that will mature so that all such funds will be available at the opening of business on each Deposit Date; provided, however, that to the extent permitted by the Rating Agencies, funds on deposit in the Yield Supplement Account may be invested in Permitted Investments that mature later than the next Deposit Date. Funds deposited in the Yield Supplement Account on a Deposit Date upon the maturity of any Permitted Investments are not required to be (but may be) invested over night. The Seller will treat the funds, Permitted Investments and other assets in the Yield Supplement Account as its own for Federal, state and local income tax and franchise tax purposes and will report on its tax returns all income, gain and loss from the Yield Supplement Account.

         (d) Each Permitted Investment made with funds from the Yield Supplement Account shall be delivered to the Collateral Agent by causing the financial institution then maintaining the Yield Supplement Account (such institution being referred to as the "Yield Supplement Account Securities Intermediary") to create a Security Entitlement in the Yield Supplement Account in favor of the Trustee with respect to such Permitted Investment by indicating by book-entry that such Permitted Investment has been credited to the Yield Supplement Account. The Servicer shall only invest in Permitted Investments which the Yield Supplement Account Securities Intermediary agrees to credit to the Yield Supplement Account.

         (e) Each of the Seller and the Servicer agree to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the UCC or this Agreement) as may be determined to be necessary, in order to perfect the security interests created by this Section 8.2 and otherwise effectuate the purposes, terms and conditions of this Section 8.2.

         (f) Notwithstanding anything else contained herein, the Yield Supplement Account shall only be established at Qualified Trust Institution which agrees that it will (i) comply with Entitlement Orders (i.e., orders directing the transfer or redemption of any financial assets credited to the Yield Supplement Account) relating to the Yield Supplement Account issued by the Collateral Agent without further consent by the Seller; (ii) credit all Permitted Investments to the Yield Supplement Account; (iii) treat each item of property (including, without limitation, investment property, securities, instruments and cash) credited to the Yield Supplement Account as a Financial Asset; (iv) not enter into any agreement with any other person relating to the Yield Supplement Account pursuant to which agreement it has agreed to comply with Entitlement Orders made by such person; (v) not accept for credit to the Yield Supplement Account any Permitted Investment which is registered in the name of, or payable to the order of, or specially indorsed to, any person other than such Qualified Trust Institution unless it has been indorsed to such Qualified Trust Institution or is indorsed in blank and (vi) such Qualified Trust Institution has agreed that it will waive any right of set-off unrelated to its fees for such Account.

         (g) No later than 11:00 A.M. (New York time) on each Deposit Date, the Servicer shall deposit to the Collection Account an amount equal to the Yield Supplement Amount for the related Collection Period; provided that if, on any Payment Date, the Servicer fail to pay the Yield Supplement Amount, then, in such event, the Trustee shall direct the Collateral Agent to withdraw from the Yield Supplement Account an amount equal to such deficiency and deposit such amount to the Collection Account.

         (h) The Yield Supplement Account shall be under the sole custody and control of the Collateral Agent. If, at any time, the Yield Supplement Account ceases to be a segregated trust account, the Collateral Agent shall within ten
(10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent) establish a new Yield Supplement Account as a segregated trust account and shall transfer any cash and/or any investments that are in the existing Yield Supplement Account which is no longer a segregated trust account to such new Yield Supplement Account.

         (i) Amounts on deposit in the Yield Supplement Account will be released to the Seller on each Payment Date to the extent that the amount on deposit in the Yield Supplement Account exceeds the Specified Yield Supplement Balance. Upon a distribution to the Seller of amounts from the Yield Supplement Account, the Certificateholders will not have any rights in, or claims to, such amounts. Amounts properly distributed to the Seller from the Yield Supplement Account or otherwise shall not be available under any circumstances to the Trust, the Trustee, the Collateral Agent or the Certificateholders and the Seller shall in no event thereafter be required to refund any such distributed amounts.

         (j) Investment earnings attributable to the Yield Supplement Account Property and proceeds therefrom shall be held by the Collateral Agent for the benefit of the Seller. Investment earnings attributable to the Yield Supplement Account Property shall not be available to pay the Yield Supplement Amount and shall not otherwise be subject to any claims or rights of the Certificateholders or the Servicer. The Collateral Agent shall cause all investment earnings attributable to the Yield Supplement Account to be distributed on each Payment Date to the Seller.]

                                  Article IX

                               The Certificates

         Section 9.1 The Certificates. Unless otherwise specified in this Agreement, the Certificates shall be issued in denominations of $1,000 and integral multiples thereof; provided that one Class A Certificate and one Class B Certificate may be issued in a denomination that includes any residual portion of the Original Class A Certificate Balance and the Original Class B Certificate Balance. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an Authorized Officer or other authorized signatory of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals shall have ceased to be so authorized prior to the execution, authentication and delivery of such Certificates or did not hold such offices or positions at the date of such Certificates. No Certificate shall entitle the Holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate an authentication substantially in the form set forth in Exhibit A and Exhibit B hereto, as applicable, executed by the Trustee by manual or facsimile signature. Such authentication shall constitute conclusive evidence that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         Section 9.2 Execution, Authentication and Delivery of Certificates. In exchange for the Receivables and the other assets of the Trust, simultaneously with the sale, assignment and transfer to the Trustee of the Receivables, the constructive delivery to the Trustee of the Receivable Files and the delivery to the Trustee of the other components of the Trust, the Trustee shall deliver to, or upon the order of, the Seller, Certificates duly executed by the Trustee, on behalf of the Trust, and authenticated by the Trustee in authorized denominations equaling in the aggregate the Original Pool Balance and evidencing the entire ownership of the Trust.

         Section 9.3 Registration of Transfer and Exchange of Certificates.

         (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and certificate registrar (the "Transfer Agent and Certificate Registrar"), in accordance with the provisions of Section 9.7, a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Certificate Register shall list the names of the Certificateholders and their respective ownership interests in the Trust, and shall be treated as definitive and binding for all purposes hereunder. Only those persons registered as Certificateholders in the Certificate Register shall be recognized as having any interest in the Trust or Trust estate or as possessing the rights of a Certificateholder hereunder. A transfer of ownership of a Certificate shall be effectuated only by an appropriate entry in the Certificate Register. _________________ is hereby initially appointed Transfer Agent and Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. In the event that, subsequent to the date of issuance of the Certificates, the Trustee is unable to act as Transfer Agent and Certificate Registrar, the Trustee shall, with the consent of the Seller, appoint another bank or trust company, having an office or agency located in New York City and which agrees to act in accordance with the provisions of this Agreement applicable to it, to act, as successor Transfer Agent and Certificate Registrar under this Agreement.

         _________________ shall be permitted to resign as Transfer Agent and Certificate Registrar upon 30 days' written notice to the Seller and the Servicer; provided, however, that such resignation shall not be effective and _________________ shall continue to perform its duties as Transfer Agent and Certificate Registrar until the Trustee has appointed a successor Transfer Agent and Certificate Registrar with the consent of the Seller.

         Upon surrender for registration of transfer of any Class A Certificate or Class B Certificate at the office or agency of the Transfer Agent and Certificate Registrar maintained pursuant to Section 9.7, the Transfer Agent and Certificate Registrar shall make an appropriate entry in the Certificate Register to reflect such transfer, and the Trustee shall execute, authenticate and (if the Transfer Agent and Certificate Registrar is different than the Trustee, then the Transfer Agent and Certificate Registrar shall) deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount. At the option of a Certificateholder, Class A Certificates or Class B Certificates may be exchanged for other Class A Certificates or Class B Certificates, as the case may be, in authorized denominations of a like aggregate amount at such office or agency.

         Whenever any Class A Certificate or Class B Certificate is surrendered for exchange, the Trustee shall execute, authenticate and (if the Transfer Agent and Certificate Registrar is different than the Trustee, then the Transfer Agent and Certificate Registrar shall) deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Transfer Agent and Certificate Registrar duly executed by the Holder, which signature on such assignment must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.

         Each Certificate surrendered for registration of transfer or exchange shall be cancelled by the Transfer Agent and Certificate Registrar or retained in accordance with its standard retention policy and disposed of or retained in a manner satisfactory to the Trustee and the Seller.

         No service charge shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         Section 9.4 Mutilated, Destroyed, Lost, or Stolen Certificates. If
(a) any mutilated Class A Certificate or Class B Certificate shall be surrendered to the Transfer Agent and Certificate Registrar, or if the Transfer Agent and Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss, or theft of any Class A Certificate or Class B Certificate and (b) there shall be delivered to the Trustee and the Transfer Agent and Certificate Registrar such security or indemnity as may be required to save each of them harmless, then, in the absence of notice to the Trustee that such, Class A Certificate or Class B Certificate shall have been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute, authenticate and (if the Transfer Agent and Certificate Registrar is different from the Trustee, then Transfer Agent and Certificate Registrar shall) deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Class A Certificate or Class B Certificate, a new Class A Certificate or Class B Certificate of like tenor and denomination but bearing a number not contemporaneously outstanding. In connection with the issuance of any new Class A Certificate or Class B Certificate under this Section 9.4, the Trustee or the Transfer Agent and Certificate Registrar, as the case may be, may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any Replacement Class A Certificate or Class B Certificate issued pursuant to this
Section 9.4 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not a lost, stolen, or destroyed Certificate shall be found at any time.

         Section 9.5 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Certificate Registrar or any agent of any of them may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 7.5(b) and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Transfer Agent and Certificate Registrar or any agent of any of them shall be bound by any notice to the contrary.

         Section 9.6 Access to List of Certificateholders' Names and Addresses. The Transfer Agent and Certificate Registrar shall furnish to the Servicer or the Paying Agent (or to the Trustee if the Trustee is not the Transfer Agent and Certificate Registrar), within 15 days after receipt by the Transfer Agent and Certificate Registrar of a request therefor from the Servicer, the Trustee or the Paying Agent in writing, a list of the names and addresses of the Certificateholders as of the most recent Record Date, in such form as the Servicer, the Trustee or the Paying Agent may reasonably require. If, at such time, if any, as Definitive Certificates have been issued, three or more Certificateholders or one or more Holders of Certificates aggregating not less than 25% of the Pool Balance apply in writing to the Transfer Agent and Certificate Registrar (or the Trustee if the Trustee is acting as the Transfer Agent and Certificate Registrar), and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Transfer Agent and Certificate Registrar shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Servicer, the Trustee, the Transfer Agent and Certificate Registrar or any of their respective agents accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         Section 9.7 Maintenance of Office or Agency. The Transfer Agent and Certificate Registrar shall maintain in New York, New York an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Transfer Agent and Certificate Registrar initially designates its agency located at ___________________,
Attention: ____________________, as its office for such purposes. The Transfer Agent and Certificate Registrar shall give prompt written notice to the Trustee, the Servicer and to Certificateholders of any change in the location of such office or agency.

         Section 9.8 Book-Entry Certificates. Upon original issuance, the Class A Certificates and the Class B Certificates, other than the Class A Certificate and the Class B Certificate representing the residual amount of the Original Class A Certificate Balance and the Original Class B Certificate Balance, respectively, which shall be issued upon the written order of the Seller, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to or to the order of the initial Clearing Agency, by, or on behalf of, the Seller. The Certificates shall initially be registered on the Certificate Register in the name of CEDE & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Class A Certificates or the Class B Certificates, as the case may be, except as provided in Section 9.10. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to Class A Certificateholders or the Class B Certificateholders pursuant to Section 9.10:

              (i) the provisions of this Section 9.8 shall be in full force and effect;

              (ii) the Seller, the Servicer, the Paying Agent, the Transfer Agent and Certificate Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions in respect of the Certificates and the taking of actions by the Certificateholders) as the authorized representatives of the Certificate Owners;

              (iii) to the extent that the provisions of this Section 9.8 conflict with any other provisions of this Agreement, the provisions of this Section 9.8 shall control;

              (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency (or to the extent Certificate Owners are not Clearing Agency Participants through the Clearing Agency Participants through which such Certificate Owners own Book-Entry Certificates) and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants and all references in this Agreement to actions by Certificateholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with the procedures of the Clearing Agency; and

              (v) pursuant to the Depository Agreement, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Certificate Owners or their nominees.

         Section 9.9 Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 9.10, the Trustee and the Paying Agent shall give all such notices and communications specified herein to be given by it to Certificateholders to the Clearing Agency.

         Section 9.10 Definitive Certificates. If (i) (A) the Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depository Agreement and
(B) the Trustee or the Servicer is unable to locate a qualified successor,
(ii) the Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Servicing Termination, Certificate Owners representing in the aggregate not less than 50% of the Pool Balance advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing, and the Clearing Agency shall so notify the Trustee, that the continuation of a book-entry system through the Clearing Agency, is no longer in the best interests of the Certificate Owners, the Trustee shall notify the Clearing Agency of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of Certificates registered in the name of the nominee of the Clearing Agency, accompanied by re-registration instructions from the Clearing Agency for registration, the Trustee shall execute, on behalf of the Trust, authenticate and deliver Definitive Certificates in accordance with such instructions. The Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. None of the Seller, the Servicer, the Transfer Agent and Certificate Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Transfer Agent and Certificate Registrar, to the extent applicable with respect to such Definitive Certificates and the Trustee, the Paying Agent and the Transfer Agent and Certificate Registrar shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         Section 9.11 Appointment of Paying Agent.

         (a) The Paying Agent shall have the revocable power to withdraw funds from the Collection Account and make distributions to the Certificateholders pursuant to Section 7.5 hereof. The Trustee may revoke such power and remove the Paying Agent, if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Paying Agent shall initially be _________________. _________________ shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer, the Trustee and the Collateral Agent. In the event that _________________ shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent, which shall be a bank or trust company. If at any time the Trustee shall be acting as the Paying Agent, the provisions of Sections 13.2, 13.4 and
13.5 shall apply to the Trustee in its role as Paying Agent.

         (b) The Trustee shall cause the Paying Agent (if other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders or other party entitled thereto until such sums shall be paid to such Certificateholders or other party entitled thereto and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Class A Certificateholders or Class B Certificateholders.

         (c) _________________ in its capacity as initial Paying Agent hereunder agrees that it (i) will hold all sums held by it hereunder for payment to the Certificateholders in trust for the benefit of the Certificateholders or other parties entitled thereto until such sums shall be paid to such Certificateholders or other party entitled thereto and (ii) shall comply with all requirements of the Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Certificate Owners.

         Section 9.12 Authenticating Agent.

         (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Any authenticating agent appointed by the Trustee shall require the consent of the Seller, which consent may not be unreasonably withheld.

         (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

         (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and the Seller. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Seller. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Seller, the Trustee promptly may appoint a successor authenticating agent with the consent of the Seller. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. Any successor authenticating agent appointed by the Trustee shall require the consent of the Seller, which consent may not be unreasonably withheld.

         (d) The Servicer shall pay the Authenticating Agent from time to time reasonable compensation for its services under this Section 9.12.

         (e) The provisions of Sections 13.2, 13.4 and 13.5 shall be applicable to any authenticating agent.

         (f) Pursuant to an appointment made under this Section 9.12, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

         This is one of the certificates referred to in the within mentioned Agreement.

                                  [NAME OF TRUSTEE]
                                  as Trustee

                                  By: __________________________
                                  Authorized Signatory

                                                     or

                                  [NAME OF AUTHENTICATING AGENT]
                                  as Authenticating Agent
                                     for the Trustee,


                                   By: _________________________
                                   Authorized Signatory

         Section 9.13 Actions of Certificateholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Seller or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Seller and the Servicer, if made in the manner provided in this Section 9.13.

         (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

         (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Seller or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

         (d) The Trustee may require such additional proof of any matter referred to in this Section 9.13 as it shall deem necessary.

                                  Article X

                                  The Seller

         Section 10.1 Representations of Seller. The Seller makes the following representations on which the Trustee shall rely in accepting the Receivables in trust and authenticating the Certificates. The representations shall speak as of the execution and delivery of this Agreement, and shall survive the sale of the Receivables to the Trustee.

              (i) Organization and Good Standing. The Seller has been duly organized and is validly existing as a federally chartered savings association in good standing under the laws of the United States of America, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority, and legal right to acquire and own the Receivables.

              (ii) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to the Trustee as part of the Trust and has duly authorized such sale and assignment to the Trustee by all necessary corporate action; and the execution, delivery, and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

              (iii) Binding Obligations. This Agreement constitutes a legal, valid, and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general (including creditors of federally chartered savings associations) and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

              (iv) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the charter or bylaws of the Seller, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which the Seller is a party or by which it is bound, (b) result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument, or (c) violate any law or, to the best of the Seller's knowledge, any order, rule, or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

              (v) No Proceedings. There are no proceedings or investigations pending, or, to the best of the Seller's knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties (a) asserting the invalidity of this Agreement or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (c) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or the Certificates or (d) relating to the Seller and which might adversely affect the federal income tax attributes of the Certificates.

         Section 10.2 Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller in such capacity under this Agreement and shall have no other obligations or liabilities hereunder.

         The Seller shall indemnify, defend and hold harmless the Trustee and the Trust from and against any taxes that may at any time be asserted against the Trustee or the Trust with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificates, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not, in the case of the Trust, including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes, including franchise taxes measured by net income), arising out of the transactions contemplated by this Agreement, and costs and expenses in defending against the same.

         The Seller shall indemnify, defend, and hold harmless the Trustee, its officers, directors, employees and agents or the Trust from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith, or negligence in the performance of its duties hereunder, or by reason of reckless disregard of the obligations and duties hereunder and (ii) the Seller's violation of federal or state securities laws in connection with the registration of the sale of the Certificates.

         Indemnification under this Section 10.2 shall survive the termination of this Agreement and the resignation or removal of the Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments to the Trust or the Trustee pursuant to this Section 10.2 and the Trust or the Trustee thereafter shall collect any of such amounts from others, the Trust shall repay such amounts to the Seller, without interest.

         Section 10.3 Merger or Consolidation of Seller. Any corporation or other entity (i) into which the Seller may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which the Seller shall be a party, or (iii) which may succeed to all or substantially all of the business of the Seller, which corporation or other entity executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement. The Seller shall give prompt written notice of any merger or consolidation to the Trustee, the Servicer and the Rating Agencies.

         Section 10.4 Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation under this Agreement to appear in, prosecute, or defend any legal action that shall be unrelated to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

         Section 10.5 Seller May Own Certificates. The Seller and any Person controlling, controlled by, or under common control with the Seller may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Seller or an affiliate thereof, except as otherwise provided in the definition of "Certificateholder", "Class A Certificateholder" and "Class B Certificateholder" specified in Section 1.1. Certificates so owned by or pledged to the Seller or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Certificates.

                                  Article XI

                                 The Servicer

         Section 11.1 Representations of Servicer. The Servicer makes the following representations on which the Trustee shall rely in accepting the Receivables in trust and authenticating the Certificates. The representations shall speak as of the execution and delivery of this Agreement, and shall survive the sale of the Receivables to the Trustee.

              (i) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a federally chartered savings association in good standing under the laws of the United States of America, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority, and legal right to acquire, own, sell, and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trustee.

              (ii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement has been duly authorized by the Servicer by all necessary corporate action.

              (iii) Binding Obligations. This Agreement constitutes a legal, valid, and binding obligation of the Servicer enforceable in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights in general (including creditors of federally chartered savings associations) and by general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or law.

              (iv) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (a) (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Servicer, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which the Servicer is a party or by which it shall be bound, (b) result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument or (c) violate any law or, to the best of the Servicer's knowledge, any order, rule, or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties.

              (v) No Proceedings. There are no proceedings or investigations pending, or to the best of the Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties (a) asserting the invalidity of this Agreement or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (c) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Certificates, or (d) relating to the Servicer and which might adversely affect the federal income tax attributes of the Certificates.

              (vi) Fidelity Bond. The Servicer maintains a fidelity bond in such form and amount as is customary for banks acting as custodian of funds and documents in respect of retail automotive installment sales contracts.

         Section 11.2 Liability of Servicer; Indemnities. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and shall have no other obligations or liabilities hereunder.

              (i) The Servicer shall defend, indemnify, and hold harmless the Trustee, its officers, directors, employees and agents, the Trust and the Certificateholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Servicer or any affiliate thereof of a Financed Vehicle.

              (ii) The Servicer shall indemnify, defend, and hold harmless the Trustee, its officers, directors, employees and agents from and against any taxes that may at any time be asserted against the Trustee or the Trust with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Class A Certificates and the Class B Certificates, or asserted with respect to ownership of the Receivables or federal or other income taxes, including franchise taxes measured by net income) arising out of distributions on the Certificates and costs and expenses in defending against the same.

              (iii) The Servicer shall indemnify, defend, and hold harmless the Trustee, its officers, directors, employees and agents and the Trust and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trustee and the Trust or the Certificateholders through the willful misfeasance, negligence, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

              (iv) The Servicer shall indemnify, defend, and hold harmless the Trustee, its officers, directors, employees and agents, from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such costs, expenses, losses, claims, damage or liabilities: (1) shall be due to the willful misfeasance, bad faith or negligence of the Trustee; (2) shall arise from the Trustee's breach of any of its representations or warranties set forth in
         Section 13.14; or (3) shall be one as to which the Seller is required to indemnify the Trustee.

         Indemnification under this Section 11.2 shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 11.2 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest. The indemnification obligations of the Servicer set forth in this Section 11.2 shall survive the termination of this Agreement, the termination of the Servicer with respect to any act or failure to act which occurs prior to such Servicer's termination and the resignation or removal of the Trustee.

         Section 11.3 Merger or Consolidation of Servicer. Any corporation or other entity (i) into which the Servicer may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which the Servicer shall be a party, or (iii) which may succeed to all or substantially all of the business of the Servicer, which corporation or other entity executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Servicer shall promptly inform the Trustee, the Seller and the Rating Agencies in writing of any such merger or consolidation.

         Section 11.4 Limitation on Liability of Servicer and Others.

         (a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust, the Trustee, or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, negligence, or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         (b) The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability, or expense including reasonable attorneys' fees and expenses incurred in connection with any legal action relating to the performance of the Servicer's duties under this Agreement, other than (i) any loss or liability otherwise reimbursable pursuant to this Agreement; (ii) any loss, liability, or expense incurred solely by reason of the Servicer's willful misfeasance, negligence, or bad faith in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties under this Agreement; and (iii) any loss, liability, or expense for which the Trust is to be indemnified by the Servicer under this Agreement. Any amounts due the Servicer pursuant to this subsection shall be payable on a Payment Date from the Total Collections on deposit in the Collection Account only after all payments required to be made on such date to the Certificateholders and the Servicer have been made, payments of amounts, if any, due the Trustee from the Trust pursuant to Section 13.8 have been made, and deposits of any amount required to be deposited into the Reserve Account pursuant to Section 7.5(b)(vi) to maintain the amount on deposit therein (exclusive of investment income and earnings on amounts on deposit therein) at the Specified Reserve Account Balance on such date have been made.

         (c) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities of the Trust, and the Servicer shall be entitled to be reimbursed therefor. Any amounts due the Servicer pursuant to this subsection shall be payable on a Payment Date from the Total Collections on deposit in the Collection Account only after all payments required to be made on such date to the Certificateholders and the Servicer have been made, payments of amounts, if any, due the Trustee from the Trust pursuant to Section 13.8 have been made and deposits of any amount required to be deposited into the Reserve Account pursuant to Section 7.5(b)(vi) to maintain the amount on deposit therein (exclusive of investment income and earnings on amounts on deposit therein) at the Specified Reserve Account Balance on such date have been made.

         The Person to be indemnified shall provide the Trustee with a certificate and accompanying Opinion of Counsel requesting indemnification and setting forth the basis for such request.

         Section 11.5 Servicer Not To Resign. The Servicer shall not resign from its obligations and duties under this Agreement except (i) upon determination that the performance of its duties shall no longer be permissible under applicable law or (ii) in the event of the appointment of a successor Servicer pursuant to Section 12.2, upon satisfaction of the Rating Agency Condition. Notice of any such determination permitting the resignation of USAA Federal Savings Bank shall be communicated to the Trustee, and the Rating Agencies at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee concurrently with such notice. No such resignation shall become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 12.2.

         Section 11.6 Delegation of Duties. So long as USAA Federal Savings Bank or the Trustee acts as Servicer, the Servicer shall have the right, in the ordinary course of its business, to delegate any of its duties under this Agreement to any Person. Any compensation payable to such Person shall be paid by the Servicer from its own funds and none of the Trust, the Trustee or the Certificateholders shall have any liability to such Person with respect thereto. Notwithstanding any delegation of duties by the Servicer pursuant to this Section 11.6, the Servicer shall not be relieved of its liability and responsibility with respect to such duties, and any such delegation shall not constitute a resignation within the meaning of Section 11.5 hereof. Any agreement that may be entered into by the Servicer and a Person that provides for any delegation of the Servicer's duties hereunder shall be deemed to be between the Servicer and such Person alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect thereto.

                                 Article XII

                        Events of Servicing Termination

         Section 12.1 Events of Servicing Termination. If any one of the following events (an "Event of Servicing Termination") shall occur and be continuing:

              (i) any failure by the Servicer (or so long as the Seller is the Servicer, the Seller) to deliver to the Trustee, for distribution to Certificateholders, any proceeds or payment required to be so delivered under the terms of the Certificates and this Agreement (or, in the case of a payment or deposit to be made not later than any Deposit Date, the failure to make such payment or deposit on the related Payment Date), in each case that continues unremedied for a period of five Business Days after (A) discovery by an officer of the Servicer (or so long as the Seller is the Servicer, the Seller) or
         (B) written notice (1) to the Servicer by the Trustee or (2) to the Trustee and the Servicer (or so long as the Seller is the Servicer, the Seller) by the Holders of Certificates evidencing not less than 25% of the Pool Balance; or

              (ii) failure on the part of the Servicer (or so long as the Seller is the Servicer, the Seller) duly to observe or to perform in any material respect any other covenants or agreements of the Servicer (or so long as the Seller is the Servicer, the Seller) set forth in the Certificates or in this Agreement, which failure shall
         (a) materially and adversely affect the rights of the Trust or the Certificateholders (which determination shall be made without regard to whether funds on deposit in the Reserve Account are available to the Certificateholders) and (b) continues unremedied for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer (or so long as the Seller is the Servicer, the Seller) by the Trustee or (2) to the Trustee and the Servicer (or so long as the Seller is the Servicer, the Seller) by the Holders of Certificates evidencing not less than 25% of the Pool Balance; provided, however, that a failure on the part of the Servicer, other than USAA Federal Savings Bank for so long as it is the Servicer, to observe and comply with the provisions of Section 11.6 or to meet the eligibility criteria set forth in Section 12.2 shall constitute an Event of Servicing Termination without regard to (a) and (b) above; or

              (iii) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Servicer in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

              (iv) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer or of or relating to substantially all of their property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every case and so long as an Event of Servicing Termination shall not have been remedied, either the Trustee, or the Holders of Certificates evidencing not less than a majority of the Pool Balance, by notice given in writing to the Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Receivables or otherwise, shall pass to and be vested in the Trustee pursuant to this Section 12.1; and, without limitation, the Trustee shall be hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivable Files, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, shall have been deposited by the Servicer in the Collection Account, or shall thereafter be received with respect to a Receivable. All reasonable costs and expenses (including attorneys' fees and disbursements) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 12.1 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. The Trustee shall give written notice of any termination of the Servicer to the Certificateholders and the Rating Agencies.

         Section 12.2 Trustee to Act; Appointment of Successor. Upon the Servicer's receipt of notice of termination pursuant to Section 12.1 the Trustee shall, and upon the Servicer's resignation pursuant to Section 11.5 the Trustee may, be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement, and, in such case, shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the Servicer by the terms and provisions of this Agreement. As compensation therefor, the Trustee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination or resignation had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established financial institution, having a net worth of not less than $100,000,000 as of the last day of the most recent fiscal quarter for such institution and whose regular business shall include the servicing of automobile receivables, as successor Servicer under this Agreement; provided, that the Rating Agency Condition shall be satisfied in connection with such appointment. In connection with such appointment, the Trustee may make such arrangements for the compensation of such successor Servicer out of payments on Receivables as it and such successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. The Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Unless the Trustee shall be prohibited by law from so acting, the Trustee shall not be relieved of its duties as successor Servicer under this Section 12.2 until the newly appointed successor Servicer shall have assumed the responsibilities and obligations of the Servicer under this Agreement.

         Section 12.3 Notification to Certificateholders. Upon delivery of written notice by the Trustee to the Servicer or receipt by the Trustee of written notice from Holders of Certificates evidencing not less than 25% of the Pool Balance of an Event of Servicing Termination or upon any Servicer termination, or appointment of a successor Servicer pursuant to this Article XII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses of record, to the Seller and to the Rating Agencies.

         Section 12.4 ______ Waiver of Past Defaults. The Holders of Certificates evidencing not less than a majority of the Pool Balance, may, on behalf of all Holders of Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits to or payments from the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Servicer shall give prompt written notice of any waiver to the Rating Agencies.

                                 Article XIII

                                  The Trustee

         Section 13.1 No Power to Engage in Business or to Vary Investments. Notwithstanding any provision or agreement to the contrary in this Agreement or in any other agreement, the Trustee, acting on behalf of the Trust (but not individually), shall not have any power to engage in any business, commercial or other activity for profit, and the Trustee and the Servicer shall not have any power to vary the Trust estate, whether consisting of a Receivable, a Permitted Investment or any other amount (other than cash payments received with respect to Receivables) in any account maintained for the benefit of the Trust or the Certificateholders or Certificate Owners, by disposition of said property, investment or amount and the reinvestment of the proceeds realized or by any other action calculated to take advantage of any variation or change in the market or in market conditions, for the purpose of improving the investment or return of the Certificateholders or Certificate Owners.

         Section 13.2 Duties of Trustee. The Trustee, both prior to and after the occurrence of an Event of Servicing Termination, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Servicing Termination known to the Trustee shall have occurred and shall not have been cured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; provided, however, that if the Trustee shall assume the duties of the Servicer pursuant to Section 12.2, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to automobile and light-duty truck receivables that it services for itself.

         The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders, or other instruments furnished to the Trustee that shall be specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer to the Trustee pursuant to this Agreement.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith or willful misfeasance; provided, however, that:

              (i) Prior to the occurrence of an Event of Servicing Termination, and after the curing of all such Events of Servicing Termination that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, the permissible right of the Trustee to do things enumerated in this Agreement shall not be construed as a duty and, in the absence of bad faith on the part of the Trustee, or manifest error, the Trustee may conclusively rely upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement as to the truth of the statements made and the correctness of the opinions expressed therein;

              (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by an Authorized Officer of the Trustee, unless it shall be proved that the Trustee shall have been negligent in ascertaining the pertinent facts; and

              (iii) The Trustee shall not be personally liable with respect to any action taken, suffered, or omitted to be taken in good faith in accordance with this Agreement or at the direction of the Holders of Certificates evidencing not less than 25% of the Pool Balance relating to the time, method, and place of conducting any proceeding or any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

         The Trustee shall not be required to expend, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer (including its obligations as custodian) under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

         The Trustee shall not be charged with knowledge of an Event of Servicing Termination until such time as an Authorized Officer shall have actual knowledge or have received written notice thereof.

         Except for actions expressly authorized by this Agreement or, based upon an Opinion of Counsel, in the best interests of Certificateholders, the Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or to impair the value of any Receivable.

         All information obtained by the Trustee regarding the Obligors and the Receivables, whether upon the exercise of its rights under this Agreement or otherwise, shall be maintained by the Trustee in confidence and shall not be disclosed to any other Person, other than internal counsel, unless such disclosure is pursuant to the terms of this Agreement or required by any applicable law or regulation.

         In the event that the Paying Agent or the Transfer Agent and Certificate Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Certificate Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon an Authorized Officer obtaining knowledge thereof to perform such obligation, duty or agreement in the manner so required to the extent the information necessary to such performance is reasonably available to the Trustee after the Trustee has made a reasonable effort to obtain such information. The Trustee shall not be liable for the acts or omissions of any Paying Agent, any Authenticating Agent or the Transfer Agent and Certificate Registrar appointed hereunder with due care by the Trustee hereunder.

         Section 13.3 Trustee's Assignment of Repurchased Receivables and Trustee's Certificate. With respect to any Receivable repurchased by the Seller pursuant to Section 5.2 or purchased by the Servicer pursuant to
Section 6.7 or 14.2, the Trustee shall (i) assign, without recourse, representation, or warranty, to the Seller or the Servicer, as the case may be, all the Trust's right, title, and interest in and to such Receivable and the other property conveyed to the Trust pursuant to Section 3.1 with respect to such Receivable, and all security and documents relating thereto, such assignment being an assignment outright and not for security and (ii) as soon as practicable after a Receivable shall have been assigned to the Seller or the Servicer, as the case may be, execute a Trustee's Certificate, including the date of execution of such Trustee's Certificate and the date of this Agreement, and accompanied by a copy of the Servicer's Certificate specified for the related Collection Period. If, in any enforcement suit or legal proceeding, it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Trustee shall, at the Servicer's expense, take such steps as the Trustee or the Servicer deems necessary to enforce the Receivable, including bringing suit in the Trustee's name or the names of the Trust or the Certificateholders; provided, that nothing in this Section 13.3 shall require the Trustee to qualify to do business in a state in which it is not so qualified on the date of this Agreement.

         Section 13.4 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 13.2:

              (i) The Trustee may request, and may rely and shall be protected in acting or refraining from acting upon, any resolution, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, or other paper or document (including the annual auditor's report and the letter of independent certified public accountants described in
         Section 6.10, the Servicer's Certificate described in Section 6.8, and the annual compliance statement described in Section 6.9) believed by it to be genuine and to have been signed or presented by the proper party or parties.

              (ii) The Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such advice or Opinion of Counsel, which counsel has been selected by the Trustee with due care. A copy of any such Opinion of Counsel shall be provided to the Seller and the Servicer.

              (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses, and liabilities that may be incurred therein or thereby; provided, however, that the Trustee shall have the right to decline to follow any such request, order or direction if the Trustee, in accordance with an Opinion of Counsel determines that the action or proceeding may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders. Nothing contained in this Agreement, however, shall relieve the Trustee of the obligations, upon the occurrence of an Event of Servicing Termination (that shall not have been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

              (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

              (v) Prior to the occurrence of an Event of Servicing Termination and after the curing of all Events of Servicing Termination that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the Pool Balance; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense, or liability or payment of such expenses as a condition precedent to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors.

              (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment.

              (vii) In the event that the Trustee is also acting as Paying Agent, Collateral Agent, Authenticating Agent or Transfer Agent and Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article XIII shall also be afforded to each Paying Agent, Collateral Agent, Authenticating Agent or Transfer Agent and Registrar.

         Section 13.5 Trustee Not Liable for Certificates or Receivables. The recitals contained in this Agreement and in the Certificates shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the accuracy thereof. The Trustee shall make no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than execution by the Trustee on behalf of the Trust of, or the authentication on, the Certificates), or of any Receivable or related document. The Trustee shall have no obligation to perform any of the duties of the Seller or Servicer unless explicitly set forth in this Agreement. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity, and enforceability of any security interest in any Financed Vehicle or any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority; the filing of any financing or continuation statement in any public office; the preparation or filing of any report or statement with the Securities and Exchange Commission; the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement; the existence, condition, location, and ownership of any Financed Vehicle; the existence and enforceability of any comprehensive and collision insurance or credit life or credit disability insurance; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; any claim or default asserted against a Receivable; the performance or enforcement of any Receivable; the compliance by the Seller or the Servicer with any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation (except after the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof or as otherwise provided herein); the satisfaction of any condition relating to the Receivables; any investment of funds by the Servicer or any loss resulting therefrom (it being understood that the Trustee shall remain responsible for any Trust property that it may hold); the acts or omissions of the Seller, Servicer (including in its capacity as custodian hereunder), or any Obligor; any action of the Servicer taken in the name of the Trustee; or any action by the Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of the Trustee to perform its duties under this Agreement or based on the Trustee's willful misconduct, negligence, or bad faith, or based on the Trustee's breach of a representation and warranty specified in Section 13.14, no recourse shall be had for any claim or defense based on any provision of this Agreement, the Certificates, or any Receivable or assignment thereof against the Trustee in its individual capacity. The Trustee shall not have any personal obligation, liability, or duty whatsoever to any Certificateholder or any other Person with respect to any such claim or defense, and any such claim or defense shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in this Agreement. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Receivables.

         Section 13.6 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may deal with the Seller and the Servicer in banking transactions with the same rights as it would have if it were not Trustee.

         Section 13.7 Trustee's Fees and Expenses. By execution and delivery of this Agreement, the Servicer shall covenant and agree to pay to the Trustee, and the Trustee shall be entitled to, an annual fee agreed upon in writing between the Servicer and the Trustee payable in advance on the Closing Date and on each one year anniversary thereof (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the powers and duties under this Agreement of the Trustee, and the Servicer shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements, and advances (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Trustee under this Agreement (including expenses, disbursements, and advances incurred in defense of any action brought against it in connection with this Agreement) except any such expense, disbursement, or advance as may arise from its negligence, willful misfeasance, or bad faith or that is the responsibility of Certificateholders under this Agreement. To the extent that the Trustee has not been paid for any of the foregoing items by the Servicer, the Trustee shall be entitled to be paid such amounts from amounts which are payable to the Servicer pursuant to
Section 7.5(b)(i) before payment to the Servicer of any portion thereof; provided, however, that in the event that the Servicer shall have elected to waive its rights to payment of the Servicing Fee or the Servicing Fee is deferred, the Trustee shall nonetheless be entitled to receive such amounts from payments which would ordinarily be applied to the payment of the Servicing Fee, in the same order of priority as though such Servicing Fee were payable. The Trustee shall be entitled to reimbursement by the Servicer for any out-of-pocket costs or expenses (including, without limitation reasonable fees and disbursements of one counsel to the Trustee) incurred in connection with the review, negotiation, preparation, execution and delivery of this Agreement or in connection with the issuance of any Certificate on the Closing Date. The Servicer's obligation to pay such compensation and expenses shall survive the termination of such Servicer to the extent that such obligation is a result of services rendered prior to such Servicer's termination. Additionally, the Servicer, pursuant to Section 13.8, shall indemnify the Trustee with respect to certain matters, and Certificateholders, pursuant to
Section 15.3, shall upon the circumstances therein set forth, indemnify the Trustee under certain circumstances. The provisions of this Section 13.7 shall survive the termination of this Agreement and the resignation or removal of the Trustee.

         To the extent that the Trustee has not been paid by the Servicer for any of the items described in the preceding paragraph for which the Servicer is obligated, the Trustee shall be entitled to be paid for such items from amounts which would otherwise be distributable to the Seller under Section 7.5 of this Agreement. The covenants and agreements contained in this Section 13.7 shall survive the termination of this Agreement and shall be binding, as applicable, on the Servicer, and any successor Servicer and the Seller.

         Section 13.8 Indemnity. The Trustee, the Agents and their officers, directors, agents and employees (each of the foregoing, an "Indemnified Person") shall be indemnified by the Servicer and the Seller and held harmless against any loss, liability, or expense (including reasonable attorneys' fees and expenses and expenses of litigation) arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in this Agreement to the extent that (i) such loss, liability, or expense shall not have been incurred by reason of the Indemnified Person's willful misfeasance, bad faith, or negligence, and (ii) such loss, liability, or expense shall not have been incurred by reason of the Trustee's breach of its representations and warranties pursuant to Section 13.14; provided, however, that the obligations of the Servicer in this Section 13.8 shall survive such Servicer's termination with respect to the performance of such Servicer prior to such Servicer's termination and provided, further, that if the Servicer fails to indemnify the Indemnified Person and their officers, directors, agents and employees pursuant to this Section 13.8, then such indemnity shall be provided by the Trust, but any amounts so payable to the Indemnified Person by the Trust pursuant to this Section 13.8 shall be payable on a Payment Date only after all payments required to be made on such date to the Certificateholders have been made, and, with respect to a successor Servicer, if any, the Servicing Fee has been paid. The provisions of this
Section 13.8 shall survive the termination of this Agreement and the resignation or removal of the Trustee.

         Section 13.9 Eligibility Requirements for Trustee. The Trustee under this Agreement shall at all times be a state banking corporation or national banking association organized and doing business under the laws of such state or the United States of America; authorized under such laws to exercise corporate trust powers; and having a combined capital and surplus of at least $100,000,000 as of the last day of the most recent fiscal quarter for such institution and subject to supervision or examination by federal or state authorities. If such state banking corporation or national banking association shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 13.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times be rated not lower than Baa3 by Moody's or such other ratings as are acceptable to Moody's. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 13.9, the Trustee shall resign immediately in the manner and with the effect specified in
Section 13.10.

         Section 13.10 Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer. Upon giving such notice of resignation, the Trustee shall promptly appoint a successor Trustee by written instrument which instrument shall be delivered to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. The Servicer shall provide notice to the Rating Agencies of any resignation of the Trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 13.9 or shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the Trustee shall promptly resign. The Trustee shall promptly appoint a successor Trustee by written instrument which instrument shall be delivered to the successor Trustee. If the Trustee fails to resign, the Certificateholders shall remove the Trustee and appoint a successor Trustee by written instrument in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 13.10 shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 13.11.

         Section 13.11 Successor Trustee. Any successor Trustee appointed pursuant to Section 13.10 shall execute, acknowledge, and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Agreement, and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties, and obligations.

         No successor Trustee shall accept appointment as provided in this
Section 13.11 unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 13.9.

         Upon acceptance of appointment by a successor Trustee pursuant to this Section 13.11, the Servicer shall mail notice of the successor of such Trustee under this Agreement to all Certificateholders at their respective addresses of record, and to the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

         Section 13.12 Merger or Consolidation of Trustee. Any corporation or other entity (i) into which the Trustee may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which the Trustee shall be a party, or (iii) which may succeed to all or substantially all of the corporate trust business of the Trustee, which corporation or other entity executes an agreement of assumption to perform every obligation of the Trustee under this Agreement, shall be the successor of the Trustee hereunder, provided such corporation or other entity shall be eligible pursuant to
Section 13.9, without the execution or filing of any instrument or any further act on the part of any of the parties hereto. The Trustee shall provide prompt written notice of any merger or consolidation to the Seller, the Servicer and the Rating Agencies.

         Section 13.13 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 13.13, such powers, duties, obligations, rights, and trusts as the Servicer and the Trustee may consider necessary or desirable. The Servicer will pay all reasonable fees and expenses of any co-trustee or separate trustee or separate trustees. The appointment of any separate trustee or co-trustee shall not absolve the Trustee of its obligations under this Agreement. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Servicing Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee or separate trustees under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 13.9 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee or separate trustees shall be required pursuant to Section 13.11.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

              (i) All rights, powers, duties, and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under this Agreement or as successor to the Servicer under this Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee.

              (ii) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement.

              (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or properties specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

         Any separate trustee or co-trustee may at any time appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

         Section 13.14 Representations and Warranties of Trustee. The Trustee makes the following representations and warranties on which the Seller, the Servicer, and the Certificateholders may rely:

              (i) Organization and Good Standing. The Trustee is a _______________ duly organized, validly existing, and in good standing under the laws of the State of _______________.

              (ii) Power and Authority. The Trustee has full power, authority and legal right to execute, deliver, and perform this Agreement, and has taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement.

              (iii) No Violation. The execution and delivery of this Agreement and the performance by the Trustee of its obligations under this Agreement do not (a) violate any provision of any law governing the trust powers of the Trustee or, to the best of the Trustee's knowledge, any order, writ, judgment, or decree of any court, arbitrator, or governmental authority applicable to the Trustee or any of its assets, (b) violate any provision of the articles of association or by laws of the Trustee or (c) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Trustee is a party or by which it is bound to the extent such conflict, breach or default would impair the Trustee's obligation or ability to perform under this Agreement.

              (iv) No Governmental Authorization Required. The execution, delivery and performance by the Trustee of this Agreement do not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the corporate trust activities of the Trustee.

              (v) Due Authorization, Execution and Delivery. This Agreement has been duly authorized, executed and delivered by the Trustee and shall constitute the legal, valid, and binding agreement of the Trustee, enforceable in accordance with its terms except that (1) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, and (2) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding thereof may be brought.

         Section 13.15 Tax Returns. The Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and furnish to Certificateholders any information required by the Code or the regulations thereunder and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns.

         Section 13.16 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

         Section 13.17 Suits for Enforcement. In case an Event of Servicing Termination or other default by the Servicer or the Seller hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

         Section 13.18 Maintenance of Office or Agency. The Trustee shall maintain at its expense in New York, an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office as its office for such purposes. The Trustee will give prompt written notice to the Servicer, the Paying Agent, the Transfer Agent and Certificate Registrar, and to Certificateholders of any change in the location of such office or agency.

                                 Article XIV

                                  Termination

         Section 14.1 Termination of the Trust. The Trust, and the respective obligations and responsibilities of the Seller, the Servicer and the Trustee, shall terminate with respect to the Certificateholders upon the first to occur of (i) the Payment Date next succeeding the month which is six months after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement; provided, however, that in no event shall the Trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of George Herbert Walker Bush, the former President of the United States, living on the date of this Agreement. The Servicer shall promptly (but in any event not later than the first day of the month of the specified Payment Date) notify the Trustee, the Paying Agent, the Transfer Agent and Certificate Registrar, and the Rating Agencies in writing of any prospective termination pursuant to this Section 14.1.

         Notice of any termination, specifying the Payment Date upon which the Certificateholders may surrender their Certificates to the Transfer Agent and Certificate Registrar for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the specified Payment Date stating the amount of any such final payment, and that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Transfer Agent and Certificate Registrar therein specified. The Trustee shall give such notice to the Transfer Agent and Certificate Registrar, the Paying Agent and the Rating Agencies at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to
Section 7.5.

         In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders upon receipt of the appropriate records from the Transfer Agent and Certificate Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement.

         All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be cancelled by the Transfer Agent and Certificate Registrar and shall be disposed of in a manner satisfactory to the Trustee and the Seller.

         Section 14.2 Optional Purchase of All Receivables. As of the last Business Day in any Collection Period as of which the Pool Balance (expressed as a percentage) of initial Pool Balance shall be equal to or less than the Optional Purchase Percentage, the Servicer shall have the option to purchase the corpus of the Trust. To exercise such option, the Servicer shall notify the Trustee, the Paying Agent, and the Transfer Agent and Certificate Registrar in writing, no later than the fifth calendar day of the month in which such purchase is to be effected of its intention to effect such purchase. On the Deposit Date in such month, the Servicer shall pay the aggregate Purchase Amount for the Receivables (including Defaulted Receivables) and shall succeed to all interests in and to the Trust property. The payment shall be made in the manner specified in Section 7.4, and shall be distributed pursuant to Section 7.5. The Trustee shall not permit the purchase of the corpus of the Trust pursuant to this Section unless either (i) the Servicer's long-term unsecured debt is rated at the time of such purchase at least Baa3 by Moody's or (ii) the Servicer provides to the Trustee an Opinion of Counsel in form reasonably satisfactory to the Trustee and in form and substance satisfactory to Moody's to the effect that such purchase will not constitute a fraudulent transfer of assets of the Servicer under applicable state and federal law.

                                  Article XV

                           Miscellaneous Provisions

         Section 15.1 Amendment. This Agreement may be amended by the Seller, the Servicer and the Trustee, without prior notice to or the consent of any of the Certificateholders, (i) to cure any ambiguity, to correct or supplement any provision in this Agreement which may be inconsistent with any other provision herein, to evidence a succession to the Servicer or the Seller pursuant to this Agreement or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Officer's Certificate and/or an Opinion of Counsel delivered to the Trustee, adversely and materially affect the interests of the Trust or any of the Certificateholders and provided, further, that the Servicer shall deliver written notice of such changes to each Rating Agency prior to the execution of any such amendment and the Rating Agency Condition shall be satisfied, or (ii) to effect a transfer or assignment in compliance with Section 15.7(i) of this Agreement.

         This Agreement may also be amended from time to time by the Seller, the Servicer and the Trustee, with the consent of the Holders of Certificates evidencing not less than 51% of the Pool Balance, for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders (including effecting a transfer or assignment in compliance with Section 15.7(ii) of this Agreement); provided, however, that no such amendment, except with the consent of the Holders of all Certificates then outstanding, shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments of Receivables, or distributions that shall be required to be made on any Certificate, (b) reduce the aforesaid percentage of the Pool Balance required to consent to any such amendment or (c) reduce in any way the shortfalls for which the Trustee may draw under the Reserve Account pursuant to Article VII hereof. Notwithstanding anything herein to the contrary, the Specified Reserve Account Balance may be reduced to a lesser amount as determined by the Seller upon satisfaction of the Rating Agency Condition.

         Promptly after the execution of any amendment or consent referred to in this Section 15.1, the Trustee shall furnish a copy of such amendment or consent to each Certificateholder and to the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders pursuant to this Section 15.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee shall not be obligated to enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

         Prior to the execution of any amendment to this Agreement, other than an amendment permitted pursuant to clause (i) of the first paragraph of this
Section 15.1, the Servicer shall have received written notice from each of the Rating Agencies that its rating of the Certificates will not be reduced or withdrawn as a result of such amendment.

         Section 15.2 Protection of Title to Trust.

         (a) The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interests of the Trustee under this Agreement in the Receivables and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) Neither the Seller nor the Servicer shall change its name, identity, or corporate structure in any manner that would make any financing statement or continuation statement filed by the Servicer in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC (or any successor provision to such Section), unless it shall have given the Trustee at least 10 days prior written notice thereof.

         (c) The Seller and the Servicer shall give the Trustee at least 10 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

         (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trustee, the Servicer's master computer records (including archives) that shall refer to a Receivable indicate clearly, by numerical code or otherwise, that such Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full, repurchased, purchased or assigned pursuant hereto.

         (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in a new or used automobile or light-duty truck to any prospective purchaser, creditor, or other transferee, the Seller or the Servicer, as the case may be, shall give to such prospective purchaser, creditor, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

         (g) The Servicer shall permit the Trustee and its agents upon reasonable notice at any time during normal business hours which does not unreasonably interfere with the Servicer's normal operations to inspect, audit, and make copies of and abstracts from the Servicer's records regarding the Receivables.

         (h) Upon request, the Servicer shall furnish to the Trustee, within five Business Days of any request therefor, a list of all Receivables by contract number and name of Obligor then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables attached as Schedule A to this Agreement and to each of the Servicer Certificates indicating removal of Receivables from the Trust.

         (i) The Servicer shall deliver to the Trustee:

                          (1) upon the execution and delivery of this
                     Agreement, an Opinion of Counsel either (a) stating that, in the opinion of such counsel and subject to customary qualifications and assumptions, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or
                     (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

                          (2) on March 31 of each year, commencing with March
                     31, _____, an Opinion of Counsel, dated as of such date, either (a) stating that, in the opinion of such counsel and subject to customary qualifications and assumptions, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

         (j) For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         Section 15.3 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle the Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties to this Agreement or any of them.

         No Certificateholder shall have any right to vote (except as provided in Section 12.1, Section 12.4, Section 15.1 and this Section 15.3) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything set forth in this Agreement or contained in the terms of the Certificates, be construed so as to constitute the Holders as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

         No Certificateholder shall have any right by virtue or by availing itself of any provision of this Agreement to institute any suit, action, or proceeding in equity or at law upon or with respect to a default under this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof and unless also the Holders of Certificates evidencing not less than 25% of the Pool Balance shall have made written request upon the Trustee to institute such action, suit, or proceeding in its own name as Trustee under this Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have either neglected or refused to institute any such action, suit or proceeding. No one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right, under this Agreement, except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 15.3, each Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 15.4 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         Section 15.5 Notices. All demands, notices, and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, or sent by telecopy or other similar form of rapid transmission and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, at USAA Federal Savings Bank, McDermott Freeway, San Antonio, Texas 78288 Attention: Vice President and Banking Counsel, Telecopy Number: (210) 498-7210, or at such other address as shall be designated by the Seller in a written notice to the Trustee, (b) in the case of the Servicer, at USAA Federal Savings Bank, McDermott Freeway, San Antonio, Texas 78288, Attention: Vice President and Banking Counsel, Telecopy Number:
(210) 498-7210, or at such other address as shall be designated by the Servicer in a written notice to the Trustee, and (c) in the case of the Trustee and the Collateral Agent, at ________________________________________,
Attention: _______________, Telecopy Number: _______________ or at such other address as shall be designated in a written notice to the Trustee. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of record of such Holder. Any notice to a Certificateholder so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

         Section 15.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 15.7 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 10.3 and 11.3, neither the Seller nor the Servicer may transfer or assign all, or a portion of, its rights, obligations and duties under this Agreement unless such transfer or assignment (i) (A) will not result in a reduction or withdrawal by Standard & Poor's or Moody's of its rating then assigned to the Certificates and (B) the Trustee has consented to such transfer or assignment, which consent shall not be unreasonably withheld or (ii) the Trustee and Holders of Certificates evidencing not less than 51% of the Pool Balance consent thereto. Any transfer or assignment with respect to the Servicer of all of its rights, obligations and duties will not become effective until a successor Service has assumed the Servicer's rights, duties and obligations under this Agreement. In the event of a transfer or assignment pursuant to clause (ii) above, the Rating Agencies shall be provided with notice of such transfer or assignment.

         Section 15.8 Certificates Nonassessable and Fully Paid. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the Trustee pursuant to Section 9.2, each Certificate shall be deemed fully paid.

         Section 15.9 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

         IN WITNESS WHEREOF, the parties have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                       USAA FEDERAL SAVINGS BANK,
                                       as Seller and Servicer

                                       By: ______________________
                                       Name:      _______________
                                       Title:     _______________


                                       _____________,
                                       as Trustee

                                       By: ______________________
                                       Name:      _______________
                                       Title:     _______________




                                                               SCHEDULE A

Schedule A shall be the computer data disk or printout relating to the Receivables delivered by the Seller to the Trustee on the Closing Date.


                                                                SCHEDULE B

                         Location of Receivable Files
                         ----------------------------

USAA Federal Savings Bank
10750 McDermott Freeway
San Antonio, TX  78288


                                                                 EXHIBIT A

                          FORM OF CLASS A CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                      USAA AUTO LOAN GRANTOR TRUST ______

            ___% AUTOMOBILE LOAN PASS-THROUGH CERTIFICATE, CLASS A

         evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of motor vehicle installment loans, secured by new and used automobiles and light-duty trucks financed thereby and sold to the Trustee, as defined below, on behalf of the Trust by USAA Federal Savings Bank.

         (This Certificate is not a deposit account, does not represent an interest in or obligation of USAA Federal Savings Bank or any of its affiliates and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other person or governmental authority.)

NUMBER                                                           CUSIP ______
R- [   ]

                                                                $[           ]

Final Payment Date:
_____________, _____

         THIS CERTIFIES THAT __________. is the registered owner of a nonassessable, fully paid, fractional undivided interest, in the amount set forth above, in the USAA Auto Loan Grantor Trust ______ (the "Trust") formed by USAA Federal Savings Bank, a federally chartered savings association (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of ___________ __, ______ (the "Agreement") between the Seller, acting as Seller and Servicer, and _________________, as trustee (the trustee and any successor in interest under the Agreement, the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. This Class A Certificate is one of the duly authorized Certificates designated as "_____% Automobile Loan Pass-Through Certificates, Class A" (herein called the "Class A Certificates" or the "Certificates"). This Class A Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Holder of this Class A Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. The property of the Trust includes a pool of motor vehicle installment loans (the "Receivables") for the purchase of new and used automobiles and light-duty trucks financed thereby, all monies due thereunder on or after the Cut-off Date, security interests in the vehicles securing the Receivables (the "Financed Vehicles"); such amounts as from time to time may be held in the Collection Account established and maintained by the Servicer in the name of the Trustee; benefits under the Reserve Account (described below); an assignment of the rights of the Seller to receive proceeds from any claims on comprehensive and collision, credit life and credit disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be, to the extent that such insurance policies relate to the Receivables; and the rights with respect to any Financed Vehicle that has been repossessed by the Servicer, on behalf of the Trustee.

         Under the Agreement, there will be distributed on the ___th day of each month or, if such __th day is not a Business Day, the next succeeding Business Day (a "Payment Date"), commencing on ____________ __, ______, to the Person in whose name this Class A Certificate is registered at the close of business on the Record Date, such Certificateholder's fractional undivided interest in the aggregate amounts allocable to interest and principal that are distributable to the Class A Certificateholders on such Payment Date, all as more fully described in the Agreement.

         Distributions on this Class A Certificate will be made by the Paying Agent by check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that if directed by the Seller in the case of Certificates registered in the name of a Clearing Agency, distributions will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A Certificate at the office or agency maintained for that purpose by the Transfer Agent and Certificate Registrar in New York, New York.

         Reference is hereby made to the further provisions of this Class A Certificate set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

         All capitalized terms used herein and not otherwise defined shall have the meaning assigned thereto in the Agreement.

         Unless the authentication hereon shall have been executed by an authorized officer of the Trustee or an authenticating agent acting on behalf of the Trustee, by manual signature, this Class A Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Class A Certificate to be duly executed.

                                         USAA AUTO LOAN GRANTOR TRUST ______

                                         _________________, as Trustee


                                         By:________________________________
                                                 Authorized Signatory

Dated:  __________ __, ______

         This is one of the Class A Certificates referred to in the within-mentioned Agreement.

                                          __________________,
                                             as Trustee

                                         By:________________________________
                                                 Authorized Signatory



                      USAA AUTO LOAN GRANTOR TRUST ______

                ____% AUTOMOBILE LOAN PASS-THROUGH CERTIFICATES

         The Class A Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Trustee or any affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries in respect of the Receivables, all as more specifically set forth in the Agreement. The Trust will have the benefit of a Reserve Account. On the Business Day preceding each Payment Date (the "Deposit Date"), the Trustee, or the Servicer on behalf of the Trustee, shall make a withdrawal from the Reserve Account in the amount required by the Agreement, but in no event in an amount greater than the Available Reserve Amount with respect to such Payment Date.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Agreement at any time by the Seller, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Pool Balance. Any such consent by the Holder of this Class A Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class A Certificate and of any Certificate issued upon registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Class A Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances and with certain exceptions provided therein, without prior notice to or the consent of the Holders of any of the Class A Certificates. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class A Certificate is registrable in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at the office or agency maintained by the Transfer Agent and Certificate Registrar, in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Transfer Agent and Certificate Registrar duly executed by the Holder hereof, which signature to such assignment has been guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company, and thereupon one or more new Class A Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

         The Class A Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Transfer Agent and Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         In the event that the Holder of this Class A Certificate does not surrender this Class A Certificate for cancellation within six months after the date specified in the notice regarding the pendency of the final distribution described herein, the Trustee shall give a second notice with respect thereto. If within one year after such second notice this Class A Certificate shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the Holder hereof. As provided in the Agreement, any funds remaining in the Trust after exhaustion of such steps shall be distributed to the Seller, such distribution to occur not later than three years from the date of the final Payment Date.

         The Trustee, the Paying Agent and the Transfer Agent and Certificate Registrar may treat the Person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Paying Agent or the Transfer Agent and Certificate Registrar shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Agreement and the Trust created thereby with respect to the Certificateholders shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement on the Payment Date next succeeding the month which is six months after the maturity or liquidation of the last Receivable and the disposition of all property held as part of the Trust. The Servicer may, at its option, purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Class A Certificates; provided, however, that such right of purchase is exercisable only as of the last day of a month immediately preceding any Payment Date as of which the Pool Balance is equal to or less than [ ]% of the Original Pool Balance.

                                  ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
____________________________________________________________________________
____________________________________________________________________________
____________________________________________________________________________
   (Please print or typewrite name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ______________________________ Attorney to transfer said Certificate on the books of the Transfer Agent and Certificate Registrar, with full power of substitution in the premises.

Dated:
                                 ___________________________________*

                                 Signature Guaranteed:

                                 ___________________________________*



*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.

                                                                 EXHIBIT B

                          FORM OF CLASS B CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                      USAA AUTO LOAN GRANTOR TRUST ______

            ___% AUTOMOBILE LOAN PASS-THROUGH CERTIFICATE, CLASS B

         evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of simple interest motor vehicle installment loans, secured by new and used automobiles and light-duty trucks financed thereby and sold to the Trustee, as defined below, on behalf of the Trust by USAA Federal Savings Bank.

         (This Certificate is not a deposit account, does not represent an interest in or obligation of USAA Federal Savings Bank or any of its respective affiliates and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other person or governmental authority.)

NUMBER                                                          CUSIP _______
R-[     ]

                                                               $[           ]

Final Payment Date:
_____________ __, 20__

         THIS CERTIFIES THAT __________ is the registered owner of a nonassessable, fully paid, fractional undivided interest, in the amount set forth above, in the USAA Auto Loan Grantor Trust ______ (the "Trust") formed by USAA Federal Savings Bank, a federally chartered savings association (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of __ __, ______ (the "Agreement") between the Seller, acting as Seller and Servicer, and _________________, as trustee (the trustee and any successor in interest under the Agreement, the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. This Class B Certificate is one of the duly authorized Certificates designated as "___% Automobile Loan Pass-Through Certificates, Class B" (herein called the "Class B Certificates" or the "Certificates"). This Class B Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Holder of this Class B Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. The property of the Trust includes a pool of motor vehicle installment loans (the "Receivables") for the purchase of new and used automobiles and light-duty trucks financed thereby, all monies due thereunder on or after the Cut-off Date, security interests in the vehicles securing the Receivables (the "Financed Vehicles"); such amounts as from time to time may be held in the Collection Account established and maintained by the Servicer in the name of the Trustee; benefits under the Reserve Account (described below); an assignment of the rights of the Seller to receive proceeds from any claims on comprehensive and collision, credit life and credit disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be, to the extent that such insurance policies relate to the Receivables; and the rights with respect to any Financed Vehicle that has been repossessed by the Servicer, on behalf of the Trustee.

         Under the Agreement, there will be distributed on the ___th day of each month or, if such ___th day is not a Business Day, the next succeeding Business Day (each, a "Payment Date"), commencing on ____________ __, ______, to the Person in whose name this Class B Certificate is registered at the close of business on the Record Date, such Certificateholder's fractional undivided interest in the aggregate amounts allocable to interest principal that are distributable to the Class B Certificateholders on such Payment Date, all as more fully described in the Agreement.

         Distributions on this Class B Certificate will be made by the Paying Agent by check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Class B Certificate or the making of any notation hereon, except that if directed by the Seller in the case of Certificates registered in the name of a Clearing Agency, distributions will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class B Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Certificate at the office or agency maintained for that purpose by the Transfer Agent and Certificate Registrar in New York, New York.

         Reference is hereby made to the further provisions of this Class B Certificate set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

         All capitalized terms used herein and not otherwise defined shall have the meaning assigned thereto in the Agreement.

Unless the authentication hereon shall have been executed by an authorized officer of the Trustee or an authenticating agent acting on behalf of the Trustee, by manual signature, this Class B Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Class B Certificate to be duly executed.

                                           USAA AUTO LOAN GRANTOR TRUST ______

                                           _________________,
                                               as Trustee

                                           By:________________________________


Dated:  __ __, ______

         This is one of the Class B Certificates referred to in the within-mentioned Agreement.

                                           _________________,
                                               as Trustee

                                          By: _______________________________
                                                Authorized Signatory



                      USAA AUTO LOAN GRANTOR TRUST ______

                ___% AUTOMOBILE LOAN PASS-THROUGH CERTIFICATES

         The Class B Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Trustee or any affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries in respect of the Receivables, all as more specifically set forth in the Agreement. The Trust will have the benefit of a Reserve Account. On the Business Day preceding each Payment Date (the "Deposit Date"), the Trustee, or the Servicer on behalf of the Trustee, shall make a withdrawal from the Reserve Account in the amount required by the Agreement, but in no event in an amount greater than the Available Reserve Amount with respect to such Payment Date.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Agreement at any time by the Seller, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Pool Balance. Any such consent by the Holder of this Class B Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class B Certificate and of any Certificate issued upon registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Class B Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances and with certain exceptions provided therein, without prior notice to or the consent of the Holders of any of the Class B Certificates. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class B Certificate is registrable in the Certificate Register upon surrender of this Class B Certificate for registration of transfer at the office or agency maintained by the Transfer Agent and Certificate Registrar, in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Transfer Agent and Certificate Registrar duly executed by the Holder hereof, which signature to such assignment has been guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company, and thereupon one or more new Class B Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

         The Class B Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof (except for a single Certificate in a smaller minimum denomination representing any residual portion of the Pool Balance on the Cut-off Date). As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Transfer Agent and Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         In the event that the Holder of this Class B Certificate does not surrender this Class B Certificate for cancellation within six months after the date specified in the notice regarding the pendency of the final distribution described herein, the Trustee shall give a second notice with respect thereto. If within one year after such second notice this Class B Certificate shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the Holder hereof. As provided in the Agreement, any funds remaining in the Trust after exhaustion of such steps shall be distributed to the Seller, such distribution to occur not later than three years from the date of the final Payment Date.

         The Trustee, the Paying Agent and the Transfer Agent and Certificate Registrar may treat the Person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Paying Agent or the Transfer Agent and Certificate Registrar shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Agreement and the Trust created thereby with respect to the Certificateholders shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement on the Payment Date next succeeding the month which is six months after the maturity or liquidation of the last Receivable and the disposition of all property held as part of the Trust. The Servicer may, at its option, purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Class B Certificates; provided, however, that such right of purchase is exercisable only as of the last day of a month immediately preceding any Payment Date as of which the Pool Balance is equal to or less than [ ]% of the Original Pool Balance.

                                  ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
    (Please print or typewrite name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ____________________________ Attorney to transfer said Certificate on the books of the Transfer Agent and Certificate Registrar, with full power of substitution in the premises.

Dated:

                                 ___________________________________*

                                 Signature Guaranteed:

                                 ___________________________________*


                                                     Signature Guaranteed:




*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.



                                                                 EXHIBIT C-1

                             Trustee's Certificate
                           pursuant to Section 13.3
                    of the Pooling and Servicing Agreement

         _____________________________________________(the "Trustee") of the
USAA Auto Loan Grantor Trust ______ created pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ __, ______, between USAA Federal Savings Bank, as Seller (the "Seller") and Servicer, and the Trustee, does hereby sell, transfer, assign, and otherwise convey to the Seller, without recourse, representation, or warranty, all of the Trustee's right, title, and interest in and to all of the Receivables (as defined in the Pooling and Servicing Agreement) identified in the attached Servicer's Certificate as "Repurchased Receivables," which are to be repurchased by the Seller pursuant to Section 5.2 of the Pooling and Servicing Agreement and all security and documents relating thereto.

         IN WITNESS WHEREOF I have hereunto set my hand this _____ day of __________, 20__.

                                                    ________________________
                                                                 EXHIBIT C-2

                             Trustee's Certificate
                           pursuant to Section 13.3
                    of the Pooling and Servicing Agreement

         _____________________________________ (the "Trustee") of the USAA
Federal Savings Grantor Trust ______ created pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of __________ __, ______ between USAA Federal Savings Bank, as Seller and Servicer (the "Servicer"), and the Trustee, does hereby sell, transfer, assign, and otherwise convey to the Servicer, without recourse, representation, or warranty, all of the Trustee's right, title, and interest in and to all of the Receivables (as defined in the Pooling and Servicing Agreement) identified in the attached Servicer's Certificate as "Repurchased Receivables," which are to be purchased by the Servicer pursuant to Section
6.6 or 14.2 of the Pooling and Servicing Agreement, and all security and documents relating thereto.

         IN WITNESS WHEREOF I have hereunto set my hand this day ___ of ____________, 20__.

                                                    ________________________
                                                                   EXHIBIT D

                      USAA Auto Loan Grantor Trust ______
            ___% Automobile Loan Pass-Through Certificates, Class A
           ____% Automobile Loan Pass-Through Certificates, Class B

                               SERVICER'S REPORT


                                                                     EXHIBIT E

                       FORM OF CERTIFICATEHOLDER REPORT

                      USAA Auto Loan Grantor Trust ______
            ___% Automobile Loan Pass-Through Certificates, Class A
            ___% Automobile Loan Pass-Through Certificates, Class B

On ________, ____, interest earned and principal paid on the underlying assets for the month of ____________, ____ were paid to you in connection with the above referenced issue. The following information is being provided pursuant to Section 7.8 of the Pooling and Servicing Agreement, dated as of __ __, ______. This payment per $1000 of original issuance of your holdings is allocated as follows:

1)      Principal                                            ________

2)      Interest                                             ________

        Total per each individual certificate                ________

3)      Yield Supplement Amount                              ________

4)      Fees and compensation paid to Servicer               ________

               (a)   Total                                   ________

               (b)   Per individual certificate              ________

5)      The amount deposited into the

               Reserve Account                               ________

6)      Aggregate Unreimbursed Advances in
        prior month                                          ________

                    Change From prior month                  ________

                    This month                               ________

7)       (a)    Pool Balance before this payment             ________

         (b)    Pool Factor before this payment              ________

         (c)    Pool Factor after this payment               ________

8)       (a)    Available Reserve Amount                     ________

         (b)           % of Pool Balance                     ________

9)     Specified Reserve Account Balance                     ________

10)    Aggregate Realized Losses in prior month              ________


                                                                   EXHIBIT F

                      FORM OF YIELD SUPPLEMENT AGREEMENT

USAA Auto Loan Grantor Trust ______
c/o _________________, as Trustee
and as Collateral Agent

___________________________________

                                                             _______, ______

Ladies and Gentlemen:

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, we (the "Seller") hereby confirm arrangements made as of the date hereof with you (the "Trust") to be effective upon receipt by the Seller of the enclosed copy of this letter agreement (as amended, supplemented or otherwise modified and in effect from time to time, the "Yield Supplement Agreement").

         1. On or prior to the Determination Date preceding each Payment Date, the Servicer shall notify the Trust and the Seller of the Yield Supplement Amount for such Payment Date.

         2. The Seller agrees to establish a Yield Supplement Account pursuant to Article VIII of the Pooling and Servicing Agreement, dated as of _____, ______ (as amended, supplemented or otherwise modified and in effect from time to time, the "Pooling and Servicing Agreement") by and among the Seller, in its individual capacity and as a Servicer thereunder (the "Servicer") and _________________, as trustee thereunder (the "Trustee"), and the Seller hereby agrees, to make a payment of the Yield Supplement Amount to the Trustee on behalf of the Trust, or to any assignee of the Trustee on behalf of the Trust referred to in Section 8.1 hereof, prior to 11:00 A.M. on each Payment Date. If and to the extent that such amounts shall not have been paid by the Seller in full at or prior to 11:00 A.M. (New York time), then, in such event, pursuant to Section 8.2(g) of the Pooling and Servicing Agreement, the Trustee shall instruct the Collateral Agent to withdraw the amount of any such insufficiency from the Yield Supplement Account and deposit such funds to the Collection Account.

         3. All payments pursuant hereto shall be made by federal wire transfer (same day) funds or in immediately available funds, to such account as the Trustee on behalf of the Trust, may designate in writing to the Seller prior to the relevant Payment Date.

         4. Our agreements set forth in this Yield Supplement Agreement are our primary obligations and such obligations are irrevocable, absolute and unconditional, shall not be subject to any counterclaim, setoff or defense (other than full and strict compliance by us with our obligations hereunder) and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstances or condition whatsoever.

         5. This Yield Supplement Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         6. Except as otherwise provided herein, all demands, notices and communications under this Yield Supplement Agreement shall be in writing, personally delivered, sent by telecopier, sent by courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt by the Purchaser or the Seller. All notices shall be directed as set forth below, or to such other address or to the attention of such other person as the relevant party shall have designated for such purpose in a written notice.

                                    The Trust:

                                    USAA Auto Loan Grantor Trust ______
                                    c/o _________________,
                                    as Trustee


                                    __________________________________________
                                    __________________________________________
                                    Attention:     Corporate Trust Department
                                    Telecopy:      (  )


                                    The Seller:

                                    USAA Federal Savings Bank
                                    10750 McDermott Freeway ________________
                                    San Antonio, TX 78288 __________________
                                    Attention:
                                    Telecopy:        (  )

         7. This Yield Supplement Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, all of which shall be deemed to be one and the same document.

         8. Capitalized terms used herein but not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement.


               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

         If the foregoing satisfactorily sets forth the terms and conditions of our agreement, please indicate your acceptance thereof by signing in the space provided below and returning to us the enclosed duplicate original of this letter.

                                    Very truly yours,

                                             USAA FEDERAL SAVINGS BANK


                                             By: ______________________
                                                 Name:
                                                 Title:

Agreed and accepted as of
the date first above written:

_________________, as
Trustee and as Collateral Agent

By: ___________________________
     Authorized Signatory

                                                                   Exhibit 4.2




===============================================================================



                                   INDENTURE

                                    between

                         USAA AUTO OWNER TRUST ______,
                                   as Issuer

                                      and

                            ---------------------,
                             as Indenture Trustee

                         Dated as of _________________

===============================================================================





                               Table of Contents

                                                                           Page

                                   ARTICLE I

               DEFINITIONS, USAGE AND INCORPORATION BY REFERENCE

SECTION 1.1  Definitions and Usage.                                           2
SECTION 1.2  Incorporation by Reference of Trust Indenture Act.               2

                         ARTICLE II

                          THE NOTES

SECTION 2.1  Form.                                                            2
SECTION 2.2  Execution, Authentication and Delivery.                          3
SECTION 2.3  Temporary Notes.                                                 3
SECTION 2.4  Tax Treatment.                                                   4
SECTION 2.5  Registration; Registration of Transfer and Exchange.             4
SECTION 2.6  Mutilated, Destroyed, Lost or Stolen Notes.                      5
SECTION 2.7  Persons Deemed Owners.                                           6
SECTION 2.8  Payment of Principal and Interest; Defaulted Interest.           6
SECTION 2.9  Cancellation.                                                    7
SECTION 2.10 Release of Collateral.                                           8
SECTION 2.11 Book-Entry Notes.                                                8
SECTION 2.12 Notices to Clearing Agency.                                      9
SECTION 2.13 Definitive Notes.                                                9
SECTION 2.14 Authenticating Agents.                                           9

                         ARTICLE III

                          COVENANTS

SECTION 3.1  Payment of Principal and Interest.                              10
SECTION 3.2  Maintenance of Office or Agency.                                10
SECTION 3.3  Money for Payments To Be Held in Trust.                         11
SECTION 3.4  Existence.                                                      12
SECTION 3.5  Protection of Indenture Trust Estate.                           12
SECTION 3.6  Opinions as to Indenture Trust Estate.                          13
SECTION 3.7  Performance of Obligations; Servicing of Receivables.           13
SECTION 3.8  Negative Covenants.                                             15
SECTION 3.9  Annual Statement as to Compliance.                              16
SECTION 3.10 Issuer May Consolidate, etc., Only on Certain Terms.            16
SECTION 3.11 Successor or Transferee.                                        18
SECTION 3.12 No Other Business.                                              18
SECTION 3.13 No Borrowing.                                                   18
SECTION 3.14 Servicer's Obligations.                                         18
SECTION 3.15 Guarantees, Loans, Advances and Other Liabilities.              18
SECTION 3.16 Capital Expenditures.                                           19
SECTION 3.17 Further Instruments and Acts.                                   19
SECTION 3.18 Restricted Payments.                                            19
SECTION 3.19 Notice of Events of Default.                                    19
SECTION 3.20 Removal of Administrator.                                       19

                         ARTICLE IV

                 SATISFACTION AND DISCHARGE

SECTION 4.1  Satisfaction and Discharge of Indenture.                        19
SECTION 4.2  Application of Trust Money.                                     21
SECTION 4.3  Repayment of Monies Held by Note Paying Agent.                  21

                          ARTICLE V

                          REMEDIES

SECTION 5.1  Events of Default.                                              21
SECTION 5.2  Acceleration of Maturity; Rescission and Annulment.             22
SECTION 5.3  Collection of Indebtedness and Suits for Enforcement
             by Indenture Trustee.                                           23
SECTION 5.4  Remedies; Priorities.                                           25
SECTION 5.5  Optional Preservation of the Receivables.                       28
SECTION 5.6  Limitation of Suits.                                            28
SECTION 5.7  Unconditional Rights of Noteholders To Receive Principal
             and Interest.                                                   29
SECTION 5.8  Restoration of Rights and Remedies.                             29
SECTION 5.9  Rights and Remedies Cumulative.                                 29
SECTION 5.10 Delay or Omission Not a Waiver.                                 29
SECTION 5.11 Control by Noteholders.                                         29
SECTION 5.12 Waiver of Past Defaults.                                        30
SECTION 5.13 Undertaking for Costs.                                          30
SECTION 5.14 Waiver of Stay or Extension Laws.                               31
SECTION 5.15 Action on Notes.                                                31
SECTION 5.16 Performance and Enforcement of Certain Obligations.             31

                         ARTICLE VI

                    THE INDENTURE TRUSTEE

SECTION 6.1  Duties of Indenture Trustee.                                    32
SECTION 6.2  Rights of Indenture Trustee.                                    33
SECTION 6.3  Individual Rights of Indenture Trustee.                         34
SECTION 6.4  Indenture Trustee's Disclaimer.                                 35
SECTION 6.5  Notice of Defaults; Insolvency or Dissolution of
             Depositor or the Seller.                                        35
SECTION 6.6  Reports by Indenture Trustee to Noteholders.                    35
SECTION 6.7  Compensation and Indemnity.                                     35
SECTION 6.8  Replacement of Indenture Trustee.                               36
SECTION 6.9  Successor Indenture Trustee by Merger.                          37
SECTION 6.10 Appointment of Co-Indenture Trustee or Separate Indenture
             Trustee.                                                        37
SECTION 6.11 Eligibility; Disqualification.                                  38
SECTION 6.12 Preferential Collection of Claims Against Issuer.               38

                         ARTICLE VII

               NOTEHOLDERS' LISTS AND REPORTS

SECTION 7.1  Issuer To Furnish Indenture Trustee Names and Addresses
             of Noteholders.                                                 39
SECTION 7.2  Preservation of Information; Communications to
             Noteholders.                                                    39
SECTION 7.3  Reports by Issuer.                                              39
SECTION 7.4  Reports by Indenture Trustee.                                   40

                        ARTICLE VIII

            ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.1  Collection of Money.                                            40
SECTION 8.2  Trust Accounts.                                                 41
SECTION 8.3  General Provisions Regarding Accounts.                          42
SECTION 8.4  Release of Indenture Trust Estate.                              43
SECTION 8.5  Opinion of Counsel.                                             44

                         ARTICLE IX

                   SUPPLEMENTAL INDENTURES

SECTION 9.1  Supplemental Indentures Without Consent of Noteholders.         44
SECTION 9.2  Supplemental Indentures with Consent of Noteholders.            46
SECTION 9.3  Execution of Supplemental Indentures.                           47
SECTION 9.4  Effect of Supplemental Indenture.                               48
SECTION 9.5  Conformity with Trust Indenture Act.                            48
SECTION 9.6  Reference in Notes to Supplemental Indentures.                  48

                          ARTICLE X

                         PREPAYMENT

SECTION 10.1 Prepayment.                                                     48
SECTION 10.2 Form of Prepayment Notice.                                      48
SECTION 10.3 Notes Payable on Prepayment Date.                               49

                         ARTICLE XI

                        MISCELLANEOUS

SECTION 11.1  Compliance Certificates and Opinions, etc.                     49
SECTION 11.2  Form of Documents Delivered to Indenture Trustee.              51
SECTION 11.3  Acts of Noteholders.                                           52
SECTION 11.4  Notices, etc., to Indenture Trustee, Issuer and
              Rating Agencies.                                               52
SECTION 11.5  Notices to Noteholders; Waiver.                                53
SECTION 11.6  Alternate Payment and Notice Provisions.                       54
SECTION 11.7  Conflict with Trust Indenture Act.                             54
SECTION 11.8  Effect of Headings and Table of Contents.                      54
SECTION 11.9  Successors and Assigns.                                        54
SECTION 11.10 Separability.                                                  54
SECTION 11.11 Benefits of Indenture.                                         54
SECTION 11.12 Legal Holidays.                                                54
SECTION 11.13 Governing Law.                                                 55
SECTION 11.14 Counterparts.                                                  55
SECTION 11.15 Recording of Indenture.                                        55
SECTION 11.16 Trust Obligation.                                              55
SECTION 11.17 No Petition.                                                   55
SECTION 11.18 Inspection.                                                    55

EXHIBIT A-1    [FORM OF CLASS A-1 NOTE].................................. A-1-1
EXHIBIT A-2    [FORM OF CLASS A-2 NOTE].................................. A-2-1
EXHIBIT A-3    [FORM OF CLASS A-3 NOTE].................................. A-3-1
SCHEDULE A     Schedule of Receivables.....................................SA-1
APPENDIX A     Definitions and Usage.......................................AA-1



         INDENTURE, dated as of _________________, (as from time to time amended, supplemented or otherwise modified and in effect, this "Indenture") between USAA AUTO OWNER TRUST ______, a Delaware business trust, as Issuer, and _____________________, a ________, as trustee and not in its individual capacity (in such capacity, the "Indenture Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Issuer's Class A-1 [_____%] [Floating Rate] Asset Backed Notes (the "Class A-1 Notes"), Class A-2 [_____%] [Floating Rate] Asset Backed Notes (the "Class A-2 Notes") and Class A-3 [_____%] [Floating Rate] Asset Backed Notes (the "Class A-3 Notes") and, together with the Class A-1 Notes and the Class A-2 Notes, the "Notes"):

                                GRANTING CLAUSE

         The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Noteholders, all of the Issuer's right, title and interest in, to and under, whether now owned or existing or hereafter acquired or arising, (a) the Receivables; (b) monies due or received thereunder on or after the Cut-Off Date; (c) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Issuer in the Financed Vehicles; (d) rights to receive proceeds with respect to the Receivables from claims on any physical damage, credit life, credit disability, or other insurance policies covering Financed Vehicles or Obligors; (e) all of the rights to the Receivable Files; (f) the Trust Accounts and all amounts, securities, investments and other property deposited in or credited to any of the foregoing, all securities entitlements related to the foregoing and all proceeds thereof; (g) the Sale and Servicing Agreement; (h) payments and proceeds with respect to the Receivables held by the Servicer; (i) all property (including the right to receive Liquidation Proceeds) securing a Receivable (other than a Receivable purchased by the Servicer or repurchased by the Seller); (j) rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cut-Off Date; and (k) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

         The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

         The Indenture Trustee, as Indenture Trustee on behalf of the Noteholders, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Noteholders may be adequately and effectively protected.

                                  ARTICLE I

               DEFINITIONS, USAGE AND INCORPORATION BY REFERENCE

          SECTION 1.1 Definitions and Usage. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.

          SECTION 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" shall mean the Notes.

          "indenture security holder" shall mean a Noteholder.

          "indenture to be qualified" shall mean this Indenture.

          "indenture trustee" or "institutional trustee" shall mean the Indenture
Trustee.

          "obligor" on the indenture securities shall mean the Issuer and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

                                  ARTICLE II

                                   THE NOTES

          SECTION 2.1 Form. (a) The Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, together with the Indenture Trustee's certificates of authentication, shall be in substantially the form set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

         (b) The definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

         (c) Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3 are part of the terms of this Indenture and are incorporated herein by reference.

          SECTION 2.2 Execution, Authentication and Delivery. (a) The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

         (b) Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         (c) The Indenture Trustee shall, upon Issuer Order, authenticate and deliver the Notes for original issue in the Classes and initial aggregate principal amounts as set in the table below.

                                                             Initial Aggregate
Class                                                        Principal Amount
-----                                                        ----------------
Class A-1 Notes                                              $
Class A-2 Notes                                              $
Class A-3 Notes                                              $


         The aggregate principal amount of Class A-1 Notes, Class A-2 Notes and Class A-3 Notes, Outstanding at any time may not exceed those respective amounts except as provided in Section 2.6.

         (d) The Class A-1, Class A-2 and Class A-3 Notes shall be issuable as Book-Entry Notes in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof.

         (e) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

          SECTION 2.3 Temporary Notes. (a) Pending the preparation of definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing the temporary Notes may determine, as evidenced by their execution of such temporary Notes.

         If temporary Notes are issued, the Issuer shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 2.4 Tax Treatment. The Issuer has entered into this Indenture, and the Notes shall be issued, with the intention that, for federal, State and local income and franchise tax purposes, the Notes shall qualify as indebtedness of the Issuer secured by the Indenture Trust Estate. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, State and local income and franchise tax purposes as indebtedness of the Issuer.

          SECTION 2.5  Registration; Registration of Transfer and
Exchange. (a) The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee initially shall be the "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar. If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, (i) the Issuer shall give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, (ii) the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and
(iii) the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

         (b) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, if the requirements of Section 8-401(1) of the UCC are met, an Authorized Officer of the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denomination, of a like aggregate principal amount.

         (c) At the option of the Noteholder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401(1) of the UCC are met, the Issuer shall execute, the Indenture Trustee shall authenticate, and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making such exchange is entitled to receive.

         (d) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

         (e) Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder thereof or such Noteholder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar and (ii) accompanied by such other documents or evidence as the Indenture Trustee may require.

         (f) No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or 9.6 not involving any transfer.

         (g) The preceding provisions of this Section 2.5 notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of fifteen (15) days preceding the Payment Date for any payment with respect to such Note.

          SECTION 2.6  Mutilated, Destroyed, Lost or Stolen Notes. (a) If
(i) any mutilated Note is surrendered to the Indenture Trustee or the Note Registrar, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, as defined in Section 8-303 of the UCC, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon Issuer Request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Prepayment Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

         (b) Upon the issuance of any replacement Note under this Section 2.6, the Issuer may require the payment by the Noteholder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

         (c) Every replacement Note issued pursuant to this Section 2.6 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         (d) The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 2.7 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

          SECTION 2.8  Payment of Principal and Interest; Defaulted
Interest. (a) The Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes shall accrue interest at the Class A-1 Rate, the Class A-2 Rate and the Class A-3 Rate, respectively, as set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3, respectively, and such interest shall be due and payable on each Payment Date as specified therein, subject to Section 3.1. Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date either by wire transfer in immediately available funds, to the account of such Noteholder at a bank or other entity having appropriate facilities therefor, if such Noteholder shall have provided to the Note Registrar appropriate written instructions at least five (5) Business Days prior to such Payment Date and such Noteholder's Notes in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed first-class postage prepaid to such Person's address as it appears on the Note Register on such Record Date; provided that, unless Definitive Notes have been issued to Note Owners pursuant to Section 2.13, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee, and except for the final installment of principal payable with respect to such Note on a Payment Date, Prepayment Date or the applicable Final Scheduled Payment Date, which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

         (b) The principal of each Note shall be payable in installments on each Payment Date as provided in the forms of Notes set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3 hereto. Notwithstanding the foregoing, the entire unpaid principal amount of each Class of Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note shall be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Payment Date and shall specify that such final installment shall be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemption of Notes shall be mailed to Noteholders as provided in Section 10.2.

         (c) If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Note Interest Rate on the Payment Date following such default. The Issuer shall pay such defaulted interest to the Persons who are Noteholders on the Record Date for such following Payment Date.

          SECTION 2.9 Cancellation. All Notes surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.9, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it and so long as such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

          SECTION 2.10 Release of Collateral. Subject to Section 11.1 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates. If the Commission shall issue an exemptive order under TIA Section 304(d) modifying the Issuer's obligations under TIA Sections 314(c) and 314(d)(1), subject to Section 11.1 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture in accordance with the conditions and procedures set forth in such exemptive order.

          SECTION 2.11 Book-Entry Notes. The Notes, upon original issuance, shall be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner thereof shall receive a Definitive Note (as defined below) representing such Note Owner's interest in such Note, except as provided in Section 2.13. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to such Note Owners pursuant to Section 2.13:

                  (i) the provisions of this Section 2.11 shall be in full force and effect;

                  (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Book-Entry Notes and the giving of instructions or directions hereunder) as the sole Noteholder, and shall have no obligation to the Note Owners;

                  (iii) to the extent that the provisions of this Section 2.11 conflict with any other provisions of this Indenture, the provisions of this Section 2.11 shall control;

                  (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Security Depository Agreement. Unless and until Definitive Notes are issued to Note Owners pursuant to Section 2.13, the initial Clearing Agency shall make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Book-Entry Notes to such Clearing Agency Participants; and

                  (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders of Notes evidencing a specified percentage of the principal amount of the Notes Outstanding (or any Class thereof) the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest of the Notes Outstanding (or Class thereof) and has delivered such instructions to the Indenture Trustee.

          SECTION 2.12 Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders of Book-Entry Notes is required under this Indenture, unless and until Definitive Notes shall have been issued to the Note Owners pursuant to Section 2.13, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders of Book-Entry Notes to the Clearing Agency, and shall have no obligation to such Note Owners.

          SECTION 2.13  Definitive Notes. With respect to any Class or
Classes of Book-Entry Notes, if (i) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to such Class of Book-Entry Notes and the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or an Event of Servicing Termination, Note Owners of such Class of Book- Entry Notes evidencing beneficial interests aggregating not less than a majority of the principal amount of such Class advise the Indenture Trustee and the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Class of Note Owners, then the Clearing Agency shall notify all Note Owners of such Class and the Indenture Trustee of the occurrence of such event and of the availability of Definitive Notes to the Note Owners of the applicable Class requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes to Note Owners, the Indenture Trustee shall recognize the holders of such Definitive Notes as Noteholders.

          SECTION 2.14 Authenticating Agents. (a) The Indenture Trustee may appoint one or more Persons (each, an "Authenticating Agent") with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.2, 2.3, 2.5, 2.6 and 9.6, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section
2.14 shall be deemed to be the authentication of Notes "by the Indenture
Trustee."

         (b) Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

         (c) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Owner Trustee. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Owner Trustee. Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee may appoint a successor Authenticating Agent and shall give written notice of any such appointment to the Owner Trustee.

         (d) The Administrator agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services. The provisions of Sections 2.9 and 6.4 shall be applicable to any Authenticating Agent.

                                 ARTICLE III

                                  COVENANTS

          SECTION 3.1 Payment of Principal and Interest. The Issuer shall duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing on each Payment Date the Issuer shall cause to be paid pursuant to Section 8.2(c) all amounts on deposit in the Collection Account and the Principal Distribution Account with respect to the Collection Period preceding such Payment Date and deposited therein pursuant to the Sale and Servicing Agreement. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

          SECTION 3.2 Maintenance of Office or Agency. The Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If, at any time, the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

          SECTION 3.3 Money for Payments To Be Held in Trust. (a) As provided in Sections 8.2 and 5.4(b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Trust Accounts shall be made on behalf of the Issuer by the Indenture Trustee or by another Note Paying Agent, and no amounts so withdrawn from the Trust Accounts for payments of Notes shall be paid over to the Issuer, except as provided in this Section 3.3.

         (b) On or before the Business Day preceding each Payment Date and Prepayment Date, the Issuer shall deposit or cause to be deposited in the Collection Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Note Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

         (c) The Issuer shall cause each Note Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Note Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Note Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.3, that such Note Paying Agent shall:

                    (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                    (ii) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

                    (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Note Paying Agent;

                    (iv) immediately resign as a Note Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Note Paying Agent at the time of its appointment; and

                    (v) comply with all requirements of the Code and any State or local tax law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

         (d) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Note Paying Agent to pay to the Indenture Trustee all sums held in trust by such Note Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Note Paying Agent; and upon such payment by any Note Paying Agent to the Indenture Trustee, such Note Paying Agent shall be released from all further liability with respect to such money.

         (e) Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Note Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two (2) years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Noteholder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Note Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Note Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Note Paying Agent, at the last address of record for each such Noteholder).

          SECTION 3.4 Existence. The Issuer shall keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Indenture Trust Estate.

          SECTION 3.5 Protection of Indenture Trust Estate. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:

                    (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

                    (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                    (iii) enforce any of the Collateral; or

                    (iv) preserve and defend title to the Indenture Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Indenture Trust Estate against the claims of all Persons.

         The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.5 that has been prepared by the Servicer and delivered to the Indenture Trustee for execution; provided, however, that the Indenture Trustee shall be under no obligation to file any such financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.5.

          SECTION 3.6 Opinions as to Indenture Trust Estate. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

         (b) On or before April 30 in each calendar year, beginning in _______, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, rerecording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements and any other action that may be required by law as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that shall, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until April 30 in the following calendar year.

          SECTION 3.7  Performance of Obligations; Servicing of
Receivables. (a) The Issuer shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Indenture Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture and the other Basic Documents.

         (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

         (c) The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and in the instruments and agreements included in the Indenture Trust Estate, including, but not limited to, filing or causing to be filed all financing statements and continuation statements required to be filed under the UCC by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee and the Noteholders of Notes evidencing not less than a majority of the principal amount of each Class of Notes then Outstanding, voting separately.

         (d) If the Issuer shall have knowledge of the occurrence of an Event of Servicing Termination under the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies thereof and shall specify in such notice the action, if any, the Issuer is taking in respect of such default. If an Event of Servicing Termination shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.

         (e) As promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers pursuant to Section 7.1 of the Sale and Servicing Agreement or the Servicer's resignation in accordance with the terms of the Sale and Servicing Agreement, the Issuer shall appoint a Successor Servicer meeting the requirements of the Sale and Servicing Agreement, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. If the Indenture Trustee shall be legally unable to act as Successor Servicer, it may appoint, or petition a court of competent jurisdiction to appoint, a Successor Servicer. The Indenture Trustee may resign as the Servicer by giving written notice of such resignation to the Issuer and in such event shall be released from such duties and obligations, such release not to be effective until the date a new servicer enters into a servicing agreement with the Issuer as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Servicer under the Sale and Servicing Agreement. Any Successor Servicer (other than the Indenture Trustee) shall (i) be an established institution having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automotive receivables and whose appointment as Successor Servicer satisfies the Rating Agency Condition and (ii) enter into a servicing agreement with the Issuer having substantially the same provisions as the provisions of the Sale and Servicing Agreement applicable to the Servicer. If, within thirty (30) days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new servicer, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Sale and Servicing Agreement, and, in accordance with Section 7.2 of the Sale and Servicing Agreement, the Issuer shall enter into an agreement with such successor for the servicing of the Receivables (such agreement to be in form and substance satisfactory to the Indenture Trustee). Notwithstanding anything herein or in the Sale and Servicing Agreement to the contrary, in no event shall the Indenture Trustee be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer under the Basic Documents and the transactions set forth or provided for therein. If the Indenture Trustee shall succeed to the Servicer's duties as servicer of the Receivables as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as the successor to the Servicer and the servicing of the Receivables. In case the Indenture Trustee shall become successor to the Servicer under the Sale and Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Servicer any one of its Affiliates; provided that the Indenture Trustee, in its capacity as the Servicer, shall be fully liable for the actions and omissions of such Affiliate in such capacity as Successor Servicer.

         (f) Upon any termination of the Servicer's rights and powers pursuant to the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee. As soon as a Successor Servicer is appointed by the Issuer, the Issuer shall notify the Indenture Trustee of such appointment, specifying in such notice the name and address of such Successor Servicer.

         (g) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer hereby agrees that it shall not, without the prior written consent of the Indenture Trustee or the Noteholders of Notes evidencing not less than a majority in principal amount of the Notes Outstanding, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Sale and Servicing Agreement or the other Basic Documents).

          SECTION 3.8 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

                  (i) except as expressly permitted by this Indenture, the Trust Agreement or the Sale and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Indenture Trust Estate, unless directed to do so by the Indenture Trustee;

                  (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon the Trust or the Indenture Trust Estate;

                  (iii)  dissolve or liquidate in whole or in part; or

                  (iv) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the assets of the Issuer, including those included in the Indenture Trust Estate, or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related Obligor) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Indenture Trust Estate.

          SECTION 3.9 Annual Statement as to Compliance. The Issuer shall deliver to the Indenture Trustee, within 120 days after the end of each calendar year, an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

                  (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

                  (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied in all material respects with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in any material respect in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

          SECTION 3.10 Issuer May Consolidate, etc., Only on Certain Terms. (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

                  (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

                  (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

                  (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                  (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         (b) Other than as specifically contemplated by the Basic Documents, the Issuer shall not convey or transfer any of its properties or assets, including those included in the Indenture Trust Estate, to any Person, unless:

                  (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Noteholders, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes, and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings, if any, with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

                  (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

                  (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                  (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

          SECTION 3.11  Successor or Transferee. (a) Upon any
consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

         (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), the Issuer shall be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that the Issuer is to be so released.

          SECTION 3.12 No Other Business. The Issuer shall not engage in any business other than financing, acquiring, owning and pledging the Receivables in the manner contemplated by this Indenture and the Basic Documents and activities incidental thereto.

          SECTION 3.13 No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes and the Certificates.

          SECTION 3.14 Servicer's Obligations. The Issuer shall cause the Servicer to comply with the Sale and Servicing Agreement, including Sections 3.9, 3.10, 3.11, 3.12, 3.13 and 4.9 and Article VI thereof.

          SECTION 3.15 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture and the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

          SECTION 3.16 Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

          SECTION 3.17 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 3.18 Restricted Payments. The Issuer shall not, directly or indirectly, (i) make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer or the Administrator, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) payments to the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under, this Indenture and the other Basic Documents and (y) payments to the Indenture Trustee pursuant to
Section 2(a)(ii) of the Administration Agreement. The Issuer shall not, directly or indirectly, make payments to or distributions from the Collection Account or the Principal Distribution Account except in accordance with this Indenture and the other Basic Documents.

          SECTION 3.19 Notice of Events of Default. The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and of each default on the part of any party to the Sale and Servicing Agreement with respect to any of the provisions thereof.

          SECTION 3.20 Removal of Administrator. For so long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection therewith.

                                  ARTICLE IV

                          SATISFACTION AND DISCHARGE

          SECTION 4.1  Satisfaction and Discharge of Indenture. This
Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12 and 3.13, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under
Section 4.3), and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

                  (A)  either

                           (1) all Notes theretofore authenticated and
                  delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.6 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or

                           (2) all Notes not theretofore delivered to the
                  Indenture Trustee for cancellation have become due and payable and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient without reinvestment to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable Final Scheduled Payment Date or Prepayment Date (if Notes shall have been called for prepayment pursuant to Section 10.1), as the case may be, and all fees due and payable to the Indenture Trustee;

                  (B) the Issuer has paid or caused to be paid all other sums payable hereunder and under any of the other Basic Documents by the Issuer;

                  (C) the Issuer has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and, subject to Section 11.2, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

                  (D) the Issuer has delivered to the Indenture Trustee an Opinion of Counsel to the effect that the satisfaction and discharge of the Notes pursuant to this Section 4.1 will not cause any Noteholder to be treated as having sold or exchanged any of its Notes for purposes of Section 1001 of the Code.

         Upon the satisfaction and discharge of the Indenture pursuant to this
Section 4.1, at the request of the Owner Trustee, the Indenture Trustee shall deliver to the Owner Trustee a certificate of a Trustee Officer stating that all Noteholders have been paid in full and stating whether, to the best knowledge of such Trustee Officer, any claims remain against the Issuer in respect of the Indenture and the Notes.

          SECTION 4.2 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Note Paying Agent, as the Indenture Trustee may determine, to the Noteholders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest, but such monies need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

          SECTION 4.3 Repayment of Monies Held by Note Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Note Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Note Paying Agent shall be released from all further liability with respect to such monies.

                                  ARTICLE V

                                   REMEDIES

          SECTION 5.1 Events of Default. "Event of Default," wherever used herein, means the occurrence of any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) default in the payment of any interest on any Note when the same becomes due and payable on a Payment Date, and such default shall continue for a period of five (5) days or more; or

                  (ii) default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; or

                  (iii) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section 5.1 specifically dealt with) that materially and adversely affects the Noteholders and such default shall continue for a period of sixty (60) days, after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the principal amount of the Notes, a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Indenture Trust Estate in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

                  (v) the commencement by the Issuer of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

The Issuer shall deliver to the Indenture Trustee, within five (5) days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) above, its status and what action the Issuer is taking or proposes to take with respect thereto.

          SECTION 5.2  Acceleration of Maturity; Rescission and
Annulment. (a) If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the holders of Notes evidencing not less than a majority of the principal amount of the Notes may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

         (b) At any time after a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee as hereinafter provided in this Article V, the holders of Notes evidencing not less than a majority of the principal amount of the Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

                  (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                           (A) all payments of principal of and interest on
                  all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

                           (B) all sums paid or advanced by the Indenture
                  Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

                  (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12. No such rescission shall affect any subsequent default or impair any right consequent thereto.

          SECTION 5.3  Collection of Indebtedness and Suits for
Enforcement by Indenture Trustee. (a) The Issuer covenants that if (i) there is an Event of Default relating to the nonpayment of any interest on any Note when the same becomes due and payable, and such Event of Default continues for a period of five (5) days, or (ii) there is an Event of Default relating to the nonpayment in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer shall, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Noteholders, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest at the applicable Note Interest Rate borne by the Notes and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents, attorneys and counsel.

         (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

         (c) If an Event of Default occurs and is continuing, the Indenture Trustee, as more particularly provided in Section 5.4, in its discretion, may proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

         (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Indenture Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

                  (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances and disbursements made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

                  (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                  (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to pay all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

                  (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances and disbursements made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith, and any other amounts due the Indenture Trustee pursuant to Section 6.7.

         (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, shall be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

         (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

          SECTION 5.4 Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee may, or at the direction of Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes shall, do one or more of the following (subject to Section 5.5):

                  (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

                  (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Indenture Trust Estate;

                  (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

                  (iv) sell the Indenture Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, the Indenture Trustee may not sell or otherwise liquidate the Indenture Trust Estate unless:

                           (A) ______ the holders of Notes evidencing 100% of
                  the principal amount of the Notes (excluding Notes held by the Seller, the Servicer or any of their Affiliates) consent thereto; or

                           (B) the proceeds of such sale or  liquidation  are
                  sufficient to pay in full the principal of and the accrued interest on the Outstanding Notes; or

                           (C) if the Event of Default is of the type
                  described  in Section  5.1(i) or (ii), the Indenture Trustee-

                                    (1) _____ determines (but shall have no
                           obligation to make such determination) that the Indenture Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable; and

                                    (2) the  Indenture  Trustee  obtains the
                           consent of holders of Notes evidencing not less than 66 2/3% of the principal amount of the Notes; or

                           (D) ______ with respect to an Event of Default
                  described in Section 5.1(iii):

                                    (1) the holders of all Outstanding Notes
                           and the Certificateholders of all outstanding Certificates consent thereto; or

                                    (2) _____ the proceeds of such sale or
                           liquidation are sufficient to pay in full the principal of and accrued interest on the Outstanding Notes and outstanding Certificates.

         In determining such sufficiency or insufficiency with respect to clauses (C)(1) and (D)(2) above, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Trust Estate for such purpose.

         (b) Notwithstanding the provisions of Section 8.2, if the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

                  (i) first, to the Indenture Trustee for amounts due under
         Section 6.7;

                  (ii) second, to the Servicer for due and unpaid Servicing
         Fees;

                  (iii) third, if an Event of Default specified in Section 5.1(i), (ii), (iv) or (v) has occurred, in the following order:

                           (A) ______ first, to Noteholders for amounts
                  due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes (including interest at the applicable Note Interest Rate on any overdue interest, to the extent lawful); and

                           (B) ______ second, to the Certificate Distribution
                  Account, the sum of (x) accrued and unpaid interest on the Class B Certificates (together with interest at the Class B Rate on any overdue interest, to the extent lawful) and
                  (y) the outstanding Certificate Balance;

                  (iv) fourth, if the only Event of Default that has occurred is the Event of Default specified in Section 5.1(iii), in the following order:

                           (A) ______ to the Class A Noteholders, accrued
                  and unpaid interest on the Class A Notes (together with interest on overdue interest at the applicable Note Interest Rate, to the extent lawful) provided that if there are not sufficient funds available to pay the entire amount of such interest, the amounts available shall be applied to the payment of such interest on the Class A Notes on a pro rata basis;

                           (B) ______ to the Certificate Distribution Account,
                  accrued and unpaid interest on the Class B Certificates (together with interest at the Class B Rate on any overdue interest, to the extent lawful);

                           (C) ______ to the Class A Noteholders on a pro rata
                  basis in reduction of principal until the principal amount of all Class A Notes has been reduced to zero;

                           (D) ______ to the Certificate Distribution Account
                  for distribution to Class B Certificateholders in reduction of the Certificate Balance until the Certificate Balance is reduced to zero.

                  (v) fifth, to the Seller, any money or property remaining after payment in full of the amounts described in clauses (i)-(iv) of this Section 5.4(b).

The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.4. At least fifteen (15) days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states the record date, the payment date and the amount to be paid.

         (c) Upon a sale or other liquidation of the Receivables in the manner set forth in Section 5.4(a), the Indenture Trustee shall provide reasonable prior notice of such sale or liquidation to each Noteholder and Certificateholder. A Noteholder or Certificateholder may submit a bid with respect to such sale.

          SECTION 5.5  Optional Preservation of the Receivables. If the
Notes have been declared to be due and payable under Section 5.2 following an Event of Default, and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Indenture Trust Estate and apply proceeds as if there had been no declaration of acceleration; provided, however, that funds on deposit in the Collection Account at the time the Indenture Trustee makes such election or deposited therein during the Collection Period in which such election is made (including funds, if any, deposited therein from the Reserve Account) shall be applied in accordance with such declaration of acceleration in the manner specified in Section 4.6(c) of the Sale and Servicing Agreement. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Indenture Trust Estate. In determining whether to maintain possession of the Indenture Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Trust Estate for such purpose.

          SECTION 5.6 Limitation of Suits. No Noteholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

         (a) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

         (b) the holders of Notes evidencing not less than 25% of the principal amount of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

         (c) such Noteholder or Noteholders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

         (d) the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

         (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty-day period by the Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes.

         It is understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided.

         In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each evidencing less than a majority of the principal amount of the Notes, the Indenture Trustee shall act at the direction of the group of Noteholders representing the greater principal amount of the Notes. If the Indenture Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Noteholders representing an equal principal amount of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

          SECTION 5.7 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, any Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on its Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of prepayment pursuant to Article X, on or after the Prepayment Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

          SECTION 5.8  Restoration of Rights and Remedies. If the
Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

          SECTION 5.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or any acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

          SECTION 5.11 Control by Noteholders. The Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding shall have the right, subject to Section 6.2(f), to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

         (a) such direction shall not be in conflict with any rule of law or with this Indenture;

         (b) subject to the express terms of Section 5.4, any direction to the Indenture Trustee to sell or liquidate the Indenture Trust Estate shall be by holders of Notes evidencing not less than 100% of the principal amount of the Notes Outstanding;

         (c) if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Indenture Trust Estate pursuant to such Section 5.5, then any direction to the Indenture Trustee by Noteholders of Notes evidencing less than 100% of the principal amount of the Notes Outstanding to sell or liquidate the Indenture Trust Estate shall be of no force and effect; and

         (d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section 5.11, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in costs or expenses for which it would not be adequately indemnified or expose it to personal liability or might materially adversely affect or unduly prejudice the rights of any Noteholders not consenting to such action.

          SECTION 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the holders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding may waive any past Default or Event of Default and its consequences except a Default (a) in the payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof that cannot be amended, supplemented or modified without the consent of each Noteholder. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

         Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

          SECTION 5.13  Undertaking for Costs. All parties to this
Indenture agree, and each Noteholder by such Noteholder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder or group of Noteholders, in each case holding in the aggregate more than 10% of the principal amount of the Notes Outstanding or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

          SECTION 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 5.15 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Indenture Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b).

          SECTION 5.16  Performance and Enforcement of Certain
Obligations. (a) Promptly following a request from the Indenture Trustee to do so, and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement, to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale and Servicing Agreement.

         (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone, confirmed in writing promptly thereafter) of the Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, the Servicer or USAA FSB, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension, or waiver under the Sale and Servicing Agreement and any right of the Issuer to take such action shall be suspended.

                                  ARTICLE VI

                             THE INDENTURE TRUSTEE

          SECTION 6.1 Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                  (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and, if required by the terms of this Indenture, conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i)  this paragraph does not limit the effect of paragraph
         (b) of this Section 6.1;

                  (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Trustee Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11; and

                  (iv) the Indenture Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate other than from funds available in the Collection Account, (D) except as otherwise set forth in Section 6.1(b)(ii), to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Indenture Trustee pursuant to this Indenture believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties.

         (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

         (e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

         (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Indenture except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of the Servicer in accordance with the terms of this Indenture.

         (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.1 and to the provisions of the TIA.

         (h) The Indenture Trustee shall not be charged with knowledge of any Event of Default unless either (1) a Trustee Officer shall have actual knowledge of such Event of Default or (2) written notice of such Event of Default shall have been given to the Indenture Trustee in accordance with the provisions of this Indenture.

          SECTION 6.2  Rights of Indenture Trustee. (a) The Indenture
Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matters stated in any such document.

         (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

         (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

         (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that such action or omission by the Indenture Trustee does not constitute willful misconduct, negligence or bad faith.

         (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto or to honor the request or direction of any of the Noteholders pursuant to this Indenture unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the reasonable costs, expenses, disbursements, advances and liabilities which might be incurred by it, its agents and its counsel in compliance with such request or direction.

         (g) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request.

         (h) The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

         (i) The Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder.

          SECTION 6.3 Individual Rights of Indenture Trustee. The Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Note Paying Agent, Note Registrar, co-registrar or co-paying agent hereunder may do the same with like rights.

          SECTION 6.4  Indenture Trustee's Disclaimer. The Indenture
Trustee (i) shall not be responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes and (ii) shall not be accountable for the Issuer's use of the proceeds from the Notes, or responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes (all of which shall be taken as statements of the Issuer) other than the Indenture Trustee's certificate of authentication.

          SECTION 6.5 Notice of Defaults; Insolvency or Dissolution of Depositor or the Seller. If a Default occurs and is continuing and if it is known to a Trustee Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of such Default within ninety (90) days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Trustee Officers in good faith determines that withholding the notice is in the interests of Noteholders.

          SECTION 6.6 Reports by Indenture Trustee to Noteholders. Upon delivery to the Indenture Trustee by the Servicer of such information prepared by the Servicer pursuant to Section 3.9 of the Sale and Servicing Agreement as may be required to enable each Noteholder to prepare its federal and State income tax returns, the Indenture Trustee shall deliver such information to the Noteholders.

          SECTION 6.7 Compensation and Indemnity. (a) The Issuer shall cause the Administrator to pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall cause the Administrator to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall cause the Administrator to indemnify the Indenture Trustee for, and to hold it harmless against, any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder. The Issuer shall cause the Administrator to defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall cause the Administrator to pay the fees and expenses of such counsel. Neither the Issuer nor the Administrator need reimburse any expense or indemnity against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

          (b) The Issuer's payment obligations to the Indenture Trustee pursuant to this Section 6.7 shall survive the resignation or removal of the Indenture Trustee and the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or similar law.

          SECTION 6.8 Replacement of Indenture Trustee. (a) No resignation or removal of the Indenture Trustee, and no appointment of a successor Indenture Trustee, shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8 and payment in full of all sums due to the Indenture Trustee pursuant to
Section 6.7. The Indenture Trustee may resign at any time by so notifying the Issuer. The holders of Notes evidencing not less than a majority in principal amount of the Notes may remove the Indenture Trustee without cause by so notifying the Indenture Trustee and the Issuer and may appoint a successor Indenture Trustee. The Administrator shall remove the Indenture Trustee if:

                  (i) the Indenture Trustee fails to comply with Section 6.11;

                  (ii) an Insolvency Event occurs with respect to the Indenture Trustee;

                  (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

                  (iv) the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Administrator shall promptly appoint a successor Indenture Trustee.

         (b) Any successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon, if all sums due the retiring Indenture Trustee pursuant to
Section 6.7 have been paid in full, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. If all sums due the retiring Indenture Trustee pursuant to Section 6.7 have been paid in full, the retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

         (c) If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the holders of Notes evidencing not less than a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. If the Indenture Trustee fails to comply with Section 6.11, any Noteholder who has been a bona fide Noteholder for at least six (6) months may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

         (d) Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.8, the obligations of the Issuer and the Administrator under
Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.

          SECTION 6.9 Successor Indenture Trustee by Merger. (a) If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies with written notice of any such transaction.

         (b) In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee. In all such cases such certificates shall have the full force which it is provided anywhere in the Notes or in this Indenture that the certificate of the Indenture Trustee shall have.

          SECTION 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Indenture Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver an instrument to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Indenture Trust Estate, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee shall not be authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Indenture Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

         (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 6.11 Eligibility; Disqualification. (a) The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee or its parent shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and shall have a long-term debt rating of investment grade by each of the Rating Agencies or shall otherwise be acceptable to each of the Rating Agencies. The Indenture Trustee shall comply with TIA Section 310(b).

          SECTION 6.12 Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                 ARTICLE VII

                        NOTEHOLDERS' LISTS AND REPORTS

          SECTION 7.1  Issuer To Furnish Indenture Trustee Names and
Addresses of Noteholders. The Issuer shall furnish or cause to be furnished to the Indenture Trustee (a) not more than five (5) days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date and (b) at such other times as the Indenture Trustee may request in writing, within thirty
(30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that (i) so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished and (ii) no such list shall be required to be furnished with respect to Noteholders of Book-Entry Notes.

          SECTION 7.2 Preservation of Information; Communications to Noteholders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

         (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes. Upon receipt by the Indenture Trustee of any request by three or more Noteholders or by one or more holders of Notes evidencing not less than 25% of the Notes Outstanding to receive a copy of the current list of Noteholders (whether or not made pursuant to TIA Section 312(b)), the Indenture Trustee shall promptly notify the Administrator thereof by providing to the Administrator a copy of such request and a copy of the list of Noteholders produced in response thereto.

         (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

          SECTION 7.3  Reports by Issuer. (a) The Issuer shall:

                  (i) file with the Indenture Trustee, within fifteen (15) days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

                  (ii) file with the Indenture Trustee and the Commission in accordance with the rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA
         Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) and by rules and regulations prescribed from time to time by the Commission.

         (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall correspond to the calendar year.

          SECTION 7.4  Reports by Indenture Trustee. (a) If required by
TIA Section 313(a), within sixty (60) days after each May 15, beginning with May 15, ______, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

         (b) A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

                                 ARTICLE VIII

                     ACCOUNTS, DISBURSEMENTS AND RELEASES

          SECTION 8.1 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the Sale and Servicing Agreement. The Indenture Trustee shall apply all such money received by it as provided in this Indenture and the Sale and Servicing Agreement. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Indenture Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

          SECTION 8.2  Trust Accounts. (a) On or prior to the Closing
Date, the Issuer shall cause the Servicer to establish and maintain the Trust Accounts as provided in Sections 4.1 and 4.7 of the Sale and Servicing Agreement.

         (b) On or before each Payment Date, the Servicer shall deposit all Available Collections with respect to the Collection Period preceding such Payment Date in the Collection Account as provided in Sections 4.2, 4.3, 4.4 and 4.5 of the Sale and Servicing Agreement. On or before each Payment Date, all amounts required to be withdrawn from the Reserve Account and deposited in the Collection Account pursuant to Section 4.5 of the Sale and Servicing Agreement shall be withdrawn by the Indenture Trustee from the Reserve Account and deposited to the Collection Account.

         (c) On each Payment Date, the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on or before the related Determination Date pursuant to Section 3.9 of the Sale and Servicing Agreement) shall make the following withdrawals from the Collection Account and make deposits, distributions and payments, to the extent of Available Funds for such Payment Date (plus funds, if any, deposited therein from the Reserve Account), in the following order of priority:

                  (i) first, to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

                  (ii) second, to the Noteholders, the Accrued Class A Note Interest for such Payment Date; provided that if there are not sufficient funds available to pay the entire amount of the Accrued Class A Note Interest, the amounts available shall be applied to the payment of such interest on the Class A Notes on a pro rata basis;

                  (iii) third, to the Certificate Distribution Account, the Accrued Class B Certificate Interest for such Payment Date;

                  (iv) fourth, to the Principal Distribution Account, the Regular Principal Distribution Amount, for such Payment Date;

                  (v) fifth, to the Principal Distribution Account, on any Final Scheduled Payment Date for any Class of Notes, the amount necessary to reduce the remaining principal amount of such Class of Notes to zero after giving to the amount, if any, to be applied on such Payment Date to the principal of such Class of Notes from funds deposited pursuant to clause (iv) above;

                  (vi) sixth, to the Reserve Account, the amount, if any, required to reinstate the amount in the Reserve Account up to the Specified Reserve Balance for such Payment Date;

                  (vii) seventh, to the Indenture Trustee any amounts owed to it pursuant to Section 6.7 of the Indenture and not previously paid; and

                  (viii) eighth, to the Seller, any funds remaining on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date.

Notwithstanding the foregoing in this Section 8.2(c),

                 (A) ______ if the Notes have been accelerated after an Event of Default specified in Section 5.1(iii), then the Indenture Trustee shall instead apply Available Funds remaining after clause
          (iii) above in the following order of priority:

                    (1) to the Principal Distribution Account until the principal amount of the Notes has been paid in full;

                    (2) to the Certificate Distribution Account, the Certificate Balance of the Class B Certificates;

                    (3) to the Indenture Trustee, any amounts owed to it pursuant to Section 6.7 and not previously paid; and

                    (4) to the Seller, any remaining Available Funds for such Payment Date; and

                 (B) ______ if the Notes have been accelerated after an Event of Default specified in Section 5.1(i), (ii), (iv) or (v), then the Indenture Trustee shall instead apply Available Funds remaining after clause (ii) above in the following order of priority:

                    (1) to the Principal Distribution Account until the principal amount of the Notes has been paid in full;

                    (2) ______ to the Certificate Distribution Account, the sum of the Accrued Class B Certificate Interest for such Payment Date and the Certificate Balance of the Class B Certificates;

                    (3) to the Indenture Trustee, any amounts owed to it pursuant to Section 6.7 and not previously paid; and

                    (4) to the Seller, any remaining Available Funds for such Payment Date.

         (d) On each Payment Date, the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on or before the related Determination Date pursuant to Section 3.9 of the Sale and Servicing Agreement) shall withdraw the funds deposited in the Principal Distribution Account on such Payment Date and make distributions and payments in the following order of priority:

                  (i) first, to the holders of the Class A-1 Notes in reduction of principal until the principal amount of the Class A-1 Notes on a pro rata basis has been paid in full; provided that if there are not sufficient funds available to pay the principal amount of the Outstanding Class A-1 Notes in full, the amounts available shall be applied to the payment of principal on the Class A-1 Notes on a pro rata basis;

                  (ii) second, to the holders of the Class A-2 Notes on a pro rata basis in reduction of principal until the principal amount of the Class A-2 Notes has been paid in full; provided that if there are not sufficient funds available to pay the principal amount of the Outstanding Class A-2 Notes in full, the amounts available shall be applied to the payment of principal on the Class A-2 Notes on a pro rata basis;

                  (iii) third, to the holders of the Class A-3 Notes on a pro rata basis in reduction of principal until the principal amount of the Class A-3 Notes has been paid in full; provided that if there are not sufficient funds available to pay the principal amount of the Outstanding Class A-3 Notes in full, the amounts available shall be applied to the payment of principal on the Class A-3 Notes on a pro rata basis;

                  (iv) fourth, to the Certificate Distribution Account, in reduction of the Certificate Balance of the Class B Certificates, until the Certificate Balance of the Class B Certificates has been reduced to zero; and

                  (v) fifth, to the Seller, any funds remaining on deposit in the Principal Distribution Account.

         Notwithstanding the foregoing in this Section 8.2(d), if the Notes have been accelerated after an Event of Default then the Indenture Trustee shall withdraw the funds deposited in the Principal Distribution Account on each Payment Date and pay them to the holders of the Notes on a pro rata basis in reduction of principal until the principal amount of the Notes has been paid in full.

          SECTION 8.3  General Provisions Regarding Accounts. Or the
Reserve Account to (a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Collection Account and the Reserve Account shall be invested by the Indenture Trustee at the written direction of the Servicer, in the case of the Collection Account, and at the written direction of the Seller, in the case of the Reserve Account, in Permitted Investments as provided in Sections 4.1 and 4.7 of the Sale and Servicing Agreement. All income or other gain (net of losses and investment expenses) from investments of monies deposited in the Collection Account shall be withdrawn by the Indenture Trustee from such accounts and distributed as provided in Section 4.1 of the Sale and Servicing Agreement. Amounts in the Reserve Account (including net income and gain) shall be applied as provided in Section 4.7 of the Sale and Servicing Agreement. The Servicer or the Seller as applicable, shall not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

         (b) Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Permitted Investment included therein, except for losses attributable to the Indenture Trustee's failure to make payments on such Permitted Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

         (c) If (i) the Servicer or the Seller, as applicable, shall have failed to give investment directions for any funds on deposit in the Collection Account to the Indenture Trustee or (ii) to the knowledge of a Trustee Officer of the Indenture Trustee, a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2 or (iii) if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Indenture Trust Estate are being applied in accordance with Section 5.4 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account or the Reserve Account, as the case may be, in one or more specified Permitted Investments described in clause (b) of the definition thereof.

SECTION 8.4.......Release of Indenture Trust Estate. (a) Subject to the
payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

         (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.7 have been paid in full, release any remaining portion of the Indenture Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.4(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

         (c) Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, acknowledges that from time to time the Indenture Trustee shall release the lien of this Indenture on any Receivable to be sold to (i) the Seller in accordance with
Section 2.3 of the Sale and Servicing Agreement and (ii) to the Servicer in accordance with Section 3.7 of the Sale and Servicing Agreement.

          SECTION 8.5 Opinion of Counsel. The Indenture Trustee shall receive at least seven (7) days' notice when requested by the Issuer to take any action pursuant to Section 8.4(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, except in connection with any action contemplated by Section 8.4(c), as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Indenture Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                  ARTICLE IX

                            SUPPLEMENTAL INDENTURES

          SECTION 9.1  Supplemental Indentures Without Consent of
Noteholders. (a) Without the consent of the Noteholders but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

                  (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                  (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                  (iii) to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;

                  (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

                  (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or under any supplemental indenture which shall not be inconsistent with the provisions of the Indenture; provided that such action shall not materially adversely affect the interests of the Noteholders;

                  (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of
         Article VI; or

                  (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to affect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

         The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

         (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Noteholders but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner (other than the modifications set forth in Section 9.2) the rights of the Noteholders under this Indenture; provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder, (ii) the Rating Agency Condition shall have been satisfied with respect to such action and (iii) such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be characterized for federal or any then Applicable Tax State income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the federal or any then Applicable Tax State income taxation of any Notes Outstanding or outstanding Certificates or any Noteholder or Certificateholder.

          SECTION 9.2  Supplemental Indentures with Consent of
Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that (i) the Rating Agency Condition shall have been satisfied with respect to such action and (ii) such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be characterized for federal or any then Applicable Tax State income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the federal or any then Applicable Tax State income taxation of any Notes Outstanding or outstanding Certificates or any Noteholder or Certificateholder, and (iii) (x) such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder, with respect to supplemental indentures relating to matters other than those specified in clause (y) below or (y) the Noteholders of each Outstanding Note affected thereby shall have consented thereto, with respect to any supplemental indenture which would:

         (i)  modify or alter provisions of this Section 9.2;

         (ii) change the Final Scheduled Payment Date or the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Prepayment Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Indenture Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Prepayment Date);

         (iii) reduce the percentage of the principal amount of the Notes Outstanding, the consent of the Noteholders of which is required for any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults or Events of Default hereunder and their consequences provided for in this Indenture;

         (iv) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

         (v) reduce the percentage of the principal amount of the Notes Outstanding required to direct or consent to a sale or liquidation by the Indenture Trustee of the Indenture Trust Estate pursuant to Section 5.4 if the proceeds of such sale or liquidation would be insufficient to pay the principal amount and accrued but unpaid interest on the Notes and/or the Certificates, as applicable;

         (vi) modify any provision of this Indenture specifying a percentage of the aggregate principal amount of the Notes necessary to amend this Indenture or the other Basic Documents except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the holder of each Outstanding Note affected thereby;

         (vii) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

         (viii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Indenture Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any such collateral at any time subject hereto or deprive any Noteholder of the security provided by the lien of this Indenture.

The Indenture Trustee may in its discretion or upon receipt of an Opinion of Counsel determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Noteholders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

         It shall not be necessary for any Act of Noteholders under this
Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.2, the Indenture Trustee shall mail to the Noteholders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          SECTION 9.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution and delivery of such supplemental indenture have been satisfied. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

          SECTION 9.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          SECTION 9.5 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

          SECTION 9.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                  ARTICLE X

                                  PREPAYMENT

          SECTION 10.1 Prepayment. The Class A Notes are subject to prepayment on any Payment Date on which the Servicer exercises its option to purchase the assets of the Issuer pursuant to Section 8.1 of the Sale and Servicing Agreement, and the amount paid by the Servicer shall be treated as collections of Receivables and applied to pay the unpaid principal amount of the Notes and the Certificate Balance of the Certificates plus accrued and unpaid interest thereon. If the Notes are to be prepaid pursuant to this Section 10.1, the Servicer or the Issuer shall furnish notice of such election to the Indenture Trustee and the Rating Agencies not later than forty (40) days prior to the Prepayment Date (and the Indenture Trustee shall promptly furnish notice to the Noteholders) and the Servicer or the Issuer shall deposit by 10:00 a.m. (New York City time) on the Prepayment Date with the Indenture Trustee in the Collection Account the Prepayment Price of the Notes, whereupon all Notes shall be due and payable on the Prepayment Date.

          SECTION 10.2  Form of Prepayment Notice. Notice of prepayment under
Section 10.1 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted promptly following receipt of notice from the Issuer or Servicer pursuant to Section 10.1, but not later than thirty (30) days prior to the applicable Prepayment Date, to each Noteholder as of the close of business on the Record Date preceding the applicable Prepayment Date, at such Noteholder's address or facsimile number appearing in the Note Register.

         All notices of prepayment shall state:

                  (i) the Prepayment Date;

                  (ii) the Prepayment Price;

                  (iii) the place where such Notes are to be surrendered for payment of the Prepayment Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2); and

                  (iv) that on the Prepayment Date, the Prepayment Price will become due and payable upon each such Note and that interest thereon shall cease to accrue for and after said date.

Notice of prepayment of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of prepayment, or any defect therein, to any Noteholder shall not impair or affect the validity of the prepayment of any other Note.

          SECTION 10.3 Notes Payable on Prepayment Date. The Notes shall, following notice of prepayment as required by Section 10.2, shall on the Prepayment Date become due and payable at the Prepayment Price and (unless the Issuer shall default in the payment of the Prepayment Price) no interest shall accrue on the Prepayment Price for any period after the date to which accrued interest is calculated for purposes of calculating the Prepayment Price.

                                  ARTICLE XI

                                 MISCELLANEOUS

          SECTION 11.1 Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 11.1, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                           (A) a statement that each signatory of such
                  certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                           (B) a brief statement as to the nature and scope of
                  the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (C) a statement that, in the opinion of each such
                  signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (D) a statement as to whether, in the opinion of
                  each such signatory, such condition or covenant has been complied with.

         (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

                  (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause
         (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is ten percent (10%) or more of the principal amount of the Notes Outstanding, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent (1%) of the principal amount of the Notes Outstanding.

                  (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

                  (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause
         (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals ten percent (10%) or more of the principal amount of the Notes Outstanding, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent (1%) of the principal amount of the Notes Outstanding.

                  (v) Notwithstanding Section 2.10 or any other provisions of this Section 11.1, the Issuer may, without compliance with the requirements of the other provisions of this Section 11.1, (A) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Basic Documents.

          SECTION 11.2  Form of Documents Delivered to Indenture Trustee.
(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         (b) Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Administrator or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Administrator or the Issuer, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         (c) Where any Person is required to make, give or execute two or more applications, requests, comments, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         (d) Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

          SECTION 11.3 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied herein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.3.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by the Note Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Noteholder of any Notes shall bind the Noteholder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

          SECTION 11.4  Notices, etc., to Indenture Trustee, Issuer and
Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

                  (i) the Indenture Trustee by any Noteholder, the Servicer, the Administrator or the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust office; or

                  (ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: USAA Auto Owner Trust ______, ____ in care of ____ ____________________, ___________________________________________,
         with a copy to the Administrator at 10750 McDermott Freeway, San Antonio, TX 78288, Attention: Secretary, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

         Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered, telecopied or mailed by certified mail, return receipt requested, to [(i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (ii) in case of Standard & Poor's, at the following address: Standard & Poor's Ratings Services, 55 Water Street, 40th Floor, New York, New York 10041, Attention: Asset Backed Surveillance Department and (iii) in the case of Fitch, at the following address: Fitch IBCA, Inc., 1 State Street Plaza, New York, New York 10004, Attention: Asset Backed Surveillance.]

          SECTION 11.5 Notices to Noteholders; Waiver. (a) Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

         (b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         (c) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         (d) Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

          SECTION 11.6 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee or any Note Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

          SECTION 11.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

         The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

          SECTION 11.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 11.9 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

          SECTION 11.10 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.11 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Indenture Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 11.12 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

          SECTION 11.13 Governing Law. This Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions.

          SECTION 11.14 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 11.15 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which shall be counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

          SECTION 11.16 Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in their individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in their individual capacities, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in their individual capacities, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacities), and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI and VII of the Trust Agreement.

          SECTION 11.17 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder or Note Owner, by accepting a Note or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenant and agree that they will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents.

          SECTION 11.18 Inspection. The Issuer agrees that, with reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

         IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

                             USAA AUTO OWNER TRUST ______


                             By:   ____________________, not in its individual
                                   capacity but solely as Owner Trustee of
                                   USAA Auto Owner Trust ______


                                   By: _______________________________________
                                   Name:
                                   Title:


                             _____________________, not in its individual
                             capacity but solely as Indenture Trustee

                                    By: ______________________________________
                                    Name:
                                    Title:




                                 EXHIBIT A-1

                           [FORM OF CLASS A-1 NOTE]



         [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

           REGISTERED                           $____________

           No. R-[  ]                           CUSIP NO. ____________

         USAA AUTO OWNER TRUST ______

         CLASS A-1 ______% [FLOATING RATE] ASSET BACKED NOTES

         USAA Auto Owner Trust ______, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to [CEDE & CO.], or registered assigns, the principal sum of ______________________________________ payable on each Payment Date in an amount equal to the result obtained by multiplying
(i) a fraction the numerator of which is $_________ (the original face amount of this Note) and the denominator of which is $_________ by (ii) the aggregate amount, if any, payable to holders of Class A-1 Notes on such Payment Date from the Principal Distribution Account in respect of principal on the Class A-1 Notes pursuant to Section 3.1 of the Indenture dated as of _________________ (as from time to time amended, supplemented or otherwise modified and in effect, the "Indenture"), between the Issuer and _____________________, a ___________ corporation, as Indenture Trustee (in such capacity the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the ______________ Payment Date (the "Class A-1 Final Scheduled Payment Date"). Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

         The Issuer shall pay interest on this Note [at the rate per annum shown above] [state floating rate] on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in Section 3.1 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the previous Payment Date on which interest has been paid (or, in the case of the initial Payment Date, from the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of actual days elapsed and a 360-day year. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

         [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]


         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date: _______________

                               USAA AUTO OWNER TRUST ______


                               By:  ____________________, not in its individual
                                    capacity but solely as Owner Trustee of
                                    USAA Auto Owner Trust ______


                                    By:   _____________________________________
                                                     Authorized Officer


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Class A-1 Notes designated above and referred to in the within-mentioned Indenture.

Date: _________________

                               _____________________, not in its individual
                               capacity but solely as Indenture Trustee

                                    By:   _____________________________________
                                                      Authorized Officer



                               [REVERSE OF NOTE]


         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-1 [_____%] [Floating Rate] Asset Backed Notes (the "Class A-1 Notes") which, together with the Issuer's Class A-2 [_____%] [Floating Rate] Asset Backed Notes (the "Class A-2 Notes") and Class A-3 [_____%] [Floating Rate] Asset Backed Notes (the "Class A-3 Notes" and, together with the Class A-1 Notes and the Class A-2 Notes, the "Class A Notes" or the "Notes"), are issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

         The Class A-1 Notes, Class A-2 Notes and Class A-3 Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

         Principal of the Class A-1 Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the _____ day of each month, or, if any such day is not a Business Day, the next succeeding Business Day, commencing _____________.

         As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-1 Final Scheduled Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Noteholders of Notes evidencing not less than a majority of the principal amount of the Class A Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the Class A-1 Notes shall be made pro rata to the Noteholders entitled thereto.

         Payments of interest on this Note on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made to the Person whose name appears as the Registered Noteholder of the Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date either by wire transfer in immediately available funds, to the account of such Noteholder at a bank or other entity having appropriate facilities therefor, if such Noteholder shall have provided to the Note Registrar appropriate written instructions at least _________ Business Days prior to such Payment Date and such Noteholder's Notes in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed first-class postage prepaid to such Person's address as it appears on the Note Register on such Record Date; provided that, unless Definitive Notes have been issued to Note Owners, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be [Cede & Co.]), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such payments will be made without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Noteholder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

         The Issuer shall pay interest on overdue installments of interest at the Class A-1 Rate to the extent lawful.

         As provided in the Indenture, the Notes may be prepaid, in whole but not in part, in the manner and to the extent described in the Indenture and the Sale and Servicing Agreement.

         As provided in the Indenture, and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or such Noteholder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, and thereupon one or more new Notes of the same Class in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee, each in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee, each in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee, each in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

         The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, State and local income, and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Indenture Trust Estate. Each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of a beneficial interest in a Note), will be deemed to agree to treat the Notes for federal, State and local income and franchise tax purposes as indebtedness of the Issuer.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits (with certain exceptions requiring the consent of all Noteholders adversely affected) the amendment thereof by the Issuer and the Indenture Trustee without the consent of the Noteholders provided certain conditions are satisfied. The Indenture also contains provisions permitting the Noteholders of Notes evidencing specified percentages of the principal amount of the Notes Outstanding, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Noteholder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         The term "Issuer", as used in this Note, includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be governed by, and construed in accordance with the laws of the State of New York, without reference to its conflicts of law provisions.

         No reference herein to the Indenture, and no provision of this Note or of the Indenture, shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of _____________________, in its individual capacity, ____________________, in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal or of interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Note, by such holder's acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.



                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

-----------------------------------------------------------

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

-------------------------------------------------------------------------------
         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________________________, attorney, to transfer said
Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _____________________                  _______________________________*/
                                              Signature Guaranteed

                                              _______________________________*/

---------------------------
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar.




                                  EXHIBIT A-2

                           [FORM OF CLASS A-2 NOTE]


         [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

         REGISTERED                              $_____________

         No. R-[ ]                               CUSIP NO. ___________

         USAA AUTO OWNER TRUST ______

         CLASS A-2 [_____%] [FLOATING RATE] ASSET BACKED NOTES

         USAA Auto Owner Trust ______, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to [CEDE & CO.], or registered assigns, the principal sum of _______________________________________ payable on each Payment Date in an amount equal to the result obtained by multiplying
(i) a fraction the numerator of which is $___________ (the original face amount of this Note) and the denominator of which is $___________ by (ii) the aggregate amount, if any, payable to holders of Class A-2 Notes on such Payment Date from the Principal Distribution Account in respect of principal on the Class A-2 Notes pursuant to Section 3.1 of the Indenture dated as of _________________ (as from time to time amended, supplemented or otherwise modified and in effect, the "Indenture"), between the Issuer and _____________________, a New York corporation, as Indenture Trustee (in such capacity the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the _________ Payment Date (the "Class A-2 Final Scheduled Payment Date"). Except in the case of an Event of Default, no payments of principal of the Class A-2 Notes will be made until the Class A-1 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

         The Issuer shall pay interest on this Note [at the rate per annum shown above] [state floating rate] on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in Section 3.1 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the previous Payment Date on which interest has been paid (or, in the case of the initial Payment Date, from the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of actual days elapsed and a 360-day year. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

         [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]


         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date: __________________

                               USAA AUTO OWNER TRUST ______


                               By:   ____________________, not in its individual
                                     capacity but solely as Owner Trustee of
                                     USAA Auto Owner Trust ______




                                     By:   ____________________________________
                                               Authorized Officer

          TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Class A-2 Notes designated above and referred to in the within-mentioned Indenture.

Date: __________________

                                _____________________, not in its individual
                                capacity but solely as Indenture Trustee

                                        By:  __________________________________
                                                     Authorized Officer

                                             [REVERSE OF NOTE]


         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-2 [_____%] [Floating Rate] Asset Backed Notes (the "Class A-2 Notes") which, together with the Issuer's Class A-1 [_____%] [Floating Rate] Asset Backed Notes (the "Class A-1 Notes") and Class A-3 [_____%] [Floating Rate] Asset Backed Notes (the "Class A-3 Notes" and, together with the Class A-1 Notes and the Class A-2 Notes, the "Class A Notes" or the "Notes"), are issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

         The Class A-1 Notes, Class A-2 Notes and Class A-3 Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

         Principal of the Class A-2 Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the _____ day of each month, or, if any such day is not a Business Day, the next succeeding Business Day, commencing ________________.

         As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-2 Final Scheduled Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Noteholders of Notes evidencing not less than a majority of the principal amount of the Class A Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the Class A-2 Notes shall be made pro rata to the Noteholders entitled thereto.

         Payments of interest on this Note on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made to the Person whose name appears as the Registered Noteholder of the Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date either by wire transfer in immediately available funds, to the account of such Noteholder at a bank or other entity having appropriate facilities therefor, if such Noteholder shall have provided to the Note Registrar appropriate written instructions at least ________ Business Days prior to such Payment Date and such Noteholder's Notes in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed first-class postage prepaid to such Person's address as it appears on the Note Register on such Record Date; provided that, unless Definitive Notes have been issued to Note Owners, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be [Cede & Co.]), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such payments will be made without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Noteholder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

         The Issuer shall pay interest on overdue installments of interest at the Class A-2 Rate to the extent lawful.

         As provided in the Indenture, the Notes may be redeemed, in whole but not in part, in the manner and to the extent described in the Indenture and the Sale and Servicing Agreement.

         As provided in the Indenture, and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or such Noteholder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, and thereupon one or more new Notes of the same Class in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee, each in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee, each in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee, each in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

         The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, State and local income, and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Indenture Trust Estate. Each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of a beneficial interest in a Note), will be deemed to agree to treat the Notes for federal, State and local income and franchise tax purposes as indebtedness of the Issuer.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits (with certain exceptions requiring the consent of all Noteholders adversely affected) the amendment thereof by the Issuer and the Indenture Trustee without the consent of the Noteholders provided certain conditions are satisfied. The Indenture also contains provisions permitting the Noteholders of Notes evidencing specified percentages of the principal amount of the Notes Outstanding, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Noteholder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         The term "Issuer", as used in this Note, includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be governed by, and construed in accordance with the laws of the State of New York, without reference to its conflicts of law provisions.

         No reference herein to the Indenture, and no provision of this Note or of the Indenture, shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of _____________________, in its individual capacity, ____________________, in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal or of interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Note, by such holder's acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

-----------------------------------------------------------

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

-------------------------------------------------------------------------------
         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _____________________                  _______________________________*/
                                              Signature Guaranteed

                                              _______________________________*/

______________________
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar.




                                  EXHIBIT A-3

                           [FORM OF CLASS A-3 NOTE]


         [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

         REGISTERED                                $_____________

         No. R-[  ]                                CUSIP NO. _________

         USAA AUTO OWNER TRUST ______

         CLASS A-3 [____%] [FLOATING RATE] ASSET BACKED NOTES

         USAA Auto Owner Trust ______, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to [CEDE & CO.], or registered assigns, the principal sum of
__________________________________________________ payable on each Payment
Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $_____________ (the original face amount of this Note) and the denominator of which is $_____________ by (ii) the aggregate amount, if any, payable to holders of Class A-3 Notes on such Payment Date from the Principal Distribution Account in respect of principal on the Class A-3 Notes pursuant to Section 3.1 of the Indenture dated as of _________________ (as from time to time amended, supplemented or otherwise modified and in effect, the "Indenture"), between the Issuer and _____________________, a New York corporation, as Indenture Trustee (in such capacity the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the __________ Payment Date (the "Class A-3 Final Scheduled Payment Date"). Except in the case of an Event of Default, no payments of principal of the Class A-3 Notes will be made until the Class A-1 Notes and Class A-2 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

         The Issuer shall pay interest on this Note [at the rate per annum shown above] [state floating rate] on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in Section 3.1 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the fifteenth day of the calendar month immediately preceding such Payment Date (or, in the case of the initial Payment Date, from the Closing Date) to but excluding the fifteenth day of the following calendar month. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

          [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]


         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date: __________________

                                     USAA AUTO OWNER TRUST ______


                                     By:   ____________________, not in its
                                           individual capacity but solely as
                                           Owner Trustee of USAA Auto
                                           Owner Trust ______


                                           By:  _______________________________
                                                       Authorized Officer

          TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Class A-3 Notes designated above and referred to in the within-mentioned Indenture.

Date: __________________

                                     _____________________, not in its
                                     individual capacity but solely as
                                     Indenture Trustee

                                           By:  _______________________________
                                                         Authorized Officer



                               [REVERSE OF NOTE]


         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-3 [_____%] [Floating Rate] Asset Backed Notes (the "Class A-3 Notes") which, together with the Issuer's Class A-2 [_____%] [Floating Rate] Asset Backed Notes (the "Class A-2 Notes") and Class A-1 [_____%] [Floating Rate] Asset Backed Notes (the "Class A-1 Notes" and, together with the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes" or the "Notes"), are issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

         The Class A-1 Notes, Class A-2 Notes and Class A-3 Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

         Principal of the Class A-3 Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the _____ day of each month, or, if any such day is not a Business Day, the next succeeding Business Day, commencing ________________.

         As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-3 Final Scheduled Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Noteholders of Notes evidencing not less than a majority of the principal amount of the Class A Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the Class A-3 Notes shall be made pro rata to the Noteholders entitled thereto.

         Payments of interest on this Note on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made to the Person whose name appears as the Registered Noteholder of the Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date either by wire transfer in immediately available funds, to the account of such Noteholder at a bank or other entity having appropriate facilities therefor, if such Noteholder shall have provided to the Note Registrar appropriate written instructions at least ________ Business Days prior to such Payment Date and such Noteholder's Notes in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed first-class postage prepaid to such Person's address as it appears on the Note Register on such Record Date; provided that, unless Definitive Notes have been issued to Note Owners, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be [Cede & Co.]), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such payments will be made without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Noteholder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

         The Issuer shall pay interest on overdue installments of interest at the Class A-3 Rate to the extent lawful.

         As provided in the Indenture, the Notes may be prepaid, in whole but not in part, in the manner and to the extent described in the Indenture and the Sale and Servicing Agreement.

         The transfer of this Note is subject to the restrictions on transfer specified on the face hereof and to the other limitations set forth in the Indenture. Subject to the satisfaction of such restrictions and limitations, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or such Noteholder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, and thereupon one or more new Notes of the same Class in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee, each in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee, each in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee, each in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

         The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, State and local income, and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Indenture Trust Estate. Each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of a beneficial interest in a Note), will be deemed to agree to treat the Notes for federal, State and local income and franchise tax purposes as indebtedness of the Issuer.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits (with certain exceptions requiring the consent of all Noteholders adversely affected) the amendment thereof by the Issuer and the Indenture Trustee without the consent of the Noteholders provided certain conditions are satisfied. The Indenture also contains provisions permitting the Noteholders of Notes evidencing specified percentages of the principal amount of the Notes Outstanding, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Noteholder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         The term "Issuer", as used in this Note, includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be governed by, and construed in accordance with the laws of the State of New York, without reference to its conflicts of law provisions.

         No reference herein to the Indenture, and no provision of this Note or of the Indenture, shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of _____________________, in its individual capacity, ____________________, in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal or of interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Note, by such holder's acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.



                                  ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee:

----------------------------------------------------------

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

-------------------------------------------------------------------------------
        (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _____________________                  _______________________________*/
                                              Signature Guaranteed

                                              _______________________________*/

---------------------------
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar.




                                  SCHEDULE A

                            Schedule of Receivables







                                  APPENDIX A

                             Definitions and Usage

                                                                   Exhibit 4.3


 ============================================================================


                             AMENDED AND RESTATED

                                TRUST AGREEMENT

                                    between

                           USAA FEDERAL SAVINGS BANK

                                 as Depositor

                                      and

                        -------------------------------

                               as Owner Trustee

                         Dated as of _________________

 ============================================================================


                               Table of Contents

                                                                     Page

                                   ARTICLE I

                             DEFINITIONS AND USAGE


                                  ARTICLE II

                           ORGANIZATION OF THE TRUST

SECTION 2.1.          Name........................................................................................1
SECTION 2.2.          Offices.....................................................................................1
SECTION 2.3.          Purposes and Powers.........................................................................1
SECTION 2.4.          Appointment of Owner Trustee................................................................2
SECTION 2.5.          Capital Contribution of Owner Trust Estate..................................................2
SECTION 2.6.          Declaration of Trust........................................................................3
SECTION 2.7.          Liability of the Depositor and the Certificateholders.  ....................................3
SECTION 2.8.          Title to Trust Property.....................................................................3
SECTION 2.9.          Situs of Trust..............................................................................3
SECTION 2.10.         Representations and Warranties of the Depositor.............................................3
SECTION 2.11.         Federal Income Tax Matters..................................................................4

                                  ARTICLE III

                 TRUST CERTIFICATES AND TRANSFER OF INTERESTS

SECTION 3.1.          Initial Beneficial Ownership................................................................5
SECTION 3.2.          The Certificates............................................................................5
SECTION 3.3.          Authentication of Certificates..............................................................6
SECTION 3.4.          Registration of Certificates; Transfer and Exchange of Certificates.........................6
SECTION 3.5.          Mutilated, Destroyed, Lost or Stolen Certificates...........................................8
SECTION 3.6.          Persons Deemed Owners of Certificates.......................................................8
SECTION 3.7.          Access to List of Certificateholders' Names and Addresses...................................9
SECTION 3.8.          Maintenance of Office or Agency.............................................................9
SECTION 3.9.          Appointment of Certificate Paying Agent.....................................................9
SECTION 3.10.         Certain Rights of Depositor................................................................10
SECTION 3.11.         Book-Entry Certificates....................................................................10
SECTION 3.12.         Notices to Clearing Agency.................................................................11
SECTION 3.13.         Definitive Certificates....................................................................11
SECTION 3.14.         Authenticating Agents......................................................................12

                                  ARTICLE IV

                           ACTIONS BY OWNER TRUSTEE

SECTION 4.1.          Prior Notice to Certificateholders with Respect to Certain Matters.........................12
SECTION 4.2.          Action by Certificateholders with Respect to Certain Matters...............................13
SECTION 4.3.          Action by Certificateholders with Respect to Bankruptcy....................................13
SECTION 4.4.          Restrictions on Certificateholders' Power..................................................13
SECTION 4.5.          Majority Control...........................................................................14

                                   ARTICLE V

                  APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

SECTION 5.1.          Establishment of Certificate Distribution Account..........................................14
SECTION 5.2.          Application of Trust Funds.................................................................14
SECTION 5.3.          Method of Payment..........................................................................15
SECTION 5.4.          No Segregation of Monies; No Interest......................................................16
SECTION 5.5.          Accounting  and  Reports  to  Noteholders,   Certificateholders,   Internal  Revenue
                      Service and Others.........................................................................16
SECTION 5.6.          Signature on Returns; Tax Matters Partner..................................................16

                                  ARTICLE VI

                     AUTHORITY AND DUTIES OF OWNER TRUSTEE

SECTION 6.1.          General Authority..........................................................................16
SECTION 6.2.          General Duties.............................................................................17
SECTION 6.3.          Action upon Instruction....................................................................17
SECTION 6.4.          No Duties Except as Specified in this Agreement or in Instructions.........................18
SECTION 6.5.          No Action Except Under Specified Documents or Instructions.................................18
SECTION 6.6.          Restrictions...............................................................................18
SECTION 6.7.          Acceptance of Trusts and Duties............................................................19
SECTION 6.8.          Furnishing of Documents....................................................................20
SECTION 6.9.          Representations and Warranties.............................................................20
SECTION 6.10.         Reliance; Advice of Counsel................................................................21
SECTION 6.11.         Not Acting in Individual Capacity..........................................................21
SECTION 6.12.         Owner Trustee Not Liable for Certificates or Receivables...................................21
SECTION 6.13.         Owner Trustee May Own Certificates and Notes...............................................22

                                  ARTICLE VII

                  COMPENSATION AND INDEMNITY OF OWNER TRUSTEE

SECTION 7.1.          Owner Trustee's Fees and Expenses..........................................................22
SECTION 7.2.          Indemnification. ..........................................................................22
SECTION 7.3.          Payments to Owner Trustee..................................................................23

                                 ARTICLE VIII

                                  TERMINATION

SECTION 8.1.          Termination of Agreement...................................................................23
SECTION 8.2.          Prepayment of Certificates.................................................................24

                                  ARTICLE IX

            SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

SECTION 9.1.          Eligibility Requirements for Owner Trustee.................................................25
SECTION 9.2.          Resignation or Removal of Owner Trustee....................................................25
SECTION 9.3.          Successor Owner Trustee....................................................................26
SECTION 9.4.          Merger or Consolidation of Owner Trustee...................................................27
SECTION 9.5.          Appointment of Co-Trustee or Separate Trustee..............................................27
SECTION 9.6.          Compliance with Business Trust Statute.....................................................28

                                   ARTICLE X

                                 MISCELLANEOUS

SECTION 10.1.         Supplements and Amendments.................................................................29
SECTION 10.2.         No Legal Title to Owner Trust Estate in Certificateholders.................................30
SECTION 10.3.         Limitation on Rights of Others.............................................................30
SECTION 10.4.         Notices....................................................................................30
SECTION 10.5.         Severability...............................................................................31
SECTION 10.6.         Separate Counterparts......................................................................31
SECTION 10.7.         Successors and Assigns.....................................................................31
SECTION 10.8.         No Petition................................................................................31
SECTION 10.9.         No Recourse................................................................................31
SECTION 10.10.        Headings...................................................................................31
SECTION 10.11.        Governing Law..............................................................................32
SECTION 10.12.        Sale and Servicing Agreement Obligations...................................................32

EXHIBIT A             FORM OF CLASS B CERTIFICATE...............................................................A-1
EXHIBIT B             FORM OF CERTIFICATE OF TRUST..............................................................B-1

APPENDIX A            Definitions and Usage....................................................................AA-1

         AMENDED AND RESTATED TRUST AGREEMENT, dated as of _________________ (as from time to time amended, supplemented or otherwise modified and in effect, this "Agreement"), among USAA FEDERAL SAVINGS BANK, a federally chartered savings association, as Depositor, having its principal executive office at 10750 McDermott Freeway, San Antonio, TX 78288; and ______________________, a __________________ (the "Bank"), not in its
individual capacity but solely as trustee under this Agreement (in such capacity, the "Owner Trustee"), having its principal corporate trust office at ______________________ __________________________ for the purpose of establishing the USAA Auto Owner Trust __________.

         WHEREAS, the parties hereto intend to amend and restate that certain Trust Agreement, dated as of _________________, between the Depositor and the Owner Trustee, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Depositor and the Owner Trustee hereby agree as follows:

                                  ARTICLE I

                             DEFINITIONS AND USAGE

         Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.

                                  ARTICLE II

                           ORGANIZATION OF THE TRUST

         SECTION 2.1 Name. The Trust created hereby shall be known as "USAA Auto Owner Trust __________", in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

         SECTION 2.2. Offices. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

         SECTION 2.3. Purposes and Powers. (a) The purpose of the Trust is, and the Trust shall have the power and _______________________________________
authority, to engage in the following activities:

              (i) to acquire, hold and manage the Trust Property;

              (ii) to issue the Notes pursuant to the Indenture, and the Certificates pursuant to this Agreement, and to sell the Notes and the Certificates upon the written order of the Depositor;

              (iii) in exchange for the Notes and the Certificates, to acquire the Receivables and funds in the amount of the Reserve Account Initial Deposit, to pay the organizational, start-up and transactional expenses of the Trust, and to pay the balance to the Seller pursuant to the Sale and Servicing Agreement;

              (iv) to pay interest on and principal of the Notes and distributions on the Certificates;

              (v) to Grant the Owner Trust Estate (other than the Certificate Distribution Account and the proceeds thereof) to the Indenture Trustee pursuant to the Indenture;

              (vi) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

              (vii) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

              (viii) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Noteholders and the Certificateholders.

         The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

         SECTION 2.4. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

         SECTION 2.5. Capital Contribution of Owner Trust Estate. As of _________________, the Depositor sold, assigned, transferred, conveyed and set over to the Owner Trustee the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of such date, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee. On the Closing Date, the Depositor shall convey to the Trust the Trust Property and the Reserve Initial Deposit and the Owner Trustee shall cause the delivery to or upon the order of the Depositor the Notes and the Certificates.

         SECTION 2.6. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that (i) the Trust constitute a [business trust under the Business Trust Statute] [a common law trust under Delaware law] and that this Agreement constitute the governing instrument of such [business] trust and (ii) for income and franchise tax purposes, the Trust shall be treated as a partnership, with the assets of the partnership being the Receivables and other assets held by the Trust, the partners of the partnership being the Certificateholders and the Depositor and the Notes constituting indebtedness of the partnership. The parties agree that, unless otherwise required by the appropriate tax authorities, the Depositor, on behalf of the Trust, will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. [Effective as of the date hereof, the Owner Trustee shall have the rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Owner Trustee has filed the Certificate of Trust with the Secretary of State.]

         SECTION 2.7. Liability of the Depositor and the Certificateholders. Neither the Depositor nor any Certificateholder shall have any personal liability for any liability or obligation of the Trust.

         SECTION 2.8. Title to Trust Property. Legal title to the entirety of the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity, except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

         SECTION 2.9. Situs of Trust. The Trust shall be administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than the State of Delaware; provided, however, that nothing herein shall restrict or prohibit the Bank or the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The principal office of the Trust shall be in care of the Owner Trustee in the State of Delaware.

         SECTION 2.10. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

         (a) The Depositor is duly organized and validly existing as a federally chartered banking association in good standing under the laws of the United States, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

         (b) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms, and the Depositor has full power and authority to sell and assign the property to be sold and assigned to, and deposited with, the Trust, and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action.

         (c) This Agreement constitutes a legal, valid, and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights in general and by general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

         (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof (i) do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its charter or by-laws, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound, (ii) result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents) or (iii) violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

         (e) There are no proceedings or investigations pending or, to the Depositor's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or (iv) which might adversely affect the federal income tax attributes, or Applicable Tax State franchise or income tax attributes, of the Notes and the Certificates.

         SECTION 2.11. Federal Income Tax Matters. The Certificateholders acknowledge that it is their intent and that they understand it is the intent of the Depositor and the Servicer that, for purposes of federal income, state and local income and franchise tax and any other income taxes, the Trust will be treated as a partnership and the Certificateholders and the Depositor will be treated as partners in that partnership. The Depositor hereby agrees and the Certificateholders by acceptance of a Certificate agree to such treatment and each agrees to take no action inconsistent with such treatment. For purposes of federal income, State and local income and franchise tax and any other income taxes each month:

              (a) gross ordinary income of the Trust for such month as determined for federal income tax purposes shall be allocated among the Certificateholders as of the Record Date occurring within such month, in proportion to their ownership of the Certificate Balance on such date, in an amount up to the sum of (i) the Accrued Class B Certificate Interest, (ii) the portion of the market discount on the Receivables accrued during such month that is allocable to the excess, if any, of the aggregate Initial Certificate Balance over the initial aggregate issue price of the Certificates, (iii) prepayment premium payable to the Certificateholders for such month and (iv) any other amounts of income payable to the Certificateholders for such month; and

              (b) thereafter all remaining net income of the Trust (subject to the modifications set forth below) for such month as determined for federal income tax purposes (and each item of income, gain, credit, loss or deduction entering into the computation thereof) shall be allocated to the Depositor, to the extent thereof.

If the gross ordinary income of the Trust for any month is insufficient for the allocations described in paragraph (a) above, subsequent gross ordinary income shall first be allocated to make up such shortfall before any allocation pursuant to paragraph (b) above. Net losses of the Trust, if any, for any month as determined for federal income tax purposes (and each item of income, gain, credit, loss or deduction entering into the computation thereof) shall be allocated to the Depositor to the extent the Depositor is reasonably expected to bear the economic burden of such net losses, and any remaining net losses shall be allocated among the Certificateholders as of the Record Date occurring within such month in proportion to their ownership of the Certificate Balance on such Record Date. The Depositor is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Depositor or the Certificateholders or as otherwise required by the Code.

                                 ARTICLE III

                 TRUST CERTIFICATES AND TRANSFER OF INTERESTS

         SECTION 3.1. Initial Beneficial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Certificates, the Depositor shall be the sole beneficial owner of the Owner Trust Estate.

         SECTION 3.2. The Certificates. (a) The Certificates shall be issued as Book-Entry Certificates, substantially in the form set forth in Exhibit A, in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof.

         (b) The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

         (c) A transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to Section 3.4.

         SECTION 3.3. Authentication of Certificates. Concurrently with the initial sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Certificates, in an aggregate principal balance equal to the Initial Certificate Balance, to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by the chairman of the board, the president, any executive vice president, any vice president, the secretary, any assistant secretary, the treasurer or any assistant treasurer of the Depositor, without further action by the Depositor, in authorized denominations. No Certificate shall entitle its Certificateholder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, attached hereto executed by the Owner Trustee by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         SECTION 3.4. Registration of Certificates; Transfer and Exchange of Certificates. (a)The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Bank shall be the initial Certificate Registrar. No transfer of a Certificate shall be recognized except upon registration of such transfer in the Certificate Register.

         (b) With respect to each transfer of a Certificate, the prospective transferee Certificate Owner shall be deemed to represent the following:

              (i) It is either:

              (A) not, and each account (if any) for which it is purchasing the Certificates is not (1) an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA,
              (2) a plan described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, (3) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, State or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code,
              (4) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101 or otherwise under ERISA) or (5) a person investing "plan assets" of any such plan (including without limitation, for purposes of this clause (5), an insurance company general account, but excluding any entity registered under the Investment Company Act of 1940, as amended); or

              (B) an insurance company acting on behalf of a general account and (1) on the date of purchase less than 25% of the assets of such general account (as reasonably determined by it) constitute "plan assets" for purposes of Title I of ERISA and Section 4975 of the Code, (2) the purchase and holding of such Certificates are eligible for exemptive relief under Sections (I) and (III) of Prohibited Transaction Class Exemption 95-60, and (3) the purchaser agrees that if, after the purchaser's initial acquisition of the Certificates, at any time during any calendar quarter 25% or more of the assets of such general account (as reasonably determined by it no less frequently than each calendar quarter) constitute "plan assets" for purposes of Title I of ERISA or Section 4975 of the Code and no exemption or exception from the prohibited transaction rules applies to the continued holding of the Certificates under Section 401(c) of ERISA and the final regulations thereunder or under an exemption or regulation issued by the United States Department of Labor under ERISA, it will dispose of all Certificates then held in its general account by the end of the next following calendar quarter.

              (ii) It is, and each account (if any) for which it is purchasing Certificates is, a Person who is (A) a citizen or resident of the United States, (B) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof,
         (C) an estate the income of which is includible gross income for United States tax purposes, regardless of its source, (D) a trust with respect to which a U.S. court is able to exercise primary supervision over the administration of such trust and one or more Persons meeting the conditions of clause (A), (B), (C) or (E) of this paragraph (ii) has the authority to control all substantial decisions of the trust or (E) a Person not described in clauses (A) through (D) above whose ownership of Certificates is effectively connected with such Person's conduct of a trade or business within the United States (within the meaning of the Code) and who provides the Owner Trustee and the Depositor with an IRS Form 4224 (and such other certifications, representations, or opinions of counsel as may be requested by the Owner Trustee or the Depositor).

              (iii) It understands that any purported transfer of any Certificate (or any interest therein) to any Person who does not meet the conditions of paragraphs (i) and (ii) above shall be void ab initio, and the purported transferee in such a transfer shall not be recognized by the Trust or any other Person as a Certificateholder for any purpose.

         (c) Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.8 and upon compliance with any provisions of this Agreement relating to such transfer, the Owner Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations and aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations and aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to
Section 3.8.

         Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar, duly executed by the Certificateholder or his attorney duly authorized in writing, with such signature guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

         No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The preceding provisions of this Section 3.4 notwithstanding, the Owner Trustee shall not make and the Certificate Registrar need not register any Transfer or exchange of Certificates for a period of fifteen (15) days preceding any Payment Date for any payment with respect to the Certificates.

         SECTION 3.5. Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice that such Certificate shall have been acquired by a protected purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee shall authenticate and deliver, in exchange for, or in lieu of, any such mutilated, destroyed, lost or stolen Certificate a new Certificate, of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 3.5, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this
Section 3.5 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 3.6. Persons Deemed Owners of Certificates. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar and any Certificate Paying Agent may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent shall be bound by any notice to the contrary.

         SECTION 3.7. Access to List of Certificateholders' Names and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Servicer and the Depositor, or to the Indenture Trustee, within fifteen (15) days after receipt by the Owner Trustee of a written request therefor from the Servicer or the Depositor, or the Indenture Trustee, as the case may be, a list, in such form as the requesting party may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five (5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         SECTION 3.8. Maintenance of Office or Agency. The Owner Trustee shall maintain in the State of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates _________________________________________________
________________________________ as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Registrar or any such office or agency.

         SECTION 3.9. Appointment of Certificate Paying Agent. The Certificate Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee. Any Certificate Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Certificate Paying Agent if the Owner Trustee determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Certificate Paying Agent shall initially be __________. The Certificate Paying Agent shall be permitted to resign as Certificate Paying Agent upon thirty (30) days' written notice to the Owner Trustee. In the event that _________ shall no longer be the Certificate Paying Agent, the Owner Trustee shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Certificate Paying Agent to execute and deliver to the Owner Trustee an instrument in which such successor Certificate Paying Agent shall agree with the Owner Trustee that as Certificate Paying Agent, such successor Certificate Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Certificate Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 6.7, 6.9, 6.10, 7.1 and 7.2 shall apply to the Certificate Paying Agent. The Owner Trustee may appoint a co-paying agent. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent appointed by the Owner Trustee unless the context requires otherwise.

         SECTION 3.10. Certain Rights of Depositor. The Depositor shall be entitled to any amounts not needed on any Payment Date to make payments on the Notes or the Certificates or to make deposits to the Reserve Account pursuant to Section 4.6 of the Sale and Servicing Agreement, and to receive amounts remaining in the Reserve Account following the payment in full of the aggregate principal amount of the Notes and the Certificate Balance and of all other amounts owing or to be distributed hereunder or under the Indenture or the Sale and Servicing Agreement to Noteholders and Certificateholders and the termination of the Trust. The Depositor may not Transfer any such rights unless (i) the Owner Trustee and the Indenture Trustee shall have received an Opinion of Counsel that such Transfer shall not cause the Trust to be classified as an association (or publicly traded partnership) taxable as a corporation, (ii) the transferee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions previously taken by the Depositor and (iii) the Rating Agency Condition is satisfied.

         SECTION 3.11. Book-Entry Certificates. The Certificates, upon original issuance, shall be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust. The Book-Entry Certificates shall be registered initially on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner thereof shall receive a Definitive Certificate (as defined below) representing such Certificate Owner's beneficial interest in such Certificate, except as provided in Section 3.13. Unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued to Certificate Owners pursuant to Section 3.13:

              (i) the provisions of this Section 3.11 shall be in full force and effect;

                  (ii) the Certificate Registrar and the Owner Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of principal of and interest on the Book-Entry Certificates and the giving of instructions or directions hereunder) as the sole Certificateholder, and shall have no obligation to the Certificate Owners;

                  (iii) to the extent that the provisions of this Section 3.11 conflict with any other provisions of this Agreement, the provisions of this Section 3.11 shall control;

                  (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Securities Depository Agreement. Unless and until Definitive Certificates are issued to Certificate Owners pursuant to Section 3.13, the initial Clearing Agency shall make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants; and

                  (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of holders of Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest of the Certificate Balance and has delivered such instructions to the Owner Trustee.

         SECTION 3.12. Notices to Clearing Agency. Whenever a notice or other communication to the holders of Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to the Certificate Owners pursuant to Section 3.13, the Owner Trustee shall give all such notices and communications specified herein to be given to holders of Certificates to the Clearing Agency, and shall have no obligation to such Certificate Owners.

         SECTION 3.13. Definitive Certificates. With respect to any Book-Entry Certificates, if (i) the Administrator advises the Owner Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to such Book-Entry Certificates and the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, advises the Owner Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or an Event of Servicing Termination, Certificate Owners with respect to Book-Entry Certificates evidencing beneficial interests aggregating not less than a majority of the Certificate Balance advise the Owner Trustee and the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Clearing Agency shall notify all Certificate Owners and the Owner Trustee of the occurrence of such event and of the availability of Definitive Certificates to the Certificate Owners. Upon surrender to the Owner Trustee of the typewritten Certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions, the Owner Trustee shall execute, authenticate and deliver the Definitive Certificates in accordance with the instructions of the Clearing Agency. None of the Issuer, the Certificate Registrar or the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates to Certificate Owners, the Owner Trustee shall recognize the holders of such Definitive Certificates as Certificateholders.

         SECTION 3.14. Authenticating Agents. (a) The Owner Trustee may appoint one or more Persons (each, an "Authenticating Agent") with power to act on its behalf and subject to its direction in the authentication of Certificates in connection with issuance, transfers and exchanges under Sections 3.3, 3.4 and 3.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Certificates. For all purposes of this Agreement, the authentication of Certificates by an Authenticating Agent pursuant to this
Section 3.14 shall be deemed to be the authentication of Certificates "by the Owner Trustee."

         (b) Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

         (c) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Owner Trustee and the Depositor. The Owner Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving such notice of resignation or upon such a termination, the Owner Trustee may appoint a successor Authenticating Agent and shall give written notice of any such appointment to the Depositor.

         (d) The Depositor agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services. The provisions of
Section 6.4 shall be applicable to any Authenticating Agent.

                                  ARTICLE IV

                           ACTIONS BY OWNER TRUSTEE

         SECTION 4.1. Prior Notice to Certificateholders with Respect to Certain Matters. It is the intention of the Depositor and the Certificateholders that the powers and duties of the Owner Trustee are ministerial and non-ministerial; provided, however, that any non-ministerial action (including the taking of any legal action) may only be taken by the Owner Trustee in accordance with this Section 4.1. With respect to the following matters, the Owner Trustee shall not take action unless, (I) at least thirty (30) days before the taking of such action, the Owner Trustee shall have notified the Certificateholders and the Rating Agencies in writing of the proposed action and (II) Certificateholders holding not less than a majority of the Certificate Balance shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

         (a) the initiation of any material claim or lawsuit by the Trust (except claims or lawsuits brought by the Servicer in connection with the collection of the Receivables) and the settlement of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection by the Servicer of the Receivables);

         (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

         (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

         (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of any of the Certificateholders; or

         (e) the amendment, change or modification of the Sale and Servicing Agreement or the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or to add any provision that would not materially adversely affect the interests of the Certificateholders.

         SECTION 4.2. Action by Certificateholders with Respect to Certain Matters. The Owner Trustee may not, except upon the occurrence of an Event of Servicing Termination subsequent to the payment in full of the Notes and in accordance with the written direction of Certificateholders holding not less than a majority of the Certificate Balance, (a) remove the Servicer under the Sale and Servicing Agreement pursuant to Article VII thereof, (b) appoint a successor Servicer pursuant to Article VII of the Sale and Servicing Agreement, (c) remove the Administrator under the Administration Agreement pursuant to Section 9 thereof or (d) appoint a successor Administrator pursuant to Section 9 of the Administration Agreement.

         SECTION 4.3. Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust unless the Notes have been paid in full and each Certificateholder (other than the Depositor) approves of such commencement in advance and delivers to the Owner Trustee a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

         SECTION 4.4. Restrictions on Certificateholders' Power. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.

         SECTION 4.5. Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Certificateholders holding not less than a majority of the Certificate Balance. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by holders of Certificates evidencing not less than a majority of the Certificate Balance at the time of the delivery of such notice.

                                  ARTICLE V

                  APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

         SECTION 5.1. Establishment of Certificate Distribution Account. Pursuant to Section 4.1(c) of the Sale and Servicing Agreement, there has been established and there shall be maintained an Eligible Account, in the name of "__________________, as Owner Trustee", initially at the corporate trust department of the Bank, which shall be designated as the "Certificate Distribution Account." Except as expressly provided in Section 3.9, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee. All monies deposited from time to time in the Certificate Distribution Account pursuant to the Sale and Servicing Agreement shall be applied as provided in the Basic Documents. In the event that the Certificate Distribution Account is no longer to be maintained at the corporate trust department of the Bank, the Servicer shall, with the Owner Trustee's assistance as necessary, cause an Eligible Account to be established as the Certificate Distribution Account within ten (10) Business Days (or such longer period not to exceed thirty (30) days as to which each Rating Agency may consent). The Certificate Distribution Account will be established and maintained pursuant to an account agreement which specifies New York law as the governing law.

         SECTION 5.2. Application of Trust Funds. (a) On each Payment Date, the Owner Trustee shall, based on the information contained in the Servicer's Certificate delivered on the relevant Determination Date pursuant to Section
3.8 of the Sale and Servicing Agreement withdraw the amounts deposited into the Certificate Distribution Account pursuant to Sections 4.6(c) (if applicable) and 4.6(d) of the Sale and Servicing Agreement or, if applicable,
Section 5.4(b) of the Indenture on or prior to such Payment Date and make or cause to be made distributions and payments in the following order of priority:

              (i) first, to the Certificateholders, an amount equal to the Accrued Class B Certificate Interest, provided that if there are not sufficient funds available to pay the entire amount of the Accrued Class B Certificate Interest, the amounts available shall be applied to the payment of such interest on the Certificates on a pro rata basis; and

              (ii) second, to the Certificateholders in reduction of the Certificate Balance, until the Certificate Balance has been reduced to zero; provided that if there are not sufficient funds available to reduce the Certificate Balance to zero, the amounts available shall be applied among Certificateholders to the reduction of the Certificate Balance on a pro rata basis.

         (b) On each Payment Date, the Owner Trustee shall, or shall cause the Certificate Paying Agent to, send to each Certificateholder as of the related Record Date the statement provided to the Owner Trustee by the Servicer pursuant to Section 4.9 of the Sale and Servicing Agreement with respect to such Payment Date.

         (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to such Certificateholder in accordance with this Section 5.2. The Owner Trustee and each Certificate Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any such withholding tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee may, in its sole discretion, withhold such amounts in accordance with this paragraph (c). In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

         SECTION 5.3. Method of Payment. Subject to Section 8.1(c), distributions required to be made to Certificateholders on any Payment Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if (i) such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five (5) Business Days prior to such Payment Date and such Certificateholder's Certificates in the aggregate evidence a denomination of not less than $1,000,000, or (ii) such Certificateholder is the Depositor or, if not, by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the foregoing, the final distribution in respect of any Certificate (whether on the applicable Final Scheduled Payment Date or otherwise) will be payable only upon presentation and surrender of such Certificate at the office or agency maintained for that purpose by the Owner Trustee pursuant to Section 3.8.

         SECTION 5.4. No Segregation of Monies; No Interest. Subject to Sections 5.1 and 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, the Indenture or the Sale and Servicing Agreement, and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

         SECTION 5.5. Accounting and Reports to Noteholders, Certificateholders, Internal Revenue Service and Others. The Owner Trustee shall, based on information provided by or on behalf of the Depositor, (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code, such information as may be required (including Schedule K-1) to enable each Certificateholder to prepare its federal and State income tax returns, (c) file (or cause to be filed) such tax returns relating to the Trust (including a partnership information return, IRS Form 1065), and make such elections, as may from time to time be required or appropriate under any applicable State or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect (or cause to be collected) any withholding tax as described in and in accordance with Section 5.2(c) with respect to income or distributions to Certificateholders. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Owner Trustee shall not make the election provided under Section 754 of the Code.

         SECTION 5.6. Signature on Returns; Tax Matters Partner. (a) The Depositor shall prepare (or cause to be prepared) and sign, on behalf of the Trust, the tax returns of the Trust.

         (b) The Depositor shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code.

                                  ARTICLE VI

                     AUTHORITY AND DUTIES OF OWNER TRUSTEE

         SECTION 6.1. General Authority. The Owner Trustee is authorized and directed to execute and deliver on behalf of the Trust the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement, in each case, in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee's execution thereof and the Depositor's execution of this Agreement, and to direct the Indenture Trustee to authenticate and deliver (i) Class A-1 Notes in the aggregate principal amount of $__________, (ii) Class A-2 Notes in the aggregate principal amount of $__________ and (iii) Class A-3 Notes in the aggregate principal amount of $___________. In addition to the foregoing, the Owner Trustee is authorized to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action on behalf of the Trust as is permitted by the Basic Documents and which the Servicer or the Administrator directs with respect to the Basic Documents, except to the extent that this Agreement expressly requires the consent of Certificateholders for such action.

         SECTION 6.2. General Duties. Subject to Section 4.1 hereof, it shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, subject to the lien of the Indenture and in accordance with the provisions of this Agreement and the other Basic Documents. Notwithstanding anything else to the contrary in this Agreement, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator is required in the Administration Agreement to perform any act or to discharge such duty of the Owner Trustee or the Trust hereunder or under any other Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. Except as expressly provided in the Basic Documents, the Owner Trustee shall have no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables.

         SECTION 6.3. Action upon Instruction. (a) Subject to Article IV, and in accordance with the terms of the Basic Documents, the Certificateholders may, by written instruction, direct the Owner Trustee in the management of the Trust.

         (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

         (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

         (d) In the event the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

         SECTION 6.4. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Trust is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any lien (other than the lien of the Indenture) on any part of the Owner Trust Estate that results from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

         SECTION 6.5. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the other Basic Documents to which the Trust or the Owner Trust is a party and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3. Neither the Depositor nor the Certificateholders shall direct the Trustee to take any action that would violate the provisions of this Section 6.5.

         SECTION 6.6. Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in
Section 2.3 or (b) that, to the actual knowledge of the Owner Trustee, would
(i) affect the treatment of the Notes as indebtedness for federal income or Applicable Tax State income or franchise tax purposes, (ii) be deemed to cause a taxable exchange of the Notes for federal income or Applicable Tax State income or franchise tax purposes or (iii) cause the Trust or any portion thereof to be taxable as an association (or publicly traded partnership) taxable as a corporation for federal income or Applicable Tax State income or franchise tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 6.6.

         SECTION 6.7. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Owner Trust Estate upon the terms of this Agreement and the other Basic Documents to which the Owner Trustee is a party. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.9 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

              (a) the Owner Trustee shall not be liable for any error of judgment made by a responsible officer of the Owner Trustee;

              (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of any Certificateholder, the Indenture Trustee, the Depositor, the Administrator or the Servicer;

              (c) no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

              (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or amounts distributable on the Certificates;

              (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the other Basic Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the other Basic Documents;

              (f) the Owner Trustee shall not be liable for the default or misconduct of the Servicer, the Administrator, the Depositor or the Indenture Trustee under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Servicer under the Sale and Servicing Agreement or the Indenture Trustee under the Indenture; and

              (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its willful misconduct, bad faith or negligence in the performance of any such act.

         SECTION 6.8. Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

         SECTION 6.9. Representations and Warranties. (a) The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

              (i) It is a _________________ duly organized and validly existing in good standing under the laws of the State of ___________. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

              (ii) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

              (iii) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware State law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

         SECTION 6.10. Reliance; Advice of Counsel. (a) The Owner Trustee may rely upon, shall be protected in relying upon, and shall incur no liability to anyone in acting upon, any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any other Basic Document.

         SECTION 6.11. Not Acting in Individual Capacity. Except as provided in this Article VI, in accepting the trusts hereby created, _______________ acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

         SECTION 6.12. Owner Trustee Not Liable for Certificates or Receivables. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any other Basic Document or of the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document, or the accuracy of any such warranty or representation or any action of the Indenture Trustee, the Administrator or the Servicer or any subservicer taken in the name of the Owner Trustee.

         SECTION 6.13. Owner Trustee May Own Certificates and Notes. ________________ ______________________, in its individual or any other capacity, may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Servicer, the Administrator and the Indenture Trustee in banking transactions with the same rights as they would have if it was not the Owner Trustee.

                                 ARTICLE VII

                  COMPENSATION AND INDEMNITY OF OWNER TRUSTEE

         SECTION 7.1. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to and reimbursed by the Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. Such amounts shall be treated for tax purposes as having been contributed to the Trust by the Depositor and the tax deduction for such amounts shall be allocated to the Depositor.

         SECTION 7.2. Indemnification. The Depositor shall be liable as prime obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder; provided that the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from (i) the Indemnified Party's own willful misconduct, bad faith or negligence, or (ii) the inaccuracy of any representation or warranty contained in Section 6.9 expressly made by the Indemnified Party. The indemnities contained in this
Section 7.2 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 7.2, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

         SECTION 7.3. Payments to Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                 ARTICLE VIII

                                  TERMINATION

         SECTION 8.1. Termination of Agreement. (a) This Agreement (other than the provisions of Article VII) shall terminate and be of no further force or effect and the Trust shall wind up and dissolve, (i) upon the maturity or other liquidation of the last remaining Receivable and the disposition of any amounts received upon such maturity or liquidation or (ii) upon the payment to the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the terms of the Indenture, the Sale and Servicing Agreement and Article V. Any Insolvency Event, liquidation, dissolution, death or incapacity with respect to any Certificateholder or Certificate Owner shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto. Upon dissolution of the Trust, the Owner Trustee shall wind up the business and affairs of the Trust as required by Section 3808 of the Business Trust Statute.

         (b) Except as provided in Section 8.1(a), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

         (c) Notice of any termination of the Trust, specifying the Payment Date upon which the Certificateholders shall surrender their Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five (5) Business Days of receipt of notice of such termination from the Servicer, stating (i) the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment (after reservation of sums sufficient to pay all claims and obligations, if any, known to the Owner Trustee and payable by the Trust) and
(iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Certificate Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Certificate Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to
Section 5.2. Upon the satisfaction and discharge of the Indenture, and receipt of a certificate from the Indenture Trustee stating that all Noteholders have been paid in full and that the Indenture Trustee is aware of no claims remaining against the Trust in respect of the Indenture and the Notes, the Owner Trustee, in the absence of actual knowledge of any other claim against the Trust, shall be deemed to have made reasonable provision to pay all claims and obligations (including conditional, contingent or unmatured obligations) for purposes of Section 3808(e) of the Business Trust Statute.

         In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six (6) months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable escheat laws, any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Depositor.

         (d) Upon final distribution of any funds remaining in the Trust, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810(c) of the Business Trust Statute.

         SECTION 8.2. Prepayment of Certificates. (a) The Certificates shall be prepaid in whole, but not in part, at the direction of the Servicer pursuant to Section 8.1 of the Sale and Servicing Agreement, on any Payment Date on which the Servicer exercises its option to purchase the assets of the Trust pursuant to said Section 8.1, and the amount paid by the Servicer shall be treated as collections of Receivables and applied to pay the unpaid principal amount of the Notes and the Certificate Balance plus accrued and unpaid interest (including any overdue interest, to the extent lawful) thereon. The Servicer shall furnish the Rating Agencies and the Owner Trustee notice of such prepayment. If the Certificates are to be prepaid pursuant to this Section 8.2(a), the Servicer shall furnish notice of such election to the Owner Trustee not later than forty (40) days prior to the Prepayment Date and the Trust shall deposit by 10:00 A.M. (New York City time) on the Prepayment Date in the Certificate Distribution Account the Prepayment Price of the Certificates to be redeemed, whereupon all such Certificates shall be due and payable on the Prepayment Date.

         (b) Notice of prepayment under Section 8.2(a) shall be given by the Owner Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted immediately following receipt of notice from the Trust or Servicer pursuant to Section 8.2(a), but not later than thirty (30) days prior to the applicable Prepayment Date, to each Certificateholder as of the close of business on the Record Date preceding the applicable Prepayment Date, at such Certificateholder's address or facsimile number appearing in the Certificate Register.

         All notices of prepayment shall state:

         (i)    the Prepayment Date;

         (ii)   the Prepayment Price; and

         (iii) the place where such Certificates are to be surrendered for payment of the Prepayment Price (which shall be the office or agency of the Owner Trustee to be maintained as provided in Section 3.8).

         Notice of prepayment of the Certificates shall be given by the Owner Trustee in the name and at the expense of the Trust. Failure to give notice of prepayment, or any defect therein, to any Certificateholder shall not impair or affect the validity of the prepayment of any other Certificate.

         (c) Following notice of prepayment as required by Section
8.2(b), the Certificates shall on the Prepayment Date be paid by the Trust at the Prepayment Price and (unless the Trust shall default in the payment of the Prepayment Price) no interest shall accrue on the Prepayment Price for any period after the date to which accrued interest is calculated for purposes of calculating the Prepayment Price. Following payment in full of the Prepayment Price, this Agreement and the Trust shall terminate.

                                  ARTICLE IX

            SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

         SECTION 9.1. Eligibility Requirements for Owner Trustee. (a) The Owner Trustee shall at all times (i) be authorized to exercise corporate trust powers; (ii) have a combined capital and surplus of at least $50,000,000 and shall be subject to supervision or examination by federal or state authorities; and (iii) shall have (or shall have a parent that has) a [long-term] debt rating of investment grade by [each of the Rating Agencies] or be otherwise acceptable to the Rating Agencies. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 9.1, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 9.1, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.2.

         (b) The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute.

         SECTION 9.2. Resignation or Removal of Owner Trustee. (a) The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the applicable successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Owner Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

         (b) If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.1 or resigns pursuant to Section
9.2 of this Agreement and the ineligible or non-resigning Owner Trustee shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or if at any time an Insolvency Event with respect to the Owner Trustee shall have occurred and be continuing, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

         (c) Any resignation or removal of an Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section
9.2 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.3, payment of all fees and expenses owed to the outgoing Owner Trustee and the filing of a certificate of amendment to the Certificate of Trust if required by the Business Trust Statute. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to the Certificateholders, the Indenture Trustee, the Noteholders and each of the Rating Agencies.

         SECTION 9.3. Successor Owner Trustee. (a) Any successor Owner Trustee appointed pursuant to Section 9.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement. Upon the resignation or removal of the predecessor Owner Trustee becoming effective pursuant to Section 9.2, such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall, upon payment of its fees and expenses, deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement, and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

         (b) No successor Owner Trustee shall accept appointment as provided in this Section 9.3 unless, at the time of such acceptance, such successor Owner Trustee shall be eligible pursuant to Section 9.1.

         (c) Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 9.3, the Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within ten (10) after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

         (d) Any successor Owner Trustee appointed hereunder shall file the amendments to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

         SECTION 9.4. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Owner Trustee hereunder; provided that such corporation shall be eligible pursuant to Section 9.1; and provided further, that (i) the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies not less than fifteen (15) days prior to the effective date thereof and (ii) the Owner Trustee shall file an amendment to the Certificate of Trust as required by
Section 9.3.

         SECTION 9.5. Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity, such title to the Owner Trust Estate, or any part thereof, and, subject to the other provisions of this Section 9.5, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within fifteen
(15) days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.3.

         (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                  (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                  (iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

         (d) Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 9.6. Compliance with Business Trust Statute. Notwithstanding anything herein to the contrary, the Trust shall at all times have at least one trustee which meets the requirements of Section 3807(a) of the Business Trust Statute.

                                  ARTICLE X

                                 MISCELLANEOUS

         SECTION 10.1. Supplements and Amendments. (a) This Agreement may be amended by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement inconsistent with any other provision of this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel satisfactory to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder; and provided further that an Opinion of Counsel shall be furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment (A) will not materially adversely affect the federal or any Applicable Tax State income or franchise taxation of any outstanding Note or Certificate, or any Noteholder or Certificateholder and (B) will not cause the Trust to be taxable as a corporation for federal or any Applicable Tax State income or franchise tax purposes.

         (b) This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of (i) the holders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding and (ii) the holders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders, or (ii) reduce the aforesaid percentage of the principal amount of the Notes Outstanding and the Certificate Balance required to consent to any such amendment, without the consent of all the Noteholders and Certificateholders affected thereby; and provided further, that an Opinion of Counsel shall be furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment (A) will not materially adversely affect the federal or any Applicable Tax State income or franchise taxation of any outstanding Note or Certificate, or any Noteholder or Certificateholder and
(B) will not cause the Trust to be taxable as a corporation for federal or any Applicable Tax State income or franchise tax purposes.

         (c) Promptly after the execution of any such amendment, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

         (d) It shall not be necessary for the consent of Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section 10.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

         (e) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

         (f) Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

         (g) In connection with the execution of any amendment to this Agreement or any amendment to any other agreement to which the Trust is a party, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Basic Documents and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satisfied.

         SECTION 10.2. No Legal Title to Owner Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their beneficial interests therein only in accordance with Articles V and VIII. No transfer, by operation of law or otherwise, of any right, title, or interest of the Certificateholders to and in their beneficial interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

         SECTION 10.3. Limitation on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Administrator, the Certificateholders, the Servicer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 10.4. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three (3) Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the respective Corporate Trust Office; if to the Depositor, addressed to USAA Federal Savings Bank at the address of its principal executive office first above written; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

         (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         SECTION 10.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.6. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 10.7. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

         SECTION 10.8. No Petition. The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, and each Certificateholder, by accepting a Certificate, hereby covenants and agrees that it will not, until after the Notes have been paid in full, institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the other Basic Documents.

         SECTION 10.9. No Recourse. Each Certificateholder, by accepting a Certificate, acknowledges that such Certificateholder's Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Seller, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the other Basic Documents.

         SECTION 10.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 10.11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 10.12. Sale and Servicing Agreement Obligations.
Notwithstanding any other provision of this Agreement, the Owner Trustee agrees that it will comply with its obligations under Sections 3.1 and 4.1 of the Sale and Servicing Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                 USAA Federal Savings Bank,
                                 as Depositor

                                    By: _________________________
                                        Name:
                                        Title:

                                    __________________,
                                    as Owner Trustee

                                    By: _________________________
                                        Name:
                                        Title:


                                   EXHIBIT A

                         [FORM OF CLASS B CERTIFICATE]

         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS AS SET FORTH IN THE TRUST AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

NUMBER                                             $
R-[ ]                                              CUSIP NO.


                          USAA AUTO OWNER TRUST __________

                    CLASS B ____% ASSET BACKED CERTIFICATE

evidencing a beneficial interest in the Trust, as defined below. The property of the Trust includes a pool of motor vehicle retail installment loans, secured by security interests in the motor vehicles financed thereby, conveyed by USAA Federal Savings Bank to the Trust. The property of the Trust has been pledged to the Indenture Trustee pursuant to the Indenture to secure the payment of the Notes issued thereunder.

(This Certificate is not a deposit, does not represent an interest in or obligation of USAA Federal Savings Bank or any of its Affiliates and is not insured by the Federal Deposit Insurance Corporation or any other entity.)

         THIS CERTIFIES THAT _____________________ is the registered owner of __________ DOLLARS principal amount of nonassessable, fully-paid
___________________ Class B ____% Asset Backed Certificates of USAA Auto Owner Trust __________ (the "Trust") formed by USAA Federal Savings Bank, a federally chartered savings association (the "Depositor"). The Class B _____% Asset Backed Certificates have an aggregate Initial Certificate Balance of $___________ and bear interest at a rate of ___% per annum (the "Class B Rate").

         The Trust is governed pursuant to an Amended and Restated Trust Agreement, dated as of _________________ (as from time to time amended, supplemented or otherwise modified and in effect, the "Trust Agreement"), between the Depositor and __________________, not in its individual capacity but solely as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

         This Certificate is one of the duly authorized Certificates designated as "Class B ___% Asset Backed Certificates" (herein called the "Class B Certificates" or "Certificates") which are issued under and are subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. Also issued under the Indenture, dated as of _________________ (as from time to time amended, supplemented or otherwise modified and in effect, the "Indenture"), between the Trust and ______________________, as indenture trustee (in such capacity, the "Indenture Trustee"), are the Notes designated as "Class A-1 ____% Asset Backed Notes", "Class A-2 ____% Asset Backed Notes" and "Class A-3 ____% Asset Backed Notes" (collectively, the "Notes"). The property of the Trust includes (i) a pool of motor vehicle retail installment loans for new and used automobiles and light trucks and certain rights and obligations thereunder (the "Receivables"); (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Trust in the Financed Vehicles; (iii) rights to proceeds from claims on certain physical damage, credit life, credit disability or other insurance policies, if any, covering Financed Vehicles or Obligors; (iv) all of the Seller's rights to the Receivable Files; (v) such amounts as from time to time may be held in one or more accounts maintained pursuant to the Sale and Servicing Agreement, dated as of _________________ (as from time to time amended, supplemented or otherwise modified and in effect, the "Sale and Servicing Agreement"), by and among the Trust, the Depositor, as seller (in such capacity, the "Seller"), and USAA Federal Savings Bank, as servicer (the "Servicer"); (vi) payments and proceeds with respect to the Receivables held by the Servicer; (vii) all property (including the right to receive Liquidation Proceeds) securing a Receivable (other than a Receivable repurchased by the Servicer or purchased by the Seller); (viii) rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cut-off Date; and (ix) any and all proceeds of the foregoing. THE RIGHTS OF THE TRUST IN THE FOREGOING PROPERTY OF THE TRUST HAVE BEEN PLEDGED TO THE INDENTURE TRUSTEE TO SECURE THE PAYMENT OF THE NOTES.

         Under the Trust Agreement, there will be distributed on the _________ day of each month, or if such _________ day is not a Business Day, the next Business Day (each, a "Payment Date"), commencing _____________, to the Person in whose name this Certificate is registered at the close of business on the last day of the preceding month (the "Record Date") such Certificateholder's percentage interest in the amount to be distributed to Class B Certificateholders on such Payment Date pursuant to the Trust Agreement. Following the occurrence and during the continuation of certain events of default under the Indenture which has resulted in an acceleration of the Notes, no distributions of principal or interest will be made on the Certificates until all principal and interest on the Notes has been paid in full.

         THE HOLDER OF THIS CERTIFICATE ACKNOWLEDGES AND AGREES THAT ITS RIGHTS TO RECEIVE DISTRIBUTIONS IN RESPECT OF THIS CERTIFICATE ARE SUBORDINATED TO THE RIGHTS OF THE NOTEHOLDERS AS DESCRIBED IN THE SALE AND SERVICING AGREEMENT, THE INDENTURE AND THE TRUST AGREEMENT.

         It is the intent of the Depositor, the Servicer and the Certificateholders that, for purposes of federal income, state and local franchise and income tax and any other income taxes, the Trust will be treated as a partnership and the Certificateholders (including the Depositor) will be treated as partners in that partnership. The Depositor and the other Certificateholders by acceptance of a Certificate agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as partnership interests in the Trust.

         Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not, until after the Notes have been paid in full, institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Certificates, the Trust Agreement or any of the other Basic Documents.

         Distributions on this Certificate will be made as provided in the Trust Agreement by the Owner Trustee or the Certificate Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for the purpose by the Owner Trustee in New York, New York.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the Certificateholder hereof to any benefit under the Trust Agreement or be valid for any purpose.

         This Certificate shall be construed in accordance with the laws of the State of Delaware and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

                                                 USAA AUTO OWNER TRUST

                                                 By: __________________,
                                                     not in its individual
                                                     capacity but solely as
                                                     Owner Trustee

                                                 By: __________________,
                                                      Authorized Officer

         OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned Trust Agreement.

Dated: ____________________

                                               _____________________,
                                               not in its individual capacity
                                               but solely as Owner Trustee

                                               By: _______________________
                                                     Authorized Officer


                           [REVERSE OF CERTIFICATE]

         The Certificates do not represent an obligation of, or an interest in, the Depositor, the Seller, the Servicer, the Administrator, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality or by any other entity and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the Noteholders and the Certificateholders evidencing not less than a majority of the principal amount of the Notes Outstanding and the Certificate Balance, respectively. Any such consent by the holder of this Certificate shall be conclusive and binding on such Certificateholder and on all future holders of this Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of any of the Certificateholders.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the Transfer of the Certificates are registrable in the Certificate Register upon surrender of this Certificate for registration of Transfer at the offices or agencies maintained by ___________________________ in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

         The Certificates are issuable as registered Certificates without coupons in denominations of at least $1,000 and in integral multiples of $1,000 in excess thereof. Certificates are exchangeable for new Certificates and authorized denominations evidencing the same aggregate denomination, as requested by the Certificateholder surrendering the same. No service charge will be made for any such registration of Transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

         The Certificates may be acquired only by an entity that is either:
(a) not, and each account (if any) for which it is purchasing the Certificates is not (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), that is subject to
Section 4975 of the Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, State or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (iv) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. ss. 2510.3-101 or otherwise under ERISA) or (v) a person investing "plan assets" of any such plan (including without limitation, for purposes of this clause (v), an insurance company general account, but excluding any entity registered under the Investment Company Act of 1940, as amended); or (b) an insurance company acting on behalf of a general account and (i) on the date of purchase less than 25% of the assets of such general account (as reasonably determined by it) constitute "plan assets" for purposes of Title I of ERISA and Section 4975 of the Code,
(ii) the purchase and holding of such Certificates are eligible for exemptive relief under Sections (I) and (III) of Prohibited Transaction Class Exemption 95-60, and (iii) the purchaser agrees that if, after the purchaser's initial acquisition of the Certificates, at any time during any calendar quarter 25% or more of the assets of such general account (as reasonably determined by it no less frequently than each calendar quarter) constitute "plan assets" for purposes of Title I of ERISA or Section 4975 of the Code and no exemption or exception from the prohibited transaction rules applies to the continued holding of the Certificates under Section 401(c) of ERISA and the final regulations thereunder or under an exemption or regulation issued by the United States Department of Labor under ERISA, it will dispose of all Certificates then held in its general account by the end of the next following calendar quarter.

         In addition, the Certificates may not be acquired by or on behalf of a Person other than (A) a citizen or resident of the United States, (B) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (C) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (D) a trust with respect to which a U.S. court is able to exercise primary supervision over the administration of such trust and one or more Persons meeting the conditions of this paragraph has the authority to control all substantial decisions of the trust or (E) a Person not described in clauses (A) through (D) above whose ownership of the Certificates is effectively connected with such Person's conduct of a trade or business within the United States (within the meaning of the Code) and who provides the Owner Trustee and the Depositor with an IRS Form 4224 (and such other certifications, representations, or opinions of counsel as may be requested by the Owner Trustee or the Depositor).

         The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate (i) upon the maturity or other liquidation of the last remaining Receivable and the disposition of any amounts received upon such maturity or liquidation or (ii) upon the payment to the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the Indenture, the Trust Agreement and the Sale and Servicing Agreement, and upon such termination any remaining assets of the Trust shall be distributed to the Depositor. The Servicer of the Receivables may at its option purchase the assets of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Notes and the Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to [__]% of the Initial Pool Balance.

                                  ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto __________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

_________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said Certificate on the ______________ books of the Certificate Registrar, with full power of substitution in the premises.

Dated:___________

                                                                      */
                                          ______________________________
                                              Signature Guaranteed:

                                                                      */
                                          ______________________________


*/NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.


                                   EXHIBIT B

                         FORM OF CERTIFICATE OF TRUST

                            CERTIFICATE OF TRUST OF
                       USAA AUTO OWNER TRUST __________

         This Certificate of Trust of USAA Auto Owner Trust __________ (the "Trust"), dated as of _________________, is being duly executed and filed by ___________________________, a ______________________, as owner trustee (the
"Owner Trustee"), to form a business trust under the Delaware Business Trust Act (12 Delaware Code, ss. 3801 et seq.) (the "Act").

         1. Name. The name of the business trust formed hereby is USAA Auto Owner Trust __________.

         2. Owner Trustee. The name and business address of the trustee of the Trust is _____________________.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written in accordance with Section 3811(a)(1) of the Act.

                             __________________, not in its
                             individual capacity but solely as
                             Owner Trustee under a Trust Agreement
                             dated as of _________________

                             By: _____________________
                                     Name:
                                     Title:


                                  APPENDIX A

                             Definitions and Usage

                                                                 Exhibit 5.1


                       [Letterhead of Brown & Wood LLP]

                                                              August 4, 2000


USAA Federal Savings Bank
10750 McDermott Freeway
San Antonio, Texas  78288

Re:      USAA Federal Savings Bank
         Registration Statement on Form S-3 (File No. 333-30840)
         --------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel for you in connection with the Registration Statement on Form S-3 (file no. 333-30840) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $2,000,000,000 aggregate principal amount of asset backed notes (the "Notes") and asset backed certificates (the "Certificates" and, together with the Notes, the "Securities"). Each series of Notes will be issued pursuant to an indenture substantially in the form filed as an exhibit to the Registration Statement (an "Indenture") by and between the issuing trust and the indenture trustee named in the related prospectus supplement. Certain series of Certificates will be issued pursuant to a pooling and servicing agreement substantially in the form filed as an exhibit to the Registration Statement (the "Pooling and Servicing Agreement") by and between a trustee named in the related prospectus supplement and USAA Federal Savings Bank (the "Registrant").

         We have made such investigation of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Securities.

         Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

         1. When a Pooling and Service Agreement has been duly authorized by all necessary action by the parties thereto and has been duly executed and delivered by the parties thereto, and when the Certificates issued pursuant to that Pooling and Service Agreement have been duly executed, authenticated and delivered and paid for as described in the related prospectus and prospectus supplement, such Certificates will be validly issued, fully paid and non-assessable.

         2. When an Indenture has been duly authorized by all necessary action by the parties thereto and has been duly executed and delivered by the parties thereto, and the Notes issued pursuant to such Indenture have been duly executed, authenticated and delivered and paid for as described in the prospectus supplement, such Notes will be validly issued and binding obligations of the issuing trust, fully paid and non-assessable and subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         In rendering the foregoing opinions, we have assumed that each party to the Pooling and Servicing Agreement and the Indenture has full power and authority to enter into and perform its obligations under those agreements, as applicable. In addition, we have assumed that the Pooling and Servicing Agreement, the Certificates, the Indenture and the Notes will be executed and delivered in substantially the form filed as exhibits to the Registration Statement with such changes acceptable to us, and that such Certificates and Notes will be sold as described in the Registration Statement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                                      Very truly yours,



                                                      Brown & Wood LLP

                                                                 Exhibit 5.2


                                August 4, 2000

USAA Federal Savings Bank
10750 McDermott Freeway
San Antonio, Texas 78288

       Re: USAA Federal Savings Bank- Registration Statement on Form S-3 (File No. 333-30840)
                --------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special Delaware counsel for USAA Federal Savings Bank (the "Registrant") in connection with the Registration Statement on Form S-3 (File No. 333-30840) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Asset Backed Notes ("Notes") and Asset Backed Certificates ("Certificates").

         As described in the Registration Statement, the Notes and the Certificates may be issued from time to time by a Delaware business trust (each, a "Delaware Trust") to be formed by the Registrant pursuant to a Trust Agreement (each, a "Trust Agreement") among the Registrant and a trustee named in the related Trust Agreement, as owner trustee. At your request, this opinion is being furnished to you.

         For purposes of giving the opinions hereinafter set forth, we have examined and relied upon the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Business Trust Act and the form of Certificate filed as an exhibit thereto). Terms used herein without definition have the meanings given to such terms in the Trust Agreement.

         For purposes of this opinion, we have not reviewed any documents other than the documents listed above, which we believe are all the documents reasonably necessary for us to have considered for purposes of rendering the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. With respect to a Delaware Trust, when (i) the Trust Agreement for the related Delaware Trust has been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement, and (ii) the Certificate of Trust for the related Delaware Trust has been duly executed by the owner trustee and filed with the Secretary of State of the State of Delaware, the Trust Agreement will constitute a valid and binding obligation of the Registrant, enforceable in accordance with its terms.

         2. With respect to the Certificates issued by a Delaware Trust, when
(i) the final terms of such Certificates have been duly established and approved by or pursuant to authorization of the Board of Directors of the Registrant, (ii) the Trust Agreement relating to such series has been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement, (iii) the Certificate of Trust for the related Delaware Trust has been duly executed by the owner trustee and filed with the Secretary of State of the State of Delaware, and
(iv) such Certificates have been duly authorized, executed and issued by the related Delaware Trust and authenticated by the owner trustee, and delivered to and paid for by the purchasers thereof, all in accordance with the terms and conditions of the related Trust Agreement and in the manner described in the Registration Statement, such Certificates will be validly issued, fully paid and (except to the extent otherwise provided in the Trust Agreement) nonassessable interests in the Trust and entitled to the benefits of the Trust Agreement.

         The foregoing opinion is subject to the following exceptions, qualifications, limitations and assumptions:

         A. This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

         B. We have not participated in the preparation of the Registration Statement (other than this opinion) or any offering materials with respect to the Certificates and assume no responsibility for their contents (other than this opinion).

         C. The foregoing opinions are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,



                                                     Richards, Layton & Finger

EAM/TJH

                                                                  Exhibit 8.1

                       [Letterhead of Brown & Wood LLP]

                                                               August 4, 2000



USAA Federal Savings Bank
10750 McDermott Freeway
San Antonio, Texas  78288

Re:      USAA Federal Savings Bank
         Registration Statement on Form S-3 (File No. 333-30840)
         -------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special federal tax counsel to the trusts referred to below in connection with the filing by USAA Federal Savings Bank, a federally chartered savings association (the "Registrant"), of a Registration Statement on Form S-3 (file no. 333-30840) (such registration statement, together with the exhibits and any amendments thereto as of the date hereof, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") for the registration under the Act of asset backed notes (the "Notes") and asset backed certificates (the "Certificates") in an aggregate principal amount of up to $2,000,000,000. As described in the Registration Statement, the Notes and/or the Certificates will be issued from time to time in series.

         We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Notes and the Certificates. This advice is summarized under the headings "Summary -- Tax Status" and "Certain Federal Income Tax Consequences" in the prospectus contained in the Registration Statement and "Summary -- Tax Status" and "Certain Federal Income Tax Consequences" in the prospectus supplements contained in the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as special federal tax counsel to each issuing trust) under the heading "Certain Federal Income Tax Consequences" in the prospectus contained in the Registration Statement and "Certain Federal Income Tax Consequences" in the prospectus supplements contained in the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                                       Very truly yours,


                                                       Brown & Wood LLP

                                                                 Exhibit 25


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                           -------------------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                  -------------------------------------------
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
               A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                   ----------------------------------------

                           THE CHASE MANHATTAN BANK
              (Exact name of trustee as specified in its charter)


New York                                                         13-4994650
(State of incorporation                                    (I.R.S. employer
if not a national bank)                                 identification No.)

270 Park Avenue
New York, New York                                                    10017
(Address of principal executive offices)                         (Zip Code)

                              William H. McDavid
                                General Counsel
                                270 Park Avenue
                           New York, New York 10017
                              Tel: (212) 270-2611
           (Name, address and telephone number of agent for service)
         -------------------------------------------------------------
                               USAA Owner Trust_____

                [each trust issuing the indenture securities]

              (Exact name of obligor as specified in its charter)


Delaware                                                         Applied For
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                           identification No.)




(Address of principal executive offices)                          (Zip Code)

         -------------------------------------------------------------


                              Asset Backed Notes
                      (Title of the indenture securities)

         -------------------------------------------------------------








                                    GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

         New York State Banking Department, State House, Albany, New York
         12110.

         Board of Governors of the Federal Reserve System, Washington, D.C.,
         20551

         Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

         Federal Deposit Insurance Corporation, Washington, D.C., 20429.

     (b) Whether it is authorized to exercise corporate trust powers.

         Yes.

Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.


Item 16. List of Exhibits

         List below all exhibits filed as a part of this Statement of Eligibility.

         1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see
Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

         2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

         3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

         4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

         5. Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

         7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

         8. Not applicable.

         9. Not applicable.


                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 12th day of July 2000.

                                                     THE CHASE MANHATTAN BANK

                                                     By ______________________

                             Exhibit 7 to Form T-1


                               Bank Call Notice

                            RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                           The Chase Manhattan Bank
                 of 270 Park Avenue, New York, New York 10017
                    and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                     at the close of business December 31,
                  1999, in accordance with a call made by the
               Federal Reserve Bank of this District pursuant to
                  the provisions of the Federal Reserve Act.

ASSETS

in Millions                                                    Dollar Amounts

Cash and balances due from depoistory institutions:
     Noninterest-bearing balances and
     currency and coin......................................      $ 13,271
     Interest-bearing balances..............................        30,165
Securities:.................................................
Held to maturity securities                                            724
Available for sale securities...............................        54,770
Federal funds sold and securities purchased under
     agreements to resell...................................        29,694
Loans and lease financing receivaables:.....................
     Loans and leases, net of unearned income                     $132,814
     Less: Allowance for loan and lease losses                       2,254
     Less: Allocated transfer risk reserve..................             0
                                                                        --
     Loans and leases, net of unearned income,
     allowance and reserve..................................       130,560
Trading Assets..............................................        53,619
Premises and fixed assets (including capitalized
leases).....................................................         3,359
Other real estate owned                                                 29
Investments in unconsolidated subsidiaries and
     associated companies...................................           186
Customer's liability to this bank on acceptances
     outstanding............................................           608
Intangible assets...........................................         3,659
Other assets................................................        14,554
                                                                   -------
TOTAL ASSETS................................................      $332,198
                                                                  ========

                                  LIABILITIES

Deposits

     In domestic offices....................................      $102,421
     Noninterest bearing....................................       $41,580
     Interest-bearing.......................................        60,841
     In foreign offices, Edge and Agreement
     subsdiaries and IBF's..................................       108,233
Noninterest-bearing.........................................        $6,061
Interest-bearing............................................       102,172
Available for sale securities...............................        54,770

Federal funds sold and securities sold under
     agreements to repurchase...............................        47,425
Demand notes issued to the U.S. Treasury:...................           100
Trading liabilities.........................................        33,626
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases):
     With a remaning maturity of one year or less...........         3,964
     With a remaining maturity of more than one year
         through three years................................            14
     With a remaining maturity of more than three years.....            99
Bank's liability on acceptances executed and outstanding               608
Subordinated notes and debentures...........................         5,430
Other liabilities                                                   11,886

TOTAL LIABILITIES...........................................       313,806

                                         EQUITY CAPITAL
Perpetual preferred stock and related surplus                            0
Common stock................................................         1,211
Surplus (exclude all surplus related to preferred stock)....        11,066
Undivided profits and capital reserves......................         7,376
Net unrealized holding gaining (losses)
on available-for-sale securities............................       (1,277)
Accumulated net gains (losses) on cash flow hedges..........             0
Cumulative foreign currency translation adjustments.........            16
TOTAL EQUITY CAPITAL........................................        18,392
                                                                   -------
TOTAL LIABILITIES AND EQUITY CAPITAL........................      $332,198
                                                               ===========


I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                                    JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON, JR.             )
HELENE L. KAPLAN                     )  DIRECTORS
HENRY B. SCHACHT                     )

                                                                 Exhibit 99.1


  =========================================================================



                         SALE AND SERVICING AGREEMENT

                                by and between

                        USAA AUTO OWNER TRUST _______,
                                  as Issuer,

                          USAA FEDERAL SAVINGS BANK,
                            as Seller and Servicer

                         Dated as of _________________

  =========================================================================


                               TABLE OF CONTENTS

                                                                    Page

                                   ARTICLE I
                             DEFINITIONS AND USAGE


                                  ARTICLE II
                                TRUST PROPERTY

SECTION 2.1           Conveyance of Trust Property................................................................1
SECTION 2.2           Representations and Warranties of the Seller as to the Receivables..........................1
SECTION 2.3           Repurchase upon Breach......................................................................5
SECTION 2.4           Custody of Receivable Files.................................................................5
SECTION 2.5           Duties of Servicer as Custodian.............................................................6
SECTION 2.6           Instructions; Authority to Act..............................................................7
SECTION 2.7           Custodian's Indemnification.................................................................7
SECTION 2.8           Effective Period and Termination............................................................7

                                  ARTICLE III
                   ADMINISTRATION AND SERVICING OF RECEIVABLES AND TRUST PROPERTY

SECTION 3.1           Duties of Servicer..........................................................................8
SECTION 3.2           Collection of Receivable Payments...........................................................8
SECTION 3.3           Realization Upon Receivables................................................................9
SECTION 3.4           Allocations of Collections..................................................................9
SECTION 3.5           Maintenance of Security Interests in Financed Vehicles.....................................10
SECTION 3.6           Covenants of Servicer......................................................................10
SECTION 3.7           Purchase of Receivables Upon Breach........................................................10
SECTION 3.8           Servicer Fees..............................................................................11
SECTION 3.9           Servicer's Certificate.....................................................................11
SECTION 3.10          Annual Statement as to Compliance; Notice of Event of Servicing Termination................11
SECTION 3.11          Annual Independent Certified Public Accountant's Report....................................12
SECTION 3.12          Access to Certain Documentation and Information Regarding Receivables......................13
SECTION 3.13          Servicer Expenses..........................................................................13
SECTION 3.14          Insurance..................................................................................13

                                  ARTICLE IV
           DISTRIBUTIONS; RESERVE ACCOUNT; STATEMENTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS

SECTION 4.1           Accounts...................................................................................13
SECTION 4.2           Collections................................................................................15
SECTION 4.3           Application of Collections.................................................................15
SECTION 4.4           Advances...................................................................................15
SECTION 4.5           Additional Deposits........................................................................16
SECTION 4.6           Distributions..............................................................................16
SECTION 4.7           Reserve Account............................................................................19
SECTION 4.8           Net Deposits...............................................................................21
SECTION 4.9           Statements to Noteholders and Certificateholders...........................................21

                                   ARTICLE V
                                  THE SELLER

SECTION 5.1           Representations and Warranties of Seller...................................................23
SECTION 5.2           Liability of Seller; Indemnities...........................................................24
SECTION 5.3           Merger or Consolidation of, or Assumption of the Obligations of Seller.....................24
SECTION 5.4           Limitation on Liability of Seller and Others...............................................25
SECTION 5.5           Seller May Own Notes or Certificates.......................................................25

                                  ARTICLE VI
                                 THE SERVICER

SECTION 6.1           Representations of Servicer................................................................25
SECTION 6.2           Indemnities of Servicer....................................................................26
SECTION 6.3           Merger or Consolidation of, or Assumption of the Obligations of Servicer...................28
SECTION 6.4           Limitation on Liability of Servicer and Others.............................................28
SECTION 6.5           Delegation of Duties.......................................................................29
SECTION 6.6           Servicer Not to Resign as Servicer.........................................................29
SECTION 6.7           Servicer May Own Notes or Certificates.....................................................29

                                  ARTICLE VII
                             SERVICING TERMINATION

SECTION 7.1           Events of Servicing Termination............................................................30
SECTION 7.2           Appointment of Successor Servicer..........................................................31
SECTION 7.3           Repayment of Advances......................................................................32
SECTION 7.4           Notification to Noteholders and Certificateholders.........................................32
SECTION 7.5           Waiver of Past Events of Servicing Termination.............................................33

                                 ARTICLE VIII
                                  TERMINATION

SECTION 8.1           Optional Purchase of All Receivables.......................................................33
SECTION 8.2.          Succession Upon Satisfaction and Discharge of Indenture....................................34

                                  ARTICLE IX
                           MISCELLANEOUS PROVISIONS

SECTION 9.1           Amendment..................................................................................34
SECTION 9.2           Protection of Title to Trust Property......................................................35
SECTION 9.3           Governing Law..............................................................................37
SECTION 9.4           Notices....................................................................................37
SECTION 9.5           Severability of Provisions.................................................................38
SECTION 9.6           Assignment.................................................................................38
SECTION 9.7           Further Assurances.........................................................................38
SECTION 9.8           No Waiver; Cumulative Remedies.............................................................38
SECTION 9.9           Third-Party Beneficiaries..................................................................39
SECTION 9.10          Actions by Noteholders or Certificateholders...............................................39
SECTION 9.11          Limitation of Liability of Owner Trustee and Indenture Trustee.............................39
SECTION 9.12          Savings Clause.............................................................................40

Schedule A            Schedule of Receivables...................................................................A-1
Schedule B            Location of Receivable Files .............................................................B-1
Appendix A            Definitions and Usage....................................................................AA-1



         SALE AND SERVICING AGREEMENT, dated as of _________________ (as from time to time amended, supplemented or otherwise modified and in effect, this "Agreement"), by and between USAA AUTO OWNER TRUST _______ (the "Issuer"), a Delaware business trust, and USAA FEDERAL SAVINGS BANK, a federally chartered savings association, as seller (the "Seller") and servicer (the "Servicer").

         WHEREAS, the Issuer desires to purchase a portfolio of receivables and related property consisting of motor vehicle installment loan contracts generated by USAA Federal Savings Bank in the ordinary course of its business;

         WHEREAS, the Seller is willing to sell such portfolio of receivables and related property to the Issuer; and

         WHEREAS, USAA Federal Savings Bank is willing to service such receivables on behalf of the Issuer;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                             DEFINITIONS AND USAGE

         Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.

                                  ARTICLE II

                                TRUST PROPERTY

              SECTION 2.1 Conveyance of Trust Property. In consideration of the Issuer's delivery to, or upon the order of, the Seller of the Notes and the Certificates, the Seller does hereby irrevocably transfer, assign and otherwise convey to the Issuer (i) without recourse (subject to the obligations herein) all right, title and interest of the Seller, whether now owned or hereafter acquired, in and to the Trust Property and (ii) funds in the amount of the Reserve Initial Deposit. The transfer, assignment and conveyance made hereunder shall not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller to the Obligors or any other Person in connection with the Receivables and the other Trust Property or any agreement, document or instrument related thereto.

              SECTION 2.2 Representations and Warranties of the Seller as to the Receivables. The Seller makes the following representations and warranties as to the Receivables on which the Issuer shall be deemed to have relied in accepting the Receivables. Such representations and warranties speak as of the Closing Date, but shall survive the transfer, assignment and conveyance of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

              (i) Schedule of Receivables. The information set forth in Schedule A to this Agreement with respect to each Receivable is true and correct in all material respects, and no selection procedures adverse to the Securityholders have been used in selecting the Receivables from all receivables owned by the Seller which meet the selection criteria specified herein and in the Agreement.

              (ii) No Sale or Transfer. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuer.

              (iii) Good Title. Immediately prior to the transfer and assignment of the Receivables to the Issuer herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens and rights of others; and, immediately upon the transfer thereof, the Issuer, has either (i) good and marketable title to each Receivable, free and clear of all of all Liens and rights of others, and the transfer has been perfected under applicable law or (ii) a first priority perfected security interest in each Receivable.

              (iv) Receivable Files. The Receivable Files shall be kept at one or more of the locations specified in Schedule B hereto.

              (v) Characteristics of Receivables. Each Receivable (a) has been originated for the retail financing of a Financed Vehicle by an Obligor located in one of the States of the United States or the District of Columbia; (b) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security; and (c) provides for fully amortizing level scheduled monthly payments (provided that the payment in the last month in the life of the Receivable may be different from the level scheduled payment) and for accrual of interest at a fixed rate according to the simple interest method.

              (vi) Compliance with Law. Each Receivable and each sale of the related Financed Vehicle complied at the time it was originated or made, and complies on and after the Cutoff Date, in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity, and disclosure laws applicable to such Receivable and sale.

              (vii) Binding Obligation. Each Receivable constitutes the legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights.

              (viii) No Government Obligor. No Receivable is due from the United States of America or any state or from any agency, department, instrumentality or political subdivision of the United States of America or any state or local municipality and no Receivable is due from a business except to the extent that such receivable has a personal guaranty.

              (ix) Security Interest in Financed Vehicle. Immediately prior to the sale and assignment thereof to the Trust as herein contemplated, each Receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate action with respect to such Receivable had been taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Seller as secured party, which security interest is assignable and has been so assigned by the Seller to the Trust.

              (x) Receivables in Force. No Receivable has been satisfied, subordinated, or rescinded, nor has any Financed Vehicle been released from the Lien granted by the related Receivable in whole or in part.

              (xi) No Waiver. No provision of a Receivable has been waived in such a manner that such Receivable fails either to meet all of the representations and warranties made by the Seller herein with respect thereto pursuant to this Section 2.2.

              (xii) No Amendments. No Receivable has been amended except pursuant to either instruments included in the Receivable Files or instruments to be included in the Receivable Files pursuant to
         Section 13.2 and no such amendment has caused such Receivable either to fail to meet all of the representations and warranties made by the Seller herein with respect thereto pursuant to this Section 2.2.

              (xiii) No Defenses. As of the Cutoff Date, there are no rights of rescission, setoff, counterclaim, or defense, and the Seller has no knowledge of the same being asserted or threatened, with respect to any Receivable.

              (xiv) No Liens. As of the Cutoff Date, the Seller has no knowledge of any Liens or claims that have been filed, including Liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be Liens prior to, or equal or coordinate with, the Lien granted by the Receivable.

              (xv) No Default. Except for payment defaults continuing for a period of not more than [30] days as of the Cutoff Date, the Seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any Receivable exists; the Seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable exists; and the Seller has not waived any of the foregoing.

              (xvi) Insurance. Each Receivable requires that the Obligor thereunder obtain comprehensive and collision insurance covering the Financed Vehicle.

              (xvii) Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under the Agreement is unlawful, void or voidable.

              (xviii) All Filings Made. No filings (other than UCC filings which have been made) or other actions are necessary in any jurisdiction to give the Issuer a first priority perfected security interest in the Receivables and to give the Indenture Trustee a first priority perfected security interest in the Receivables.

              (xix) One Original. With respect to any Receivable for which an original executed copy exists, there is no more than one original executed copy of such Receivable which, immediately prior to the delivery thereof to the Servicer, as custodian for the Indenture Trustee, was in the possession of the Seller.

              (xx) Security. Each Receivable is secured by a new or used automobile or light-duty truck.

              (xxi) Maturity of Receivables. Each Receivable has a remaining maturity, as of the Cutoff Date, of not less than __ months nor greater than __ months and, (i) with respect to Receivables secured by new Financed Vehicles, an original maturity of at least __ months and not more than __ months and (ii) with respect to Receivables secured by used Financed Vehicles, an original maturity of at least __ months and not more than __ months. No Receivable has a scheduled maturity later than

              (xxii) Annual Percentage Rate. Each Receivable is a fully-amortizing fixed rate simple interest contract that provides for level scheduled monthly payments (except for the last payment, which may be minimally different from the level payments) over its respective remaining term, and has an Annual Percentage Rate that equals or exceeds [__]%, is not secured by any interest in real estate, and has not been identified on the computer files of the Seller as relating to Obligors who have requested a reduction in the periodic finance charges, as of the Cutoff Date, by application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

              (xxiii) No Repossessions. Each Receivable is secured by a Financed Vehicle that, as of the Cutoff Date, has not been repossessed without reinstatement of such Receivable.

              (xxiv) Obligor Not Subject to Bankruptcy Proceedings. Each Receivable has been entered into by an Obligor who has not been identified on the computer files of the Seller as being a debtor in any bankruptcy proceeding as of the Cutoff Date.

              (xxv) No Overdue Payments. No Receivable has any payment that is more than [30] days past due as of the Cutoff Date.

              (xxvi) Remaining Principal Balance. Each Receivable had a remaining principal balance, as of the Cutoff Date, of at least [$500].

              SECTION 2.3 Repurchase upon Breach. The Seller, the Servicer, the Issuer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement, the Indenture Trustee and the Seller promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made by the Seller pursuant to Section 2.2. Unless the breach shall have been cured by the last day of the second Collection Period following written notice to the Indenture Trustee of such breach, the Indenture Trustee shall enforce the obligation of the Seller under this Section 2.3 to repurchase any Receivable, the Issuer's interest in which is materially and adversely affected by the breach as of such last day (or, at the Seller's option, the last day of the first Collection Period following the discovery). In consideration of the purchase of the Receivable, the Seller shall remit the Purchase Amount (less any Liquidation Proceeds deposited, or to be deposited, in the Collection Account with respect to such Receivable pursuant to Section 3.3), in the manner specified in Section 4.5. The sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of the Seller's representations and warranties pursuant to Section 2.2 shall be to require the Seller to repurchase such Receivables pursuant to this Section 2.3. The obligation of the Seller to repurchase under this Section 2.3 shall not be solely dependent upon the actual knowledge of the Seller of any breached representation or warranty. Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section
2.3 or the eligibility of any Receivable for purposes of this Agreement.

              SECTION 2.4 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer and the Indenture Trustee as custodian of the following documents or instruments, which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer pursuant to the Indenture, with respect to each Receivable:

              (i) The original executed Receivable or, if no such original exists, a copy thereof.

              (ii) The original credit application fully executed by the Obligor or a photocopy thereof or a record thereof on a computer file, diskette or on microfiche.

              (iii) The notice of recorded Lien or such documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, evidencing the first priority perfected security interest of the Seller in the Financed Vehicle.

              (iv) Any and all other documents (including any computer file, diskette or microfiche) that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor (to the extent relating to a Receivable), or a Financed Vehicle.

         The Servicer acknowledges that it holds the documents and instruments relating to the Receivables for the benefit of the Issuer and the Indenture Trustee. The Issuer and the Indenture Trustee shall have no responsibility to monitor the Servicer's performance as custodian and shall have not liability in connection with the Servicer's performance of such duties hereunder.

              SECTION 2.5 Duties of Servicer as Custodian.

         (a) Safekeeping. The Servicer shall hold the Receivable Files for the benefit of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records, and computer systems pertaining to each Receivable File as shall enable the Servicer and the Issuer to comply with the terms and conditions of this Agreement, and the Indenture Trustee to comply with the terms and conditions of the Indenture. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records, and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to identify all Receivables Files and such related accounts, records and computer systems and verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Owner Trustee or the Indenture Trustee of the Receivable Files.

         (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at its offices specified in Schedule B-1 to this Agreement, or at such other office as shall be specified to the Issuer and the Indenture Trustee by 30 days' prior written notice. The Servicer shall make available to the Issuer and the Indenture Trustee or their duly authorized representatives, attorneys, or auditors, the Receivable Files, and the related accounts, records, and computer systems maintained by the Servicer during normal business hours as the Issuer or the Indenture Trustee shall reasonably request, which does not unreasonably interfere with the Servicer's normal operations.

         (c) Release of Documents. Upon written instructions from the Indenture Trustee, the Servicer shall release or cause to be released any document in the Receivable Files to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may reasonably designate, as soon as is reasonably practicable, to the extent it does not unreasonably interfere with the Servicer's normal operations. The Servicer shall not be responsible for any loss occasioned by the failure of the Indenture Trustee or its agent or designee to return any document or any delay in doing so.

              SECTION 2.6 Instructions; Authority to Act. All instructions from the Indenture Trustee shall be in writing and signed by an Authorized Officer of the Indenture Trustee, and the Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of such written instructions.

              SECTION 2.7 Custodian's Indemnification. The Servicer, as custodian, shall indemnify the Issuer, the Owner Trustee and the Indenture Trustee for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred, or asserted against the Issuer, the Owner Trustee or the Indenture Trustee as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable (i) to the Issuer for any portion of any such amount resulting from the willful misfeasance, bad faith, or negligence of the Indenture Trustee, the Owner Trustee or the Issuer, (ii) to the Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith, or negligence of the Indenture Trustee, the Owner Trustee or the Issuer and (iii) to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith, or negligence of the Indenture Trustee, the Owner Trustee or the Issuer.

              SECTION 2.8 Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this
Section 2.8. If USAA FSB shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.1, the appointment of the Servicer as custodian hereunder may be terminated by the Indenture Trustee, or by the holders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding (or if no Notes are Outstanding, by holders of Certificates evidencing not less than a majority of the Certificate Balance), in the same manner as the Indenture Trustee or such Securityholders may terminate the rights and obligations of the Servicer under Section 7.1. As soon as practicable after any termination of such appointment, the Servicer shall deliver to the Indenture Trustee or the Indenture Trustee's agent the Receivable Files and the related accounts and records maintained by the Servicer at such place or places as the Indenture Trustee may reasonably designate.

                                  ARTICLE III

        ADMINISTRATION AND SERVICING OF RECEIVABLES AND TRUST PROPERTY

              SECTION 3.1 Duties of Servicer. The Servicer shall manage, service, administer, and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable new or used automobile and light-duty truck receivables that it services for itself. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions, and making Advances pursuant to Section 4.4. The Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders, or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Owner Trustee (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce the Receivable, including bringing suit in its name or the names of the Indenture Trustee, the Noteholders, the Certificateholders, or any of them. The Owner Trustee shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

              SECTION 3.2 Collection of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable new or used automobile and light-duty truck receivables that it services for itself. The Servicer shall not change the amount of or reschedule the due date of any scheduled payment of a Receivable to a date more than 30 days from the original due date of such scheduled payment, change the annual percentage rate of or extend any Receivable or change any material term of a Receivable, except as provided by the terms of the Receivable or of this Agreement or as required by law or court order; provided, however, that the Servicer may extend any Receivable that is in default or with respect to which default is reasonably foreseeable and that would be acceptable to the Servicer with respect to comparable new or used automobile and light-duty truck receivables that it services for itself, if (a) the amount on deposit in the Reserve Account is greater than zero at the time of the extension, (b) the total credit-related extensions granted on the Receivable will not exceed four months in the aggregate, (c) the total number of credit-related extensions granted on the Receivable will not exceed two, and (d) the maturity of such Receivable would not be extended beyond the Collection Period immediately preceding the Final Scheduled Maturity Date. If, as a result of inadvertently rescheduling or extending payments, such rescheduling or extension breaches any of the terms of the proviso to the preceding sentence, then the Servicer shall be obligated to purchase such Receivable pursuant to Section 3.7. For the purpose of such purchases pursuant to Section 3.7, notice shall be deemed to have been received by the Servicer at such time as shall make purchase mandatory as of the last day of the Collection Period during which the discovery of such breach occurred.

              SECTION 3.3 Realization Upon Receivables. On behalf of the Issuer, the Servicer shall use reasonable efforts, consistent with its customary standards, policies and procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined shall have determined to be a Defaulted Receivable or otherwise (and shall specify any such Defaulted Receivable to the Indenture Trustee no later than the Determination Date following the Collection Period in which the Servicer shall have made such determination). The Servicer shall follow such customary standards, policies and procedures as it shall deem necessary or advisable in its servicing of comparable receivables, which may include selling the Financed Vehicle at public or private sale. The Servicer shall be entitled to recover from proceeds all reasonable expenses incurred by it in the course of converting the Financed Vehicle into cash proceeds. The Liquidation Proceeds (net of such expenses) realized in connection with any such action with respect to a Receivable shall be deposited by the Servicer in the Collection Account in the manner specified in Section 4.2 and shall be applied to reduce (or to satisfy, as the case may be) the Purchase Amount of the Receivable, if such Receivable is to be repurchased by the Seller pursuant to Section 2.3, or is to be purchased by the Serivcer pursuant to Section 3.7. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not be required to expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

              SECTION 3.4 Allocations of Collections. If an Obligor is obligated under one or more Receivables and also under one or more other assets owned by USAA FSB or assigned by USAA FSB to third parties, then any payment on any such asset received from or on behalf of such Obligor shall, if identified as being made with respect to a particular item or asset, be applied to such item, and otherwise shall be allocated by USAA FSB in accordance with its customary standards, policies and procedures.

              SECTION 3.5 Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Issuer hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason, in either case, when the Servicer has knowledge of the need for such re-perfection. In the event that the assignment of a Receivable to the Issuer is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to transfer to the Issuer a perfected security interest in the related Financed Vehicle, the Servicer hereby agrees that the Servicer's listing as the secured party on the certificate of title is deemed to be in its capacity as agent of the Issuer and the Indenture Trustee and further agrees to hold such certificate of title as the agent and custodian of the Issuer and the Indenture Trustee; provided that the Servicer shall not, nor shall the Issuer or the Indenture Trustee have the right to require that the Servicer, make any such notation on the related Financed Vehicles' certificate of title or fulfill any such additional administrative requirement of the laws of the state in which a Financed Vehicle is located.

              SECTION 3.6 Covenants of Servicer. The Servicer shall not (i) release the Financed Vehicle securing each such Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by or on behalf of the Obligor thereunder, (ii) impair the rights of the Trust in the Receivables, or (iii) increase the number of payments under a Receivable, increase the Amount Financed under a Receivable or extend or forgive payments on a Receivable, except as provided in Section
3.2. In the event that at the end of the scheduled term of any Receivable, the outstanding principal amount thereof is such that the final payment to be made by the related Obligor is larger than the regularly scheduled payment of principal and interest made by such Obligor, the Servicer may permit such Obligor to pay such remaining principal amount in more than one payment of principal and interest; provided that the last such payment shall be due on or prior to the Collection Period immediately preceding the Class B Final Scheduled Payment Date.

              SECTION 3.7 Purchase of Receivables Upon Breach. (a) The Seller, the Servicer or the Owner Trustee, as the case may be, promptly shall inform the other parties to this Agreement, in writing, upon the discovery of any breach pursuant to Section 3.2, 3.5 or 3.6. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer's election, the last day of the first following Collection Period), the Servicer shall purchase any Receivable materially and adversely affected by such breach as determined by the Indenture Trustee (which shall include any Receivable as to which a breach of Section 3.6 has occurred) at the Purchase Amount (less any Liquidation Proceeds deposited, or to be deposited, in the Collection Account with respect to such Receivable pursuant to Section 3.3). In consideration of the purchase of such Receivable, the Servicer shall remit the Purchase Amount in the manner specified in
Section 4.5. For purposes of this Section 3.7, the Purchase Amount shall consist in part of a release by the Servicer of all rights of reimbursement with respect to Outstanding Advances on the Receivable. The sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach pursuant to Section 3.2, 3.5 or
3.6 shall be to require the Servicer to purchase Receivables pursuant to this
Section 3.7.

          (b) With respect to all Receivables purchased pursuant to this
Section 3.7, the Issuer shall assign to the Servicer or the Seller, as applicable, without recourse, representation or warranty, all of the Issuer's right, title and interest in and to such Receivables and all security and documents relating thereto.

              SECTION 3.8 Servicer Fees. The Servicer shall be entitled to any interest earned on the amounts deposited in the Collection Account during each Collection Period plus all late fees, prepayment charges and other administrative fees and expenses or similar charges, if any, allowed by applicable law and the terms of the Receivables during each Collection Period (the "Supplemental Servicing Fee"). The Servicer also shall be entitled to the Servicing Fee, as provided herein.

              SECTION 3.9 Servicer's Certificate. (a) On or about the _____ day of each calendar month, the Servicer shall deliver to the Owner Trustee, each Note Paying Agent and Certificate Paying Agent, the Indenture Trustee and the Seller, with a copy to the Rating Agencies, a Servicer's Certificate containing all information (including all specific dollar amounts) necessary to make the transfers and distributions pursuant to Sections 4.3, 4.4, 4.5,
4.6 and 4.7 for the Collection Period preceding the date of such Servicer's Certificate, together with the written statements to be furnished by the Owner Trustee to Certificateholders pursuant to Section 4.9 and by the Indenture Trustee to the Noteholders pursuant to Section 4.9 hereof and Section 6.6 of the Indenture. Receivables purchased or to be purchased by the Servicer or the Seller shall be identified by the Servicer by the Seller's account number with respect to such Receivable (as specified in the Schedule of Receivables).

         (b) On or about the _____ (but in no event later than the _____) calendar day of each calendar month, the Servicer shall deliver to the respective underwriters of the Notes and the Certificates the Note Pool Factor for each Class of Notes and the Certificate Pool Factor for the Class B Certificates as of the close of business on the Payment Date occurring in that month.

                  SECTION 3.10 Annual Statement as to Compliance; Notice of Event of Servicing Termination. (a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency on or before March 31 of each year beginning March 31, ____, an Officer's Certificate, with respect to the preceding 12-month period (or such shorter period in the case of the first such certificate), stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such shorter period in the case of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such Officer's Certificate and the report referred to in Section 3.11 may be obtained by any Certificateholder by a request in writing to the Owner Trustee, or by any Noteholder or Person certifying that it is a Note Owner by a request in writing to the Indenture Trustee, in either case addressed to the applicable Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Indenture Trustee shall promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

         (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Servicing Termination under Section 7.1. The Seller shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Servicing Termination under clause (a)(ii) of Section 7.1.

              SECTION 3.11 Annual Independent Certified Public Accountant's Report. The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer or to the Seller, to deliver to the Owner Trustee and the Indenture Trustee on or before March 31 of each year beginning March 31, _____ with respect to the prior calendar year (or such shorter period in the case of the first such report) a report addressed to the board of directors of the Servicer and to the Owner Trustee and the Indenture Trustee, to the effect that such firm has examined the automobile and light-duty truck receivable servicing functions of the Servicer for such period, including the Servicer's procedures and records relating to servicing of the Receivables under this Agreement and that, on the basis of such examination, such firm is of the opinion that such servicing has been conducted during such period in compliance with this Agreement except for
(a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such firm's report. In addition, such report shall state that such firm has compared the mathematical calculations of each amount set forth in the Servicer's Certificates forwarded by the Servicer pursuant to Section 3.9 during the period covered by such report (which shall be the preceding calendar year or such shorter period in the case of the first such report) with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such firm is of the opinion that such amounts are in agreement, except for such exceptions as such firm believes to be immaterial and such other exceptions as shall be set forth in such statement. In addition, such report shall set forth the procedures performed in conjunction with the examination and shall contain an opinion of such firm as to the accuracy of the amounts set forth in the Servicer's Certificates delivered pursuant to Section 3.9 in such period.

         The report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

              SECTION 3.12 Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Certificateholders, the Indenture Trustee and the Noteholders access to the Receivable Files in such cases where the Certificateholders, the Indenture Trustee or the Noteholders shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section 3.12 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 3.12.

              SECTION 3.13 Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of the Owner Trustee and the Indenture Trustee, independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Noteholders and Certificateholders.

              SECTION 3.14 Insurance. The Servicer, in accordance with its customary servicing procedures and underwriting standards, shall require that each Obligor shall have obtained and shall maintain comprehensive and collision insurance covering the related Financed Vehicle as of the execution of the Receivable. The Servicer shall enforce its rights under the Receivables to require the Obligors to maintain comprehensive and collision insurance, in accordance with the Servicer's customary practices and procedures with respect to comparable new or used automobile and light-duty truck receivables that it services for itself or others.

                                  ARTICLE IV

                        DISTRIBUTIONS; RESERVE ACCOUNT;
               STATEMENTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS

              SECTION 4.1 Accounts. (a) The Servicer shall, prior to the Closing Date, cause to be established and maintained an Eligible Deposit Account in the name "____________________ as Indenture Trustee, as secured party from USAA Auto Owner Trust _______", initially at the corporate trust department of ______________________, which shall be designated as the "Collection Account". Initially, the Collection Account shall be account number ___________ and shall include any successor or replacement accounts thereto. The Collection Account shall be under the sole dominion and control of the Indenture Trustee; provided, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Collection Account in accordance with the terms of the Basic Documents. The Collection Account will be established and maintained pursuant to an account agreement which specifies New York law as the governing law. In addition, the Collection Account shall be established and maintained at an Institution which agrees in writing that for so long as the Notes are outstanding it will comply with entitlement orders (as defined in Article 8 of the UCC) originated by the Indenture Trustee without further consent of the Issuer. All monies deposited from time to time in the Collection Account shall be held by the Indenture Trustee as secured party for the benefit of the Noteholders and, after payment in full of the Notes, as agent of the Owner Trustee and as part of the Trust Property. All deposits to and withdrawals from the Collection Account shall be made only upon the terms and conditions of the Basic Documents.

         If the Servicer is required to remit collections pursuant to the first sentence of Section 4.2, all amounts held in the Collection Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Collection Account in specified Permitted Investments that mature not later than the Business Day immediately prior to the Payment Date for the Collection Period to which such amounts relate and such Permitted Investments shall be held to maturity. All interest and other income (net of losses and investment expenses) on funds on deposit in the Collection Account shall be withdrawn from the Collection Account at the written direction of the Servicer and shall be paid to the Servicer. The Indenture Trustee shall not be liable for investment losses in Permitted Investments made in accordance with directions from the Servicer. In the event that the Collection Account is no longer to be maintained at the corporate trust department of _________, the Servicer shall, with the Indenture Trustee's or Owner Trustee's assistance as necessary, cause an Eligible Deposit Account to be established as the Collection Account within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

         (b) The Servicer shall, prior to the Closing Date, establish and maintain an administrative subaccount within the Collection Account at the bank or trust company then maintaining the Collection Account, which subaccount shall be designated as the "Principal Distribution Account". The Principal Distribution Account is established and maintained solely for administrative purposes.

         (c) The Servicer shall, prior to the Closing Date, cause an Eligible Deposit Account to be established and maintained, in the name "_______________________ as Owner Trustee", initially at the corporate trust department of _______________________, which shall be designated as the "Certificate Distribution Account". The Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee. All monies deposited from time to time in the Certificate Distribution Account pursuant to this Agreement and the Indenture shall be held by the Owner Trustee as part of the Trust Property and shall be applied as provided in the Basic Documents. In the event that the Certificate Distribution Account is no longer to be maintained at the corporate trust department of _______________________, the Servicer shall cause an Eligible Deposit Account to be established as the Certificate Distribution Account within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent). The Certificate Distribution Account will be established and maintained pursuant to an account agreement which specifies New York law as the governing law.

              SECTION 4.2 Collections. The Servicer shall remit to the Collection Account within two (2) Business Days of the receipt thereof (i) all payments by or on behalf of the Obligors (but excluding Purchased Receivables) and (ii) all Liquidation Proceeds, both as collected during the Collection Period; provided that USAA FSB, so long as it is acting as the Servicer and no Event of Servicing Termination has occurred and is continuing, may make remittances of collections on a less frequent basis than that specified in the immediately preceding sentence. It is understood that such less frequent remittances may be made only on the specific terms and conditions set forth below in this Section 4.2 and only for so long as such terms and conditions are fulfilled. Accordingly, notwithstanding the provisions of the first sentence of this Section 4.2, the Servicer shall remit collections received during a Collection Period to the Collection Account in immediately available funds on [the Business Day preceding] the related Payment Date but only for so long as the Monthly Remittance Condition is satisfied. The Owner Trustee or the Indenture Trustee shall not be deemed to have knowledge of any event or circumstance in the definition of Monthly Remittance Condition that would require remittance by the Servicer to the Collection Account within two (2) Business Days of receipt as aforesaid unless the Owner Trustee or the Indenture Trustee has received notice of such event or circumstance from the Seller or the Servicer in an Officer's Certificate or from the holders of Notes evidencing not less than 25% of the principal amount of the Notes Outstanding or from the Certificateholders of Certificates evidencing not less than 25% of the Certificate Balance or a Trustee Officer in the Corporate Trust Office with knowledge hereof or familiarity herewith has actual knowledge of such event or circumstance. For purposes of this Article IV the phrase "payments by or on behalf of Obligors" shall mean payments made by Persons other than the Servicer or by other means.

              SECTION 4.3 Application of Collections. For the purposes of this Agreement, as of the close of business on the last day of each Collection Period, all collections for the Collection Period with respect to each Receivable (other than a Purchased Receivable) shall be applied by the Servicer as follows:

                  Each payment on a Receivable shall be applied first to the amount of interest accrued on such Receivable to the date of receipt, then to reduce the scheduled principal amount outstanding on the Receivable to the extent of the remaining scheduled payment and then to any outstanding fees under the terms of the Receivable. Amounts paid by the Seller or the Servicer in respect of Repurchased Receivables shall be allocated first to any interest accrued on the related Receivable and then to the Principal Balance of the related Receivable.

              SECTION 4.4 Advances. (a) As of each Determination Date, the Servicer shall make a payment with respect to each Receivable (other than a Defaulted Receivable) equal to the excess, if any, of (x) the product of the Principal Balance of such Receivable as of the first day of the related Collection Period and one-twelfth of the Annual Percentage Rate on such Receivable (calculated on the basis of a 360-day year of twelve 30-day months), over (y) the interest actually received by the Servicer with respect to such Receivable from the Obligor or from payment of the Purchase Amount during or with respect to such Collection Period. The Servicer shall deposit all such Advances into the Collection Account in immediately available funds no later than, 11:00 a.m. New York City time, on the Determination Date. Notwithstanding the foregoing, the Servicer may elect not to make any Advance with respect to a Receivable to the extent that the Servicer, in its sole discretion, shall determine that such Advance is not recoverable from subsequent payments on such Receivable or from withdrawals from the Reserve Account. To the extent that the amount set forth in clause (y) above with respect to a Receivable is greater than the amount set forth in clause (x) above with respect thereto, such excess amount shall be distributed to the Servicer pursuant to Section 4.6(b). In addition, in the event that a Receivable becomes a Defaulted Receivable, Outstanding Advances in respect of that Receivable shall be reimbursed to the extent of interest Collections with respect to such Receivable and, if such amounts are insufficient, from amounts on deposit in the Reserve Account, and if such amounts are not sufficient, from amounts on deposit in the Collection Account. The Servicer shall not make any advance with respect to principal of Receivables.

         (b) The Servicer shall deposit in the Collection Account the aggregate Advances on the Receivables pursuant to Section 4.4(a). To the extent that the Servicer fails to make an Advance pursuant to Section 4.4(a) on the date required, the Servicer shall so notify the Issuer and the Indenture Trustee in writing specifying the amount of the Advance and the Receivable to which such Advance related, and the Trustee shall withdraw such amount (or, if determinable, such portion of such amount as does not represent advances for delinquent interest) from the Reserve Account and deposit such amount in the Collection Account.

              SECTION 4.5 Additional Deposits. (a) The Seller and the Servicer shall deposit in the Collection Account the aggregate Purchase Amounts with respect to Purchased Receivables pursuant to Sections 2.3 and 3.7, respectively, and the Servicer shall deposit therein all amounts to be paid under Section 8.1. All such deposits with respect to a Collection Period shall be made, in immediately available funds, on the Business Day preceding the Payment Date related to such Collection Period.

         (b) The Indenture Trustee, in accordance with the written instructions of the Servicer, shall, on the Payment Date relating to each Collection Period, make withdrawals from the Reserve Account (i) first, in an amount equal to the Reserve Account Excess Amount and (ii) second, in an amount equal to the amount (if positive) calculated by the Servicer pursuant to the second sentence of Section 4.6(b).

                  SECTION 4.6 Distributions. (a) On each Payment
Date, the Indenture Trustee shall cause the transfer and distribution of the amounts set forth in the Servicer's Certificate for such Payment Date from the Collection Account to the Servicer, in immediately available funds, for repayment of Outstanding Advances pursuant to Section 4.4(a).

         (b) The Servicer shall on or before each Determination Date calculate the Available Collections, the Reserve Account Excess Amount, the Available Funds, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, if any, the Accrued Class A Note Interest, the Accrued Class B Certificate Interest and the Regular Principal Distribution Amount. In addition, the Servicer shall calculate on or before each Determination Date the difference, if any, between the Total Required Payment and the Available Funds and, pursuant to Section 4.5(b), the Indenture Trustee shall withdraw funds from the Reserve Account in an amount equal to the lesser of such difference (if positive) or the balance of such Reserve Account.

         (c) On each Payment Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on or before the related Determination Date pursuant to Section 3.9), to make the following withdrawals from the Collection Account and make deposits, distributions and payments, to the extent of Available Funds for such Payment Date (plus funds, if any, deposited in the Collection Account from the Reserve Account pursuant to Section 4.5(b)), in the following order of priority:

                  (i) first, to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

                  (ii) second, to the Noteholders, the Accrued Class A Note Interest for such Payment Date; provided that if there are not sufficient funds available to pay the entire amount of the Accrued Class A Note Interest, the amounts available shall be applied to the payment of such interest on the Class A Notes on a pro rata basis;

                  (iii) third, to the Certificate Distribution Account, the Accrued Class B Certificate Interest for such Payment Date;

                  (iv) fourth, to the Principal Distribution Account, the Regular Principal Distribution Amount for such Payment Date;

                  (v) fifth, if such Payment Date is a Final Scheduled Payment Date for any Class, to the Principal Distribution Account, the amount necessary to reduce the remaining principal amount of such Class to zero;

                  (vi) sixth, to the Reserve Account, the amount, if any, required to reinstate the amount in the Reserve Account up to the Specified Reserve Balance for such Payment Date;

                  (vii) seventh, to the Indenture Trustee any amounts owed to it pursuant to Section 6.7 of the Indenture and not previously paid; and

                  (viii) eighth, to the Seller, any remaining Available Funds for such Payment Date.

         Notwithstanding the foregoing in this Section 4.6(c),

                       (A) if the Class A Notes have been accelerated after an
              Event of Default specified in Section 5.1(iii) of the Indenture, then the Available Funds remaining after clause (iii) above shall instead be applied in the following order of priority:

                          (1) to the holders of the Class A Notes on a pro
                             rata basis in reduction of principal until the principal amount of the Class A Notes has been paid in full;

                          (2) to the Certificate Distribution Account, the
                             Certificate Balance of the Class B Certificates;

                          (3) to the Indenture Trustee, any amounts owed to it
                             pursuant to Section 6.7 of the Indenture and not previously paid; and

                          (4) to the Seller, any remaining Available Funds for
                             such Payment Date; and

                       (B) if the Class A Notes have been accelerated after an
              Event of Default specified in Section 5.1(i), (ii), (iv) or (v) of the Indenture, then the Available Funds remaining after clause (ii) above shall instead be applied in the following order of priority:

                          (1) to the holders of the Class A Notes on a pro
                             rata basis in reduction of principal until the principal amount of the Class A Notes has been paid in full;

                          (2) to the Certificate Distribution Account, the sum
                             of (x) the Accrued Class B Certificate Interest for such Payment Date and (y) the Certificate Balance of the Class B Certificates;

                          (3) to the Indenture Trustee, any amounts owed to it
                             pursuant to Section 6.7 of the Indenture and not previously paid; and

                          (4) to the Seller, any remaining Available Funds for
                             such Payment Date.

          (d) If the Notes have not been accelerated because of an Event of Default, then on each Payment Date the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on or before the related Determination Date pursuant to Section 3.9), to withdraw the funds deposited in the Principal Distribution Account on such Payment Date and make distributions and payments in the following order of priority:

                  (i) first, to the holders of the Class A-1 Notes on a pro rata basis in reduction of principal until the principal amount of the Class A-1 Notes has been paid in full;

                  (ii) second, to the holders of the Class A-2 Notes on a pro rata basis in reduction of principal until the principal amount of the Class A-2 Notes has been paid in full;

                  (iii) third, to the holders of the Class A-3 Notes on a pro rata basis in reduction of principal until the principal amount of the Class A-3 Notes has been paid in full;

                  (iv) fourth, to the Certificate Distribution Account, in reduction of the Certificate Balance of the Class B Certificates, until the Certificate Balance of the Class B Certificates has been reduced to zero; and

                  (v) fifth, to the Seller, any funds remaining on deposit in the Principal Distribution Account.

                  If the Notes have been accelerated because of an Event of Default, then on each Payment Date the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on or before the related Determination Date pursuant to Section 3.9), to withdraw the funds deposited in the Principal Distribution Account on such Payment Date and pay them to the holders of the Notes on a pro rata basis in reduction of principal until the principal amount of the Notes has been paid in full.

                  SECTION 4.7 Reserve Account. (a) (i) The Servicer shall, prior to the Closing Date, cause to be established and maintained an Eligible Deposit Account in the name "________________ as Indenture Trustee, as secured party from USAA Auto Owner Trust _______", initially at the corporate trust department of __________________), which shall be designated as the "Reserve Account" (the Reserve Account, together with the Collection Account (including the Principal Distribution Account), the "Trust Accounts"). The Reserve Account shall be under the sole dominion and control of the Indenture Trustee; provided, that the Servicer may make deposits to the Reserve Account in accordance with the Basic Documents. The Reserve Account will be established and maintained pursuant to an account agreement which specifies New York law as the governing law. In addition, the Reserve Account shall be established and maintained at an institution which agrees in writing that for so long as the Notes are outstanding it will comply with entitlement orders (as defined in Article 8 of the UCC) originated by the Indenture Trustee without further consent of the Issuer. On the Closing Date, the Seller shall deposit the Reserve Initial Deposit into the Reserve Account. The Reserve Account and all amounts, securities, investments, financial assets and other property deposited in or credited to the Reserve Account (such amounts, the "Reserve Account Property") shall be held by the Indenture Trustee as secured party for the benefit of the Noteholders and, after payment in full of the Notes, as agent of the Owner Trustee and as part of the Trust Property, and all deposits to and withdrawals from there from shall be made only upon the terms and conditions of the Basic Documents.

         The Reserve Account Property shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Seller, by the bank or trust company then maintaining the Reserve Account in Permitted Investments that mature not later than the next Payment Date or such later date that satisfies the Rating Agency Condition, and such Permitted Investments shall be held to maturity. [In the absence of written direction, all funds shall be invested in the Chase Vista money market fund.] All interest and other income (net of losses and investment expenses) on funds on deposit in the Reserve Account shall be deposited therein. The Indenture Trustee shall not be liable for investment losses in Permitted Investments made in accordance with directions from the Servicer. In the event the Reserve Account is no longer to be maintained at the corporate trust department of ___________________, the Seller shall, with the Indenture Trustee's or Owner Trustee's assistance as necessary, cause an Eligible Deposit Account to be established as the Reserve Account within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

                  (ii)  With respect to Reserve Account Property:

                           (A) any Reserve Account Property that is a
                  "financial asset" as defined in Section 8-102(a)(9) of the UCC shall be physically delivered to, or credited to an account in the name of, the institution maintaining the Reserve Account in accordance with such institution's customary procedures such that such institution establishes a "securities entitlement" in favor of the Indenture Trustee with respect thereto; and

                           (B) any Reserve Account Property that is held in
                  deposit accounts shall be held solely in the name of the Indenture Trustee at one or more depository institutions having the Required Rating and each such deposit account shall be subject to the exclusive custody and control of the Indenture Trustee and the Indenture Trustee shall have sole signature authority with respect thereto.

                  (iii) Except for any deposit accounts specified in clause
         (ii)(B) above, the Reserve Account shall only be invested in securities or in other assets which the institution maintaining the Reserve Account agrees to treat as "financial assets" as defined in
         Section 8-102(a)(9) of the UCC.

         (b) If the Servicer pursuant to Section 4.4 determines on or before any Determination Date that it is required to make an Advance and does not do so from its own funds, the Servicer shall promptly instruct the Indenture Trustee in writing to withdraw funds, in an amount specified by the Servicer, from the Reserve Account and deposit them in the Collection Account to cover any shortfall. Such payment shall be deemed to have been made by the Servicer pursuant to Section 4.4 for purposes of making distributions pursuant to this Agreement, but shall not otherwise satisfy the Servicer's obligation to deliver the amount of the Advances to the Indenture Trustee, and the Servicer shall within two (2) Business Days replace any funds in the Reserve Account so used.

         (c) Following the payment in full of the aggregate principal amount of the Notes and the Certificate Balance and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders and Certificateholders and the termination of the Trust, any remaining Reserve Account Property shall be distributed to the Seller.

         (d) The Seller shall be permitted to sell, transfer, convey or assign in any manner its rights in the Reserve Account under Section 4.7(c), together with its rights to receive amounts under Section 4.6(c)(vii) of this Agreement and Sections 5.4(b)(viii) and 8.2(c)(vii) of the Indenture, provided that each of the following:

                   (i) the Rating Agency Condition is satisfied with respect to such action;

                  (ii) such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; and

                  (iii) the transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions taken previously by the Seller.

                  SECTION 4.8 Net Deposits. For so long as (i)USAA FSB shall be the Servicer and (ii) the Servicer shall be entitled pursuant to Section 4.2 to remit collections on a monthly basis rather than within two (2) Business Days of receipt, USAA FSB may make the remittances pursuant to Sections 4.2 and 4.5 above, net of amounts to be distributed to USAA FSB pursuant to Section
4.6(c). Nonetheless, the Servicer shall account for all of the above described remittances and distributions except for the Supplemental Servicing Fee in the Servicer's Certificate as if the amounts were deposited and/or transferred separately.

                  SECTION 4.9 Statements to Noteholders and
Certificateholders. On [the Business Day prior to] each Payment Date, the Servicer shall provide to the Indenture Trustee (with copies to the Rating Agencies and each Note Paying Agent) for the Indenture Trustee to forward to each Noteholder of record as of the most recent Record Date and to the Owner Trustee (with copies to the Rating Agencies and to each Certificate Paying Agent) for the Owner Trustee to forward to each Certificateholder of record as of the most recent Record Date a statement based on information in the Servicer's Certificate furnished pursuant to Section 3.9, setting forth for the Collection Period relating to such Payment Date the following information as to the Notes and the Certificates to the extent applicable:

                  (i) the amount of such distribution allocable to principal allocable to the Notes and to the Certificate Balance;

                  (ii) the amount of such distribution allocable to interest allocable to the Notes and the Certificates;

                  (iii) the amount of such distribution allocable to draws from the Reserve Account, if any;

                  (iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                  (v) the Specified Reserve Balance as of such Payment Date;

                  (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Payment Date;

                  (vii) the amounts of the Class A Noteholders' Interest Carryover Shortfall and the Class B Certificateholders' Interest Carryover Shortfall, if any, on such Payment Date and the change in such amounts from the preceding Payment Date;

                  (viii) the aggregate outstanding principal amount of each Class of Notes, the Note Pool Factor for each Class of Notes, the Certificate Balance and the Certificate Pool Factor as of such Payment Date;

                  (ix) the amount of any previously due and unpaid payment of principal of the Notes or of the Certificate Balance, as applicable, and the change in such amount from that of the prior Payment Date;

                  (x) the balance of the Reserve Account on such Payment Date, after giving effect to distributions made on such Payment Date and the change in such balance from the preceding Payment Date;

                  (xi) the amount of the aggregate Realized Losses, if any, with respect to the related Collection Period;

                  (xii) the aggregate Purchase Amount of Receivables repurchased by the Seller or purchased by the Servicer, if any, with respect to the related Collection Period;

                  (xiii) the amount of Advances, if any, on such Payment Date;

                  (xiv) the aggregate Collections for the related Collection Period; and

                  (xv) the aggregate Principal Balance of the Receivables that became designated as Defaulted Receivables during the related Collection Period.

         In addition, such statements may be posted by the Indenture Trustee on its website.

         Each amount set forth on the Payment Date statement pursuant to clauses (i), (ii), (vi), (vii) and (ix) above shall be expressed as a dollar amount per $1,000 of original principal amount of a Note or original Certificate Balance of a Certificate, as applicable.

                                   ARTICLE V

                                  THE SELLER

                  SECTION 5.1 Representations and Warranties of Seller.
The Seller makes the following representations and warranties on which the Issuer is deemed to have relied in acquiring the Trust Property. The representations and warranties speak as of the execution and delivery of this Agreement and shall survive the conveyance of the Trust Property to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the
Indenture:

         (a) Organization and Good Standing. The Seller has been duly organized and is validly existing as a federally chartered savings association in good standing under the laws of the United States of America, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority, and legal right to acquire and own the Receivables.

         (b) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to the Trust and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party shall have been duly authorized, executed and delivered by the Seller by all necessary corporate action.

         (c) Binding Obligations. This Agreement constitutes a legal, valid, and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (d) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Seller is a party and the fulfillment of the terms hereof and thereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the charter or bylaws of the Seller, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which the Seller is a party or by which it is bound, (ii) result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument, or (iii) violate any law or, to the best of the Seller's knowledge, any order, rule, or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

         (e) No Proceedings. There are no proceedings or investigations pending, or, to the best of the Seller's knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement, any of the other Basic Documents or the Securities, (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Securities or (iv) relating to the Seller and which might adversely affect the federal income tax attributes of the Securities.

         SECTION 5.2 Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement, and hereby agrees to the following:

         (a) The Seller shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to, and as of the date of, the conveyance of the Receivables to the Issuer or the issuance and original sale of the Notes and the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to ownership of the Receivables or federal or state income taxes arising out of the transactions contemplated by this Agreement and the other Basic Documents) and costs and expenses in defending against the same.

         (b) The Seller shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith, or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's violation of federal or State securities laws in connection with the registration or the sale of the Notes or the Certificates.

         (c) Indemnification under this Section 5.2 shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section 5.2 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

                  SECTION 5.3 Merger or Consolidation of, or
Assumption of the Obligations of Seller. Any Person (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Seller shall be a party, or (iii) succeeding to the business of the Seller, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Seller shall provide notice of any merger, conversion, consolidation, or succession pursuant to this Section 5.3 to the Rating Agencies.

                  SECTION 5.4 Limitation on Liability of Seller and Others.
The Seller and any officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

                  SECTION 5.5 Seller May Own Notes or Certificates. The Seller, and any Affiliate of the Seller, may in its individual or any other capacity become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise expressly provided herein or in the other Basic Documents. Except as set forth herein or in the other Basic Documents, Notes and Certificates so owned by or pledged to the Seller or any such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Basic Documents, without preference, priority, or distinction as among all of the Notes and Certificates.

                                  ARTICLE VI

                                 THE SERVICER

                  SECTION 6.1 Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Trust Property. The representations speak as of the execution and delivery of this Agreement and shall survive the conveyance of the Trust Property to the Issuer and the pledge thereof by the Issuer pursuant to the
Indenture:

         (a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a federally chartered savings association or corporation and is in good standing under the laws of the United States of America or its state of incorporation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority, and legal right to acquire, own, sell, and service the Receivables and to hold the Receivable Files as custodian on behalf of the Indenture Trustee.

         (b) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their terms; and the execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party shall have duly authorized, executed and delivered by the Servicer by all necessary corporate action.

         (c) Binding Obligations. This Agreement constitutes a legal, valid, and binding obligation of the Servicer enforceable in accordance with their terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights in general and by general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or law.

         (d) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Servicer is a party and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (i) (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Servicer, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which the Servicer is a party or by which it shall be bound, (ii) result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument or (iii) violate any law or, to the best of the Servicer's knowledge, any order, rule, or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties.

         (e) No Proceedings. There are no proceedings or investigations pending, or to the best of the Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties (i) asserting the invalidity of this Agreement, any of the other Basic Documents or the Securities, (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement and the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Securities, or (iv) relating to the Servicer and which might adversely affect the federal income tax attributes of the Securities.

         (f) Fidelity Bond. The Servicer maintains a fidelity bond in such form and amount as is customary for banks acting as custodian of funds and documents in respect of retail automotive installment sales contracts.

                  SECTION 6.2 Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement, and hereby agrees to the following:

         (a) The Servicer shall defend, indemnify and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Seller from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

         (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein or in the other Basic Documents, if any, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the conveyance of the Receivables to the Issuer or the issuance and original sale of the Notes and the Certificates, or asserted with respect to ownership of the Receivables, or federal or state income taxes arising out of the transactions contemplated by this Agreement and the other Basic Documents) and costs and expenses in defending against the same.

         (c) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Seller from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or any other Basic Document to which it is a party, or by reason of reckless disregard of its obligations and duties under this Agreement or any other Basic Document to which it is a party.

         (d) The Servicer shall indemnify, defend, and hold harmless the Owner Trustee and the Indenture Trustee, as applicable, from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein and in the other Basic Documents, if any, except to the extent that such cost, expense, loss, claim, damage, or liability: (i) shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Owner Trustee or the Indenture Trustee, as applicable;
(ii) in the case of the Owner Trustee, shall arise from the Owner Trustee's breach of any of its representations or warranties set forth in Section 6.9 of the Trust Agreement or, in the case of the Indenture Trustee, from the Indenture Trustee's breach of any of its representations or warranties set forth in the Indenture; or (iii) in the case of the Indenture Trustee, shall arise out of or be incurred in connection with the performance by the Indenture Trustee of the duties of a Successor Servicer hereunder.

         (e) Indemnification under this Section 6.2 by USAA FSB (or any successor thereto pursuant to Section 7.2) as Servicer, with respect to the period such Person was the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 6.2 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

                  SECTION 6.3 Merger or Consolidation of, or
Assumption of the Obligations of Servicer. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Servicer shall be a party, (iii) succeeding to the business of the Servicer or (iv) 50% or more of the equity of which is owned, directly or indirectly, by the United Services Automobile Association, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. The Servicer shall provide notice of any merger, conversion, consolidation or succession pursuant to this Section 6.3 to the Rating Agencies and the Indenture Trustee.

                  SECTION 6.4 Limitation on Liability of Servicer and Others. (a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of its duties under this Agreement. The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any Opinion of Counsel or on any Officer's Certificate of the Seller or certificate of auditors believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement.

         (b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer, and the Servicer shall be entitled to be reimbursed therefor. Any amounts due the Servicer pursuant to this subsection shall be payable on a Payment Date from the Available Collections on deposit in the Collection Account only after all payments required to be made on such date to the Noteholders, the Certificateholders and the Servicer have been made, and deposits of any amount required to be deposited into the Reserve Account pursuant to Section 4.6(c)(vi) to maintain the amount on deposit therein (exclusive of investment income and earnings on amounts on deposit therein) at the Specified Reserve Balance on such date have been made.

         (c) The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability, or expense including reasonable attorneys' fees and expenses incurred in connection with any legal action relating to the performance of the Servicer's duties under this Agreement, other than (i) any loss or liability otherwise reimbursable pursuant to this Agreement; (ii) any loss, liability, or expense incurred solely by reason of the Servicer's willful misfeasance, negligence, or bad faith in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties under this Agreement; and (iii) any loss, liability, or expense for which the Issuer is to be indemnified by the Servicer under this Agreement. Any amounts due the Servicer pursuant to this subsection shall be payable on a Payment Date from the Available Collections on deposit in the Collection Account only after all payments required to be made on such date to the Noteholders, the Certificateholdes and the Servicer have been made, and deposits of any amount required to be deposited into the Reserve Account pursuant to Section 4.6(c)(vi) to maintain the amount on deposit therein (exclusive of investment income and earnings on amounts on deposit therein) at the Specified Reserve Balance on such date have been made.

                  SECTION 6.5 Delegation of Duties. The Servicer may at any time perform specific duties as servicer under this Agreement through sub-contractors; provided that no such delegation or subcontracting shall relieve the Servicer of its responsibilities with respect to such duties as to which the Servicer shall remain primarily responsible and the Servicer shall be solely responsible for the fees of any such sub-contractors.

                  SECTION 6.6  Servicer Not to Resign as Servicer.
Subject to the provisions of Section 6.3, the Servicer shall not resign from its obligations and duties under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of the Servicer shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a Successor Servicer shall have (i) taken the actions required by Section 7.1(b), (ii) assumed the responsibilities and obligations of the Servicer in accordance with Section
7.2 [and (iii) become the Administrator under the Administration Agreement pursuant to Section 9 thereof.]

                  SECTION 6.7 Servicer May Own Notes or Certificates. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise expressly provided herein or in the other Basic Documents. Except as set forth herein or in the other Basic Documents, Notes and Certificates so owned by or pledged to the Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes and Certificates.

                                  ARTICLE VII

                             SERVICING TERMINATION

                  SECTION 7.1 Events of Servicing Termination. (a) If any one of the following events ("Events of Servicing Termination") occur and be continuing:

                  (i) Any failure by the Servicer (or, so long as the Seller is the Servicer, the Seller) to deliver to the Owner Trustee or the Indenture Trustee any proceeds or payment required to be so delivered under the terms of the Notes and the Certificates and this Agreement that shall continue unremedied for a period of five (5) Business Days after written notice of such failure is received by the Servicer or the Seller, as the case may be, from the Owner Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer or the Seller, as the case may be; or

                  (ii) Failure on the part of the Servicer (or, so long as the Seller is the Servicer, the Seller) duly to observe or to perform in any material respect any other covenants or agreements, as the case may be, set forth in the Notes, the Certificates or in this Agreement, which failure shall (A) materially and adversely affect the rights of Noteholders or Certificateholders and (B) continue unremedied for a period of ninety (90) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer or the Seller, as the case may be, by the Owner Trustee or the Indenture Trustee, or (2) to the Owner Trustee, the Indenture Trustee, the Seller and the Servicer by the Noteholders of Notes evidencing not less than 25% of the principal amount of the Notes or, if no Notes are outstanding, by Certificateholders of Certificates evidencing not less than 25% of the Certificate Balance; or

                  (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Servicer in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty
         (60) consecutive days; or

                  (iv) The consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntary suspend payment of its obligations or become insolvent;

then the Indenture Trustee shall promptly notify each Rating Agency, and in each and every case, so long as an Event of Servicing Termination shall not have been remedied, either the Indenture Trustee or the holders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding (or, if no Notes are Outstanding, Certificates evidencing not less than a majority of the Certificate Balance), by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders and to the Owner Trustee if given by the Certificateholders) (with a copy to the Rating Agencies) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Trust Property or otherwise, shall pass to and be vested in the Indenture Trustee or such Successor Servicer as may be appointed under
Section 7.2; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or other wise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise.

         (b) Upon termination of the Servicer under Section 7.1(a), the predecessor Servicer shall cooperate with the Indenture Trustee, the Owner Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Indenture Trustee or such Successor Servicer for administration of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable and the delivery of the Receivable Files and the related accounts and records maintained by the Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the Successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 7.1 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

                  SECTION 7.2 Appointment of Successor Servicer. (a) Upon the Servicer's receipt of notice of termination pursuant to Section 7.1 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the Indenture Trustee and the Owner Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's resignation or termination hereunder, the Issuer shall appoint a Successor Servicer, and the Successor Servicer shall accept its appointment by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee (with a copy to each Rating Agency). In the event that a Successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section 7.2, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. The Indenture Trustee may resign as the Servicer by giving written notice of such resignation to the Issuer and in such event shall be released from such duties and obligations, such release not to be effective until the date a Successor Servicer enters into a written assumption as provided in this Section. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Servicer in accordance with this Section. Notwithstanding the above, if the Indenture Trustee shall be legally unable so to act or if, within 30 days after the delivery of its notice of resignation, the Issuer shall not have obtained a Successor Servicer, the Indenture Trustee shall appoint, or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under this Agreement; provided that the Rating Agency Condition shall be satisfied in connection with such appointment.

         (b) Upon appointment, the Successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties, and liabilities arising thereafter relating thereto placed on the predecessor Servicer, by the terms and provisions of this Agreement.

         (c) In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of such Successor Servicer out of payments on Receivables as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the predecessor Servicer under this Agreement. The Indenture Trustee and such Successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  SECTION 7.3  Repayment of Advances. If the
identity of the Servicer shall change, the predecessor Servicer shall be entitled to receive to the extent of available funds reimbursement for Outstanding Advances pursuant to Section 4.3 and 4.4, in the manner specified in Section 4.6, with respect to all Advances made by the predecessor Servicer.

                  SECTION 7.4  Notification to Noteholders and
Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VII, the Indenture Trustee shall give prompt written notice thereof to Noteholders, and the Owner Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses of record and to each Rating Agency.

                  SECTION 7.5 Waiver of Past Events of Servicing Termination. The holders of Notes evidencing not less than a majority of the principal amount of the Notes (or, if no Notes are outstanding, holders of Certificates evidencing not less than a majority of the Certificate Balance) may, on behalf of all Noteholders and Certificateholders, waive any Event of Servicing Termination hereunder and its consequences, except an event resulting from the failure to make any required deposits to or payments from any of the Trust Accounts or the Certificate Distribution Account in accordance with this Agreement, which shall require the unanimous vote of all Holders of Outstanding Securities. Upon any such waiver of a past Event of Servicing Termination, such Event of Servicing Termination shall cease to exist, and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right consequent thereon. The Issuer shall provide written notice of any such waiver to the Rating Agencies.

                                 ARTICLE VIII

                                  TERMINATION

                  SECTION 8.1  Optional Purchase of All
Receivables. As of the last day of any Collection Period as of which the Pool Factor shall be equal to or less than the Optional Purchase Percentage, the Servicer shall have the option to purchase the Trust Property from the Trust. To exercise such option, the Servicer shall deposit pursuant to Section 4.5 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables, and shall succeed to all interests in and to the Trust. Notwithstanding the foregoing, the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account pursuant to the preceding sentence is greater than or equal to the sum of the outstanding principal amount of the Notes and the Certificate Balance and all accrued but unpaid interest (including any over due interest) thereon. The amount deposited in the Collection Account pursuant to this Section 8.1 shall be used on the next Payment Date to make payments in full to Noteholders and Certificateholders in the manner set forth in Article IV. The Purchase of the Trust Property pursuant to this Section shall not be permitted unless either
(i) the Servicer's long-term unsecured debt is rated at the time of such purchase at least Baa3 by Moody's or (ii) the Servicer provides to the Indenture Trustee and the Owner Trustee an Opinion of Counsel in form reasonably satisfactory to the Indenture Trustee and the Owner Trustee and in form and substance satisfactory to Moody's to the effect that such purchase will not constitute a fraudulent transfer of assets of the Servicer under applicable state and federal law; provided that this sentence may be deleted or modified with the consent of Moody's and without the consent of any Securityholder, the Indenture Trustee or the Owner Trustee.

                  SECTION 8.2 Succession Upon Satisfaction and
Discharge of Indenture. Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, to the extent permitted by applicable law, the Indenture Trustee will continue to carry out its obligations hereunder as agent for the Owner Trustee, including without limitation making distributions from the Collection Account in accordance with Section 4.6 and making withdrawals from the Reserve Account in accordance with Section 4.5(b) and Section 4.7.

                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS

                  SECTION 9.1  Amendment. (a) This Agreement may be
amended by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee and the Owner Trustee to the extent that their respective rights or obligations may be affected thereby (which consent may not be unreasonably withheld), but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, or to add any provisions to or change or eliminate any provisions or to modify the rights of the Noteholders or Certificateholders; provided, however, that such action shall not, as evidenced by either an Opinion of Counsel or an Officer's Certificate delivered to the Owner Trustee and the Indenture Trustee, materially and adversely affect the interests of any Noteholder or Certificateholder and the Rating Agency Condition shall be satisfied.

         (b) This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee and the Owner Trustee to the extent that their respective rights or obligations may be affected thereby (which consent may not be unreasonably withheld) and with the consent of (i) the Noteholders of Notes evidencing not less than a majority of the principal amount of each Class of Notes and (ii) the Certificateholders of Certificates evidencing not less than a majority of the Certificate Balance (which consent of any holder of a Note or holder of a Certificate given pursuant to this Section 9.1 or pursuant to any other provision of this Agreement shall be conclusive and binding on such Note or Certificate, as the case may be, and on all future holders of such Note or holders of such Certificate, as the case may be, and of any Note or Certificate, as applicable, issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon such Note or the Certificate), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that shall be required to be made on any Note or Certificate or change any Note Interest Rate or any Certificate Rate or the amount required to be on deposit in the Reserve Account, without the consent of all Noteholders or Certificateholders or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Notes and holders of all Certificates. Notwithstanding the foregoing, the Seller may decrease the Specified Balance Amount upon satisfaction of the Rating Agency Condition without the consent of any other party hereto and any Noteholder or Certificateholder.

         (c) Prior to the execution of any such amendment the Servicer will provide, and the Owner Trustee shall distribute, written notification of the substance of such amendment to each Rating Agency.

         (d) Promptly after the execution of any such amendment, the Owner Trustee shall furnish written notification of the substance of such amendment to each Certificateholder, the Indenture Trustee and each Rating Agency and the Indenture Trustee will provide notification of the substance of such amendment to each Noteholder. It shall not be necessary for the consent of Noteholders or the Certificateholders pursuant to this Section 9.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders and Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders and Certificateholders shall be subject to such reasonable requirements as the Owner Trustee and the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

         (e) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 9.2(i)(1). The Owner Trustee or the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects such Owner Trustee's or Indenture Trustee's own rights, duties or immunities under this Agreement or otherwise.

                  SECTION 9.2 Protection of Title to Trust Property. (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Issuer and the Indenture Trustee for the benefit of the Noteholders in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) Neither the Seller nor the Servicer shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least 10 days' prior written notice thereof, with a copy to the Rating Agencies, and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

         (c) The Seller and the Servicer shall give the Owner Trustee and the Indenture Trustee at least 10 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

         (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account and the Reserve Account in respect of such Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of conveyance under this Agreement of the Receivables to the Issuer, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly, by numerical code or otherwise, that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee pursuant to the Indenture. Indication of the Issuer's and the Indenture Trustee's interest in a Receivable shall not be deleted from or modified on the Servicer's computer systems until, and only until, the Receivable shall have been paid in full or repurchased.

         (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been conveyed to and is owned by the Issuer and has been pledged to the Indenture Trustee.

         (g) The Servicer, upon receipt of reasonable prior notice, shall permit the Owner Trustee, the Indenture Trustee and their respective agents at any time during normal business hours to inspect, audit, and make copies of and to obtain abstracts from the Servicer's records regarding any Receivable.

         (h) Upon request, the Servicer shall furnish to the Owner Trustee and the Indenture Trustee, within five (5) Business Days, a list of all Receivables (by contract number and name of Obligor) then owned by the Issuer, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

         (i) The Servicer shall deliver to the Owner Trustee and the Indenture
         Trustee:

                  (1) promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either
         (A) stating that, in the opinion of such Counsel and subject to customary qualifications and assumptions, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest; and

                  (2) within 120 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel and subject to customary qualifications and assumptions, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and re citing the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest.

         Each Opinion of Counsel referred to in clause (i)(1) or (i)(2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

         (j) For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  SECTION 9.3 Governing Law. THIS AGREEMENT SHALL
BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 9.4 Notices. All demands, notices, and communications under this Agreement shall be in writing, personally delivered, sent by telecopier, over night courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt
(a) in the case of the Seller or the Servicer, to the agent for service as specified in Section 9.11 hereof, or at such other address as shall be designated by the Seller or the Servicer in a written notice to the Owner Trustee and the Indenture Trustee, (b) in the case of the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, (c) in the case of the Indenture Trustee, at the Corporate Trust Office of the Indenture Trustee, [(d) in the case of Moody's Investors Service, Inc., at the following address:
Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (e) in the case of Standard & Poor's Ratings Services, at the following address: Standard & Poor's Ratings Services, 55 Water Street, 40th Floor, New York, New York 10041, Attention: Asset Backed Surveillance Department and (f) in the case of Fitch IBCA, Inc., at the following address: Fitch IBCA, Inc., 1 State Street Plaza, New York, New York 10004, Attention: Asset Backed Surveillance.] Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first class mail, postage prepaid, at the address of such Person as shown in the Note Register or the Certificate Register, as applicable. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder or Certificateholder shall receive such notice.

                  SECTION 9.5  Severability of Provisions. If any
one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes, the Certificates or the rights of the holders thereof.

                  SECTION 9.6  Assignment. Notwithstanding anything
to the contrary contained herein, except as provided in Sections 6.3 and 7.2 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer unless (i)(A) the Rating Agency Condition is satisfied and (B) the Indenture Trustee and the Owner Trustee have consented thereto, which consent shall not be unreasonably withheld or (ii) the Owner Trustee, the Indenture Trustee, the Noteholders of Notes evidencing not less than 66 2/3% of the principal amount of the Notes Outstanding and the Certificateholders of Certificates evidencing not less than 66 2/3% of the Certificate Balance consent thereto. Any transfer or assignment with respect to the Servicer of all its rights, obligations and duties will not become effective until a successor Servicer has assumed the Servicer's rights, duties and obligations under this Agreement. In the event of a transfer or assignment pursuant to clause (ii) above, the Rating Agencies shall be provided with notice of such transfer or assignment.

                  SECTION 9.7  Further Assurances. The Seller and
the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee or the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

                  SECTION 9.8  No Waiver; Cumulative Remedies. No
failure to exercise and no delay in exercising, on the part of the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                  SECTION 9.9  Third-Party Beneficiaries. This
Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Certificateholders, the Indenture Trustee and the Owner Trustee and their respective successors and permitted assigns and each of the Indenture Trustee and the Owner Trustee may enforce the provisions hereof as if they were parties thereto. Except as otherwise provided in this Article IX, no other Person will have any right or obligation hereunder. The parties hereto hereby acknowledge and consent to the pledge of this Agreement by the Issuer to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture.

                  SECTION 9.10  Actions by Noteholders or
Certificateholders. (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand, or instruction given by Noteholders or Certificateholders, such action, notice, or instruction may be taken or given by any Noteholder or Certificateholder, as applicable, unless such provision requires a specific percentage of Noteholders or Certificateholders.

         (b) Any request, demand, authorization, direction, notice, consent, waiver, or other act by a Noteholder or Certificateholder shall bind such Noteholder or Certificateholder and every subsequent holder of such Note or Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Indenture Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note or Certificate.

                  SECTION 9.11  Limitation of Liability of Owner
Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by __________________ not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall __________________ in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI and VII of the Trust Agreement.

         (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by __________________, not in its individual capacity but solely as Indenture Trustee, and in no event shall __________________ have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

                  SECTION 9.12  Savings Clause. It is the intention
of the Seller and the Issuer that the transfer of the Trust Property contemplated herein constitute an absolute transfer of the Trust Property, conveying good title to the Trust Property from the Seller to the Issuer. However, in the event that such transfer is deemed to be a pledge, the Seller hereby grants to the Issuer a first priority security interest in all of the Seller's right, title and interest in, to and under the Trust Property, and all proceeds thereof, to secure a loan in an amount equal to all amounts payable under the Notes and the Certificates, and in such event, this Agreement shall constitute a security agreement under applicable law.


         IN WITNESS WHEREOF, the parties have caused this Sale and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                            USAA FEDERAL SAVINGS BANK,
                                            as Seller and Servicer

                                            By: _______________________
                                            Name:
                                            Title:


                                            USAA AUTO OWNER TRUST _______,
                                            as Issuer

                                            By: _____________________________,
                                                not in its individual capacity
                                                but solely as Owner Trustee

                                                By: _________________________
                                                Name:
                                                Title:

Accepted and agreed:

_________________________________,
 not in its individual capacity
 but solely as Indenture Trustee

By: _____________________________
    Name:
    Title:

_________________________________,
 not in its individual capacity
 but solely as Owner Trustee

By: _____________________________
    Name:
    Title:

                                      A-1

                                  SCHEDULE A

                            SCHEDULE OF RECEIVABLES

                   Delivered to Indenture Trustee at Closing



                                  SCHEDULE B

                         Location of Receivable Files



                                  APPENDIX A


                             Definitions and Usage

                                                                 Exhibit 99.2

                           ADMINISTRATION AGREEMENT

         This ADMINISTRATION AGREEMENT, dated as of ______________ (as from time to time amended, supplemented or otherwise modified and in effect, this "Agreement"), is by and among USAA AUTO OWNER TRUST ____, a Delaware [common law] [business] trust (the "Issuer"), USAA FEDERAL SAVINGS BANK, a federally chartered banking association, as administrator (the "Administrator"), and _______________________ , a _____________________ , not in its individual capacity but solely as Indenture Trustee (the "Indenture Trustee").

         WHEREAS, the Issuer is issuing the Notes pursuant to the Indenture and the Certificates pursuant to the Trust Agreement and has entered into certain agreements in connection therewith, including (i) the Sale and Servicing Agreement, (ii) the Note Depository Agreement and (iii) the Indenture (the Sale and Servicing Agreement, the Note Depository Agreement and the Indenture being referred to hereinafter collectively as the "Related Agreements");

         WHEREAS, the Issuer and the Owner Trustee desire to have the Administrator perform certain duties of the Issuer and the Owner Trustee under the Related Agreements and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer and the Owner Trustee may from time to time request; and

         WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Definitions and Usage. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.

         2. Duties of the Administrator. (a) Duties with Respect to the Indenture and the Note Depository Agreement. (i) The Administrator agrees to perform all its duties as Administrator and the duties of the Issuer under the Note Depository Agreement. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer under the Indenture and the Note Depository Agreement. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture and the Note Depository Agreement. The Administrator shall prepare for execution by the Issuer, or shall cause the preparation by other appropriate Persons of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Note Depository Agreement. In furtherance of the foregoing, the Administrator shall take, in the name and on behalf of the Issuer, all appropriate action that is the duty of the Issuer to take, pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

              (A) the preparation of or obtaining of the documents and instruments required for execution of the Notes and delivery of the same to the Indenture Trustee for authentication (Section 2.2);

              (B) the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.5);

              (C) the determination as to whether the requirements of UCC
         Section 8-405 are met and the preparation of an Issuer Request requesting the Indenture Trustee to authenticate and deliver replacement Notes in lieu of mutilated, destroyed, lost or stolen Notes (Section 2.6);

              (D) the determination of the expenses associated with the issuance of replacement Notes (Section 2.6(b));

              (E) the preparation, obtaining or filing of Issuer Requests, instruments, opinions and certificates and other documents required for the release of property from the lien of the Indenture (Section 2.10);

              (F) the preparation of Definitive Notes in accordance with the instructions of the Clearing Agency and delivery of such to the Indenture Trustee (Section 2.13);

              (G) the maintenance and notice of location of the office in the Borough of Manhattan, The City of New York, for registration of transfer or exchange of Notes if the Indenture Trustee ceases to maintain such an office (Section 3.2);

              (H) the duty to cause newly appointed Note Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.3(c));

              (I) the delivery of the Issuer Order to the Indenture Trustee to deposit monies with Note Paying Agents, if any, other than the Indenture Trustee (Section 3.3(d));

              (J) the delivery of an Issuer Request for publication and notification of unclaimed amounts (Section 3.3(e));

              (K) the maintenance of the Trust's status as a [common law] [business] trust and the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument or agreement included in the Indenture Trust Estate (Section 3.4);

              (L) the preparation of all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as is necessary or advisable to protect the Indenture Trust Estate (Sections 3.5 and 3.7(c));

              (M) the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel as to the Indenture Trust Estate, and the annual delivery of the Officer's Certificate and certain other statements as to compliance with the Indenture (Sections 3.6 and 3.9);

              (N) the identification to the Indenture Trustee in an Officer's Certificate of any Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.7(b));

              (O) the notification of the Indenture Trustee and the Rating Agencies of an Event of Servicing Termination under the Sale and Servicing Agreement and, if such Event of Servicing Termination arises from the failure of the Servicer to perform any of its duties under the Sale and Servicing Agreement with respect to the Receivables, the taking of all reasonable steps available to remedy such failure (Section 3.7(d));

              (P) the appointment of the Successor Servicer and preparation of the related servicing agreement (Section 3.7(e));

              (Q) the notification of the termination of the Servicer and appointment of the Successor Servicer (Section 3.7(f));

              (R) the preparation and obtaining of documents and instruments required for the consolidation or merger of the Issuer with another entity or the transfer by the Issuer of its properties or assets (Section 3.10);

              (S) the delivery of a letter for release (Section 3.11(b);

              (T) the duty to cause the Servicer to comply with Sections 3.9, 3.10, 3.11, 3.12, 3.13 and 4.9 and Article VI of the Sale and Servicing Agreement (Section 3.14);

              (U) upon the request of the Indenture Trustee, the execution and delivery of any instruments and the undertaking of any actions reasonably necessary to carry out more effectively the purpose of the Indenture (Section 3.17);

              (V) the delivery of written notice to the Indenture Trustee and the Rating Agencies of each Event of Default under the Indenture and each default by any party to the Sale and Servicing Agreement (Section 3.19);

              (W) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer's Certificate and the obtaining of the Opinions of Counsel and the Independent Certificate relating thereto and the demand to the Indenture Trustee for execution of certain instruments (Section 4.1);

              (X) the monitoring of the Issuer's obligations as to the satisfaction, discharge and defeasance of the Notes and the preparation of an Officer's Certificate and the obtaining of an opinion of a nationally recognized firm of independent certified public accountants, a written certification thereof and the Opinions of Counsel relating thereto (Section 4.2);

              (Y) the demand to remit monies (Section 4.4));

              (Z) the preparation of an Officer's Certificate to the Indenture Trustee after the occurrence of any event which with the giving of notice and the lapse of time would become an Event of Default under
         Section 5.1(iii) of the Indenture, its status and what action the Issuer is taking or proposes to take with respect thereto (Section 5.1);

              (AA) the compliance with any written directive of the Indenture Trustee with respect to the sale of the Indenture Trust Estate at one or more public or private sales called and conducted in any manner permitted by law if an Event of Default shall have occurred and be continuing (Section 5.4);

              (AB) the undertaking of actions set forth in Section 5.16 as requested by the Indenture Trustee (Section 5.16);

              (AC) the payment of expenses and costs to the Indenture Trustee (Section 6.7);

              (AD) the removal of the Indenture Trustee upon the occurrence of certain events, the preparation and delivery of notice to Noteholders of the removal of the Indenture Trustee, the appointment of a successor Indenture Trustee and, if necessary, the petition of a court of competent jurisdiction for the appointment of a successor Indenture Trustee (Section 6.8);

              (AE) the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.1);

              (AF) the preparation and, after execution by the Issuer, the filing with the Commission, any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Noteholders (Section 7.3(a));

              (AG) the notification to the Indenture Trustee of the listing of the Notes on any stock exchange (Section 7.4);

              (AH) the preparation of an Issuer Request and Officer's Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Indenture Trust Estate (Sections 8.4 and 8.5);

              (AI) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.1, 9.2 and 9.3);

              (AJ) the determination to execute and deliver new Notes conforming to any supplemental indenture (Section 9.6);

              (AK) the notice and deposit of money for redemption of the Notes (Section 10.1);

              (AL) the notice to the Indenture Trustee and the duty to cause the Indenture Trustee to provide notification to Noteholders of redemption of the Notes (Section 10.2);

              (AM) the preparation of all Officer's Certificates, Issuer Requests and Issuer Orders and the obtaining of Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.1(a));

              (AN) the preparation of Officer's Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.1(b));

              (AO) the notification of the Rating Agencies pursuant to Section
         11.4 of the Indenture (Section 11.4);

              (AP) the preparation and delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.6); and

              (AQ) the recording of the Indenture and payment of related expenses, if applicable (Section 11.15).

         (ii) The Administrator will:

              (A) pay the Indenture Trustee from time to time reasonable compensation for all services rendered by the Indenture Trustee under the Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

              (B) except as otherwise expressly provided in the Indenture, reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of the Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its wilful misconduct, negligence or bad faith;

              (C) indemnify the Indenture Trustee and its agents for, and hold them harmless against, any losses, liability or expense incurred without wilful misconduct, negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Indenture, including the reasonable costs and expenses (including reasonable attorneys' fees) of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Indenture; and

              (D) indemnify, defend and hold harmless the Issuer, the Indenture Trustee and any of their respective officers, directors, employees and agents from and against any loss, liability or expense incurred by reason of (i) the Depositor's or the Issuer's violation of federal or state securities laws in connection with the offering and sale of the Notes and the Certificates or (ii) any breach of the Depositor of any term, provision or covenant contained in the Sale and Servicing Agreement.

         Indemnification under this Section shall survive the resignation or removal of the Indenture Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Administrator shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any such amount from others, such Person shall promptly repay such amounts to the Administrator, without interest.

         (b) Additional Duties. (i) In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations and shall prepare or shall cause the preparation by other appropriate persons of, and shall execute on behalf of the Issuer or the Owner Trustee, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Related Agreements. Subject to Section 6 of this Agreement, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

         (ii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to a Certificateholder as contemplated in Section 5.2(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

         (iii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for performance of the duties of the Trust, the Depositor, or the Owner Trustee set forth in Section 5.5(a), (b), (c) and (d) and the penultimate sentence of
Section 5.5 of the Trust Agreement with respect to, among other things, accounting and reports to Certificateholders.

         (iv) The Administrator will provide prior to _________________ a certificate of an Authorized Officer in form and substance satisfactory to the Owner Trustee as to whether any tax withholding is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Administrator shall be required to update the letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

         (v) The Administrator shall perform the duties of the Administrator specified in Section 9.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee and any other duties expressly required to be performed by the Administrator pursuant to the Trust Agreement.

         (vi) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

         (c) Non-Ministerial Matters. (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

              (A) the amendment of or any supplement to the Indenture;

              (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables or Permitted Investments);

              (C) the amendment, change or modification of the Related
         Agreements;

              (D) the appointment of successor Note Registrars, successor Note Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or Successor Servicers, or the consent to the assignment by the Note Registrar, Note Paying Agent or Indenture Trustee of its obligations under the Indenture; and

              (E) the removal of the Indenture Trustee.

         (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments to the Noteholders under the Related Agreements, (y) sell the Indenture Trust Estate pursuant to Section 5.4 of the Indenture or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

         3. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Depositor at any time during normal business hours.

         4. Compensation. As compensation for the performance of the Administrator's obligations under this Agreement and, as reimbursement for its expenses related thereto, the Administrator shall be entitled to $___________ annually which shall be solely an obligation of the Depositor.

         5. Additional Information To Be Furnished to the Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

         6. Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

         7. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         8. Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

         9. Term of Agreement; Resignation and Removal of Administrator. (a) This Agreement shall continue in force until the termination of the Issuer in accordance with Section 8.1 of the Trust Agreement, upon which event this Agreement shall automatically terminate.

         (b) Subject to Sections 9(e) and 9(f), the Administrator may resign its duties hereunder by providing the Issuer with at least sixty (60) days' prior written notice.

         (c) Subject to Sections 9(e) and 9(f), the Issuer may remove the Administrator without cause by providing the Administrator with at least sixty
(60) days' prior written notice.

         (d) Subject to Sections 9(e) and 9(f), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

         (i) the Administrator shall default in any material respect in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten (10) days (or, if such default cannot be cured in such time, such longer period acceptable to the Issuer);

         (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

         (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

         The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section 9(d) shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within ______ days after the happening of such event.

         (e) No resignation or removal of the Administrator pursuant to this
Section 9 shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder. The Issuer shall provide written notice of any such resignation or removal to the Indenture Trustee, with a copy to the Rating Agencies.

         (f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

         (g) Subject to Sections 9(e) and 9(f), the Administrator acknowledges that upon the appointment of a successor Servicer pursuant to the Sale and Servicing Agreement, the Administrator shall immediately resign and such successor Servicer shall automatically become the Administrator under this Agreement.

         10. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 9(a) or the resignation or removal of the Administrator pursuant to Section 9(b),
(c) or (d), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 9(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 9(b), (c) or (d), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

         11. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed of follows:

         (a)  if to the Issuer or the Owner Trustee, to:

                  USAA Auto Owner Trust ____
                  c/o


                  Attention:
                  Telephone:
                  Facsimile:

         (b)  if to the Administrator, to:

                  USAA Federal Savings Bank 10750 McDermott Freeway San Antonio, TX 78288 Attention:

                  Telephone:
                  Facsimile:

         (c)  if to the Indenture Trustee, to:





                  Attention:
                  Telephone:
                  Facsimile:

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

         12. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator and the Indenture Trustee, with the written consent of the Owner Trustee, without the consent of the Noteholders and the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or Certificateholders; provided that such amendment will not, as set forth in an Opinion of Counsel satisfactory to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. This Agreement may also be amended by the Issuer, the Administrator and the Indenture Trustee with the written consent of the Owner Trustee and the Noteholders of Notes evidencing not less than a majority of the Notes Outstanding and the Certificateholders of Certificates evidencing not less than a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Noteholders and Certificateholders which are required to consent to any such amendment, without the consent of the Noteholders of all the Notes Outstanding and Certificateholders of Certificates evidencing the Certificate Balance.

         13. Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Owner Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

         14. Governing Law. This agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         15. Headings. The Section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

         16. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same agreement.

         17. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         18. Not Applicable to USAA FSB in Other Capacities. Nothing in this Agreement shall affect any right or obligation USAA FSB may have in any other capacity.

         19. Limitation of Liability of Owner Trustee and Indenture Trustee.
(a) Notwithstanding anything contained herein to the contrary, this instrument has been signed on behalf of the Issuer by not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall ________________________ in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

         (b) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by not in its individual capacity but solely as Indenture Trustee and in no event shall have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         20. Third-Party Beneficiary. The Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it was a party hereto.

         21. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, the Depositor, the Administrator, the Owner Trustee and the Indenture Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                    USAA AUTO OWNER TRUST ____


                                    By: ________ , not in its individual
                                        capacity but solely as Owner Trustee


                                        By:
                                        Name:
                                        Title:

                                    ___________, not in its individual capacity but solely as Indenture Trustee

                                        By:
                                        Name:
                                        Title:

                                    USAA FEDERAL SAVINGS BANK, as Administrator and the Depositor


                                        By:
                                        Name:
                                        Title:



                                  APPENDIX A

                             Definitions and Usage